UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Universal Stainless & Alloy Products, Inc.

600 Mayer Street

Bridgeville, Pennsylvania 15017

November 27, 2024

Dear Stockholders of Universal Stainless & Alloy Products, Inc.:

You are cordially invited to attend a special meeting of stockholders of Universal Stainless & Alloy Products, Inc. (“Universal,” the “Company,” “we,” “us” or “our”) to be held on January 15, 2025, at 10:00 a.m. Eastern Time, including any adjournments or postponements thereof (the “Special Meeting”), solely by means of remote communications, which will be conducted via live audio webcast on the Internet. Stockholders of record, and beneficial owners of our common stock holding a valid proxy from a stockholder of record, who register for the Special Meeting in advance, will be able to participate in the Special Meeting, vote on the proposals described below, and submit questions during the Special Meeting via live webcast by visiting www.virtualshareholdermeeting.com/USAP2025SM. To participate in the Special Meeting, you must have your 16-digit control number that is shown on your proxy card.

At the Special Meeting, you will be asked to consider and vote on (i) a proposal to adopt the Agreement and Plan of Merger, dated October 16, 2024 (as such agreement may be amended, modified or supplemented from time to time, the “Merger Agreement”), by and among Universal, Aperam US Holdco LLC, a Delaware limited liability company (“Parent”), and Aperam US Absolute LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub”), providing for the acquisition of Universal by Parent, (ii) a proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Universal’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”), and (iii) a proposal to approve the adjournment of the Special Meeting to a later date or dates, if determined to be necessary or appropriate by the chairman of the Special Meeting, including, without limitation, to solicit additional proxies to approve the proposal to adopt the Merger Agreement if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”). Upon the terms and subject to the conditions of the Merger Agreement, including, without limitation, stockholder approval of the proposal to adopt the Merger Agreement, Parent will acquire Universal via the merger of Merger Sub with and into Universal, with the separate corporate existence of Merger Sub thereupon ceasing and Universal continuing as the surviving company and a wholly owned subsidiary of Parent (the “Merger”).

If the proposal to adopt the Merger Agreement is approved by Universal’s stockholders and, subject to the additional terms and conditions of the Merger Agreement, the Merger is completed, you will be entitled to receive $45.00 in cash, without interest thereon, for each share of Universal common stock (each, a “Share” and collectively, the “Shares”) that you own immediately prior to the time at which the Merger will become effective (unless you are entitled to and have properly exercised and not waived, withdrawn, failed to perfect or otherwise lost your appraisal rights), which represents a premium of approximately 19% over the three-month volume-weighted average stock price as of October 16, 2024, the last full trading day prior to the date on which the Merger and the other transactions contemplated by the Merger Agreement (together with the Merger, the “Transactions”) were announced.

Universal’s Board of Directors (the “Board of Directors”), after considering the factors more fully described in the enclosed proxy statement, has unanimously: (i) determined that the Merger Agreement, the Merger and the other Transactions to be consummated by Universal are advisable and fair to, and in the best interests of, Universal and its stockholders, (ii) duly authorized and approved the execution, delivery and performance by Universal of the Merger Agreement and the consummation by Universal of the Transactions to be consummated by Universal, including the Merger, (iii) resolved to, subject to certain circumstances set forth in the Merger Agreement, recommend adoption of the Merger Agreement by the stockholders of Universal, and (iv) directed that the adoption of the Merger Agreement be submitted to a vote of the stockholders of Universal.

The Board of Directors unanimously recommends, on behalf of Universal, that you vote: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.

The proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Transactions. A copy of the Merger Agreement is annexed as Annex A to the proxy statement. We urge you to read both the proxy statement and the Merger Agreement carefully in their entirety.

The proxy statement also describes the actions and determinations of the Board of Directors in connection with its evaluation of the Merger Agreement and the Transactions. You should carefully read and consider the entire proxy statement and its annexes, including, but not limited to, the Merger Agreement, as they contain important information about, among other things, the Transactions and how they affect you.

Whether or not you plan to attend the Special Meeting virtually, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or submit your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). If you attend virtually, and vote at, the Special Meeting, then your vote at the Special Meeting will revoke any proxy that you have previously submitted.

If you hold your Shares in “street name,” you should instruct your bank, broker or other nominee how to vote your Shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals to be considered by Universal’s stockholders at the Special Meeting, including the proposal to adopt the Merger Agreement, without your instructions.

Your vote is very important, regardless of the number of Shares that you own. We cannot complete the Merger unless the proposal to adopt the Merger Agreement is approved by the affirmative vote of the holders of a majority of all outstanding Shares as of the close of business on November 22, 2024, which is the record date for determining the stockholders of Universal entitled to notice of and to vote at the Special Meeting.

Under the General Corporation Law of the State of Delaware, as amended (the “DGCL”), stockholders of record and beneficial owners of Shares who do not vote in favor of the adoption of the Merger Agreement have the right to seek an appraisal of the “fair value” of their Shares under Section 262 of the DGCL, but only if they comply fully with the applicable requirements of Section 262 of the DGCL, which are summarized in the section captioned “The Merger—Appraisal Rights” in the enclosed proxy statement and which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

If you have any questions concerning the Merger Agreement, the Transactions, the Special Meeting or the proxy statement, would like additional copies of the proxy statement or need help voting your Shares, please contact our proxy solicitor:

INNISFREE M&A INCORPORATED

501 Madison Avenue, 20th Floor

New York, New York 10022

Shareholders may call toll-free: (877) 750-8269

Banks and brokers may call collect: (212) 750-5833

On behalf of the Board of Directors, I thank you for your support and appreciate your consideration of this matter.

Sincerely,

/s/ Christopher M. Zimmer

Christopher M. Zimmer

President and Chief Executive Officer

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Merger, passed upon the merits or fairness of the Merger Agreement or the Transactions, including the proposed Merger, or passed upon the adequacy or accuracy of the information contained in this proxy statement or any document incorporated by reference herein. Any representation to the contrary is a criminal offense.

This proxy statement is dated November 27, 2024, and is first being mailed to our stockholders on or about November 27, 2024.

Universal Stainless & Alloy Products, Inc.

600 Mayer Street

Bridgeville, Pennsylvania 15017

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be held on January 15, 2025

To Our Stockholders,

Notice is hereby given that a Special Meeting of Stockholders of Universal Stainless & Alloy Products, Inc., a Delaware corporation (“Universal,” the “Company,” “we,” “us” or “our”), will be held on January 15, 2025, at 10:00 a.m. Eastern Time, and any adjournments or postponements thereof (the “Special Meeting”), solely by means of remote communications, which will be conducted via live audio webcast on the Internet. Stockholders of record, and beneficial owners of our common stock holding a valid proxy from a stockholder of record, who register for the Special Meeting in advance and, in the case of beneficial holders, holding a valid proxy from a stockholder of record, will be able to participate in the Special Meeting, vote on the proposals described below, and submit questions during the Special Meeting via live webcast by visiting www.virtualshareholdermeeting.com/USAP2025SM. To participate in the Special Meeting, you must have your 16-digit control number that is shown on your proxy card if you received the proxy materials by mail.

The Special Meeting will be held for the following purposes:

1.

To consider and vote on the proposal to adopt the Agreement and Plan of Merger, dated October 16, 2024, a copy of which is annexed as Annex A to the proxy statement enclosed with this notice and deemed part of this notice (such agreement, as it may be amended, modified or supplemented from time to time, the “Merger Agreement”), by and among Universal, Aperam US Holdco LLC, a Delaware limited liability company (“Parent”), and Aperam US Absolute LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub”). Upon the terms and subject to the conditions of the Merger Agreement, including, without limitation, approval of the proposal to adopt the Merger Agreement by Universal’s stockholders, Parent will acquire Universal via a merger of Merger Sub with and into Universal, with the separate corporate existence of Merger Sub thereupon ceasing and Universal continuing as the surviving company and a wholly owned subsidiary of Parent (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”);

2.

To consider and vote on the proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Universal’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”); and

3.

To consider and vote on any proposal to adjourn the Special Meeting to a later date or dates, if determined to be necessary or appropriate by the chairman of the Special Meeting, including, without limitation, to solicit additional proxies to approve the proposal to adopt the Merger Agreement if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).

Universal’s Board of Directors (the “Board of Directors”) has fixed the close of business on November 22, 2024 as the record date for determining the holders of our common stock entitled to notice of and to vote at the Special Meeting. Only stockholders of record at the close of business on the record date are entitled to such notice and to vote, virtually or by proxy, at the Special Meeting.

The Board of Directors unanimously recommends, on behalf of Universal, that you vote: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.

A list of stockholders will be available for examination by any stockholder at our corporate headquarters during ordinary business hours, located at 600 Mayer Street, Bridgeville, Pennsylvania 15017, for a period of 10 days prior to the Special Meeting.

The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Transactions. A copy of the Merger Agreement is annexed as Annex A to the enclosed proxy statement. We urge you to read both the proxy statement and the Merger Agreement carefully in their entirety.

The enclosed proxy statement also describes the actions and determinations of the Board of Directors in connection with its evaluation of the Merger Agreement and the Transactions. You should carefully read and consider the entire proxy statement and its annexes, including, but not limited to, the Merger Agreement, as they contain important information about, among other things, the Transactions and how they affect you.

Whether or not you plan to attend the Special Meeting virtually, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or submit your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). If you attend virtually, and vote at, the Special Meeting, then your vote at the Special Meeting will revoke any proxy that you have previously submitted.

If you hold your shares of our common stock in “street name,” you should instruct your bank, broker or other nominee how to vote your shares of our common stock in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals to be considered by Universal’s stockholders at the Special Meeting, including the proposal to adopt the Merger Agreement, without your instructions.

Your vote is very important. Additional information on how you can participate in the Special Meeting is set forth in the “Questions and Answers About the Special Meeting and Voting” and “The Special Meeting” sections of the enclosed proxy statement, which begin on pages 17 and 29, respectively. Regardless of whether you expect to attend the Special Meeting virtually, please complete, date, sign and return the proxy card, or submit your proxy electronically over the Internet or by the telephone (using the instructions provided in the enclosed proxy card), as promptly as possible in order to ensure your representation at the Special Meeting.

Sincerely,

/s/ Christopher M. Zimmer
Christopher M. Zimmer

President and Chief Executive Officer

PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY 15, 2025

IMPORTANT NOTICE REGARDING THE PROXY MATERIALS

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 15, 2025

This proxy statement is available at www.proxyvote.com. We intend to commence mailing of these proxy materials on or about November 27, 2024 to all stockholders of record entitled to vote at the Special Meeting.

A complete list of the stockholders entitled to vote at the Special Meeting will be available for examination by any stockholder during ordinary business hours for the 10 days prior to the Special Meeting at our principal executive offices, located at 600 Mayer Street, Bridgeville, Pennsylvania 15017. Stockholders may examine the list for any purpose germane to the Special Meeting. If you would like to examine the list, please email our Secretary at j.arminas@univstainless.com.

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING VIRTUALLY, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE: (1) BY TELEPHONE; (2) THROUGH THE INTERNET; OR (3) BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before it is voted at the Special Meeting.

If you hold your shares of Universal common stock (each, a “Share” and collectively, the “Shares”) in “street name,” you should instruct your bank, broker or other nominee how to vote your Shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals to be considered by our stockholders at the Special Meeting, including the proposal to adopt the Merger Agreement, without your instructions.

If you are a stockholder of record, voting virtually at the Special Meeting will revoke any proxy that you previously submitted. If you hold your Shares through a bank, broker or other nominee, you must obtain a “legal proxy” in order to participate and vote virtually at the Special Meeting.

For purposes of the proposal to adopt the Merger Agreement, which requires the approval a majority of the Shares outstanding on the record date for determining the stockholders entitled to vote at the Special Meeting, abstentions and broker non-votes have the same effect as a vote “AGAINST” this proposal. If you fail to submit a proxy or to vote online at the Special Meeting, or abstain from voting on the proposal to adopt the Merger Agreement, it will have the same effect as a vote “AGAINST” this proposal.

For purposes of the Adjournment Proposal and the Compensation Proposal, each of which requires the approval of the holders of a majority of the Shares present virtually or by proxy at the Special Meeting, (i) if you are a stockholder of record and your Shares are present at the Special Meeting but are not voted on such proposal, or if you have given a proxy and abstained on such proposal, this will have the same effect as if you voted “AGAINST” approval of the Adjournment Proposal or the Compensation Proposal, as applicable, (ii) if you are a stockholder of record and fail to submit a proxy or to attend the Special Meeting virtually, the Shares of record held by you will not be counted in respect of, and will not have an effect on, the Adjournment Proposal or the Compensation Proposal or (iii) if you fail to instruct your broker with respect to the Shares beneficially owned by you, the Shares beneficially owned by you will not be counted in respect of, and will not have an effect on, the Adjournment Proposal or the Compensation Proposal.

You should carefully read and consider this entire proxy statement and its annexes, including, but not limited to, the Merger Agreement, along with all of the documents incorporated by reference into this proxy statement, as they contain important information about, among other things, the Transactions and how they affect you. If you have any questions concerning the Merger Agreement, the Transactions, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your Shares, please contact our proxy solicitor:

INNISFREE M&A INCORPORATED

501 Madison Avenue, 20th Floor

New York, New York 10022

Shareholders may call toll-free: (877) 750-8269

Banks and brokers may call collect: (212) 750-5833

i

ii

iii

SUMMARY

This summary highlights selected information from this proxy statement related to the merger of Aperam US Absolute LLC (“Merger Sub”), a wholly owned subsidiary of Aperam US Holdco LLC (“Parent”), with and into Universal Stainless & Alloy Products, Inc. (“Universal,” the “Company,” “we,” “us” or “our”) (the “Merger” and, together with the other transactions contemplated by the Merger Agreement (as defined below), the “Transactions”), and may not contain all of the information that is important to you. To understand the Transactions more fully and for a more complete description of the legal terms of the Transactions, you should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including, but not limited to, the Merger Agreement, along with all of the documents to which we refer in this proxy statement, as they contain important information about, among other things, the Transactions and how they affect you. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the caption “Where You Can Find More Information.”

The Agreement and Plan of Merger, dated October 16, 2024, by and among Universal, Parent and Merger Sub (such agreement, as it may be amended, modified or supplemented from time to time, the “Merger Agreement”) is annexed as Annex A to this proxy statement and the Guarantee (as defined below) is annexed as Annex B to this proxy statement. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Transactions, and the Guarantee.

Except as otherwise specifically noted in this proxy statement, “Universal,” “we,” “our,” “us” and similar words refer to Universal Stainless & Alloy Products, Inc., including, in certain cases, its subsidiaries. Throughout this proxy statement, we refer to Aperam US Holdco LLC as “Parent” and Aperam US Absolute LLC as “Merger Sub.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated October 16, 2024, by and among Universal, Parent and Merger Sub, as it may be amended, modified or supplemented from time to time, as the “Merger Agreement,” the date of the Merger Agreement as the “Signing Date,” shares of our common stock, par value $0.001 per share, as “Shares,” and the holders of our Shares as “stockholders.”

The Special Meeting

Date, Time, Place and Purpose of the Special Meeting

The Special Meeting will be held on January 15, 2025, at 10:00 a.m. Eastern Time, solely by means of remote communications, which will be conducted via live audio webcast on the Internet. Stockholders of record, and beneficial owners of our common stock holding a valid proxy from a stockholder of record, who register for the Special Meeting in advance, will be able to participate in the Special Meeting, vote on the proposals described herein, and submit questions during the Special Meeting via live webcast by visiting www.virtualshareholdermeeting.com/USAP2025SM. To participate in the Special Meeting, you must have your 16-digit control number that is shown on your proxy card. The Special Meeting is being held on a virtual-only basis.

At the Special Meeting, stockholders of record as of the close of business on November 22, 2024 (the “Record Date”) will be asked to consider and vote on:

•	a proposal to adopt the Merger Agreement;

•

a proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Universal’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”); and

•

a proposal to adjourn the Special Meeting to a later date or dates, if determined to be necessary or appropriate by the chairman of the Special Meeting, including, without limitation, to solicit additional proxies to approve the proposal to adopt the Merger Agreement if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).

We do not expect that any matters other than the proposals set forth above will be brought before the Special Meeting, and only matters specified in the Notice of Special Meeting may be acted upon at the Special Meeting.

Record Date; Shares Entitled to Vote; Quorum

You are entitled to receive notice of, and vote at, the Special Meeting if you owned any Share(s) on the Record Date. Each holder of a Share will be entitled to one vote for each Share owned on the Record Date on all matters properly coming before the Special Meeting.

As of the Record Date, there were 9,415,032 Shares outstanding and entitled to vote at the Special Meeting. A quorum is necessary for our stockholders to consider the proposal to adopt the Merger Agreement, the Compensation Proposal and the Adjournment Proposal. A quorum is the minimum number of Shares required to be present at the Special Meeting for the meeting to be properly held under our bylaws and Delaware law. The presence, in person or by proxy, of the holders of a majority of the Shares outstanding on the Record Date will constitute a quorum for the transaction of business at the Special Meeting. Assuming the Special Meeting is held solely by means of remote communication, as it is currently scheduled to be, only Shares present virtually or represented by proxy at the Special Meeting will be counted in determining whether a quorum is present at the Special Meeting. Your Shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee based on your instructions) or if you attend the Special Meeting virtually. If you return a properly signed proxy card without indicating voting preferences on the proxy card, the Shares represented by that proxy card will be counted as present for purposes of establishing a quorum at the Special Meeting and all of such Shares will be voted as recommended by Universal’s Board of Directors (the “Board of Directors”). If you hold your Shares in “street name” and do not give any instruction to your broker, bank or other nominee as to how your Shares should be voted at the Special Meeting for any proposal, those Shares will not be entitled to vote on any proposal at the Special Meeting and will not be counted for purposes of establishing a quorum. However, if you hold your Shares in “street name” and give voting instructions to the broker, bank or other nominee with respect to at least one of the proposals, but give no instruction as to the other proposals, then those Shares will be deemed present at the Special Meeting for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to any proposal as to which instructions were given, and will not be voted with respect to any other proposal.

Our bylaws provide that the Special Meeting may be adjourned by the Chairman, whether or not a quorum is present.

Vote Required; Abstentions and Failure to Vote

The affirmative vote of the holders of a majority of all Shares outstanding on the Record Date is required to approve the proposal to adopt the Merger Agreement. Because the required vote for the proposal to adopt the Merger Agreement is based on the number of Shares outstanding on the Record Date rather than on the number of votes actually cast, if you fail to authorize a proxy or vote online at the Special Meeting, abstain from voting on the proposal to adopt the Merger Agreement at the Special Meeting, or fail to instruct your broker, bank or other nominee on how to vote on the proposal to adopt the Merger Agreement, such failure will have the same effect as a vote cast “AGAINST” the proposal to adopt the Merger Agreement. As of November 22, 2024, the Record Date for the Special Meeting, 4,707,517 Shares constitute a majority of the Shares outstanding.

Approval of the Compensation Proposal requires the affirmative vote of the holders of a majority of the Shares present virtually or represented by proxy at the Special Meeting. Assuming the Special Meeting is held solely by means of remote communication, as it is currently scheduled to be, only Shares present virtually or represented by proxy at the Special Meeting will be able to be voted. The approval of the Compensation Proposal is advisory (non-binding) and is not a condition to the completion of the Merger. If you abstain from voting on the Compensation Proposal, that abstention will have the same effect as if you voted “AGAINST” the Compensation Proposal. If you fail to instruct your broker, bank or other nominee on how to vote, such failure will have no effect on the Compensation Proposal.

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the Shares present virtually or represented by proxy at the Special Meeting. If you abstain from voting on the Adjournment Proposal, that abstention will have the same effect as if you voted “AGAINST” the Adjournment Proposal. If you fail to instruct your broker, bank or other nominee on how to vote, such failure will have no effect on the Adjournment Proposal.

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder abstains from voting on the proposal to adopt the Merger Agreement, the Compensation Proposal or the Adjournment Proposal, that abstention will have the same effect as if the stockholder voted “AGAINST” the proposal to adopt the Merger Agreement, the Compensation Proposal or the Adjournment Proposal. However, abstentions are counted as Shares present virtually or represented by proxy at the Special Meeting for purposes of determining whether a quorum is present at the Special Meeting.

If you hold your Shares in “street name,” you should instruct your bank, broker or other nominee how to vote your Shares in accordance with the voting instruction form that you will receive from your broker, bank or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals to be considered by our stockholders at the Special Meeting, including the proposal to adopt the Merger Agreement, without your instructions. Failure to instruct your broker on how to vote your Shares will have the effect of a vote “AGAINST” the adoption of the Merger Agreement but will have no effect on the Adjournment Proposal or the Compensation Proposal.

Because brokers, banks and other nominees do not have discretionary voting authority with respect to the proposal to adopt the Merger Agreement, the Compensation Proposal or the Adjournment Proposal, if a beneficial owner of Shares held in street name does not give voting instructions to the broker, bank or other nominee with respect to any of these proposals, then those Shares will not be present virtually or represented by proxy at the Special Meeting and will not be counted for purposes of determining whether a quorum is present at the Special Meeting. However, if a beneficial owner of Shares held in street name gives voting instructions to the broker, bank or other nominee with respect to at least one of the proposals, but gives no instruction as to one or more of the other proposals, then those Shares will be deemed present at the Special Meeting for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to any proposal as to which instructions were given, and will not be voted with respect to any other proposal.

Shares Held by Universal’s Directors and Executive Officers

As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 624,825 Shares, representing approximately 6.6% of the Shares outstanding on the Record Date.

Our directors and executive officers have informed us that they currently intend to vote all of their respective Shares (i) “FOR” the adoption of the Merger Agreement, (ii) “FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal, and (iii) “FOR” the Adjournment Proposal.

The Merger

Parties Involved in the Merger

Universal Stainless & Alloy Products, Inc.

Universal Stainless & Alloy Products, Inc., was incorporated in the State of Delaware in June 1994 under the name TEK Corp. On July 29, 1994, Universal Stainless & Alloy Products, Inc., a Pennsylvania corporation, merged with and into TEK Corp. pursuant to an Agreement and Plan of Merger, dated July 28, 1994, with TEK Corp. being the surviving corporation in the merger. On October 14, 1994, TEK Corp. changed its name to Universal Stainless & Alloy Products, Inc. Universal manufactures and markets semi-finished and finished specialty steel products, including stainless steel, nickel alloys, tool steel and certain other premium alloyed steels. Universal’s manufacturing process involves melting, remelting, heat treating, hot and cold rolling, forging, machining and cold drawing of semi-finished and finished specialty steels. Universal’s products are sold to service centers, forgers, rerollers and original equipment manufacturers. Universal’s customers further process our products for use in a variety of industries, including aerospace, power generation, oil and gas, heavy equipment and general industrial markets.

Universal’s principal executive offices are located at 600 Mayer Street, Bridgeville, Pennsylvania 15017 and our telephone number is (412) 257-7600. Universal’s common stock is listed on Nasdaq under the symbol “USAP.”

Aperam US Holdco LLC

Parent is a Delaware limited liability company formed on September 27, 2024, solely for the purpose of engaging in the Transactions, including the Merger. Parent has not engaged in any business activities other than in connection with the Transactions and activities incident to its formation.

Parent is a wholly owned subsidiary of Aperam S.A. (“Aperam”). Parent’s principal executive offices are located at 7077 18-1/2 Mile Road, Sterling Heights, Michigan 48314, and its telephone number is + 352 27 36 27 117.

Aperam US Absolute LLC

Merger Sub is a Delaware limited liability company and a wholly owned subsidiary of Parent and was formed on September 27, 2024, solely for the purpose of engaging in the Transactions, including the Merger. Merger Sub has not engaged in any business activities other than in connection with the Transactions and activities incident to its formation. Upon the completion of the Merger, the separate existence of Merger Sub will cease and Universal will continue as the surviving company and a wholly owned subsidiary of Parent.

Merger Sub’s principal executive offices are located at 7077 18-1/2 Mile Road, Sterling Heights, Michigan 48314, and its telephone number is + 352 27 36 27 117.

Aperam S.A.

Aperam is a global player in stainless, electrical and specialty steel and recycling, with customers in over 40 countries. Concurrently with the execution of the Merger Agreement, Aperam executed and delivered a guarantee in favor of Universal (the “Guarantee”), pursuant to which Aperam agreed to unconditionally and irrevocably guarantee any and all payment obligations of Parent and Merger Sub under the Merger Agreement, in each case subject to the terms and conditions set forth in the Merger Agreement and the Guarantee.

Aperam S.A., société anonyme, is registered with the Luxembourg Register of Commerce and Companies under the number B 155908. Its registered office is at 24-26, Boulevard d’Avranches, L-1160 Luxembourg, Grand Duchy of Luxembourg, and its telephone number is + 352 27 36 27 117. Aperam’s shares are listed on the Luxembourg and Euronext exchanges under the symbol “APAM.”

Effect of the Merger

Upon the terms and subject to the conditions of the Merger Agreement, including, without limitation, approval of the proposal to adopt the Merger Agreement by our stockholders, Merger Sub will be merged with and into Universal, with the separate corporate existence of Merger Sub thereupon ceasing and Universal continuing as the surviving corporation of the Merger (the “Surviving Corporation”) and a wholly owned subsidiary of Parent. As a result of the Merger, Universal’s common stock will no longer be publicly traded, and will be delisted from the Nasdaq Global Select Market (“Nasdaq”). In addition, the Shares will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Universal will no longer file periodic reports under the Exchange Act with the United States Securities and Exchange Commission (the “SEC”). If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation.

The Effective Time (as defined in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Closing and Effective Time”) will occur upon the acceptance for filing of a certificate of merger with the Secretary of State of the State of Delaware (or such later date and time as is agreed upon by Parent and Universal and set forth in the certificate of merger filed with the Secretary of State of the State of Delaware).

Effect on Universal if the Merger is Not Completed

If the proposal to adopt the Merger Agreement is not approved by our stockholders, or if the Merger is not completed for any other reason:

•	Universal’s stockholders will not be entitled to, and they will not receive, any payment for their respective Shares pursuant to the Merger Agreement;

•

(i) Universal will remain an independent public company, (ii) the Shares will continue to be listed and traded on Nasdaq and registered under the Exchange Act and (iii) Universal will continue to file periodic reports under the Exchange Act with the SEC; and

•	under certain specified circumstances, Universal will be required to pay Parent a termination fee of $14.8 million (the “Universal Termination Fee”) following the termination of the Merger Agreement.

For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Universal Termination Fee.”

Merger Consideration

Universal Common Stock

At the Effective Time, each Share issued and outstanding immediately prior to the Effective Time, other than Shares (i) held by Universal in treasury or by Parent, Merger Sub or any wholly owned subsidiary of Parent (the “Cancelled Shares”) or (ii) held by stockholders of record and beneficial owners of Shares who are entitled to demand and have properly demanded appraisal for such Shares in accordance with Section 262 (“Section 262”) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), and as of the Effective Time, have not effectively waived, withdrawn or otherwise lost their appraisal rights under the DGCL with respect to such Shares (the “Dissenting Shares” and collectively with the Cancelled Shares, the “Excluded Shares”), will be cancelled and converted automatically into the right to receive $45.00 in cash, without interest (the “Merger Consideration”).

At or prior to the Effective Time, Parent will deposit, or cause to be deposited, with the Paying Agent (as defined in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Exchange and Payment Procedures”), for the benefit of the holders of Shares (other than Excluded Shares), cash in an amount sufficient to pay the aggregate Merger Consideration required to be paid in respect of Shares under the Merger Agreement. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Exchange and Payment Procedures.”

Stockholders of record and beneficial owners of Shares who do not wish to accept the Merger Consideration are entitled to seek appraisal of their Shares under Section 262. Section 262 provides a procedure pursuant to which persons who (i) were stockholders of record or beneficial owners of Shares at the time of making a proper demand for appraisal of such stockholders’ or beneficial owners’ Shares before the vote is taken on the proposal to adopt the Merger Agreement, (ii) do not vote (whether in person or by proxy) in favor of the proposal to adopt the Merger Agreement, (iii) continue to hold such Shares through the Effective Time, (iv) perfect their rights to appraisal of their Shares in accordance with Section 262 and (v) do not thereafter withdraw their demand for appraisal or otherwise lose their appraisal rights, will represent the right to receive from the Surviving Corporation the “fair value” of their Shares (exclusive of any element of value arising from the accomplishment or expectation of the Merger) as determined by the Delaware Court of Chancery, together with interest. The “fair value” of your Shares as so determined by the Delaware Court of Chancery may be more or less than, or the same as, the Merger Consideration that you are otherwise entitled to receive under the Merger Agreement.

A copy of Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Any person who desires to exercise such person’s appraisal rights should review carefully Section 262 and is urged to consult legal counsel before attempting to exercise such rights. The foregoing summary of Section 262 and the further summary set forth in the section of this proxy statement captioned “The Merger—Appraisal Rights” are not a complete statements of the law relating to appraisal rights and are qualified in its entirety by reference to the full text of Section 262. For more information, please see the section of this proxy statement captioned “The Merger—Appraisal Rights.”

Treatment of Company Stock Options, NED RSUs, Non-Executive RSUs, Executive RSUs and Executive PSUs

The Merger Agreement provides that, at the Effective Time, subject to all applicable federal, state and local tax withholding requirements, the following will occur.

Company Stock Options

Each option to acquire Shares, whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time (a “Company Stock Option”) with an exercise price per Share less than the Merger Consideration will be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable tax withholdings, equal to the product of (a) the excess, if any, of the Merger Consideration over the exercise price per Share of such Company Stock Option and (b) the total number of Shares subject to such Company Stock Option. Each outstanding Company Stock Option with an exercise price per Share equal to or greater than the Merger Consideration will be cancelled without payment therefor.

Time-Based Restricted Stock Unit Awards

Non-Employee Directors. Each restricted stock unit award subject to time-based conditions covering Shares held by a non-employee member of the Board of Directors and granted to such member for service on the Board of Directors (each such award, a “NED RSU”) that is outstanding immediately prior to the Effective Time will be cancelled and converted into the right to receive an amount in cash equal to the product of (a) the Merger Consideration and (b) the total number of Shares subject to such NED RSU, without interest and subject to applicable tax withholdings.

Current or Former Service Providers. Each restricted stock unit award subject to time-based conditions (and not subject to performance-based conditions) covering Shares held by current or former service providers that is not an NED RSU or an Executive RSU (as defined below) (each, a “Non-Executive RSU”) that is outstanding immediately prior to the Effective Time will be cancelled and converted into the right to receive an amount in cash equal to the product of (a) the Merger Consideration and (b) the total number of Shares subject to such Non-Executive RSU, without interest and subject to applicable tax withholdings.

Certain Executives. Each restricted stock unit award subject to time-based conditions (and not subject to any performance-based conditions) covering Shares held by each of Christopher Zimmer, Graham McIntosh, Wendel Crosby, John Arminas, Steven DiTommaso, Richard Secola, Scott Reynolds, Brian Kane, Michael Alderson, and Stephanie Iscrupe (each such award, an “Executive RSU”) that is outstanding immediately prior to the Effective Time will be cancelled and converted into a cash-settled award representing the right to receive (a) the Merger Consideration with respect to each Share subject to such Executive RSU plus (b) payment in cash of interest, calculated at a rate of 10% per annum, from the date of the closing of the Transactions contemplated by the Merger Agreement, including, but not limited to, the Merger (the “Closing,” and the date of the Closing, the “Closing Date”) to the vesting date applicable to such Executive RSU. Following the Merger, the vesting and delivery of a converted award will be accelerated upon an employer-initiated termination of employment other than in the event of the grantee’s “Detrimental Conduct,” which is defined in the Universal Stainless & Alloy Products, Inc. Amended and Restated 2017 Equity Incentive Plan (the “2017 Plan”), except as otherwise required by applicable tax rules. Under the 2017 Plan, “Detrimental Conduct” generally means, as determined by Universal in its sole discretion, the employee’s serious misconduct or unethical behavior, including violation of restrictive covenants, commission of certain criminal acts, certain other improper or intentional conduct, breach of fiduciary duties, intentional violation, or grossly negligent disregard, of policies, rules or procedures, certain trading practices, and, unless the employee has a different definition of “cause” in the employee’s employment agreement (in which case such definition will apply), certain acts of financial dishonesty, certain other acts of dishonesty, fraud, intentional misrepresentation, moral turpitude, illegality or harassment, repeated failure to follow directives, and certain acts of misconduct in connection with the business affairs of Universal or its affiliates. The converted award otherwise will be subject to the same terms and conditions applicable to the Executive RSU under the 2017 Plan and the applicable award agreement evidencing such grant thereunder, as described below.

Performance-Based Restricted Stock Unit Awards

Each restricted stock unit award subject to performance-based conditions covering Shares held by each of Christopher Zimmer, Graham McIntosh, Wendel Crosby, John Arminas, Steven DiTommaso, Richard Secola, Scott Reynolds and Brian Kane (each, an “Executive PSU”) that is outstanding immediately prior to the Effective Time will be converted into a cash-settled award representing the right to receive the Merger Consideration per Share covered thereby, with the number of such converted Executive PSUs earned determined in accordance with the following performance conditions:

(a)

for each fiscal year in the performance period that occurs prior to the fiscal year in which the Closing occurs, the original Universal performance metrics will be used to calculate the number of performance units earned in respect of such fiscal year, as such metrics are set forth in the original award agreement;

(b)

for each fiscal year in which the Closing occurs and any subsequent fiscal years in the performance period, such original Universal performance metrics will be replaced with metrics related to earnings before interest, taxes, depreciation, and amortization, and metrics related to return on capital employed (the specific definitions of which will be agreed by the parties), including for the performance period covering fiscal years 2024 through 2026; and

(c)

for the fiscal year in which the Closing occurs and any subsequent fiscal years in the performance period, the number of Shares subject to such converted Executive PSUs will be calculated at the greater of target or actual performance, except that performance for the 2024 fiscal year will be calculated at maximum performance.

Each converted Executive PSU, except as otherwise provided in the Merger Agreement, will be subject to the same terms and conditions applicable to the Executive PSU under the 2017 Plan and the applicable award agreement evidencing such grant thereunder, as described below. Following the Merger, the vesting and delivery of a converted award will be accelerated upon an employer-initiated termination of employment other than in the event of the grantee’s Detrimental Conduct, except as otherwise required by applicable tax rules. Vesting will be based on target achievement or actual achievement of performance goals through the date of such termination, except that performance for the 2024 fiscal year will be calculated at maximum performance.

Recommendation of the Universal Board of Directors

After considering various factors described in this proxy statement under the caption, “The Merger— Recommendation of the Board of Directors and Reasons for the Merger,” the Board of Directors unanimously: (i) determined that the Merger Agreement and the Transactions are advisable to, fair to and in the best interests of, Universal and its stockholders, (ii) approved and declared advisable the Merger Agreement and the consummation by Universal of the Transactions to be consummated by it, (iii) duly authorized and approved the execution, delivery, and performance by Universal of the Merger Agreement and the consummation by Universal of the Transactions to be consummated by it, including the Merger, and (iv) resolved to, subject to the terms of the Merger Agreement, recommend adoption of the Merger Agreement by the stockholders of Universal.

The Board of Directors also unanimously recommends, on behalf of Universal, that the stockholders vote: (i) “FOR” the adoption of the Merger Agreement; (ii) “FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal; and (iii) “FOR” the Adjournment Proposal.

Prior to receipt of the affirmative vote of the holders of a majority of all outstanding Shares to adopt the Merger Agreement (the “Universal Stockholder Approval”), under certain specified circumstances, following the receipt of a written, bona fide Acquisition Proposal (as defined in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The “No Shop” Period—No Solicitation of Other Offers”) that did not result from a breach of Universal’s no solicitation obligations set forth in the Merger Agreement, the Board of Directors may withhold, withdraw, qualify or modify its recommendation that the stockholders vote “FOR” the adoption of the Merger Agreement if the Board of Directors determines in good faith (after consultation with its outside financial advisor and outside legal counsel) that such Acquisition Proposal constitutes a Superior Proposal (as defined in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The “No Shop” Period—No Solicitation of Other Offers”), subject to, among other things, specified notice requirements and matching rights in favor of Parent (as further described in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Change of Recommendation”). In addition, prior to receipt of the Universal Stockholder Approval, if an Intervening Event (as defined in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The “No Shop” Period—No Solicitation of Other Offers”), the

Board of Directors may withhold, withdraw, qualify or modify its recommendation that the stockholders vote “FOR” the adoption of the Merger Agreement if the Board of Directors determines in good faith (after consultation with its outside legal counsel) that the failure to withhold, withdraw, qualify or modify such recommendation would be inconsistent with its fiduciary duties. The Board of Directors cannot withhold, withdraw, qualify or modify its recommendation that the stockholders vote “FOR” the adoption of the Merger Agreement unless Universal complies with certain procedures in the Merger Agreement, including, but not limited to, providing Parent four business days to make adjustments in the terms and conditions of the Merger Agreement in response to any such Acquisition Proposal or Intervening Event and an additional two business days to make such adjustments in response to any changes to the financial or other material terms of any such Acquisition Proposal. The termination of the Merger Agreement by Parent, prior to receipt of the Universal Stockholder Approval, following the withholding, withdrawal, qualification or modification by the Board of Directors of its recommendation that the stockholders adopt the Merger Agreement will result in the payment by Universal of the Universal Termination Fee. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Change of Recommendation.”

Opinion of Universal’s Financial Advisor

Universal has engaged TD Securities (USA) LLC (“TD Cowen”) as Universal’s financial advisor in connection with the Merger. As part of this engagement, TD Cowen delivered an opinion to the Board of Directors as to the fairness, from a financial point of view and as of such date, of the Merger Consideration to be received by holders of Shares (other than, as applicable, Aperam, Parent, Merger Sub and their respective affiliates) pursuant to the Merger Agreement. The full text of TD Cowen’s written opinion, dated October 16, 2024, which describes various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by TD Cowen, is annexed as Annex C to this proxy statement and is incorporated herein by reference. The summary of TD Cowen’s written opinion set forth herein is qualified in its entirety by reference to the full text of such opinion. TD Cowen’s analyses and opinion were prepared for and addressed to the Board of Directors and were directed only to the fairness, from a financial point of view, of the Merger Consideration. TD Cowen’s opinion did not in any manner address Universal’s underlying business decision to effect the Merger or the relative merits of the Merger as compared to other business strategies or transactions that might be available to Universal. The Merger Consideration was determined through negotiations between Universal and Aperam and TD Cowen’s opinion did not constitute a recommendation to the Board of Directors on whether or not to approve the Merger and does not constitute a recommendation to any securityholder or any other person as to how to vote or act with respect to the Merger or otherwise.

Interests of Universal’s Directors and Executive Officers in the Merger

When considering the foregoing recommendation of the Board of Directors that you vote to approve the proposal to adopt the Merger Agreement, stockholders should be aware that some of Universal’s directors and executive officers may have interests in the Transactions that are different from, or in addition to, the interests of stockholders generally. The Board of Directors was aware of and considered these interests, among other matters, to the extent that they existed at the time, in reaching the determination that the Merger Agreement, the Merger and the other Transactions were advisable and fair to, and in the best interests of, Universal and its stockholders, in reaching its decision to duly authorize and approve the execution, delivery and performance by Universal of the Merger Agreement and the consummation by Universal of the Transactions to be consummated by it, in reaching its decision to resolve to recommend the adoption of the Merger Agreement by the stockholders of Universal, and in reaching its decision to direct that the adoption of the Merger Agreement be submitted to a vote of the stockholders of Universal. These interests include:

•

at the Effective Time of the Merger, each Company Stock Option, NED RSU, Former Executive Award, Executive Officer RSU and Executive Officer PSU (as those terms are defined in the section of this proxy statement captioned “The Merger—Interests of Universal’s Directors and Executive Officers in the Merger—Treatment and Quantification of Company Equity Awards in the Merger”) will receive the treatment described in the section of this proxy statement captioned “The Merger—Interests of Universal’s Directors and Executive Officers in the Merger—Treatment and Quantification of Company Equity Awards in the Merger”;

•

continued eligibility of Universal’s executive officers to receive severance payments and benefits under the terms of their employment agreements, as described in more detail in the section of this proxy statement captioned “The Merger—Interests of Universal’s Directors and Executive Officers in the Merger— Potential Severance Payments Upon a Qualifying Termination (including in connection with the Merger)”; and

•	continued indemnification and directors’ and officers’ liability insurance to be provided by the Surviving Corporation.

If the proposal to adopt the Merger Agreement is approved, the Shares held by Universal’s directors and executive officers will be treated in the same manner as outstanding Shares held by all other stockholders. For more information, please see the section of this proxy statement captioned “The Merger—Interests of Universal’s Directors and Executive Officers in the Merger.”

Appraisal Rights

Stockholders of record and beneficial owners of Shares who do not wish to accept the Merger Consideration are entitled to seek appraisal of their Shares under Section 262. Section 262 provides a procedure pursuant to which persons who (i) were stockholders of record or beneficial owners of Shares at the time of making a proper demand for appraisal of such stockholders’ or beneficial owners’ Shares before the vote is taken on the proposal to adopt the Merger Agreement, (ii) do not vote (whether in person or by proxy) in favor of the proposal to adopt the Merger Agreement, (iii) continue to hold such Shares through the Effective Time, (iv) perfect their rights to appraisal of their Shares in accordance with Section 262 and (v) do not thereafter withdraw their demand for appraisal or otherwise lose their appraisal rights, will represent the right to receive from the Surviving Corporation the “fair value” of their Shares (exclusive of any element of value arising from the accomplishment or expectation of the Merger) as determined by the Delaware Court of Chancery, together with interest. These rights are known as “appraisal rights” and are discussed in more detail in the section of this proxy statement captioned “The Merger—Appraisal Rights”.

Stockholders of record and beneficial owners of Shares who are considering demanding appraisal of their Shares should recognize that the “fair value” of their Shares determined under Section 262 could be more than, the same as, or less than, the Merger Consideration. Strict compliance with the procedures set forth in Section 262 is required to properly exercise and perfect appraisal rights. Failure to comply timely and strictly with all of the procedures set forth in Section 262 may result in the failure to properly exercise and perfect appraisal rights or the withdrawal or loss of appraisal rights. Consequently, and in view of the complexity of the provisions of Section 262, stockholders of record and beneficial owners of Shares wishing to exercise appraisal rights are urged to consult legal counsel before attempting to exercise such rights.

Section 262 requires that where a proposed merger is to be submitted for approval at a meeting of stockholders, the corporation must notify stockholders that appraisal rights will be available not less than 20 days before the meeting to vote on the merger. Such notice must include either a copy of Section 262 or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes notice of such appraisal rights pursuant to Section 262. The required copy of Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Any discussion in this proxy statement of Section 262 is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to the full text of Section 262. For more information, please see the section of this proxy statement captioned “The Merger—Appraisal Rights.”

Material U.S. Federal Income Tax Consequences of the Merger

The receipt of cash by U.S. Holders (as defined in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) in exchange for Shares in the Merger will generally be a taxable transaction to such stockholders for United States (“U.S.”) federal income tax purposes. Each such U.S. Holder generally will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash that such U.S. Holder receives in connection with the Merger and such U.S. Holder’s adjusted tax basis in the Shares exchanged in the Merger. Backup withholding taxes may also apply to the cash payments made pursuant to the Merger, unless the U.S. Holder complies with certification procedures under the backup withholding rules.

A stockholder that is a Non-U.S. Holder (as defined in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of Shares for cash in the Merger unless such Non-U.S. Holder has certain connections to the U.S., but may be subject to backup withholding tax unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax.

Stockholders should read the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.”

This proxy statement contains a general discussion of U.S. federal income tax consequences of the Merger. Stockholders should consult their own tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under U.S. federal estate, gift and other income and other non-income tax laws or the laws of any state, local or non-U.S. taxing jurisdiction.

Regulatory Approvals Required for the Merger

Under the Merger Agreement, the Merger cannot be consummated until:

•

any waiting period (and any extension thereof) applicable to the Merger under the Hart–Scott–Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the “HSR Act”) has expired or been terminated;

•

if obtaining CFIUS Clearance (as defined below) is determined to be necessary or desirable by the parties pursuant to the terms of the Merger Agreement, (i) the Committee on Foreign Investment in the United States and each member agency thereof acting in such capacity (“CFIUS”) has issued written notification to Parent and Universal of CFIUS’s determination that (a) none of the Transactions constitutes a “covered transaction” under Section 721 of the Defense Production Act of 1950, as amended, and all regulations issued and effective thereunder (the “DPA”); (b) after completing its assessment of the declaration with respect to the Transactions to be prepared by Parent and Universal and submitted to CFIUS in accordance with the requirements of the DPA (the “CFIUS Declaration”), has (x) concluded action under the DPA or (y) determined that CFIUS is unable to conclude action under the DPA on the basis of the CFIUS Declaration but is not requesting the submission of a joint voluntary notice with respect to the Transactions to be prepared by Parent and Universal and submitted to CFIUS in accordance with the requirements of the DPA (a “CFIUS Notice”); or (c) if a CFIUS Notice has been filed, after completing its review (and, if applicable, any investigation) of the Transactions, has concluded action under the DPA without imposing any Burdensome Condition (as defined in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Regulatory Filings—Reasonable Best Efforts”); or (ii) if CFIUS has sent a report to the President of the United States requesting the President’s decision with respect to the Transactions, either (a) the period under the DPA during which the President may announce a decision has expired without any action by the President to suspend or prohibit the Transactions or impose any Burdensome Condition, or (b) the President has announced a decision not to take any action to suspend or prohibit the Transactions or to impose any Burdensome Condition (either of clauses (i) or (ii) of this paragraph constituting “CFIUS Clearance”);

•

60 days have elapsed following the submission by Universal of the pre-closing notification with respect to the Transactions, prepared by Universal with support from Parent and submitted to the Directorate of Defense Trade Controls of the U.S. Department of State (the “DDTC”) in accordance with Section 122.4 of the International Traffic in Arms Regulations, as amended, 22 C.F.R. Parts 120-130 (the “ITAR”) (such notification, the “DDTC Notification”) or, if such period has not elapsed, DDTC otherwise having confirmed to Universal that it has completed its review of the Transactions pursuant to Section 38(g)(6) of the Arms Export Control Act, as amended, and Section 122.4 of the ITAR; and

•	all other required filings have been made and all other required consents and approvals have been obtained (or waiting periods expired or terminated) under applicable regulatory laws.

The parties have also agreed that, if, no later than five business days prior to the Closing Date, (i) the United Kingdom Competition and Markets Authority (the “CMA”) has sent an inquiry letter or any other questions to any party in respect of the Transactions; or (ii) the CMA has commenced, or given notice to any party that it intends to commence, a merger investigation in respect of the Transactions, the obligations of the parties to consummate the Transactions will be conditional upon the CMA confirming in writing to Parent that either: (x) it has no further questions in respect of the Merger (and that it has not otherwise opened or confirmed that it intends to open an investigation into the Merger); or (y) if the CMA opens an investigation, the CMA will have concluded on terms reasonably satisfactory to Parent that the Merger (and any matter therefrom) will not be subject to a reference (or any matter arising therefrom) under Section 33 of the Enterprise Act 2002.

Universal and Parent have agreed to use reasonable best efforts to obtain all consents, authorizations, orders or approvals of, or any exemption or waiver by, any governmental entity or any other person that is required in connection with the Transactions, subject to certain limitations as set forth in the Merger Agreement. Universal and Parent filed notification and report forms under the HSR Act with the U.S. Department of Justice (the “DOJ”) and the U.S. Federal Trade Commission (the “FTC”) on November 13, 2024. Universal and Parent separately filed their respective portions of the DDTC Notification on November 6, 2024.

For more information, please see the section of this proxy captioned “The Merger—Regulatory Approvals Required for the Merger.”

Conduct of Business Pending the Merger

No Solicitation of Other Offers

Under the Merger Agreement, between the Signing Date and the earlier of the Effective Time and the termination of the Merger Agreement in accordance with its terms, Universal agrees that it will not, and will cause each Universal subsidiary not to, and will instruct its and their respective directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives (collectively, “Representatives”) not to, directly or indirectly, (i) solicit, initiate, knowingly facilitate or knowingly encourage the submission of any Acquisition Proposal or any inquiries, proposal or offers that would reasonably be expected to lead to any Acquisition Proposal, (ii) enter into, continue or participate in any discussions or negotiations regarding, or furnish to any person any non-public information in connection with, any inquiries, proposals or offers that constitute, or would reasonably be expected to lead to, an Acquisition Proposal (other than to state that Universal is not permitted to have such discussions and to refer such person to the provisions of the Merger Agreement and to clarify the terms of any such Acquisition Proposal), or (iii) execute or enter into any Alternative Acquisition Agreement (as defined in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Change of Recommendation”), subject to a “fiduciary out” provision that allows Universal, under certain specified circumstances, prior to the Effective Time, to furnish information to, or engage in negotiations or discussions with, any third party that has made a bona fide Acquisition Proposal if, and only if, Universal complies with certain notice and other requirements and the Board of Directors (a) determines in good faith that such Acquisition Proposal is, or would be reasonably expected to lead to, a Superior Proposal and (b) determines in good faith (after consultation with its outside legal counsel) that its failure to take such actions would be inconsistent with its fiduciary duties under applicable law. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The “No Shop” Period—No Solicitation of Other Offers.”

Notwithstanding the foregoing restrictions, prior to the receipt of the Universal Stockholder Approval, the Board of Directors (a) may effect a Change of Recommendation (as defined in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Change of Recommendation”) and (b) in respect of the immediately following subclause (a), may cause Universal to terminate the Merger Agreement by written notice to Parent of such termination in order to enter into, or cause a Universal subsidiary to enter into, an Alternative Acquisition Agreement with respect to a Superior Proposal (subject to the payment of the Universal Termination Fee in accordance with the terms of the Merger Agreement), if (i) Universal receives a written, bona fide Acquisition Proposal that did not result from a breach of Universal’s no solicitation obligations in the Merger Agreement that the Board of Directors determines in good faith (after consultation with its outside financial advisor and outside legal counsel) constitutes a Superior Proposal or (ii) an Intervening Event (as defined in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The “No Shop” Period—No Solicitation of Other Offers”) occurs and as a result thereof the Board of Directors determines in good faith after consultation with its outside legal counsel that the failure to effect a Change of Recommendation in light of such Intervening Event would be inconsistent with its fiduciary duties under applicable law; subject, in each case, to compliance with the terms and conditions of the Merger Agreement, including specified notice requirements and the matching rights in favor of Parent (as further described in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Change of Recommendation”). For more information, please see the sections of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The “No Shop” Period—No Solicitation of Other Offers.”

If Universal terminates the Merger Agreement for the purpose of entering into an Alternative Acquisition Agreement in respect of a Superior Proposal, Universal must pay the Universal Termination Fee to Parent. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Change of Recommendation.”

Conditions to the Closing of the Merger

The respective obligations of Parent, Merger Sub and Universal to consummate the Merger are subject to the satisfaction or written waiver (where permissible under applicable law) at or prior to the Closing of the following conditions:

•	the Universal Stockholder Approval must have been obtained;

•

no governmental entity of competent jurisdiction shall have enacted or promulgated any law after the Signing Date that is in effect or issued any order after the Signing Date that has become final and non-appealable and that restrains, enjoins or otherwise prohibits the consummation of the Merger (the “No Governmental Order Closing Condition”);

•

any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and all required filings have been made and all required consents and approvals obtained (or waiting periods expired or terminated) under applicable regulatory laws, including (i) CFIUS Clearance having been obtained if deemed necessary or desirable by the parties pursuant to the terms of the Merger Agreement and (ii) 60 days having elapsed following the submission by Universal and Parent of the DDTC Notification or, if such period has not elapsed, DDTC otherwise having confirmed to Universal that it has completed its review of the Transactions pursuant to Section 38(g)(6) of the Arms Export Control Act, as amended, and Section 122.4 of the ITAR (the “Regulatory Approvals Closing Condition”); and

•

if, no later than five business days prior to the Closing Date, (i) the CMA has sent an inquiry letter or any other questions to any party in respect of the Transactions; or (ii) the CMA has commenced, or given notice to any party that it intends to commence, a merger investigation in respect of the Transactions, the CMA must have confirmed in writing to Parent that either: (x) it has no further questions in respect of the Merger (and that it has not otherwise opened or confirmed that it intends to open an investigation into the Merger); or (y) if the CMA opens an investigation, the CMA has concluded on terms reasonably satisfactory to Parent that the Merger (and any matter therefrom) will not be subject to a reference (or any matter arising therefrom) under Section 33 of the Enterprise Act 2002.

Additionally, the obligations of Parent and Merger Sub to consummate the Merger are further subject to the satisfaction or waiver (where permissible under applicable law) on or prior to the Closing of the following additional conditions:

•

the accuracy of certain representations and warranties provided by Universal in the Merger Agreement as of the Signing Date and the Closing Date (except to the extent such representations and warranties were, by their terms, made as of a specified date, in which case their accuracy is to be assessed as of such specified date), in each case, subject to certain qualifications and materiality thresholds;

•

Universal must have performed or complied in all material respects with each of the agreements and covenants required by the Merger Agreement to be performed or complied with by it on or prior to the Effective Time;

•

since the Signing Date, there must not have occurred a Universal Material Adverse Effect (as defined in the section of this proxy statement below captioned “Proposal 1: Adoption of the Merger Agreement—Representations and Warranties”); and

•

Universal must have delivered to Parent a certificate, dated the Closing Date, signed by a duly authorized officer of Universal, certifying as to the satisfaction of the foregoing conditions to consummate the Merger.

The obligations of Universal to consummate the Merger are subject to the satisfaction or waiver (where permissible under applicable law) on or prior to the Closing of the following additional conditions:

•

the accuracy of certain representations and warranties provided by Parent and Merger Sub in the Merger Agreement as of the Closing Date (except to the extent such representations and warranties were, by their terms, made as of a specified date, in which case their accuracy is to be assessed as of such specified date), in each case, subject to certain qualifications and materiality thresholds;

•

each of Parent and Merger Sub must have performed or complied in all material respects with each of the agreements and covenants required by the Merger Agreement to be performed or complied with by it on or prior to the Effective Time; and

•

Parent must have delivered to Universal a certificate, dated the Closing Date, signed by a duly authorized officer of Parent, certifying as to the satisfaction of the foregoing conditions to consummate the Merger.

For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Conditions to the Closing of the Merger.”

Termination of the Merger Agreement

Parent and Universal have certain rights to terminate the Merger Agreement under certain circumstances, including:

•	by mutual written consent of Universal and Parent;

•	by either Universal or Parent at any time prior to the Effective Time:

•

if the Effective Time has not occurred on or before March 31, 2025 (such date as may be extended, the “Outside Date”) which will automatically be extended in two three-month increments until no later than September 30, 2025, if on the Outside Date the No Governmental Orders Closing Condition (to the extent the law or order giving rise to such condition not having been satisfied relates to the matters in the Regulatory Approval Closing Condition) or the Regulatory Approval Closing Condition has not been satisfied but all other conditions to the parties’ obligations to consummate the Merger have been satisfied or waived or are capable of being satisfied if the Closing were to take place on such date), provided that the foregoing right to terminate the Merger Agreement will not be available to a party if the failure of the Effective Time to occur on or before the Outside Date was primarily caused by the failure of such party to perform any of its obligations or covenants under the Merger Agreement;

•

if any governmental entity of competent jurisdiction has enacted or promulgated any law after the Signing Date that is in effect or issued any order after the Signing Date that has become final and non-appealable and that restrains, enjoins or otherwise prohibits the consummation of the Merger, provided that the foregoing right to terminate the Merger Agreement will not be available to a party if the enactment or promulgation of any such law or the issuance of any such order was primarily caused by the failure of such party to perform any of its obligations or covenants under the Merger Agreement; or

•	if the Universal Stockholder Approval has not been obtained at the Universal Stockholders’ Meeting (or any adjournment or postponement thereafter at which a vote is taken on the Merger);

•	by Universal at any time prior to the Effective Time:

•

if, at any time prior to the time at which the Universal Stockholder Approval is obtained, the Board of Directors determines to enter into an Alternative Acquisition Agreement providing for a Superior Proposal in accordance with the applicable provisions of the Merger Agreement, with the effectiveness of such termination conditioned upon payment of the Universal Termination Fee, provided that Universal has not committed any material breach of its non-solicitation obligations in the Merger Agreement with respect to such Superior Proposal; or

•

if there has been a breach of any representation, warranty, covenant or agreement of Parent or Merger Sub in the Merger Agreement, which breach (i) could give rise to the failure of any of the conditions with respect to Parent’s and Merger Sub’s representations and warranties in the Merger Agreement being true and correct or their performance or compliance with their obligations or agreements in the Merger Agreement and (ii) (a) is not capable of being cured by Parent or Merger Sub by the Outside Date or (b) if capable of being cured by the Outside Date, has not been cured before the earlier of (x) 20 business days following receipt of written notice from Universal of such breach or (y) the Outside Date, provided that Universal is not then in breach of any representation, warranty, covenant or agreement in the Merger Agreement such that any condition to the obligations of Parent and Merger Sub with respect to Universal’s representations and warranties in the Merger Agreement being true and correct or its performance or compliance with its obligations or agreements in the Merger Agreement would not then be satisfied if the Closing Date were the date of such termination;

•	by Parent at any time prior to the Effective Time:

•	if the Board of Directors has effected a Change of Recommendation; or

•

if there has been a breach of any representation, warranty, covenant or agreement of Universal in the Merger Agreement, which breach (i) would give rise to the failure of any of the conditions with respect to Universal’s representations and warranties in the Merger Agreement being true and correct or its performance or compliance with its obligations or agreements in the Merger Agreement, and (ii) (a) is not capable of being cured by Universal by the Outside Date or (b) if capable of being cured by the Outside Date, has not been cured before the earlier of (x) 20 business days following receipt of written notice from Parent of such breach or (y) the Outside Date, provided that neither Parent nor Merger Sub is then in material breach of any representation, warranty, covenant or agreement in the Merger Agreement.

Under some circumstances, Universal will be required to pay Parent the Universal Termination Fee following the termination of the Merger Agreement. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Universal Termination Fee.”

Legal Proceedings Regarding the Merger

As of November 26, 2024, Universal has received four demand letters from purported stockholders of Universal (the “Demand Letters”) alleging disclosure deficiencies in the preliminary proxy statement filed by Universal on November 15, 2024. The Demand Letters seek corrective disclosures in the proxy statement in advance of the Special Meeting.

Universal believes that the disclosures set forth in the preliminary proxy statement comply with applicable law. It is possible that additional or similar demand letters may be received by Universal, the Board of Directors, and/or Aperam and/or that complaints may be filed alleging similar or additional deficiencies between the date of this proxy statement and consummation of the Merger. If any such additional demand letters are received or any complaints are filed, absent new or different allegations that are material, Universal and/or Aperam will not necessarily disclose such demand letters or complaints.

For more information, see the section captioned “The Merger—Legal Proceedings Regarding the Merger.”

QUESTIONS AND ANSWERS ABOUT THE SPECIAL

MEETING AND VOTING

The following questions and answers are intended to briefly address potential questions that our stockholders may have regarding this proxy statement and the Special Meeting. The following questions and answers are also intended to provide our stockholders with certain information that is required to be provided under the rules and regulations of the SEC. These questions and answers may not address all of the questions that are important to you as a stockholder. If you have additional questions about the proxy statement or the Special Meeting, please see “Whom should I contact with other questions?” below.

1.	What is the purpose of the Special Meeting?

At the Special Meeting, our stockholders will be asked to consider and vote upon the proposals described in this proxy statement and in the accompanying Notice of Special Meeting, and any other matters that properly come before the Special Meeting.

2.	When and where will the Special Meeting be held?

The Special Meeting will be held on January 15, 2025, at 10:00 a.m. Eastern Time. Stockholders of record, and beneficial owners of our common stock holding a valid proxy from a stockholder of record, who register for the Special Meeting in advance will be able to participate in the Special Meeting, vote, and submit questions during the Special Meeting via live webcast by visiting www.virtualshareholdermeeting.com/USAP2025SM. To participate in the Special Meeting, you must have your 16-digit control number that is shown on your proxy card. The Special Meeting is being held on a virtual-only basis.

3.	How can I participate and ask questions at the Special Meeting?

We are committed to ensuring that our stockholders have substantially the same opportunities to participate in the Special Meeting as they would at an in-person meeting. In order to submit a question at the Special Meeting, you will need your 16-digit control number that is printed on the proxy card that you received in the mail, or via email if you have elected to receive material electronically. You may log in 15 minutes before the start of the Special Meeting and submit questions online. You will also be able to submit questions during the Special Meeting. We encourage you to submit any question that is relevant to the business of the Special Meeting. All appropriate questions asked during the Special Meeting will be read and addressed during the Special Meeting. Stockholders are encouraged to log into the webcast 15 minutes prior to the start of the Special Meeting to test their internet connectivity.

4.	What if I have technical or other “IT” problems logging into or participating in the Special Meeting webcast?

We will provide a toll-free technical support “help line” that can be accessed by any stockholder who is having challenges logging into or participating in the Special Meeting. If you encounter any difficulties accessing the Special Meeting during the check-in or meeting time, please call the technical support line number that will be posted on the Virtual Shareholder Meeting login page.

5.	Why am I receiving these proxy materials?

We are providing these proxy materials in connection with the solicitation by the Board of Directors of proxies to be voted at the Special Meeting. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Special Meeting. You are invited to attend the Special Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Special Meeting to have your Shares voted. Instead, you may have your Shares voted using one of the other voting methods described in this proxy statement. Regardless of whether you expect to attend the Special Meeting virtually, please submit your proxy as soon as possible in order to ensure your Shares are voted at the Special Meeting and to minimize our proxy solicitation costs.

6.	What is a “proxy”?

The term “proxy,” when used with respect to a stockholder, refers to either a person or persons legally authorized to act on the stockholder’s behalf or a format that allows the stockholder to vote without attending the Special Meeting.

Because it is important that as many stockholders as possible be represented at the Special Meeting by proxy (to the extent that they are not present virtually) and streamline the counting of proxies and votes at the Special Meeting, the Board of Directors is asking that you review this proxy statement carefully and then vote by following the instructions set forth on the proxy card. All Shares represented by valid proxies will be voted in accordance with the stockholder’s specific instructions.

7.	What am I being asked to vote upon at the Special Meeting?

At the Special Meeting, you will be asked to consider and vote on:

•

a proposal to adopt the Merger Agreement, pursuant to which Merger Sub will merge with and into Universal, with the separate corporate existence of Merger Sub thereupon ceasing and Universal continuing as the Surviving Corporation and a wholly owned subsidiary of Parent;

•	a proposal to approve, on an advisory (non-binding) basis, the Compensation Proposal; and

•	a proposal to approve the Adjournment Proposal.

8.	What are the voting options for each Proposal?

On all of the proposals, you may vote “FOR,” “AGAINST” or “ABSTAIN.”

9.	How does the Board of Directors recommend that I vote?

The Board of Directors unanimously recommends that you vote your Shares:

•	“FOR” the adoption of the Merger Agreement;

•	“FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal; and

•	“FOR” the Adjournment Proposal.

For a discussion of the factors that the Board of Directors considered in determining to recommend that you vote to approve the proposal to adopt the Merger Agreement, please see the section captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Universal Adverse Recommendation Change.” In addition, when considering the recommendation of the Board of Directors, you should be aware that some of Universal’s directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of stockholders generally. For a discussion of these interests, please see the section captioned “The Merger—Interests of Universal’s Directors and Executive Officers in the Merger.”

10.	How do the Board of Directors and executive officers of Universal intend to vote?

Our directors and executive officers have informed us that they currently intend to vote all of their respective Shares (i) “FOR” the adoption of the Merger Agreement, (ii) “FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal, and (iii) “FOR” the Adjournment Proposal.

11.	Who can vote at the Special Meeting?

If you were a holder of Shares as a “stockholder of record,” or if you are the “beneficial owner” of Shares held in “street name” holding a valid proxy from a stockholder of record, in each case, as of the close of business on the Record Date, you may vote your Shares at the Special Meeting. As of the Record Date, there were 9,415,032 Shares outstanding. Each stockholder of record has one vote for each Share held as of the Record Date. A list of our stockholders will be available for examination by any stockholder at our corporate headquarters, located at 600 Mayer Street, Bridgeville, Pennsylvania 15017, for a period of 10 days prior to the Special Meeting.

12.	Who can vote at the Special Meeting?

If, on the Record Date, your Shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are a “stockholder of record.” As a “stockholder of record,” you may vote at the Special Meeting or vote by proxy. Regardless of whether you plan to attend the Special Meeting virtually, we urge you to vote your Shares using one of the voting methods described in this proxy statement.

13.	What does it mean to be a “beneficial owner” of shares held in “street name”?

If, on the Record Date, your Shares were held in an account at a broker, bank, or other financial institution (we sometimes refer to each of those organizations collectively as a “broker”), then you are the “beneficial owner” of Shares held in “street name” and these proxy materials are being made available to you by that broker. The broker holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. You have the right to direct your broker on how to vote the Shares in your account by following the instructions printed on the Voting Instruction Form received from the bank, broker or other institution holding your Shares.

Under the rules that govern brokers, your broker is not permitted to vote your Shares on your behalf on any matter to be considered at the Special Meeting unless you provide specific instructions to the broker as to how to vote. As a result, we encourage you to communicate your voting decisions to your broker before the date of the Special Meeting to ensure that your vote will be counted.

14.	How do I obtain voting instructions if my stock is held in “street name”?

If your stock is held in “street name,” you will receive a notice, typically entitled “Voting Instruction Form” or something similar, either electronically or by mail from the bank, broker or other institution holding your Shares. This notice contains instructions regarding how to access the proxy materials and how to vote.

15.	If I hold my stock in “street name” and fail to provide specific voting instructions to the bank, broker or other institution holding it on my behalf, will my stock still be voted?

No. Your broker is permitted to vote your Shares on any proposal currently scheduled to be considered at the Special Meeting only if you instruct your broker how to vote. If you hold your Shares in “street name” and want a vote to be cast on your behalf for all proposals described in this proxy statement, you must submit your specific voting instructions to the bank, broker or other institution holding the stock on your behalf in response to the notice you receive from it. Without instructions, your Shares will not be voted on such proposals, which will have the same effect as if you voted “AGAINST” adoption of the Merger Agreement, but will have no effect on the Compensation Proposal or the Adjournment Proposal.

16.	What are “broker non-votes”?

Generally, a “broker non-vote” occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a proposal because (i) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (ii) the broker lacks the authority to vote the shares at their discretion. Because brokers do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, broker non-votes cannot occur with respect to any of these proposals to be considered at the Special Meeting. Accordingly, if your Shares are held in “street name,” your bank, broker, trust or other nominee will NOT be able to vote your Shares on any of these proposals, and your Shares will not be counted as present in determining the presence of a quorum, unless you have properly instructed your bank, broker, trust or other nominee on how to vote. Because the proposal to adopt the Merger Agreement requires the affirmative vote of Universal stockholders holding at least a majority of the outstanding Shares entitled to vote thereon at the Special Meeting, the failure to provide your bank, broker, trust or other nominee with voting instructions will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. Because the approval of each of the Compensation Proposal and the Adjournment Proposal requires the affirmative vote of the holders of a majority of the Shares present virtually or represented by proxy at the Special Meeting, and because your bank, broker, trust or other nominee does not have discretionary authority to vote on either proposal, the failure to provide your bank, broker, trust or other nominee with voting instructions will have no effect on the Compensation Proposal or the Adjournment Proposal.

17.	What documentation must I provide to be admitted to the Special Meeting and how do I attend?

If your Shares are registered in your name, you will need to provide your 16-digit control number included on your proxy card in order to be able to participate in the Special Meeting. If your Shares are not registered in your name (if, for instance, your Shares are held in “street name” for you by your broker, bank or other institution), you must follow the instructions printed on your Voting Instruction Form. In order to participate in the Special Meeting, please log on to www.virtualshareholdermeeting.com/USAP2025SM 15 minutes prior to the start of the Special Meeting to provide time to register and download the required software, if needed. If you access the Special Meeting but do not enter your control number, you will be able to listen to the proceedings, but you will not be able to vote or otherwise participate.

18.	What documentation must I provide to vote online at the Special Meeting?

If you are a stockholder of record and provide your 16-digit control number when you access the Special Meeting, you may vote all Shares registered in your name on the Record Date during the Special Meeting webcast. If you are not a stockholder of record as to any of your Shares (i.e., instead of being registered in your name, all or a portion of your Shares are registered in “street name” and held by your broker, bank or other institution for your benefit), you must follow the instructions printed on your Voting Instruction Form.

19.	How many Shares must be present or represented to conduct business at the Special Meeting?

The presence at the Special Meeting of the holders of a majority of the outstanding Shares as of the Record Date, virtually or by proxy, will constitute a quorum, permitting us to conduct our business at the Special Meeting. “Abstentions” will be counted as present at the Special Meeting for purposes of determining the existence of a quorum at the Special Meeting. If a quorum is not present, our bylaws permit the Chairman to adjourn the Special Meeting until a quorum is obtained.

As of the close of business on November 22, 2024, the Record Date for the Special Meeting, there were 9,415,032 Shares outstanding.

20.	How can I vote my shares of Universal stock?

Stockholders of record can vote by proxy or by attending the Special Meeting virtually and voting. The persons named as proxies on the proxy card were designated by the Board of Directors and are members of our management. If you vote by proxy, you can do so by submitting a proxy as described below.

•	Submit a Proxy by Internet: You can submit a proxy in advance of the Special Meeting over the Internet by visiting www.proxyvote.com.

•	Submit a Proxy by Telephone: You can submit a proxy in advance of the Special Meeting by calling 1 (800) 690-6903.

•	Mailing a Proxy Card: You can submit a proxy in advance of the Special Meeting by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope.

If you are a stockholder of record, you may attend the Special Meeting virtually and vote via the Special Meeting website, www.virtualshareholdermeeting.com/USAP2025SM, where stockholders may vote and submit questions during the Special Meeting. Please have your 16-digit control number to join the Special Meeting. Instructions on how to attend and participate in the Special Meeting via the Internet are posted at www.proxyvote.com. Even if you plan to attend the Special Meeting virtually, we encourage you to submit a proxy in advance by Internet, telephone or mail so that your vote will be counted in the event you later decide not to attend the Special Meeting virtually. The method you use to vote will not limit your right to vote at the Special Meeting if you decide to attend the Special Meeting virtually. If you are the beneficial owner of Shares held in “street name,” you must obtain a legal proxy, executed in your favor by your broker, to be able to attend virtually and vote at the Special Meeting.

If you are the beneficial owner of Shares held in “street name,” please refer to the information forwarded by your broker to see which voting options are available to you and to see what steps you must follow if you choose to attend the Special Meeting virtually and vote your Shares.

YOUR VOTE IS VERY IMPORTANT. We encourage you to submit your proxy even if you plan to attend the Special Meeting virtually. If you properly give your proxy and submit it to us in time to vote at the Special Meeting, the individuals named as your proxy holders will vote your Shares as you have directed. Regardless of whether you plan to attend the Special Meeting virtually, and regardless of the number of Shares that you own, it is important that your Shares are represented at the Special Meeting virtually or by proxy.

21.	Can I change my vote after I have submitted my proxy?

Yes. You may revoke your proxy at any time before the vote is taken at the Special Meeting. If you are a stockholder of record, you may change your vote by (i) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method); (ii) providing written notice of revocation to our Secretary at our corporate headquarters located at 600 Mayer Street, Bridgeville, PA 15017, prior to your Shares being voted at the Special Meeting; or (iii) participating in the Special Meeting virtually and voting at the Special Meeting. Attendance at the Special Meeting virtually will not cause your previously granted proxy to be revoked unless you vote at the Special Meeting or specifically so request. For Shares you hold beneficially in “street name,” you may change your vote by submitting new voting instructions to your broker, bank, trustee or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee or nominee giving you the right to vote your Shares, by attending the Special Meeting virtually and voting at the Special Meeting.

22.	What happens if I abstain from voting or if I do not vote on the proposals?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. However, abstentions are counted as Shares present or represented by proxy at the Special Meeting for purposes of determining whether a quorum is present at the Special Meeting. As a result, an abstention on any of the proposals to be submitted to stockholders at the Special Meeting will be counted for purposes of determining the presence or absence of a quorum.

Failure to vote your Shares (including a failure of your broker, bank or other nominee to vote Shares held on your behalf) will count as a vote “AGAINST” the proposal to adopt the Merger Agreement. If you are a stockholder of record and your Shares are present at the Special Meeting but are not voted on the Compensation Proposal or the Adjournment Proposal, or if you have given a proxy and abstained on such proposal, this will have the same effect as if you voted “AGAINST” approval of the Compensation Proposal or the Adjournment Proposal, as applicable. If you are a stockholder of record and fail to submit a proxy or to attend the Special Meeting virtually, the Shares of record held by you will not be counted in respect of, and will not have an effect on, the Compensation Proposal or the Adjournment Proposal. If you are a beneficial owner of Shares and fail to instruct your broker with respect to the Shares beneficially owned by you, the Shares beneficially owned by you will not be counted in respect of, and will not have an effect on, the Compensation Proposal or the Adjournment Proposal.

Because brokers, banks and other nominees do not have discretionary voting authority with respect to the proposal to adopt the Merger Agreement, the Compensation Proposal or the Adjournment Proposal, if a beneficial owner of Shares held in street name does not give voting instructions to the broker, bank or other nominee with respect to any of these proposals, then those Shares may not be voted on your behalf for any of these proposals, will not be deemed present or represented by proxy at the Special Meeting and will not be counted for purposes of determining whether a quorum is present at the Special Meeting. However, if a beneficial owner of Shares held in street name gives voting instructions to the broker, bank or other nominee with respect to at least one of these proposals, but gives no instruction as to one or more of the other proposals, then those Shares will be deemed present at the Special Meeting for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to any proposal as to which instructions were given and will not be voted with respect to any other proposal. Therefore, it is important that you instruct your broker, bank or other nominee on how you wish to vote your Shares.

23.	What do I need to do now?

You should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including, but not limited to, the Merger Agreement, along with all of the documents that we refer to in this proxy statement, as they contain important information about, among other things, the Transactions and how they affect you. Then sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or submit your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card), so that your Shares can be voted at the Special Meeting, unless you wish to seek appraisal pursuant to Section 262. If you hold your Shares in “street name,” please refer to the voting instruction form provided by your bank, broker or other nominee to vote your Shares.

24.	What happens if I sell or otherwise transfer my Shares after the Record Date but before the Special Meeting?

The Record Date for the Special Meeting is earlier than the date of the Special Meeting and the date on which the Merger is expected to be completed. If you sell or transfer your Shares after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your Shares and each of you notifies Universal in writing of such special arrangements, you will transfer the right to receive the Merger Consideration, if the Merger is completed, to the person to whom you sell or transfer your Shares, but you will retain your right to vote those Shares at the Special Meeting. You will also lose the ability to exercise appraisal rights pursuant to Section 262 with respect to the transferred Shares. Even if you sell or otherwise transfer your Shares after the Record Date, we encourage you to sign, date and return the enclosed proxy card in the accompanying reply envelope or submit your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card).

25.	What are the voting requirements to approve the proposals?

Assuming that a quorum is present at the Special Meeting, the voting requirements to approve each of the proposals to be voted upon at the Special Meeting are as follows:

Merger Proposal: The affirmative vote of the holders of a majority of all outstanding Shares as of the Record Date is required to adopt the Merger Agreement.

If a quorum is present at the Special Meeting, the failure of any stockholder of record to: (i) submit a signed proxy card; (ii) grant a proxy over the Internet or by telephone (using the instructions provided in the enclosed proxy card); or (iii) vote virtually at the Special Meeting will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. If you hold your Shares in “street name” and a quorum is present at the Special Meeting, the failure to instruct your bank, broker or other nominee how to vote your Shares will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. If a quorum is present at the Special Meeting, abstentions will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

Compensation Proposal: Approval of the Compensation Proposal requires the approval of the holders of a majority of the Shares present virtually or represented by proxy at the Special Meeting. The approval of the Compensation Proposal is advisory (non-binding) and is not a condition to the completion of the Merger.

Adjournment Proposal: Approval of the Adjournment Proposal requires the approval of the holders of a majority of the Shares present virtually or represented by proxy at the Special Meeting.

26.	What will I receive if the Merger is completed?

Upon completion of the Merger, subject to complying with the procedures described in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement–Exchange and Payment Procedures,” you will be entitled to receive the Merger Consideration for each Share that you own immediately prior to the Effective Time, unless you are entitled to and have properly exercised and not waived, withdrawn, failed to perfect or otherwise lost your appraisal rights under Section 262. For example, if you own 100 Shares, subject to complying with the aforesaid procedures, you will receive $4,500 in cash, less any applicable withholding taxes, in exchange for your Shares. You will not receive any shares of capital stock in the Surviving Corporation.

27.	What will holders of Universal stock awards receive if the Merger is consummated?

At the Effective Time:

•

Each Company Stock Option that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, with an exercise price per Share less than the Merger Consideration will be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable tax withholdings, equal to the product of (a) the excess, if any, of the Merger Consideration over the exercise price per Share of such Company Stock Option and (b) the total number of Shares subject to such Company Stock Option. Each outstanding Company Stock Option with an exercise price per Share equal to or greater than the Merger Consideration will be cancelled without payment therefor;

•

Each NED RSU that is outstanding immediately prior to the Effective Time will be cancelled and converted into the right to receive an amount in cash equal to the product of (a) the Merger Consideration and (b) the total number of Shares subject to such NED RSU, without interest and subject to applicable tax withholdings;

•

Each Non-Executive RSU that is outstanding immediately prior to the Effective Time will be cancelled and converted into the right to receive an amount in cash equal to the product of (a) the Merger Consideration and (b) the total number of Shares subject to such Non-Executive RSU, without interest and subject to applicable tax withholdings;

•

Each Executive RSU that is outstanding immediately prior to the Effective Time will be cancelled and converted into a cash-settled award representing the right to receive (a) the Merger Consideration with respect to each Share subject to such Executive RSU plus (b) payment in cash of interest, calculated at a rate of 10% per annum, from the Closing Date to the vesting date applicable to such Executive RSU. Following the Merger, the vesting and delivery of a converted award will be accelerated upon an employer-initiated termination of employment other than in the event of the grantee’s Detrimental Conduct, except as otherwise required by applicable tax rules. The converted award otherwise will be subject to the same terms and conditions applicable to the Executive RSU under the 2017 Plan and the applicable award agreement evidencing such grant thereunder, as described below;

•

Each Executive PSU that is outstanding immediately prior to the Effective Time will be converted into a cash-settled award representing the right to receive the Merger Consideration per Share covered thereby, with the number of such converted Executive PSUs earned determined in accordance with the following performance conditions:

•

for each fiscal year in the performance period that occurs prior to the fiscal year in which the Closing occurs, the original Universal performance metrics will be used to calculate the number of performance units earned in respect of such fiscal year, as such metrics are set forth in the original award agreement;

•

for each fiscal year in which the Closing occurs and any subsequent fiscal years in the performance period, such original Universal performance metrics will be replaced with metrics related to earnings before interest, taxes, depreciation, and amortization, and metrics related to return on capital employed (the specific definitions of which will be agreed by the parties), including for the performance period covering fiscal years 2024 through 2026; and

•

for the fiscal year in which the Closing occurs and any subsequent fiscal years in the performance period, the number of Shares subject to such converted Executive PSUs will be calculated at the greater of target or actual performance, except that performance for the 2024 fiscal year will be calculated at maximum performance.

Each converted Executive PSU, except as otherwise provided in the Merger Agreement, will be subject to the same terms and conditions applicable to the Executive PSU under the 2017 Plan and the applicable award agreement evidencing such grant thereunder, as described below. Following the Merger, the vesting and delivery of a converted award will be accelerated upon an employer-initiated termination of employment other than in the event of the grantee’s Detrimental Conduct, except as otherwise required by applicable tax rules. Vesting will be based on target achievement or actual achievement of performance goals through the date of such termination, except that performance for the 2024 fiscal year will be calculated at maximum performance. Parent will cause the Surviving Corporation to make the payments described above through the Surviving Corporation’s payroll system on or as soon as reasonably practicable after the Effective Time, but in any event within five business days thereafter.

For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Merger Consideration—Treatment of Universal Options, RSU Awards and PSU Awards.”

28.	When do you expect the Merger to be completed?

We are working toward completing the Merger as promptly as possible. In order to complete the Merger, Universal must obtain the Universal Stockholder Approval, and the other conditions to Closing under the Merger Agreement must be satisfied or waived, including but not limited to (i) the expiration or termination of any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act or any voluntary agreement with a governmental authority not to consummate the Merger and (ii) consents, approvals, non-disapprovals and other authorizations of governmental authorities under certain applicable regulatory laws must be obtained. Universal and Parent filed notification and report forms under the HSR Act with the DOJ and the FTC on November 13, 2024. Universal and Parent separately filed their respective portions of the DDTC Notification on November 6, 2024. Since the Merger is subject to a number of conditions, the exact timing of the Merger cannot be determined at this time. For more information, please see the section of this proxy captioned “The Merger—Regulatory Approvals Required for the Merger.”

29.	What happens if the Merger is not completed?

If the Merger Agreement is not adopted by the stockholders or if the Merger is not completed for any other reason, stockholders will not be entitled to, nor will they receive, any payment for their Shares pursuant to the Merger Agreement. Instead, Universal will remain an independent public company, Shares will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and we will continue to file periodic reports under the Exchange Act with the SEC. Under certain specified circumstances, Universal will be required to pay Parent the Universal Termination Fee following the termination of the Merger Agreement, as described in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Universal Termination Fee.”

30.	May I exercise dissenters’ rights or rights of appraisal in connection with the Merger?

Yes. Stockholders of record and beneficial owners of Shares who do not wish to accept the Merger Consideration are entitled to seek appraisal of their Shares under Section 262. Section 262 provides a procedure pursuant to which persons who (i) were stockholders of record or beneficial owners of Shares at the time of making a proper demand for appraisal of such stockholders’ or beneficial owners’ Shares before the vote is taken on the proposal to adopt the Merger Agreement, (ii) do not vote (whether in person or by proxy) in favor of the proposal to adopt the Merger Agreement, (iii) continue to hold such Shares through the Effective Time, (iv) perfect their rights to appraisal of their Shares in accordance with Section 262 and (v) do not thereafter withdraw their demand for appraisal or otherwise lose their appraisal rights, will represent the right to receive from the Surviving Corporation the “fair value” of their Shares (exclusive of any element of value arising from the accomplishment or expectation of the Merger) as determined by the Delaware Court of Chancery, together with interest. These rights are known as “appraisal rights” and are discussed in more detail in the section of this proxy statement captioned “The Merger—Appraisal Rights”.

Stockholders of record and beneficial owners of Shares who are considering demanding appraisal of their Shares should recognize that the “fair value” of their Shares determined under Section 262 could be more than, the same as, or less than, the Merger Consideration. Strict compliance with the procedures set forth in Section 262 is required to properly exercise and perfect appraisal rights. Failure to comply timely and strictly with all of the procedures set forth in Section 262 may result in the failure to properly exercise and perfect appraisal rights or the withdrawal or loss of appraisal rights. Consequently, and in view of the complexity of the provisions of Section 262, stockholders of record and beneficial owners of Shares wishing to exercise appraisal rights are urged to consult legal counsel before attempting to exercise such rights.

Section 262 requires that where a proposed merger is to be submitted for approval at a meeting of stockholders, the corporation must notify stockholders that appraisal rights will be available not less than 20 days before the meeting to vote on the merger. Such notice must include either a copy of Section 262 or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes notice of such appraisal rights pursuant to Section 262. The required copy of Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Any discussion in this proxy statement of Section 262 is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to the full text of Section 262. For more information, please see the section of this proxy statement captioned “The Merger—Appraisal Rights.”

31.	Should I send in my stock certificate(s), if any, now?

No. If you are a record holder of a certificate or certificates that represent Shares on the Record Date, a letter of transmittal will be mailed to you promptly, and in any event within two business days, after the Effective Time, describing, among other things, how you should surrender your stock certificate(s) for your Shares in exchange for payment of the Merger Consideration. Please do NOT return any stock certificate(s) with your proxy.

If your Shares are held in “street name” by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee as to how to effect the surrender of your “street name” Shares in exchange for the Merger Consideration, and you will not be mailed, and do not need to complete, a letter of transmittal.

32.	Should I surrender my book-entry Shares now?

No. All holders of uncertificated Shares (i.e., holders whose Shares are held in book-entry form, including held in “street name” by your broker, bank or other nominee) will automatically receive the applicable Merger Consideration for their Shares shortly after the Merger is completed without any further action required on the part of such holder.

33.	Why are the stockholders being asked to cast an advisory (non-binding) vote to approve the Compensation Proposal?

The Exchange Act and applicable SEC rules thereunder require Universal to seek an advisory (non-binding) vote with respect to certain payments that may be paid or become payable to certain of its named executive officers in connection with the Merger.

34.	What will happen if the stockholders do not approve the Compensation Proposal at the Special Meeting?

Approval of the Compensation Proposal is not a condition to the completion of the Merger. The stockholder vote with respect to the Compensation Proposal is an advisory vote and will not be binding on Universal. Therefore, if the Universal Stockholder Approval is obtained and the Merger is completed, the amounts payable under the Compensation Proposal will be payable to Universal’s named executive officers in accordance with the terms and conditions of the applicable agreements, subject only to the conditions applicable thereto, regardless of the outcome of the vote on the Compensation Proposal.

35.	Could other matters be decided at the Special Meeting?

As of the date this proxy statement was made available to stockholders, we did not know of any matters to be raised at the Special Meeting other than the three proposals referred to in this proxy statement. However, if any other matters are presented for consideration at the Special Meeting, the persons named as proxy holders and acting thereunder will have discretion to vote on these matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote.

36.	Who is paying for the cost of proxy solicitation?

The proxies being solicited hereby are being solicited by us, and the cost of soliciting proxies in the enclosed form will be borne by us. We have also retained Innisfree M&A Incorporated to aid in the solicitation. For these services, we will pay Innisfree M&A Incorporated a fee of approximately $25,000 and reimburse it for certain out-of-pocket disbursements and expenses. Our officers and other employees may, without compensation other than their regular compensation, solicit proxies by further mailings, personal conversations, telephone, facsimile or other electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

37.	I share an address with another stockholder, and we received only one copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

The SEC rules permit brokers to participate in a practice known as “householding,” which means that only one copy of the proxy materials will be sent to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. Householding is designed to reduce printing and postage costs, and results in cost savings for us. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. If you received a householding mailing and would like to have additional copies of this proxy statement mailed to you, or if you would like to opt out of this practice for future mailings, please contact your broker or submit your request to our Secretary at Universal Stainless & Alloy Products, Inc., 600 Mayer Street, Bridgeville, PA 15017, or by telephone at (412) 257-7600. Upon receipt of any such request, we agree to promptly deliver a copy of this proxy statement to you. In addition, if you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact us using the contact information set forth above.

38.	Where can I find the voting results of the Special Meeting?

We will announce preliminary voting results with respect to each proposal at the Special Meeting. In accordance with SEC rules, final voting results will be published in a Current Report on Form 8-K within four business days following the Special Meeting, unless final results are not known at that time, in which case preliminary voting results will be published within four business days of the Special Meeting and final voting results will be published once they are known by us.

39.	Whom should I contact with other questions?

If you have additional questions about this proxy statement or the Special Meeting, please contact Innisfree M&A Incorporated, our proxy solicitor, by telephone at (877) 750-8269 (stockholders) and (212) 750-5833 (banks and brokerage firms).

FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Forward-looking statements can be identified by words like “may,” “will,” “likely,” “should,” “expect,” “anticipate,” “future,” “plan,” “believe,” “intend,” “goal,” “seek,” “estimate,” “project,” “target,” “continue,” or variations of such words and similar expressions. These forward-looking statements are not guarantees of future performance and involve risks, assumptions, and uncertainties, including, but not limited to, risks related to the ability of the parties to consummate the Transactions in a timely manner or at all; the satisfaction or waiver of the conditions to the closing the Transactions, including the failure to obtain antitrust or other regulatory approvals and clearances or approval of Universal’s stockholders; potential delays in consummating the Transactions; the occurrence of any event, change or other circumstance or condition that could give rise to termination of the Merger Agreement; the possibility that competing offers or acquisition proposals for Universal will be made; Aperam’s ability to realize the anticipated benefits of the Transactions and integrate Universal’s business; the effect of the announcement or pendency of the Transactions on Universal’s and Aperam’s business relationships, operating results and business generally; significant transaction costs and unknown liabilities; and litigation or regulatory actions related to the Transactions. In addition, the risks to which Universal’s business is subject, including those risks set forth in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 29, 2024, and in Universal’s subsequent filings with the SEC, could adversely affect the Transactions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. The forward-looking statements included in this proxy statement are made only as of the date of this proxy statement, and except as otherwise required by federal securities law, Universal does not assume any obligation nor does it intend to publicly update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

THE SPECIAL MEETING

The enclosed proxy is solicited on behalf of the Board of Directors for use at the Special Meeting.

Date, Time and Place

We will hold the Special Meeting on January 15, 2025, at 10:00 a.m. Eastern Time and any adjournment or postponement thereof solely by means of remote communications, which will be conducted via live audio webcast on the Internet. Stockholders of record, and beneficial owners of Shares holding a valid proxy from a stockholder of record, who register for the Special Meeting in advance will be able to participate in the Special Meeting, vote on the proposals described below, and submit questions during the Special Meeting via live webcast by visiting www.virtualshareholdermeeting.com/USAP2025SM. To participate in the Special Meeting, you must have your 16-digit control number that is shown on your proxy card. The Special Meeting is being held on a virtual-only basis.

Purpose of the Special Meeting

At the Special Meeting, we will ask the stockholders to vote on proposals to: (i) adopt the Merger Agreement; (ii) approve, on an advisory (non-binding) basis, the Compensation Proposal; and (iii) approve the Adjournment Proposal.

We do not expect that any matters other than the proposals set forth above will be brought before the Special Meeting, and only matters specified in the Notice of Special Meeting may be acted upon at the Special Meeting.

Our stockholders must approve the proposal to adopt the Merger Agreement in order for the Merger to be consummated. If our stockholders fail to approve the proposal to adopt the Merger Agreement, the Merger will not be consummated. A copy of the Merger Agreement is annexed as Annex A to this proxy statement, which we urge you to read carefully in its entirety.

Record Date; Shares Entitled to Vote; Quorum

Only stockholders of record as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. A list of stockholders entitled to vote at the Special Meeting will be available for examination by any stockholder at our corporate headquarters located at Universal Stainless & Alloy Products, Inc., 600 Mayer Street, Bridgeville, PA 15017, during ordinary business hours for a period of 10 days before the Special Meeting.

The presence, in person or by proxy, of the holders of record of a majority of the outstanding Shares on the Record Date will constitute a quorum for the transaction of business at the Special Meeting. Assuming the Special Meeting is held solely by means of remote communication, as it is currently scheduled to be, only Shares present virtually or represented by proxy at the Special Meeting will be counted in determining whether a quorum is present. As of the Record Date, there were 9,415,032 Shares outstanding and entitled to vote at the Special Meeting, meaning that 4,707,517 Shares must be represented virtually or by proxy at the Special Meeting to have a quorum. In the event that a quorum is not present at the Special Meeting, it is expected that the Special Meeting will be adjourned to solicit additional proxies to approve the proposal to adopt the Merger Agreement.

Vote Required; Abstentions and Failure to Vote

The affirmative vote of the holders of a majority of all outstanding Shares on the Record Date is required to adopt the Merger Agreement. As of the Record Date, 4,707,517 Shares constitute a majority of the outstanding Shares. Adoption of the Merger Agreement by the stockholders is a condition to the Closing.

The approval of the holders of the majority of the Shares present virtually or represented by proxy at the Special Meeting is required to approve the Compensation Proposal, on an advisory (non-binding) basis, provided a quorum is present.

Approval of the Adjournment Proposal requires the approval of the holders of a majority of the Shares present virtually or represented by proxy at the Special Meeting.

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder abstains from voting, that abstention will have the same effect as if the stockholder voted “AGAINST” the proposal to adopt the Merger Agreement. However, abstentions are counted as Shares present or represented by proxy at the Special Meeting for the purposes of determining whether a quorum is present at the Special Meeting. As a result, an abstention on any of the proposals to be submitted to stockholders at the Special Meeting will be counted for purposes of determining the presence or absence of a quorum.

Failure to vote your Shares (including a failure of your broker, bank or other nominee to votes Shares held on your behalf) will count as a vote “AGAINST” the proposal to adopt the Merger Agreement. If you are a stockholder of record and your Shares are present at the Special Meeting but are not voted on the Compensation Proposal or the Adjournment Proposal, or if you have given a proxy and abstained on such proposal, this will have the same effect as if you voted “AGAINST” approval of the Compensation Proposal or the Adjournment Proposal, as applicable. If you are a stockholder of record and fail to submit a proxy or to attend the Special Meeting virtually, the Shares of record held by you will not be counted in respect of, and will not have an effect on, the Compensation Proposal or the Adjournment Proposal. If you are a beneficial owner of Shares and fail to instruct your broker with respect to the Shares beneficially owned by you, the Shares beneficially owned by you will not be counted in respect of, and will not have an effect on, the Compensation Proposal or the Adjournment Proposal.

Because brokers, banks and other nominees do not have discretionary voting authority with respect to the proposal to adopt the Merger Agreement, the Compensation Proposal or the Adjournment Proposal, if a beneficial owner of Shares held in street name does not give voting instructions to the broker, bank or other nominee with respect to any of these proposals, then those Shares may not be voted on your behalf for any of these proposals, will not be deemed present or represented by proxy at the Special Meeting and will not be counted for purposes of determining whether a quorum is present at the Special Meeting. However, if a beneficial owner of Shares held in street name gives voting instructions to the broker, bank or other nominee with respect to at least one of these proposals, but gives no instruction as to one or more of the other proposals, then those Shares will be deemed present at the Special Meeting for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to any proposal as to which instructions were given and will not be voted with respect to any other proposal.

Shares Held by Universal’s Directors and Executive Officers

As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 624,825 Shares, representing approximately 6.6% of the Shares outstanding on the Record Date.

Our directors and executive officers have informed us that they currently intend to vote all of their respective Shares (i) “FOR” the adoption of the Merger Agreement, (ii) “FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal, and (iii) “FOR” the Adjournment Proposal.

Voting of Proxies

If, on the Record Date, your Shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you may cause your Shares to be voted by returning a signed and dated proxy card in the accompanying prepaid envelope, or you may vote virtually at the Special Meeting. Additionally, you may grant a proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to grant a proxy electronically over the Internet or by telephone. Based on your proxy card or Internet and telephone proxies, the proxy holders will vote your Shares according to your directions.

If you plan to attend the Special Meeting and wish to vote virtually, you will need to enter the 16-digit control number found in your proxy materials. If you attend the Special Meeting and vote virtually, your vote will revoke any previously submitted proxy. If your Shares are registered directly in your name, you are encouraged to vote by proxy even if you plan to attend the Special Meeting virtually.

Voting instructions are included on your proxy card. All Shares represented by properly signed and dated proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions of the stockholder. Properly signed and dated proxies that do not contain voting instructions will be voted:

“FOR” the adoption of the Merger Agreement;

“FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal; and

“FOR” the Adjournment Proposal.

If, on the Record Date, your Shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee or obtaining a “legal proxy” from your bank, broker or other nominee and attending the Special Meeting and voting virtually. If such a service is provided, you may vote over the Internet or telephone through your bank, broker or other nominee by following the instructions on the voting form provided by your bank, broker or other nominee. If you do not return the voting form provided by your bank, broker or other nominee, do not vote via the Internet or telephone through your bank, broker or other nominee, if possible, or do not obtain a “legal proxy” from your bank, broker or other nominee and attend the Special Meeting and vote virtually, it will have the same effect as if you voted “AGAINST” the proposal to adopt the Merger Agreement, but will have no effect on the Compensation Proposal or the Adjournment Proposal.

Revocability of Proxies

If you are a stockholder of record entitled to vote at the Special Meeting, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

•	signing another proxy card with a later date and returning it to us prior to the Special Meeting;

•	submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•

delivering a written notice of revocation to our Secretary at our corporate headquarters located at Universal Stainless & Alloy Products, Inc., 600 Mayer Street, Bridgeville, PA 15017, prior to your Shares being voted at the Special Meeting; or

•	attending the Special Meeting and voting virtually.

If you have submitted a proxy, your virtual appearance at the Special Meeting will not have the effect of revoking your prior proxy; provided that you do not vote virtually or submit an additional proxy or revocation, which, in each case, will have the effect of revoking your prior proxy.

If you hold your Shares in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also attend the Special Meeting and vote virtually if you obtain a “legal proxy” from your bank, broker or other nominee.

Adjournments and Postponements

Although it is not currently expected, the Special Meeting may be adjourned or postponed to a later date or dates, including for the purpose of soliciting additional proxies, if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement or if a quorum is not present at the Special Meeting. Other than an announcement to be made at the Special Meeting of the time and place or means of remote communications by which stockholders and proxy holders may be deemed to be present in person and vote, as the case may be, of an adjourned meeting, an adjournment generally may not be made without notice. Any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow the stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned or postponed.

Board of Directors’ Recommendation

The Board of Directors, after considering various factors described under the caption, “The Merger— Recommendation of the Board of Directors and Reasons for the Merger,” has unanimously: (i) determined that the Merger Agreement, the Merger and the other Transactions to be consummated by Universal are advisable and fair to, and in the best interests of, Universal and its stockholders, (ii) duly authorized and approved the execution, delivery and performance by Universal of the Merger Agreement and the consummation by Universal of the Transactions to be consummated by Universal, including the Merger, (iii) resolved to, subject to certain circumstances set forth in the Merger Agreement, recommend adoption of the Merger Agreement by the stockholders of Universal, and (iv) directed that the adoption of the Merger Agreement be submitted to a vote of the stockholders of Universal. For more information, please see the section of this proxy statement captioned “The Merger—Interests of Universal’s Directors and Executive Officers in the Merger.”

Accordingly, the Board of Directors unanimously recommends, on behalf of Universal, that you vote: (i) “FOR” the adoption of the Merger Agreement; (ii) “FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal; and (iii) “FOR” the Adjournment Proposal.

Solicitation of Proxies

The expense of soliciting proxies will be borne by Universal. Universal has retained Innisfree M&A Incorporated, a proxy solicitation firm, to solicit proxies in connection with the Special Meeting at a cost of approximately $25,000 plus expenses. Universal will also indemnify Innisfree M&A Incorporated against certain losses arising out of its provisions of these services on our behalf. In addition, Universal may reimburse banks, brokers and other nominees representing beneficial owners of Shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax, over the Internet or other means of communication. No additional compensation will be paid for such services.

Anticipated Date of Completion of the Merger

We are working toward completing the Merger as promptly as possible. In order to complete the Merger, Universal must obtain the Universal Stockholder Approval, and the other closing conditions under the Merger Agreement must be satisfied or waived, including but not limited to (i) the expiration or termination of any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act or any voluntary agreement with the DOJ or FTC not to consummate the Transactions and (ii) consents, approvals, non-disapprovals and other authorizations of governmental authorities under certain applicable regulatory laws must be obtained. Universal and Parent filed notification and report forms under the HSR Act with the DOJ and the FTC on November 13, 2024. Universal and Parent separately filed their respective portions of the DDTC Notification on November 6, 2024. Since the Merger is subject to a number of conditions, the exact timing of the Merger cannot be determined at this time. For more information, please see the section of this proxy captioned “The Merger—Regulatory Approvals Required for the Merger.”

Delisting and Deregistration of Universal Common Stock

If the Merger is completed, the Shares will be delisted from Nasdaq and deregistered under the Exchange Act, and Shares will no longer be publicly traded. As such, Universal will no longer file periodic reports under the Exchange Act with the SEC on account of Universal’s common stock.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on January 15, 2025

The proxy statement is available at www.proxyvote.com.

Questions and Additional Information

If you have any questions concerning the Merger Agreement, the Merger or the other Transactions, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your Shares, please contact our proxy solicitor:

INNISFREE M&A INCORPORATED

501 Madison Avenue, 20th Floor

New York, New York 10022

Shareholders may call toll-free: (877) 750-8269

Banks and brokers may call collect: (212) 750-5833

THE MERGER

This discussion of the Merger is qualified in its entirety by reference to the full text of the Merger Agreement, which is annexed to this proxy statement as Annex A and incorporated into this proxy statement by reference. This summary does not purport to be complete and may not contain all of the information about the Merger that is important to you. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger, because this proxy statement contains important information about the Merger and how it affects you.

Parties Involved in the Merger

Universal Stainless & Alloy Products, Inc.

Universal Stainless & Alloy Products, Inc., was incorporated in the State of Delaware in June 1994 under the name TEK Corp. On July 29, 1994, Universal Stainless & Alloy Products, Inc., a Pennsylvania corporation, merged with and into TEK Corp. pursuant to an Agreement and Plan of Merger, dated July 28, 1994, with TEK Corp. being the surviving corporation in the merger. On October 14, 1994, TEK Corp. changed its name to Universal Stainless & Alloy Products, Inc. Universal manufactures and markets semi-finished and finished specialty steel products, including stainless steel, nickel alloys, tool steel and certain other premium alloyed steels. Universal’s manufacturing process involves melting, remelting, heat treating, hot and cold rolling, forging, machining and cold drawing of semi-finished and finished specialty steels. Universal’s products are sold to service centers, forgers, rerollers and original equipment manufacturers. Universal’s customers further process our products for use in a variety of industries, including aerospace, power generation, oil and gas, heavy equipment and general industrial markets.

Universal’s principal executive offices are located at 600 Mayer Street, Bridgeville, Pennsylvania 15017 and our telephone number is (412) 257-7600. Universal’s common stock is listed on Nasdaq under the symbol “USAP.”

Aperam US Holdco LLC

Parent is a Delaware limited liability company formed on September 27, 2024, solely for the purpose of engaging in the Transactions, including the Merger. Parent has not engaged in any business activities other than in connection with the Transactions and activities incident to its formation.

Parent is a wholly owned subsidiary of Aperam S.A. (“Aperam”). Parent’s principal executive offices are located at 7077 18-1/2 Mile Road, Sterling Heights, Michigan 48314, and its telephone number is + 352 27 36 27 117.

Aperam US Absolute LLC

Merger Sub is a Delaware limited liability company and a wholly owned subsidiary of Parent and was formed on September 27, 2024, solely for the purpose of engaging in the Transactions, including the Merger. Merger Sub has not engaged in any business activities other than in connection with the Transactions and activities incident to its formation. Upon the completion of the Merger, the separate existence of Merger Sub will cease and Universal will continue as the surviving company and a wholly owned subsidiary of Parent.

Merger Sub’s principal executive offices are located at 7077 18-1/2 Mile Road, Sterling Heights, Michigan 48314, and its telephone number is + 352 27 36 27 117.

Aperam S.A.

Aperam is a global player in stainless, electrical and specialty steel and recycling, with customers in over 40 countries. Concurrently with the execution of the Merger Agreement, Aperam executed and delivered a guarantee in favor of Universal (the “Guarantee”), pursuant to which Aperam agreed to unconditionally and irrevocably guarantee any and all payment obligations of Parent and Merger Sub under the Merger Agreement, in each case subject to the terms and conditions set forth in the Merger Agreement and the Guarantee. For more information, see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Guarantee.” The full text of the Guarantee is annexed to this proxy statement as Annex B and incorporated into this proxy statement by reference.

Aperam S.A., société anonyme, is registered with the Luxembourg Register of Commerce and Companies under the number B 155908. Its registered office is at 24-26, Boulevard d’Avranches, L-1160 Luxembourg, Grand Duchy of Luxembourg, and its telephone number is + 352 27 36 27 117. Aperam’s shares are listed on the Luxembourg and Euronext exchanges under the symbol “APAM.”

Effect of the Merger

Upon the terms and subject to the conditions of the Merger Agreement, including, without limitation, receipt of the Universal Stockholder Approval, Merger Sub will be merged with and into Universal, with the separate corporate existence of Merger Sub thereupon ceasing and Universal continuing as the Surviving Corporation of the Merger and a wholly owned subsidiary of Parent. As a result of the Merger, Universal’s common stock will no longer be publicly traded, and will be delisted from Nasdaq. In addition, the Shares will be deregistered under the Exchange Act, and Universal will no longer file periodic reports under the Exchange Act with the SEC. If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation.

The Effective Time will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or such later date and time as is agreed upon by Parent and Universal and set forth in the certificate of merger filed with the Secretary of State of the State of Delaware).

Effect on Universal if the Merger is Not Completed

If the Merger Agreement is not adopted by the stockholders, or if the Merger is not completed for any other reason:

•	the stockholders will not be entitled to, and they will not receive, any payment for their respective Shares pursuant to the Merger Agreement;

•

(i) Universal will remain an independent public company, (ii) the Shares will continue to be listed and traded on Nasdaq and registered under the Exchange Act and (iii) Universal will continue to file periodic reports under the Exchange Act with the SEC; and

•	under certain specified circumstances, Universal will be required to pay Parent a termination fee of $14.8 million (the “Universal Termination Fee”) following the termination of the Merger Agreement.

For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Universal Termination Fee.”

Merger Consideration

At the Effective Time, each Share issued and outstanding immediately prior to the Effective Time, other than the Excluded Shares, will be cancelled and converted automatically into the right to receive the Merger Consideration.

At or prior to the Effective Time, Parent will deposit, or cause to be deposited, with the Paying Agent (as defined in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Exchange and Payment Procedures”), for the benefit of the holders of Shares (other than Excluded Shares), cash in an amount sufficient to pay the aggregate Merger Consideration required to be paid in respect of Shares under the Merger Agreement. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Exchange and Payment Procedures.”

After the Merger is completed, you will have the right to receive the Merger Consideration in respect of each Share that you own, but you will no longer have any rights as a stockholder. Stockholders of record and beneficial owners of Shares who do not wish to accept the Merger Consideration are entitled to seek appraisal of their Shares under Section 262. Section 262 provides a procedure pursuant to which persons who (i) were stockholders of record or beneficial owners of Shares at the time of making a proper demand for appraisal of such stockholders’ or beneficial owners’ Shares before the vote is taken on the proposal to adopt the Merger Agreement, (ii) do not vote (whether in person or by proxy) in favor of the proposal to adopt the Merger Agreement, (iii) continue to hold such Shares through the Effective Time, (iv) perfect their rights to appraisal of their Shares in accordance with Section 262 and (v) do not thereafter withdraw their demand for appraisal or otherwise lose their appraisal rights, will represent the right to receive from the Surviving Corporation the “fair value” of their Shares (exclusive of any element of value arising from the accomplishment or expectation of the Merger) as determined by the Delaware Court of Chancery, together with interest. The “fair value” of their Shares, as so determined by the Delaware Court of Chancery, may be more or less than, or the same as, the Merger Consideration that you are otherwise entitled to receive under the Merger Agreement. For more information, please see the section of this proxy statement captioned “The Merger—Appraisal Rights.”

Background of the Merger

The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. The following chronology does not purport to be a complete description of every conversation of, or among, Universal, Aperam, the representatives of Universal and Aperam, and other parties.

The Board of Directors, with the assistance of Universal’s senior management and advisors, regularly reviews Universal’s business, operations, financial performance and strategic direction for the purpose of enhancing stockholder value. As part of this ongoing review, the Board of Directors considers Universal’s long-term strategies and plans, changes in the industry and markets in which Universal operates, economic and other market conditions, execution opportunities and risks, potential strategic alternatives, including business combinations, acquisitions, divestitures, partnerships and collaboration opportunities, and financial alternatives in light of developments in Universal’s business. In connection with this ongoing review process, in September 2019, the Board of Directors engaged TD Cowen (formerly Cowen and Company, LLC) to act as Universal’s financial advisor in connection with a possible transaction involving the possible sale of, or other business combination involving, Universal. TD Cowen was engaged for this purpose because TD Cowen is a nationally recognized investment banking firm and because, as part of its investment banking business, TD Cowen is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In connection with this engagement, since September 2019, Universal consulted with TD Cowen from time to time at the request of Universal’s management and Board of Directors.

In connection with Universal’s ongoing review process, at a meeting of the Board of Directors held on April 9, 2024 at which representatives of K&L Gates LLP, counsel to Universal (“K&L Gates”), were present, the Board of Directors discussed again exploring potential strategic alternatives that may be in the best interest of Universal’s stockholders, including a potential sale of Universal or remaining an independent company. At this meeting, K&L Gates reviewed with the Board of Directors its fiduciary duties in connection with a review of strategic alternatives, including a potential sale of Universal. Following discussion, the Board of Directors directed management of Universal to again explore, with the assistance of TD Cowen, potential strategic alternatives.

In accordance with the Board of Directors’ direction, between April 2024 and May 2024, Universal’s management, with the assistance of TD Cowen, prepared marketing materials and identified parties that potentially could be interested in a strategic transaction involving Universal. In April 2024 and May 2024, the Board of Directors reviewed strategic options with Universal’s management and directed Christopher Zimmer, Universal’s President and Chief Executive Officer, and Dennis Oates, Universal’s Chairman of the Board of Directors, to meet with selected potential strategic partners to discuss potential ways to create value. In accordance with the Board of Directors’ direction, in late April and early May 2024, Mr. Oates and Mr. Zimmer contacted seven selected potential strategic partners to gauge interest in a discussion and subsequently, Universal entered into confidentiality agreements with five such parties. One such party contacted by Universal, referred to herein as “Party A,” did not enter into a confidentiality agreement, but was not provided with or given access to any non-public information of Universal. The seventh party contacted by Universal did not express interest in participating in a discussion. Subsequently, Mr. Zimmer and Mr. Oates held in-person meetings between May 13, 2024 and June 12, 2024 with Party A and the five parties who entered into confidentiality agreements (referred to herein as “Party B,” “Party C,” “Party D,” “Party E,” and Aperam).

Beginning from May 28, 2024, in accordance with the Board of Directors’ direction, TD Cowen contacted 59 potentially interested parties (including Party A, Party B, Party C, Party D, Party E and Aperam, which contacts were in addition to the in-person meetings that Mr. Zimmer and Mr. Oates held with Party A, Party B, Party C, Party D, Party E and Aperam), of which 21 did not proceed with executing a confidentiality agreement. The remaining 38 potentially interested parties (including, as noted above, Party A, Party B, Party C, Party D, Party E and Aperam) entered into confidentiality agreements with Universal, each of which included customary non-disclosure and non-use provisions and customary standstill provisions that prohibited the parties (for an agreed upon period) from taking certain actions with respect to Universal without the prior consent of Universal.

Thereafter, discussions were held, and due diligence efforts were facilitated, with these 38 parties with respect to a potential strategic transaction involving Universal, including by providing Universal’s confidential information presentation and access to supplementary due diligence materials. Between June 14, 2024 and June 28, 2024, at the direction of the Board of Directors, members of Universal’s management, including Mr. Zimmer and Steven DiTommaso, Universal’s Vice President and Chief Financial Officer, met with three of these 38 potentially interested parties (Party D, Aperam, and a party referred to herein as “Party F”) to discuss a potential strategic transaction with Universal. Party D and Aperam visited Universal’s facilities between June 14, 2024 and the week of July 8, 2024. Representatives of TD Cowen also were present at these meetings.

Of the 38 potentially interested parties that entered into confidentiality agreements, one declined to participate further in the strategic process after receiving Universal’s confidential information presentation and supplementary due diligence materials. On June 18, 2024, the Board of Directors, at a meeting at which members of Universal’s management and representatives of TD Cowen and K&L Gates were present, discussed, among other things, finalizing a strategic process letter to be circulated to the 37 remaining potentially interested parties that entered into confidentiality agreements and inviting each such party to submit written indications of interest to Universal by July 16, 2024. Following this discussion, the Board of Directors instructed TD Cowen to send the strategic process letter to those 37 parties. During the weeks of June 24, 2024 and July 1, 2024, consistent with the Board of Directors’ direction, Universal’s strategic process letter was distributed to those 37 parties.

Following the initial strategic process letter distribution to the 37 potentially interested parties, on July 10, 2024, TD Cowen received an inbound request to participate in the process from another potentially interested party, “Party G” (which had not been among the initial 59 potentially interested parties contacted, thereby increasing the total outreach to 60 parties; Party G was not among the initial 59 parties contacted because Universal perceived Party G as lacking a strategic fit with Universal), bringing the total remaining potentially interested parties to 38. Party G signed a confidentiality agreement in substantially the same form as the confidentiality agreement signed by the other 37 potentially interested parties, but did not receive a strategic process letter given Party G’s late entry into the strategic process.

On July 11, 2024, at a meeting of the Board of Directors at which members of Universal’s management and representatives of TD Cowen and K&L Gates were present, Mr. Zimmer and TD Cowen provided an update to the Board of Directors regarding the strategic process. Of the 38 potentially interested parties that entered into confidentiality agreements, 33 declined to participate further in the strategic process after receiving the strategic process letter given, among other reasons, transaction timeline, valuation expectations based on the market price of Universal’s common stock, the potential transaction size, a lack of strategic fit, competing investment priorities and/or potential inability to obtain a meaningful margin uplift beyond the Forecasts.

On July 16, 2024 (the deadline under the strategic process letter for the submission of written indications of interest to Universal), Party D submitted an initial non-binding indication of interest to acquire all of the outstanding shares of Universal’s common stock for $32.50 per Share, consisting of a mix of 75% cash consideration and 25% stock consideration. Also on July 16, 2024, Aperam submitted an initial non-binding indication of interest to acquire all of the outstanding shares of Universal’s common stock for $40.00 per Share, consisting entirely of cash consideration.

On July 18, 2024, members of Universal’s management team, including Mr. Zimmer and Mr. DiTommaso, met with Party G to discuss a potential strategic transaction with Universal. Representatives of TD Cowen also attended this meeting.

Also on July 18, 2024, the Board of Directors held a meeting at which members of management of Universal and representatives of TD Cowen and K&L Gates were present. At this meeting, TD Cowen provided an update to the Board of Directors regarding the outreach to potentially interested parties, the initial due diligence conducted by and discussions with such parties, the submissions of initial indications of interest by Party D and Aperam and the status of discussions with the remaining three potentially interested parties (Party E, Party G, and “Party H,” which had been among the initial 59 potentially interested parties contacted) that had not yet submitted indications of interest but expressed continued interest in a potential strategic transaction. TD Cowen also provided the Board of Directors with an overview of the financial terms of the initial indications of interest submitted by Party D and Aperam. Following discussion, the Board of Directors instructed TD Cowen to send a final strategic process letter to Party D and Aperam and to continue to solicit interest from the three other potentially interested parties (Party E, Party G and Party H). Ultimately, Party E, Party G, and Party H did not submit an initial indication of interest given transaction timeline (Party E), lack of a strong strategic fit (Party G) and inability to meet valuation expectations based on the market price of Universal’s common stock (Party H).

On July 26, 2024, Aperam visited the North Jackson facility for a general site visit and due diligence session.

During the week of July 29, 2024, representatives of Aperam attended a virtual management presentation, and during the week of August 5, 2024, were provided access to a virtual data room (the “Data Room”) containing detailed, non-public due diligence information relating to Universal. During the week of August 12, 2024, representatives of Party D attended an in-person management presentation and were provided access to the Data Room following the meeting.

On August 2, 2024, at a meeting of the Board of Directors at which members of Universal’s management and representatives of TD Cowen and K&L Gates were present, Mr. Zimmer and TD Cowen provided an update to the Board of Directors regarding the strategic process.

On August 11, 2024, an auction draft of a merger agreement prepared by K&L Gates at the direction of Universal management was provided to the Board of Directors for review. The auction draft merger agreement included, among other things, a proposed Universal termination fee of 2.5% of fully-diluted equity value (“Equity Value”) payable in certain circumstances customary for transactions similar to the Merger, an agreement of the counterparty to take all necessary actions to obtain the required antitrust approvals and clearances, including to divest, license or dispose of any assets, properties or businesses of the counterparty, Universal or their respective subsidiaries and to defend through litigation the merits of any claim or order that would restrain, prevent or delay the consummation of the transactions contemplated by the merger agreement (the “Hell-or-High-Water Obligation”), representations, warranties and covenants of the counterparty with respect to the debt financing for such transactions (the “Financing Obligations”), and a customary closing condition with respect to the expiration of any waiting period (or extension thereof) applicable to the consummation of such transactions under the HSR Act (the “HSR Condition”).

On August 13, 2024, the Board of Directors held a meeting at which members of management of Universal and representatives of TD Cowen and K&L Gates were present. Representatives of K&L Gates reviewed with the Board of Directors certain key legal considerations in connection with a potential strategic transaction and TD Cowen discussed the strategic process.

On August 16, 2024, the auction draft merger agreement was made available to the remaining potentially interested parties (Aperam and Party D) in the Data Room.

Between August 20, 2024 and August 28, 2024, Party D and Aperam conducted additional due diligence, including site visits related to industrial and environmental health and safety (“EH&S”) reviews. From August 20, 2024 to August 23, 2024, Aperam conducted EH&S reviews at all four of Universal’s facilities in Bridgeville, Titusville, North Jackson and Dunkirk. From August 26, 2024 to August 28, 2024, Party D conducted EH&S reviews at the Bridgeville, Titusville, and North Jackson facilities. From August 27, 2024 to August 28, 2024, Aperam conducted industrial reviews at the North Jackson, Dunkirk, and Titusville facilities.

On August 22, 2024, at a meeting of the Board of Directors at which members of Universal’s management and representatives of TD Cowen and K&L Gates were present, TD Cowen provided an update to the Board of Directors regarding the strategic process, and representatives of K&L Gates updated the Board of Directors regarding potential engagement with legal advisors to Party D and Aperam regarding the auction draft merger agreement and regulatory approvals that may be required in connection with a potential strategic transaction.

On August 23, 2024, in accordance with the direction of the Board of Directors, Universal’s final strategic process letter was provided to Party D and Aperam (the only two remaining potentially interested parties), which specified September 10, 2024 as the deadline for final proposals, and, on August 25, 2024, a draft clean team agreement was provided to representatives of Linklaters LLP, counsel to Aperam (“Linklaters”), and to representatives of Party D.

On August 26, 2024, representatives of Linklaters delivered a revised draft clean team agreement to representatives of K&L Gates. On August 28, 2024, representatives of Linklaters and K&L Gates executed the clean team agreement on behalf of Aperam and Universal, respectively.

On August 29, 2024, at a meeting of the Board of Directors at which members of Universal’s management and representatives of TD Cowen and K&L Gates were present, Mr. Zimmer and TD Cowen provided an update to the Board of Directors regarding the strategic process, including the level of due diligence being conducted by Party D and Aperam.

On September 4, 2024, representatives of K&L Gates and Linklaters held a videoconference to discuss potential regulatory approvals that may be required in connection with a potential transaction between Universal and Aperam.

On September 5, 2024, at a meeting of the Board of Directors at which members of Universal’s management and representatives of TD Cowen and K&L Gates were present, TD Cowen provided an update to the Board of Directors regarding the strategic process, including the status of ongoing due diligence inquiries from Aperam, and feedback from Party D’s financial advisor that valuation expectations based on the market price of Universal’s common stock may negatively impact Party D’s ability to continue to participate in the strategic process.

On September 8, 2024, Party D provided feedback to TD Cowen that, although Party D believed there was strategic value in a potential combination with Universal, Party D would have difficulty meeting valuation expectations based on the market price of Universal’s common stock, but that Party D would continue its internal discussions regarding a potential combination.

On September 10, 2024 (the deadline for final proposals), Aperam submitted a non-binding proposal accompanied by a markup of the auction draft merger agreement and a proposed exclusivity agreement (the “September 10 Proposal”). In the September 10 Proposal, Aperam proposed to acquire all of the outstanding shares of Universal’s common stock for $42.00 per Share, consisting entirely of cash consideration. Aperam’s markup of the auction draft merger agreement, among other things, proposed a Universal termination fee equal to 4% of Equity Value, replaced the Financing Obligations with a representation and warranty by Parent and Merger Sub that Parent and Merger Sub would have sufficient funds to perform their obligations under the Merger Agreement and to consummate the Transactions (the “Sufficient Funds Representation”), added to the closing conditions (in addition to the HSR Condition) the receipt of CFIUS Clearance and the passing of 60 days following submission of the DDTC Notification or receipt of confirmation of DDTC’s completion of its review of the Transactions (the “Additional Regulatory Conditions”), added covenants of Parent and Universal with respect to obtaining CFIUS Clearance (the “CFIUS Obligations”), and provided in the CFIUS Obligations that neither Parent nor Universal would be permitted, without the consent of the other party, to take or agree to any action, condition or restriction to obtain CFIUS Clearance that would, or would reasonably be expected to, result in a Burdensome Condition (the “Burdensome Condition Limitation”).

Later on September 10, 2024, the Board of Directors held a meeting at which members of management of Universal and representatives of TD Cowen and K&L Gates were present to discuss the September 10 Proposal. The Board of Directors instructed TD Cowen to engage in further discussions with Party D regarding the potential for Party D to submit a final proposal. Following that meeting and in accordance with the Board of Directors’ instructions, TD Cowen contacted Party D, but did not receive a response.

Between September 11, 2024 and September 13, 2024, the Board of Directors held multiple meetings at which members of management of Universal and representatives of TD Cowen and K&L Gates were present to discuss the September 10 Proposal, subsequent communications between TD Cowen and Aperam’s financial advisor, Jefferies LLC (“Jefferies”), and between Mr. Oates and Timoteo Di Maulo, Aperam’s Chief Executive Officer, including valuation and outstanding due diligence items. Following a meeting held on September 13, 2024, the Board of Directors authorized management of Universal to proceed to negotiate with Aperam the form of an exclusivity agreement submitted as part of the September 10 Proposal, but did not authorize management to proceed with executing an exclusivity agreement with Aperam.

On September 14, 2024, representatives of K&L Gates and Linklaters held a videoconference to discuss certain key provisions of the markup of the auction draft merger agreement submitted as a part of the September 10 Proposal. Also on September 14, 2024, representatives of K&L Gates delivered to Linklaters a markup of the proposed form of exclusivity agreement submitted as part of the September 10, 2024 Proposal, noting that Universal’s willingness to enter into an exclusivity arrangement was subject to ongoing negotiation, including receipt of a revised proposal from Aperam, and was further subject to approval of the Board of Directors. The markup did not identify a particular exclusivity period.

Later on September 14, 2024, the Board of Directors held a meeting at which members of management of Universal and representatives of TD Cowen and K&L Gates were present. Representatives of K&L Gates provided an update on the videoconference with Linklaters held earlier that day, the negotiation of the form of exclusivity agreement with Aperam, and Universal’s responses to Aperam’s outstanding due diligence inquiries.

On September 15, 2024, the Board of Directors held a meeting at which members of management of Universal and representatives of TD Cowen and K&L Gates were present. TD Cowen provided an update on the discussions held with Jefferies, including regarding open due diligence items, the negotiation of the form of exclusivity agreement with Aperam, and timing of receipt of a revised proposal from Aperam.

Later on September 15, 2024, representatives of Linklaters and K&L Gates continued and concluded negotiation of the form of exclusivity agreement, which remained subject to Universal’s receipt of a revised proposal from Aperam and was further subject to approval of the Board of Directors. The negotiated form of exclusivity agreement did not identify a particular exclusivity period.

On September 16, 2024, the Board of Directors held a meeting at which members of management of Universal and representatives of TD Cowen and K&L Gates were present. Mr. Oates provided an update on his discussions with Mr. Di Maulo, including open due diligence items, exclusivity negotiations, and the timing and anticipated terms of Aperam’s revised proposal, which was anticipated to reflect a purchase price of $43.00 per Share, consisting entirely of cash consideration. TD Cowen reviewed with the Board of Directors preliminary financial information regarding Aperam’s potential $43.00 per Share proposal.

On September 17, 2024, Aperam submitted a revised non-binding proposal accompanied by a markup of the auction draft merger agreement and the proposed exclusivity agreement (the “September 17 Revised Proposal”). In the September 17 Revised Proposal, Aperam proposed to acquire all of the outstanding shares of Universal’s common stock for $43.00 per Share, consisting entirely of cash consideration. The markup of the auction draft merger agreement (which did not reference the proposed purchase price per Share) was the same markup that had been submitted as part of the September 10 Proposal and the proposed exclusivity agreement was in the form previously negotiated between Linklaters and K&L Gates and provided that Universal would negotiate solely and exclusively with Aperam with respect to a potential strategic transaction until the earlier of 5:00 p.m., Eastern Time, on October 2, 2024 or the mutual consent of the parties to terminate discussions.

Later on September 17, 2024, the Board of Directors held a meeting at which members of management of Universal and representatives of TD Cowen and K&L Gates were present to discuss the September 17 Revised Proposal. TD Cowen reviewed with the Board of Directors updated preliminary financial information regarding Aperam’s proposed $43.00 per Share proposal. Mr. Zimmer provided an update on his discussions with Mr. Di Maulo. The Board of Directors engaged in a robust discussion of the September 17 Revised Proposal, the alternative of Universal remaining an independent company, and the process conducted by Universal with respect to its evaluation of strategic alternatives. Following the discussion, the Board of Directors authorized management of Universal to proceed with executing an exclusivity agreement with Aperam in the form previously negotiated with an exclusivity period through September 27, 2024, and to negotiate a definitive merger agreement with Aperam.

On September 19, 2024, Aperam and Universal executed an exclusivity agreement pursuant to which Universal agreed to negotiate exclusively with Aperam with respect to a potential strategic transaction until the earlier of 5:00 p.m., Eastern Time, on September 27, 2024 or the mutual consent of the parties to terminate discussions (the “Exclusivity Period”).

On September 20, 2024, representatives of K&L Gates delivered a revised draft of the Merger Agreement to Linklaters which, among other things, proposed a Universal termination fee equal to 2.5% of Equity Value, modified the Sufficient Funds Representation to provide that Parent and Merger Sub would have available to them at both the signing of the Merger Agreement and at closing of the transactions contemplated by the Merger Agreement sufficient funds to pay the Required Payment Amount (the “Revised Sufficient Funds Representation”), and identified the Additional Regulatory Conditions, the CFIUS Obligations and the Burdensome Condition Limitation as subject to ongoing analysis.

On September 23, 2024, representatives of Linklaters and K&L Gates held a videoconference to discuss open items in K&L Gates’ September 20, 2024 revised draft of the Merger Agreement. This discussion addressed, among other things, the parties’ views related to the Universal termination fee, the Sufficient Funds Representation, the Additional Regulatory Conditions, the CFIUS Obligations, and the Burdensome Condition Limitation.

From September 19, 2024 through September 25, 2024, the Board of Directors held four separate meetings at which members of management of Universal and representatives of TD Cowen and K&L Gates were present to discuss the status of the negotiations of the draft Merger Agreement, including with respect to the Universal termination fee, the Additional Regulatory Conditions, the CFIUS Obligations, the Conditional CFIUS Obligations, and the treatment of employee equity awards in the Merger, among other open items.

On September 25, 2024, representatives of Linklaters delivered a revised draft of the Merger Agreement to K&L Gates which, among other things, expanded the Burdensome Condition Limitation to apply to clearance under any other regulatory law, proposed a Universal termination fee equal to 3.5% of Equity Value, revised the Sufficient Funds Representation to only apply at the closing of the Merger and not at the signing of the Merger Agreement, qualified the Hell-or-High-Water Obligation to provide that (x) Parent would not be required to take or agree to take any action that would, in its reasonable good faith judgment, be reasonably likely to give rise to a Burdensome Condition and (y) Parent would not be required to consent or agree to any divestiture of assets or a business of Parent or its affiliates (the “Hell-or-High-Water Qualification”), added a springing closing condition triggered by an inquiry letter or questions from, or the commencement of a merger investigation by, the CMA that would require obtaining confirmation in writing from the CMA that the CMA has no further questions in respect of the Merger or, if it opens an investigation, that the CMA has concluded that the Merger is not subject to a reference under Section 33 of the Enterprise Act 2002 (the “CMA Confirmation Condition”), modified the CFIUS Obligations to be conditioned on preliminary consultations with CFIUS regarding the Transactions and Parent’s determination that CFIUS Clearance is necessary or desirable (the “Conditional CFIUS Obligations”), and added as a closing condition the repayment of Universal’s outstanding indebtedness (the “Debt Condition”).

On September 26, 2024, K&L Gates provided to the Board of Directors a summary of key open items in the draft Merger Agreement received from Linklaters on September 25, 2024. At a meeting of the Board of Directors later on September 26, 2024, K&L Gates reviewed these items with the Board of Directors. Following discussion, the Board of Directors directed members of Universal’s management and representatives of K&L Gates and TD Cowen to engage in an “all parties” discussion of the key open items reflected in the draft Merger Agreement received from Linklaters. In addition, Mr. Oates and Mr. Zimmer provided an update on their conversations with representatives of Aperam regarding a proposal received from Aperam on September 25, 2024 with respect to the treatment of employee equity awards in the Merger.

On September 27, 2024, members of management of Universal, including Mr. Oates, Mr. Zimmer, and John J. Arminas, Vice President, General Counsel and Corporate Secretary, members of the management of Aperam, including Mr. Di Maulo, Sudhakar Sivaji, Chief Financial Officer, and Delphine Feraud Valendru, General Counsel, and representatives of Linklaters, K&L Gates, TD Cowen and Jefferies held a telephone conference to negotiate certain key open items reflected in the draft Merger Agreement received from Linklaters. These negotiations addressed, among other things, the Universal termination fee, the CMA Confirmation Condition, the Conditional CFIUS Obligations, the Hell-or-High-Water Qualification, the timing of the Debt Condition, the Additional Regulatory Conditions, and the application of the Sufficient Funds Representation to the signing of the Merger Agreement.

Following these negotiations, on September 27, 2024, representatives of K&L Gates delivered a revised draft of the Merger Agreement to Linklaters, which, among other things, proposed a Universal termination fee equal to 3.25% of Equity Value, removed the Debt Condition and in lieu thereof included a pre-closing covenant to deliver customary payoff letters with respect to Universal’s outstanding indebtedness to be paid off by Parent at the Closing (the “Debt Repayment Covenant”), revised the Sufficient Funds Representation to apply at the signing of the Merger Agreement (in addition to applying at the closing of the Merger), provided that the CMA Confirmation Condition could be triggered no later than five business days prior to the Closing, and revised the Conditional CFIUS Obligations to provide that the parties would mutually determine whether obtaining CFIUS Clearance is necessary or desirable. Also on September 27, 2024, Universal and Aperam mutually agreed to extend the Exclusivity Period to October 4, 2024.

Later on September 27, 2024, the Board of Directors held a meeting at which members of management of Universal and representatives of TD Cowen and K&L Gates were present. Mr. Zimmer provided an update on the “all parties” negotiations held earlier that day.

Between September 25, 2024 and September 28, 2024, representatives of Universal and Aperam engaged in negotiations regarding the treatment of the Company Stock Options, NED RSUs, Non-Executive RSUs, Executive RSUs and Executive PSUs. On September 28, 2024, representatives of Universal and Aperam finalized a proposal for treatment of these awards (the “Equity Award Proposal”). The Equity Award Proposal provided for the terms described in “Proposal 1: Adoption of the Merger Agreement—Merger Consideration—Treatment of Company Stock Options, NED RSUs, Non-Executive RSUs, Executive RSUs and Executive PSUs.”

On September 28, 2024, the Board of Directors held a meeting at which members of management of Universal and representatives of TD Cowen and K&L Gates were present. Representatives of K&L Gates provided an update on the status of the negotiations of the draft Merger Agreement and Mr. Zimmer provided a summary of the Equity Award Proposal.

On September 29, 2024, the Board of Directors held a meeting at which members of management of Universal and representatives of TD Cowen and K&L Gates were present. Representatives of K&L Gates provided an update on the status of the negotiations of the draft Merger Agreement. TD Cowen reviewed with the Board of Directors a preliminary financial analysis of Aperam’s proposed purchase price of $43.00 per Share.

Later on September 29, 2024, representatives of Linklaters delivered a revised draft of the Merger Agreement to K&L Gates, which, among other things, incorporated the provisions of the Equity Award Proposal and added an Outside Date of March 30, 2025, with two automatic extensions of three-month increments that could extend no further than September 30, 2025.

Still later on September 29, 2024, representatives of Linklaters and K&L Gates exchanged email communications and phone calls regarding the terms of the Equity Award Proposal, and representatives of Linklaters subsequently delivered a further revised draft of the Merger Agreement to K&L Gates reflecting changes to address the identity of Parent and Merger Sub, which were newly formed entities for the Transactions, and revisions to the Debt Repayment Covenant to provide Parent the option to terminate and pay off the financing arrangements.

On September 30, 2024, representatives of Linklaters and K&L Gates held a telephone conference relating to the need for a guarantee by Aperam of the obligations of Parent and Merger Sub under the Merger Agreement. Later on September 30, 2024, representatives of Linklaters delivered a draft of the Guarantee to K&L Gates, which, among other things, provided for Aperam’s guarantee of all amounts that are or may become due and payable by Parent with respect to its obligations to pay the proposed purchase price to holders of Shares and the consideration owed to the holders of Universal equity awards.

During the morning of September 30, 2024, the Board of Directors held a meeting at which members of management of Universal and representatives of TD Cowen were present to discuss a due diligence item related to Aperam’s concern about the potential effect of the consummation of the transactions contemplated by the Merger Agreement on Universal’s labor union stakeholders and the relationship among the labor union stakeholders, Universal and Aperam following the Merger (the “Labor Diligence Item”). Later on September 30, 2024, K&L Gates provided to the Board of Directors the latest draft of the Merger Agreement received from

Linklaters and a summary of the key terms thereof. Still later on September 30, 2024, the Board of Directors held two additional meetings at which management of Universal and representatives of TD Cowen and K&L Gates were present to discuss the Labor Diligence Item and the status of negotiations with Aperam.

On October 1, 2024, a meeting was held among the Board of Directors, representatives of Aperam and members of Universal management at which representatives of K&L Gates, Linklaters, TD Cowen and Jefferies were present regarding the Labor Diligence Item. Shortly thereafter, the Board of Directors held a meeting at which members of Universal management and representatives of K&L Gates and TD Cowen were present to discuss the outcome of the meeting with representatives of Aperam, the status of negotiations and next steps in connection with Aperam’s due diligence review.

On October 3, 2024, Universal and Aperam mutually agreed to extend the Exclusivity Period to October 18, 2024 to allow Aperam to address the Labor Diligence Item.

On October 10, 2024, representatives of Aperam and Universal discussed the status of the Labor Diligence Item. Following such discussions, the parties agreed to proceed with finalizing the draft Merger Agreement and draft Guarantee.

On October 11, 2024, representatives of K&L Gates delivered to Linklaters (x) a revised draft of the Merger Agreement, which, among other things, provided for Aperam’s delivery of the Guarantee, and (y) a revised draft of the Guarantee, which, among other things, expanded Aperam’s guarantee to cover all payment obligations of Parent and Merger Sub under the Merger Agreement.

On October 12, 2024, K&L Gates provided to the Board of Directors the draft Merger Agreement that had been delivered to Linklaters on October 11, 2024.

On October 13, 2024, TD Cowen provided to the Board of Directors certain information regarding TD Cowen’s material investment banking relationships with Universal and Aperam during the prior approximately two-year period, which indicated that TD Cowen had not provided any investment banking services to Aperam during such period.

On October 14 and 15, 2024, representatives of Linklaters and K&L Gates negotiated the terms of the draft Guarantee. On October 16, 2024, representatives of Linklaters delivered to K&L Gates a proposed final version of the Guarantee.

Between October 10 and October 16, 2024, representatives of Linklaters, Aperam, K&L Gates and Universal negotiated revisions to the draft Merger Agreement relating to the Conditional CFIUS Obligations with respect to the procedures related to the determination of whether CFIUS Clearance is necessary or desirable. On October 16, 2024, representatives of Linklaters delivered to K&L Gates a proposed final version of the Merger Agreement reflecting the resolution of those negotiations.

On October 16, 2024, the closing price of Universal’s common stock on Nasdaq was $43.43 per Share. After the closing of trading on such date, the Board of Directors held a meeting at which members of Universal’s management and representatives of TD Cowen and K&L Gates were present to consider approval of the proposed final version of the Merger Agreement and the Guarantee. The Board of Directors considered that the closing price of Universal’s common stock on October 16, 2024 was higher than the proposed purchase price of $43.00 per Share reflected in the proposed final version of the Merger Agreement delivered by Linklaters to K&L Gates and directed Mr. Oates, Mr. Zimmer and TD Cowen to (i) negotiate with Aperam regarding an increase in the proposed purchase price to $45.00 per Share and (ii) communicate to Aperam the Board of Directors’ expectation that a final merger agreement would need to be signed on October 16, 2024.

As a result of these negotiations, later on October 16, 2024, Aperam agreed to increase the proposed purchase price to $45.00 per Share. Shortly thereafter, the Board of Directors reconvened its meeting to consider the proposed final version of the Merger Agreement (subject to revision to reflect the increase in the proposed purchase price to $45.00 per Share) and the Guarantee. Representatives of K&L Gates reviewed with the Board of Directors its fiduciary duties in connection with the proposed Merger and presented an updated summary of the key terms of the proposed final version of the Merger Agreement (subject to revision to reflect the increase in the proposed purchase price to $45.00 per Share) and the Guarantee. TD Cowen then reviewed its financial analysis of the Merger Consideration with the Board of Directors and delivered an oral opinion, confirmed by delivery of a written opinion dated October 16, 2024, to the Board of Directors to the effect that, as of such date and based on and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by TD Cowen as set forth in such opinion, the Merger Consideration to be received by holders of Shares (other than, as applicable, Aperam, Parent, Merger Sub and their respective affiliates) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. The Board of Directors then discussed the proposed Merger and, after carefully considering the matters discussed during that meeting and prior meetings of the Board of Directors (for more information, see the section captioned “The Merger—Recommendation of the Board of Directors and Reasons for the Merger”), the Board of Directors unanimously (i) determined that the Merger Agreement and the Transactions are advisable to, fair to and in the best interests of, Universal and its stockholders, (ii) approved and declared advisable the Merger Agreement and the consummation by Universal of the Transactions to be consummated by it, (iii) duly authorized and approved the execution, delivery, and performance by Universal of the Merger Agreement and the consummation by Universal of the Transactions to be consummated by it, including the Merger, and (iv) resolved to, subject to the terms of the Merger Agreement, recommend adoption of the Merger Agreement by the stockholders of Universal.

At approximately 9:00 p.m., Eastern Time, on October 16, 2024, Aperam and Universal executed the Merger Agreement and the Guarantee.

At 1:30 a.m., Eastern Time, on October 17, 2024, Aperam and Universal each issued a press release announcing the execution of the Merger Agreement.

Since October 16, 2024, Universal has not been contacted by any person, including any of Party A, Party B, Party C, Party D, Party E, Party F, Party G, or Party H, to express interest in potentially acquiring Universal.

Recommendation of the Board of Directors and Reasons for the Merger

Recommendation of the Board of Directors

After carefully considering the various factors described below, the Board of Directors unanimously: (i) determined that the Merger Agreement and the Transactions are advisable to, fair to and in the best interests of, Universal and its stockholders, (ii) approved and declared advisable the Merger Agreement and the consummation by Universal of the Transactions to be consummated by it, (iii) duly authorized and approved the execution, delivery, and performance by Universal of the Merger Agreement and the consummation by Universal of the Transactions to be consummated by it, including the Merger, and (iv) resolved to, subject to the terms of the Merger Agreement, recommend adoption of the Merger Agreement by the stockholders of Universal. For more information, please see the section of this proxy statement captioned “The Merger—Interests of Universal’s Directors and Executive Officers in the Merger.”

The Board of Directors unanimously recommends, on behalf of Universal, that you vote “FOR” the adoption of the Merger Agreement at the Special Meeting.

Reasons for the Merger

In evaluating the Merger, the Board of Directors consulted with Universal’s management and legal and financial advisors and, in reaching the decision to approve and declare the advisability of the Merger Agreement and recommend that the stockholders vote in favor of the adoption of the Merger Agreement, the Board of Directors considered a number of factors that the Board of Directors views as supporting it decision, including, but not limited to, the following factors (which are not listed in any relative order of importance):

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Certainty of Value: the fact that the Merger Consideration is payable solely in cash, which offers immediate liquidity and certainty of value to the stockholders in respect of their Shares, eliminating the risks and uncertainties inherent in Universal continuing as a standalone company, taking into account Universal’s business, operations, prospects, strategic, short- and long-term operating plans, assets and properties, risks, liabilities and financial conditions;

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Attractive Valuation: the fact that the Merger values Universal at an enterprise value of approximately $535.7 million, representing an enterprise value multiple of 10.6x to the latest 12 months adjusted EBITDA of Universal as of June 30, 2024, which the Board of Directors found to be an attractive multiple;

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Historical Stock Price, Price Volatility and Attractive Premium: the Board of Directors’ consideration of the historical prices, volatility and trading information with respect to shares of Universal common stock, including the fact that the Merger Consideration to be received by Universal’s stockholders in the Merger represents a premium of approximately 19% over the three-month volume-weighted average stock price as of October 16, 2024, the last full trading day prior to the announcement of the Merger;

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Best Value Reasonably Available: after its review, the Board of Directors’ belief that the Merger Consideration represents the best value currently reasonably available to stockholders and, following negotiations with Aperam and its representatives, including final negotiations on the date of the proposed signing of the Merger Agreement resulting in an increase of the merger consideration by $2.00 per Share (as described in more detail under the section titled “The Merger—Background of the Merger”), represented the highest price that Aperam was willing to pay, that the terms of the Merger Agreement include the most favorable terms to Universal, in the aggregate, to which Aperam would be willing to agree, and that the Merger Agreement does not prevent the Board of Directors from, in certain circumstances, considering and responding to an unsolicited Acquisition Proposal made after the announcement of the entry of the Merger Agreement;

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Potential Strategic Alternatives: the Board of Directors’ determination, based upon the Board of Directors’ knowledge of Universal’s business, that the Merger Consideration is more favorable to stockholders on a risk-adjusted basis than the potential value that would reasonably be expected to result from other strategic and financial alternatives reasonably available to Universal, including the continuation of Universal’s business plan in the short- and long-term as an independent enterprise, as assessed based on its historical results of operations, financial prospects and condition, the Forecasts (as defined below under the heading “—Certain Unaudited Financial Projections”), the limited availability of capital for investments given limited availability of additional debt financing and the dilutive effect that additional equity financing would have on Universal’s existing stockholders, and the impact that potential challenges facing the industries in which Universal operates could have on a company the size of and with comparable operations to Universal;

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Extensive Negotiations: the fact that the Board of Directors and Universal’s senior management, with the assistance of Universal’s outside legal counsel, extensively negotiated on an arms-length basis with Aperam and its outside legal counsel regarding the terms and conditions in the Merger Agreement;

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Aperam Guarantee: the fact that Aperam, as the parent to each of Parent and Merger Sub, has agreed to guarantee all payment obligations of Parent and Merger Sub under the Merger Agreement, which provides substantial assurance that Parent and Merger Sub would perform their obligations under the Merger Agreement and increases closing certainty for Universal. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Guarantee”;

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Thorough Process and Lack of Alternative Acquirors: the thorough process conducted by Universal, with the assistance of Universal’s management and advisors, to review other potential strategic alternatives and, in connection therewith, the outreach to 60 potentially interested parties regarding their interest in a potential acquisition of Universal, and the Board of Directors’ resulting determination that no alternative party, including financial sponsors and strategic buyers, was likely to enter into a potential transaction at a comparable price, on the same timeline, and with the same likelihood of completion as the Merger. For more information, please see the section of this proxy statement captioned “—Background of the Merger”;

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Opinion of Universal’s Financial Advisor: the financial presentation and opinion of TD Cowen, dated October 16, 2024, to the Board of Directors as to the fairness, from a financial point of view and as of the date of such opinion, of the Merger Consideration to be received by holders of Shares (other than, as applicable, Aperam, Parent, Merger Sub and their respective affiliates) pursuant to the Merger Agreement, which opinion was based on and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by TD Cowen set forth in such opinion as more fully described under the heading “—Opinion of Universal’s Financial Advisor;”

•	Likelihood of Completion: the likelihood that the Merger will close in accordance with the terms of the Merger Agreement based on:

•	the absence of any financing condition in the Merger Agreement;

•	the representation by Parent and Merger Sub that they have as of the Signing Date and will have as of the Closing sufficient funds to pay the amounts required to be paid under the Merger Agreement;

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the financial strength of Aperam and its ability to fund the aggregate Merger Consideration, including the fact that Aperam, as the parent to each of Parent and Merger Sub, has agreed to guarantee all payment obligations of Parent and Merger Sub under the Merger Agreement;

•	the business reputation and capabilities of Aperam, including Aperam’s track record of successful merger and acquisition transactions;

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the commitment made by Parent to Universal in the Merger Agreement to use reasonable best efforts to obtain required regulatory approvals and clearances (as more fully described in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Regulatory Filings”); and

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the likelihood of satisfying the conditions to the consummation of the Merger, which the Board of Directors believed were reasonable, customary and limited in number and scope (as more fully described in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Conditions to the Closing of the Merger”);

•	Additional Transaction Terms: the additional terms of the Merger Agreement and the related agreements, including:

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Universal’s right, subject to certain conditions and limitations set forth in the Merger Agreement, prior to the receipt of the Universal Stockholder Approval, to respond to and negotiate unsolicited Acquisition Proposals (as defined in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Universal Change of Recommendation”) made after the Signing Date (as more fully described in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Universal Change of Recommendation”);

•	the Board of Directors’ ability to make a Change of Recommendation or to terminate the Merger Agreement in order to enter into an Alternative Acquisition Agreement based on a Superior

Proposal (in each case as defined in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Universal Change of Recommendation”), in each case, subject to certain conditions and limitations set forth in the Merger Agreement, including paying Parent the Universal Termination Fee;

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the fact that the Board of Directors believed that the Universal Termination Fee, which is approximately 3.25% of the approximately $456 million Equity Value of Universal implied by the Merger Consideration (based on the number of fully-diluted outstanding Shares, calculated using the treasury stock method, of 10,144,122 as of October 16, 2024), is reasonable, within the market averages for such fees payable in comparable transactions, and not preclusive of, or a substantial impediment to, a third party making an Acquisition Proposal (as more fully described in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Universal Change of Recommendation”);

•	Universal’s express contractual right in the Merger Agreement to specific performance to prevent breaches of the Merger Agreement;

•	the fact that Universal has sufficient operating flexibility under the terms of the Merger Agreement to conduct its business in the ordinary course prior to the consummation of the Merger;

•	the fact that the consummation of the Merger is subject to the adoption of the Merger Agreement by Universal’s stockholders;

•	the availability of appraisal rights under Section 262 (as more fully described in the section of this proxy statement captioned “Appraisal Rights”;

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the initial outside date of March 31, 2025, with two automatic extensions of three months each until September 30, 2025 (if necessary) to obtain required antitrust approvals or clearances, allowing for time that the Board of Directors believed to be sufficient to complete the Merger; and

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the fact that, taken as a whole, the terms of the Merger Agreement, including the respective representations, warranties, covenants and termination rights and fees of the parties, as finally negotiated are reasonable and customary.

In the course of its deliberations, the Board of Directors also considered and balanced against the potentially positive reasons a number of uncertainties, risks and other potentially negative factors, including, among other things, the following (which are not listed in any relative order of importance):

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the fact that Universal stockholders will not participate in any future growth potential or benefit from any future increase in the value of Universal as a private company following completion of the Transactions;

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the possibility that all conditions to the Merger will not be timely satisfied or waived and that the Merger will not be consummated, and the potential negative effects on Universal’s business, operations, financial results and stock price;

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the potential negative effects of the public announcement of the Merger on Universal’s sales, operating results, and stock price, its ability to retain key personnel, and its relationships with suppliers, vendors, customers, and employees;

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the restrictions on the conduct of Universal’s business prior to the completion of the Merger, requiring Universal to conduct its business in the ordinary course and preventing Universal from taking certain specified actions, subject to specific limitations, all of which may delay or prevent Universal from undertaking business opportunities pending completion of the Merger;

•	the costs involved in connection with entering into the Merger Agreement and completing the Merger (many of which are payable whether or not the Merger is consummated) and the time and effort of

Universal management required to complete the Merger, which may disrupt its business operations and may have a negative effect on its financial results;

•	the conditions to the obligations of Parent to complete the Merger and the right of Parent to terminate the Merger Agreement under certain circumstances;

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the requirement that Universal pay Parent the Universal Termination Fee of $14.8 million following termination of the Merger Agreement in certain circumstances set forth in the Merger Agreement, including if Universal terminates the Merger Agreement in order to enter into an Alternative Acquisition Agreement based on a Superior Proposal or if Parent terminates the Merger Agreement following a Change of Recommendation (as more fully described in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Universal Change of Recommendation”);

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the fact that, subject to and in accordance with the terms of the Merger Agreement, Universal and its representatives are prohibited from soliciting any Acquisition Proposals until the earlier of the Effective Time and the termination of the Merger Agreement in accordance with its terms;

•	the risk that Universal stockholders may not approve the Merger;

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the fact that completion of the Merger requires or may require certain regulatory clearances and consents, including under applicable antitrust laws, CFIUS and certain foreign investment laws, and that if the Merger is not completed as a result of a regulatory impediment, Aperam will not be obligated to pay any “reverse termination fee” to Universal;

•	the risk of litigation arising from Universal stockholders in respect of the Merger Agreement or the Transactions;

•	the fact that the consideration consists of cash and will therefore be taxable to Universal stockholders who are subject to taxation for U.S. federal income tax purposes;

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the interests that certain Universal directors and executive officers may have with respect to the Merger, which interests may be different from, or in addition to, their interests as Universal stockholders generally (as more fully described in the section of this proxy statement captioned “The Merger—Interests of Universal’s Directors and Executive Officers in the Merger”);

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the market price of Universal’s common stock could be affected by many factors, including (i) if the Merger Agreement is terminated, the reason or reasons for such termination and whether such termination resulted from factors adversely affecting Universal, (ii) the possibility that, as a result of the termination of the Merger Agreement, possible acquirers may consider Universal to be an unattractive acquisition candidate and (iii) the possible sale of shares of Universal’s common stock by investors following an announcement that the Merger Agreement was terminated; and

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other risks and uncertainties of the nature identified in the section of this proxy statement captioned “Forward-Looking Statements” and in Universal’s filings with the SEC, including the risks set forth in “Item 1A. Risk Factors” in Universal’s Annual Report on Form 10-K for the year ended December 31, 2023, and subsequent filings Universal has filed or will file with the SEC. For more information, please see the section of this proxy statement captioned “Where You Can Find More Information.”

After taking into account all of the factors set forth above, the Board of Directors concluded that the potentially negative factors associated with the proposed Merger were outweighed by the potential benefits that it expected Universal stockholders would achieve as a result of the Merger, including the belief of the Board of Directors that the proposed Merger would maximize the value of Universal common stock while mitigating the risks and uncertainty affecting Universal’s future prospects.

After considering this information, the Board of Directors unanimously: (i) determined that the Merger Agreement and the Transactions are advisable to, fair to and in the best interests of, Universal and its stockholders, (ii) approved and declared advisable the Merger Agreement and the consummation by Universal of the Transactions to be consummated by it, (iii) duly authorized and approved the execution, delivery, and performance by Universal of the Merger Agreement and the consummation by Universal of the Transactions to be consummated by it, including the Merger, and (iv) resolved to, subject to the terms of the Merger Agreement, recommend adoption of the Merger Agreement by the stockholders of Universal.

The preceding discussion of the information and factors considered by the Board of Directors is not, and is not intended to be, exhaustive. In light of the variety of factors considered in connection with its evaluation of the Merger and the complexity of these matters, the Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to rank or assign relative weights to the various factors considered in reaching their respective determinations. The Board of Directors based its unanimous recommendation on the totality of the information presented.

In considering the factors described above and any other factors, individual members of the Board of Directors may have viewed factors differently or given different weight, merit or consideration to different factors. In addition, the Board of Directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Board of Directors, but rather the Board of Directors conducted an overall review of the factors described above. The foregoing discussion of the reasoning of the Board of Directors and certain information presented in this section is forward-looking in nature and, therefore, the information should be read in light of the factors discussed in the section of this proxy statement titled “Forward-Looking Statements.”

Opinion of Universal’s Financial Advisor

Universal has engaged TD Cowen as its financial advisor in connection with the Merger. As part of this engagement, the Board of Directors requested that TD Cowen evaluate the fairness, from a financial point of view, of the Merger Consideration to be received by holders of Shares (other than, as applicable, Aperam, Parent, Merger Sub and their respective affiliates) pursuant to the Merger Agreement. At a meeting of the Board of Directors held on October 16, 2024, TD Cowen reviewed with the Board of Directors TD Cowen’s financial analysis of the Merger Consideration and delivered an oral opinion, confirmed by delivery of a written opinion dated October 16, 2024, to the Board of Directors to the effect that, as of such date and based on and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by TD Cowen as set forth in such opinion, the Merger Consideration to be received by holders of Shares (other than, as applicable, Aperam, Parent, Merger Sub and their respective affiliates) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

The full text of TD Cowen’s written opinion, dated October 16, 2024, which describes various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by TD Cowen, is annexed as Annex C to this proxy statement and is incorporated herein by reference. The summary of TD Cowen’s written opinion set forth herein is qualified in its entirety by reference to the full text of such opinion. TD Cowen’s analyses and opinion were prepared for and addressed to the Board of Directors and were directed only to the fairness, from a financial point of view, of the Merger Consideration. TD Cowen’s opinion did not in any manner address Universal’s underlying business decision to effect the Merger or the relative merits of the Merger as compared to other business strategies or transactions that might be available to Universal. The Merger Consideration was determined through negotiations between Universal and Aperam and TD Cowen’s opinion did not constitute a recommendation to the Board of Directors on whether or not to approve the Merger and does not constitute a recommendation to any securityholder or any other person as to how to vote or act with respect to the Merger or otherwise.

In connection with its opinion, TD Cowen reviewed and considered such financial and other matters as it deemed relevant, including, among other things:

•	an execution version, provided to TD Cowen on October 16, 2024, of the Merger Agreement;

•	certain publicly available financial and other information for Universal and certain other relevant financial and operating data furnished to TD Cowen by the management of Universal;

•	certain internal financial forecasts, estimates and other information concerning Universal prepared by the management of Universal;

•

discussions TD Cowen had with certain members of the management of Universal concerning the historical and current business operations, financial condition and prospects of Universal and such other matters that TD Cowen deemed relevant;

•	certain operating results of, and financial and stock market information for, Universal and certain other publicly traded companies that TD Cowen deemed relevant;

•	certain financial terms of the Merger as compared to the financial terms, to the extent publicly available, of certain business combinations that TD Cowen deemed relevant;

•	the results of the process undertaken at the direction of Universal to solicit third-party indications of interest in a possible transaction involving Universal; and

•	such other information, financial studies, analyses and investigations and such other factors that TD Cowen deemed relevant for the purposes of its opinion.

In conducting its review and arriving at its opinion, TD Cowen, at the direction of the Board of Directors, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to TD Cowen by Universal or that was publicly available or was otherwise reviewed by TD Cowen. TD Cowen did not undertake any responsibility for the accuracy, completeness or reasonableness of, or independent verification of, such information. TD Cowen relied upon the representations of Universal that all information provided to TD Cowen by Universal was accurate and complete in all material respects and TD Cowen expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion of which TD Cowen becomes aware after the date of TD Cowen’s opinion.

TD Cowen assumed, at the direction of the Board of Directors, that the financial forecasts, estimates and other information concerning Universal that TD Cowen was directed to utilize for purposes of its analyses and opinion were reasonably prepared by the management of Universal on bases reflecting the best currently available estimates and good faith judgments of such management as to the future performance of Universal and the other matters covered thereby, and that such financial forecasts, estimates and other information provided a reasonable basis for its opinion. TD Cowen relied on the assessments of the management of Universal as to, among other things, the pricing of, and supply and demand for, specialty steel products and metals, which are subject to significant volatility and which, if different than as assumed, could have a material impact on TD Cowen’s analyses and opinion. TD Cowen assumed that there would be no developments with respect to any such matters that would have an adverse effect on Universal or the Merger or that otherwise would be meaningful in any respect to TD Cowen’s analyses or opinion. TD Cowen expressed no opinion as to the financial forecasts, estimates and other information utilized in TD Cowen’s analyses or the assumptions on which they were based.

In addition, TD Cowen assumed that there had been no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of Universal since the dates of the last financial statements made available to TD Cowen. TD Cowen did not make or obtain any independent evaluations, valuations or appraisals of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise) of Universal or any other entity, nor was TD Cowen furnished with such materials. TD Cowen did not conduct nor did TD Cowen assume any obligation to conduct any physical inspection of the properties or facilities of Universal or any other entity. TD Cowen also did not evaluate the solvency or fair value of Universal or any other entity under any state or federal laws relating to bankruptcy, insolvency or similar matters. In addition, TD Cowen did not undertake an independent evaluation of any actual or potential litigation, settlements, governmental or regulatory proceedings or investigations, possible unasserted claims or other contingent liabilities to which Universal or any other entity may be a party or subject. TD Cowen’s opinion did not address any legal, tax, accounting or regulatory matters related to the Merger Agreement or the Merger, as to which TD Cowen assumed that Universal and the Board of Directors received such advice from legal, tax, accounting and regulatory advisors as each determined appropriate.

TD Cowen’s opinion addressed only the fairness of the Merger Consideration from a financial point of view without regard to individual circumstances of specific holders (whether by virtue of control, voting or consent, liquidity, contractual arrangements or otherwise) that may distinguish such holders or the securities of Universal held by such holders, and TD Cowen’s opinion did not in any way address proportionate allocation or relative fairness among such holders, holders of any other securities of Universal or otherwise. TD Cowen expressed no view as to any other aspect or implication of the Merger, including, without limitation, any guarantee or other agreement, arrangement or understanding entered into in connection with the Merger or otherwise. TD Cowen’s opinion was necessarily based upon economic and market conditions and other circumstances as they existed and could be evaluated by TD Cowen on the date of such opinion. It should be understood that although subsequent developments may affect TD Cowen’s opinion, TD Cowen does not have any obligation to update, revise or reaffirm its opinion and TD Cowen expressly disclaimed any responsibility to do so. In addition, as the Board of Directors was aware, the industry in which Universal operates and certain matters affecting Universal’s business (including the pricing of, and supply and demand for, specialty steel products and metals) and the securities of Universal have experienced and may continue to experience volatility and disruptions, and TD Cowen expressed no view as to any potential effects of such volatility or disruptions on Universal or the Merger.

TD Cowen did not consider any potential legislative or regulatory changes currently being considered or recently enacted by the United States or any foreign government, or any domestic or foreign regulatory body, or any changes in accounting methods or generally accepted accounting principles that may be adopted by the SEC, the Financial Accounting Standards Board, or any similar foreign regulatory body or board.

For purposes of rendering its opinion, TD Cowen assumed in all respects relevant to its analyses that the representations and warranties of each party contained in the Merger Agreement were true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger would be satisfied without waiver thereof. TD Cowen also assumed that the final form of the Merger Agreement would be substantially similar to the execution version reviewed by TD Cowen. TD Cowen further assumed that all governmental, regulatory and other consents and approvals contemplated by the Merger Agreement would be obtained and that in the course of obtaining any such consents or approvals no restrictions would be imposed or waivers made that would have an adverse effect on Universal or the Merger. In addition, TD Cowen assumed that the Merger would be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, as amended, the Exchange Act and all other applicable state or federal statutes, rules and regulations.

It was understood that TD Cowen’s opinion was intended for the benefit and use of the Board of Directors (in its capacity as such) in its evaluation of the Merger Consideration. TD Cowen’s opinion did not constitute a recommendation to the Board of Directors on whether or not to approve the Merger and does not constitute a recommendation to any securityholder or any other person as to how to vote or act with respect to the Merger or otherwise. TD Cowen expressed no opinion as to the actual value, price or trading range of Shares or any other securities of Universal following announcement or consummation of the Merger. TD Cowen was not requested to opine as to, and its opinion did not in any manner address, Universal’s underlying business decision to effect the Merger or the relative merits of the Merger as compared to other business strategies or transactions that might be available to Universal. In addition, TD Cowen was not requested to opine as to, and its opinion did not in any manner address, (i) the fairness of the amount or nature of the compensation to the officers, directors or employees, or class of such persons, of any parties to the Merger relative to the Merger Consideration or otherwise, (ii) the fairness of the Merger or the Merger Consideration to the holders of any class of securities, creditors or other constituencies of Universal or (iii) whether Aperam, Parent or Merger Sub has sufficient cash, available lines of credit or other sources of funds to enable it to pay the Merger Consideration at the closing of the Merger.

Financial Analyses

The summary of the principal financial analyses described below under this heading “—Financial Analyses” is a summary of the material financial analyses performed by TD Cowen to arrive at its opinion. Some of the summaries of TD Cowen’s financial analyses include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses. TD Cowen performed certain procedures, including each of the financial analyses described below, and reviewed with the Board of Directors certain assumptions on which such analyses were based and other factors, including the historical and projected financial results of Universal. For purposes of the financial analyses described below, the terms (i) “adjusted EBITDA” means earnings before interest, taxes, depreciation and amortization as adjusted for certain non-recurring and non-cash items and (ii) “through-the-cycle adjusted EBITDA” means, as utilized and determined per Universal’s management, the average adjusted EBITDA or estimated adjusted EBITDA, as the case may be, of Universal during fiscal year 2019 through fiscal year 2028.

Selected Public Companies Analysis. TD Cowen reviewed selected financial and stock market information of Universal and the following five publicly traded companies with operations in the specialty metals industry that TD Cowen considered generally relevant for purposes of analysis (collectively, the “selected companies”):

•	Acerinox, S.A.
•	Aperam S.A.
•	ATI Inc.
•	Carpenter Technology Corporation
•	Metallus Inc.

TD Cowen reviewed, among other information, enterprise values, calculated as implied equity values based on closing stock prices on October 16, 2024 plus total debt and debt-like items, unfunded pension and other post-employment benefits liabilities, preferred equity and minority interests (as applicable), less cash and cash equivalents, as multiples of calendar year 2024 and calendar year 2025 estimated adjusted EBITDA. Financial data of the selected companies were based on publicly available Wall Street research analysts’ estimates, public filings and other publicly available information. Financial and other data of Universal was based on financial forecasts, estimates and other information provided by Universal’s management, public filings and other publicly available information.

The overall low to high calendar year 2024 and calendar year 2025 estimated adjusted EBITDA multiples observed for the selected companies were 5.2x to 15.2x (with a mean of 9.7x and a median of 7.2x) and 3.7x to 13.2x (with a mean of 7.6x and a median of 4.4x), respectively. TD Cowen applied selected ranges of calendar year 2024 and calendar year 2025 estimated adjusted EBITDA multiples derived from the selected companies of 6.5x to 8.5x and 4.0x to 5.0x, respectively, to corresponding data of Universal.

This analysis indicated the following approximate implied per Share equity value reference ranges for Universal, as compared to the Merger Consideration:

Implied Equity Value Per Share Reference Ranges Based On:		Merger Consideration
CY2024E Adjusted EBITDA	CY2025E Adjusted EBITDA
$40.36 – $54.88	$30.79 – $40.20	$45.00

Although the selected companies were used for comparison purposes, none of those companies is directly comparable to Universal. Accordingly, an analysis of the results of such a comparison is not purely mathematical, but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the selected companies and other factors that could affect the public trading values of the selected companies or Universal.

Selected Precedent Transactions Analysis. TD Cowen reviewed financial data relating to the following 12 selected transactions involving target companies or businesses with operations in the specialty metals industry that TD Cowen considered generally relevant for purposes of analysis (collectively, the “selected transactions”):

Announced	Acquiror	Target
February 2024	• Acerinox, S.A.	• Haynes International, Inc.
May 2023	• Apollo Global Management Inc.	• Arconic Corporation
July 2022	• Marcegaglia Steel S.p.A.	• Outokumpu Oyj (Stainless Steel Long Products Business)
December 2019	• Cleveland-Cliff Inc.	• AK Steel Holding Company
November 2019	• Acerinox, S.A.	• VDM Metals Holding GmbH
August 2015	• Berkshire Hathaway Inc.	• Precision Castparts Corp.
March 2015	• Alcoa Corporation	• RTI International Metals, Inc.
September 2013	• Kennametal Inc.	• ATI Inc. (Tungsten Materials Business)
November 2012	• Precision Castparts Corp.	• Titanium Metals Corporation
January 2012	• RTI International Metals, Inc.	• Remmele Engineering, Inc.
June 2011	• Carpenter Technology Corporation	• Latrobe Specialty Metals, Inc.
November 2010	• ATI Inc.	• Ladish Co., Inc.

TD Cowen reviewed transaction values, based on the consideration paid or payable in the selected transactions plus total debt and debt-like items, unfunded pension and other post-employment benefits liabilities, preferred equity and minority interests (as applicable), less cash and cash equivalents, as a multiple of the latest 12 months adjusted EBITDA of the target companies or businesses involved in such transactions as of the announcement date of the applicable selected transaction. Financial data of the selected transactions were based on public filings and other publicly available information. Financial and other data of Universal was based on information provided by Universal’s management, public filings and other publicly available information.

The overall low to high latest 12 months adjusted EBITDA multiples observed for the selected transactions was 4.9x to 14.0x (with a mean of 9.9x and a median of 10.9x). TD Cowen applied a selected range of latest 12 months adjusted EBITDA multiples derived from the selected transactions of 9.5x to 11.5x to the latest 12 months (as of June 30, 2024) adjusted EBITDA of Universal.

This analysis indicated the following approximate implied per Share equity value reference range for Universal, as compared to the Merger Consideration:

Implied Equity Value Per Share Reference Range	Merger Consideration
$39.65 - $49.44	$45.00

Although the selected transactions were used for comparison purposes, none of those transactions or companies or businesses involved in those transactions is directly comparable to the Merger or Universal. Accordingly, an analysis of the results of such a comparison is not purely mathematical, but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics and other factors that could affect the acquisition or other values of such transactions or the companies or businesses involved in such transactions.

Discounted Cash Flow Analysis. TD Cowen performed a discounted cash flow analysis of Universal by calculating the estimated present value of the standalone unlevered, after-tax free cash flows that Universal was forecasted to generate during the last two quarters of the fiscal year ending December 31, 2024 through the full fiscal year ending December 31, 2028 based on financial forecasts, estimates and other information provided by Universal’s management. For purposes of this analysis, stock-based compensation was treated as a cash expense. TD Cowen calculated implied terminal values for Universal by applying to Universal’s through-the-cycle adjusted EBITDA a selected range of terminal adjusted EBITDA multiples of 6.5x to 8.5x. The present values (as of June 30, 2024) of the cash flows and terminal values were then calculated using a selected range of discount rates of 10.0% to 12.0%.

This analysis indicated the following approximate implied per Share equity value reference range for Universal, as compared to the Merger Consideration:

Implied Equity Value Per Share Reference Range	Merger Consideration
$38.62 – $49.25	$45.00

Certain Additional Information

TD Cowen also observed certain additional information that was not considered part of its financial analyses with respect to its opinion but was noted for informational purposes, including:

•	historical closing prices of Shares during the 52-week period ended October 16, 2024, which indicated low and high closing prices of Shares of $11.13 per Share and $43.43 per Share, respectively; and

•

the implied premiums paid or proposed to be paid in selected all-cash acquisition transactions with transaction values of $300 million to $600 million publicly announced from January 1, 2014 to October 10, 2024; applying a selected range of implied premiums of 30% to 75% (reflecting the approximate overall 25th to 75th percentile of the implied premiums derived from such transactions based on the closing stock prices of the target companies involved in such transactions 90 calendar days prior to public announcement of such transactions) to the closing price of Shares of $30.17 per Share on July 18, 2024 (the date that is approximately 90 calendar days prior to the last trading day preceding the date of TD Cowen’s opinion) indicated an approximate implied per Share equity value reference range for Universal of $39.22 per Share to $52.80 per Share.

Miscellaneous

The summary set forth above does not purport to be a complete description of all the analyses performed by TD Cowen. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. TD Cowen did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, notwithstanding the separate factors summarized above, TD Cowen believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the process underlying its opinion. In performing its analyses, TD Cowen made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Universal. The analyses performed by TD Cowen are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses or securities may actually be sold. Accordingly, such analyses and estimates are inherently subject to uncertainty and are based upon numerous factors or events beyond the control of the parties or their respective advisors. None of Universal, TD Cowen or any other person assumes responsibility if future results are materially different from those projected. The analyses performed by TD Cowen and its opinion were only one among many factors taken into consideration by the Board of Directors in evaluating the Merger Consideration and should not be considered as determinative of the views of the Board of Directors or Universal’s management with respect to the Merger, the consideration payable in the Merger or otherwise.

TD Cowen was selected by Universal to act as financial advisor to Universal in connection with a possible sale of, or other business combination involving, Universal, including the Merger, because TD Cowen is a nationally recognized investment banking firm and because, as part of its investment banking business, TD Cowen is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

TD Cowen is acting as financial advisor to Universal in connection with the Merger and will receive from Universal for such services an aggregate fee currently estimated to be approximately $8.1 million, of which a portion was payable in connection with TD Cowen’s opinion regardless of the conclusion reached therein and approximately $7.6 million is payable contingent upon consummation of the Merger. In addition, Universal has agreed to reimburse TD Cowen’s expenses, including fees and expenses of counsel, and to indemnify TD Cowen for certain liabilities, including liabilities under federal securities laws, that may arise out of TD Cowen’s engagement.

As the Board of Directors was aware, although TD Cowen as of the date of its opinion was not providing, and during the two years preceding the date of its opinion had not provided, financial advisory and/or investment banking services to Universal unrelated to the Merger or to Aperam or Parent, TD Cowen in the future may provide services to Universal, Aperam, Parent and/or their respective affiliates and may receive compensation for the rendering of such services.

TD Cowen and its affiliates provide investment and commercial banking, lending, asset management and other financial and non-financial services to a wide range of corporations and individuals and, as part of their investment banking business, are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of business, TD Cowen and its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions in, debt, equity and/or other securities or loans of Universal, Aperam, Parent and/or their respective affiliates for TD Cowen’s or its affiliates’ own account and for the accounts of their customers. TD Cowen and its affiliates also conduct research on securities and may, in the ordinary course of business, provide research reports and investment advice to their clients on investment matters, including matters with respect to the Merger, Universal, Aperam, Parent and/or their respective affiliates. The issuance of TD Cowen’s opinion was approved by TD Cowen’s fairness opinion review committee.

Certain Unaudited Financial Projections

Universal does not, in the ordinary course, publicly disclose forecasts or projections as to future performance, earnings or other results given, among other things, the inherent difficulty of predicting financial performance for future periods and the uncertainty, unpredictability and subjectivity of the underlying assumptions, estimates and projections. However, Universal is including in this proxy statement a summary of certain non-public, unaudited, prospective financial information of Universal on a standalone basis for fiscal years December 31, 2024 through December 31, 2028, without giving effect to the Merger (the “Forecasts”), prepared by Universal’s management, solely because such information was provided by Universal’s management to the Board of Directors in connection with the consideration and evaluation of potential strategic alternatives, including the Merger, and to TD Cowen for its use and reliance in connection with TD Cowen’s financial analyses and opinion as described in the section captioned “The Merger—Opinion of Universal’s Financial Advisor.” The Forecasts also were provided to certain participants in the strategic alternatives review process, including Aperam, for purposes of their due diligence review of Universal as described above under the heading “The Merger—Background of the Merger.”

The Forecasts further reflect subjective judgment in many respects and, therefore, are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. Universal’s management views the Forecasts as subject to inherent risks and uncertainties associated with long-range projections. The inclusion of the Forecasts or of this summary should not be regarded as an indication that Universal, Aperam or any of their respective directors, officers, employees, affiliates, advisors or representatives, or any other recipient of this information or a summary thereof, considered, or now considers, it to be an assurance of the achievement of future results or necessarily predictive of actual future results, and the Forecasts should not be relied on as such. This information is not fact and readers of this proxy statement are cautioned not to place undue reliance on the Forecasts.

The Forecasts were not prepared with a view toward public disclosure or toward complying with U.S. generally accepted accounting principles (“GAAP”), nor were they prepared with a view toward compliance with the published guidelines of the SEC, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of projections of prospective financial information. Adjusted EBITDA and unlevered free cash flow contained in the Forecasts set forth below are each “non-GAAP financial measures,” which are financial performance measures that are not calculated in accordance with GAAP. The non-GAAP financial measures used in the Forecasts were relied upon by the Board of Directors in connection with its consideration of the Merger and the Merger Consideration. While Universal believes that such non-GAAP financial measures provide useful supplemental information in analyzing Universal’s financial results, there are limitations associated with the use of such financial measures. These non-GAAP financial measures used by Universal may not be the same or calculated in the same manner as those used and calculated by other companies. Furthermore, non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for Universal’s financial results prepared and reported in accordance with GAAP. The SEC rules, which otherwise would require a reconciliation of a non-GAAP financial measure to a GAAP financial measure, do not apply to non-GAAP financial measures provided to a board of directors or financial advisors in connection with a proposed business combination transaction, such as the Merger, if the disclosure is included in a document such as this proxy statement. In addition, reconciliations of non-GAAP financial measures to a GAAP financial measure were not provided to or relied upon by the Board of Directors or TD Cowen in connection with the Merger. Accordingly, Universal has not provided a reconciliation of the non-GAAP financial measures included in the Forecasts to the relevant GAAP financial measures. The Forecasts may differ from published analyst estimates and forecasts, and do not take into account any events or circumstances after the date they were prepared, including the announcement of the Transactions.

The Forecasts reflect estimates and assumptions made by Universal’s management with respect to company performance, industry performance, general business, economic, regulatory, market and financial conditions and other matters, all of which are difficult to predict and many of which are beyond Universal’s control. In particular, the Forecasts, while presented with numerical specificity, necessarily were based on variables and assumptions that are inherently uncertain. Multiple factors, including the risks and uncertainties described in Universal’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, subsequent quarterly reports filed by Universal on Form 10-Q and subsequent current reports filed by Universal on Form 8-K could cause the Forecasts or the underlying assumptions not to be appropriate. As a result, Universal cannot assure you that the Forecasts will be realized or that actual results will not be significantly higher or lower than projected. Since the Forecasts cover multiple years, they, by their nature, become less predictive with each successive year and are unlikely to anticipate each circumstance that will have an effect on Universal’s business and results of operations. The Forecasts do not take into account any circumstances or events occurring after the date on which they were prepared, including the Merger. Therefore, the Forecasts do not give effect to the proposed Merger or any changes to Universal’s operations or strategy that may be implemented after the consummation of the Merger, including any certain legal, advisory and other acquisition and integration-related costs incurred or expected to be incurred in connection with the Merger. Furthermore, the Forecasts do not take into account the effect of any failure of the Merger to be completed and should not be viewed in that context. Economic and business environments can and do change quickly, which adds an additional significant level of uncertainty as to whether the results portrayed in the Forecasts will be achieved. See also the section of this proxy statement captioned “Forward-Looking Statements.”

None of Universal, Aperam or any of their respective directors, officers, employees, affiliates, advisors or representatives makes any representation to any Universal stockholder regarding the ultimate performance of Universal relative to the Forecasts. The inclusion of the Forecasts in this proxy statement does not constitute an admission or representation of Universal that the Forecasts or the information contained therein is material. Except as required by applicable law, neither Universal nor any of its affiliates intends to, and each of them disclaims any obligation to, update, correct or otherwise revise the Forecasts to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown not to be appropriate. These considerations should be taken into account when evaluating the Forecasts, which were prepared as of an earlier date. The Forecasts should be evaluated in conjunction with the historical financial statements and other information contained in Universal’s public filings with the SEC.

The Forecasts included in this proxy statement have been prepared by, and are the responsibility of, Universal’s management. Universal’s independent registered public accounting firm, EisnerAmper LLP, has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying Forecasts and, accordingly, EisnerAmper LLP does not express an opinion or any other form of assurance with respect thereto. The EisnerAmper LLP report incorporated by reference in this proxy statement relates to Universal’s previously issued financial statements. It does not extend to the Forecasts and should not be read to do so.

The Forecasts summarized in the tables below are included solely to give Universal’s stockholders access to certain financial projections for the period from fiscal years December 31, 2024 through December 31, 2028 that were made available to the Board of Directors, Universal’s financial advisor and/or Aperam in connection with the proposed Merger, and are not included in this proxy statement in order to influence any Universal stockholder’s decision to vote with respect to the adoption of the Merger Agreement or for any other purpose.

	(dollars in millions)
	2H 2024E	2024E	2025E	2026E	2027E	2028E
Revenue(1)	$191.1	$351.5	$393.3	$432.6	$448.2	$461.5
Gross Profit	49.2	84.9	108.3	121.6	127.4	133.0
Adjusted EBITDA(2)	43.9	75.0	97.2	109.8	114.5	119.2
Unlevered Free Cash Flow(3)	27.2	N/A	62.5	63.3	69.3	74.4

(1)	2024 management revenue is based on YTD Q2 and preliminary 2H projections.
(2)	Adjusted EBITDA as used in this table is defined as earnings before interest, taxes, depreciation and amortization as adjusted for certain non-recurring and non-cash items.
(3)

Unlevered Free Cash Flow as used in this table is defined as operating income less income taxes, plus depreciation and amortization, less capital expenditures, and less changes in net working capital. Unlevered Free Cash flow is a non-GAAP financial measure and should not be considered as an alternative to net income or operating income as a measure of operating performance or cash flows or a measure of liquidity. The calculation of Unlevered Free Cash Flow was not expressly included in the Forecasts but was calculated by TD Cowen based upon the Forecasts and approved by Universal’s management for TD Cowen’s use and reliance in connection with its discounted cash flow analysis described in the section of this proxy statement captioned “The Merger–Opinion of Universal’s Financial Advisor.”

Interests of Universal’s Executive Officers and Directors in the Merger

In considering the recommendation of the Board that Universal stockholders vote to adopt the Merger Agreement, Universal stockholders should be aware that Universal’s executive officers and non-employee directors have interests in the Merger that may be different from, or in addition to, those of Universal stockholders generally. The Board was aware of and considered these interests, among other matters, in approving the Merger Agreement and the Merger, and in recommending that the Merger Agreement be adopted by Universal stockholders.

Executive Officers and Non-Employee Directors

For purposes of this disclosure, Universal’s current executive officers are as follows:

Name	Position
Christopher M. Zimmer	President and Chief Executive Officer

Steven V. DiTommaso	Vice President and Chief Financial Officer

Graham McIntosh	Executive Vice President of Technology, Chief Technology Officer

Wendel L. Crosby	Vice President of Manufacturing

John J. Arminas	Vice President, General Counsel & Secretary

Each of Messrs. Zimmer, DiTommaso, McIntosh, Crosby and Arminas were “named executive officers” for purposes of Universal’s annual proxy statement for fiscal year ended December 31, 2023.

Our current Chairman of the Board, Dennis M. Oates, who concluded his service as Universal’s President and Chief Executive Officer in 2023, and his service as Executive Chairman in 2024, is also considered an executive officer for purposes of this disclosure and was a “named executive officer” for purposes of Universal’s annual proxy statement for fiscal year ended December 31, 2023.

For purposes of this disclosure, Universal’s current non-employee directors are as follows:

Name
Dennis M. Oates

Christopher L. Ayers

Judith Bacchus

M. David Kornblatt

Udi Toledano

Certain Assumptions

Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in the section below titled “Treatment and Quantification of Company Equity Awards in the Merger,” the following assumptions were used:

•

The Effective Time is November 15, 2024, which is the assumed date of the Closing solely for purposes of the disclosure in the section below titled “Treatment and Quantification of Company Equity Awards in the Merger”;

•	The price per Share is equal to $45.00, which is the fixed dollar amount per Share that Universal’s stockholders are expected to receive upon the conversion of their Shares in the Merger;

•	The performance conditions applicable to the converted Executive PSUs will have been achieved at the maximum level of performance;

•

The potential payments and benefits described in this section are not at a level subject to a “cutback” to avoid the “golden parachute” excise tax that may be imposed under Section 4999 of the Code; and

•	No director or executive officer receives any additional equity grants or other awards on or prior to the Effective Time and all required consents from participants have been received.

As the amounts indicated below are estimates based on multiple assumptions that may or may not actually occur or be accurate as of the date referenced, the actual amounts, if any, that may be paid or become payable may materially differ from the amounts set forth below.

Treatment and Quantification of Company Equity Awards in the Merger

Current and Former Executive Officer and Non-Employee Director Stock Options

Each option to acquire Shares, whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time (a “Company Stock Option”) with an exercise price per Share less than the Merger Consideration will be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable tax withholdings, equal to the product of (a) the excess, if any, of the Merger Consideration over the exercise price per Share of such Company Stock Option and (b) the total number of Shares subject to such Company Stock Option. Each outstanding Company Stock Option with an exercise price per Share equal to or greater than the Merger Consideration will be cancelled without payment therefor.

Time-Based Restricted Stock Unit Awards

Non-Employee Directors. Each restricted stock unit award subject to time-based conditions covering Shares held by a non-employee member of the Board and granted to such member for service on the Board (each such award, a “NED RSU”) that is outstanding immediately prior to the Effective Time will be cancelled and converted into the right to receive an amount in cash equal to the product of (a) the Merger Consideration and (b) the total number of Shares subject to such NED RSU, without interest and subject to applicable tax withholdings.

Former Executive Officer. Each restricted stock unit award subject to time-based conditions (and not subject to performance-based conditions) covering Shares held by a former executive officer that is not an NED RSU (a “Former Executive Award”) that is outstanding immediately prior to the Effective Time will be cancelled and converted into the right to receive an amount in cash equal to the product of (a) the Merger Consideration and (b) the total number of Shares subject to such Former Executive Award, without interest and subject to applicable tax withholdings.

Current Executive Officers. Each restricted stock unit award subject to time-based conditions (and not subject to any performance-based conditions) covering Shares held by each of Messrs. Zimmer, DiTommaso, McIntosh, Crosby and Arminas (collectively, the “Executive Officers” and each such award, an “Executive Officer RSU”) that is outstanding immediately prior to the Effective Time will be cancelled and converted into a cash-settled award representing the right to receive (a) the Merger Consideration with respect to each Share subject to such Executive Officer RSU plus (b) payment in cash of interest, calculated at a rate of 10% per annum, from the Closing Date to the vesting date applicable to such Executive Officer RSU. Following the Merger, the vesting and delivery of a converted award will be accelerated upon an employer-initiated termination of employment other than in the event of the grantee’s Detrimental Conduct, except as otherwise required by applicable tax rules. The converted award will be subject to the same terms and conditions applicable to the Executive Officer RSU under the 2017 Plan and the applicable award agreement evidencing such grant thereunder, as described below.

Current Executive Officer Performance-Based Restricted Stock Unit Awards

Each restricted stock unit award subject to performance-based conditions covering Shares held by each of the Executive Officers (each, an “Executive Officer PSU”) that is outstanding immediately prior to the Effective Time will be converted into a cash-settled award representing the right to receive the Merger Consideration per Share covered thereby, with the number of such converted Executive Officer PSUs earned determined in accordance with the following performance conditions:

(a)

for each fiscal year in the performance period that occurs prior to the fiscal year in which the Closing occurs, the original Universal performance metrics will be used to calculate the number of performance units earned in respect of such fiscal year, as such metrics are set forth in the original award agreement;

(b)

for each fiscal year in which the Closing occurs and any subsequent fiscal years in the performance period, such original Universal performance metrics will be replaced with metrics related to earnings before interest, taxes, depreciation, and amortization, and metrics related to return on capital employed (the specific definitions of which will be agreed by the parties), including for the performance period covering fiscal years 2024 through 2026; and

(c)

for the fiscal year in which the Closing occurs and any subsequent fiscal years in the performance period, the number of Shares subject to such converted Executive Officer PSUs will be calculated at the greater of target or actual performance, except that performance for the 2024 fiscal year will be calculated at maximum performance.

Each converted Executive Officer PSU, except as otherwise provided in the Merger Agreement, will be subject to the same terms and conditions applicable to the Executive Officer PSU under the 2017 Plan and the applicable award agreement evidencing such grant thereunder, as described below. Following the Merger, the vesting and delivery of a converted award will be accelerated upon an employer-initiated termination of employment other than in the event of the grantee’s Detrimental Conduct, except as otherwise required by applicable tax rules. Vesting will be based on target achievement or actual achievement of performance goals through the date of such termination, except that performance for the 2024 fiscal year will be calculated at maximum performance.

Quantification of Company Equity Awards

Current and Former Executive Officer Stock Options. Based on the assumptions described above, the estimated aggregate amount that would become payable to Universal’s six current and former executive officers listed above in respect of their Company Stock Options is $987,455.

Non-Employee Director Stock Options. Based on the assumptions described above, the estimated aggregate amount that would become payable to four of Universal’s non-employee directors listed above (excluding Mr. Oates) in respect of their Company Stock Options is $119,126.

Non-Employee Director RSUs. Based on the assumptions described above, the estimated aggregate amount that would become payable to Universal’s five non-employee directors listed above in respect of their NED RSUs is $1,960,470.

Former Executive Officer RSUs. Based on the assumptions described above, the estimated aggregate amount that would become payable to Mr. Oates in respect of his Former Executive Awards (excluding his NED RSUs) is $2,587,500.

Current Executive Officer RSUs and PSUs. At the Effective Time, each Executive Officer RSU and Executive Officer PSU held by Universal’s current executive officers will convert into unvested cash awards in the manner described above and will generally remain subject to the same time-based vesting conditions and other terms and conditions as were applicable immediately prior to and after giving effect to the Effective Time. See below for an estimate of the amounts that would become payable to each named executive officer with respect to their Executive Officer RSUs and Executive Officer PSUs upon certain qualifying termination of employment in connection with the Merger.

Potential Severance Payments Upon a Qualifying Termination (including in connection with the Merger)

Executive Officer RSUs and Executive Officer PSUs

The existing terms of the Executive Officer RSUs provide that upon a termination of employment due to death or disability, all such Executive Officer RSUs will accelerate vesting. In addition, certain of the Executive Officer RSUs provide that upon a termination of employment that constitutes retirement (generally, after age 55 and 10 continuous years of service, or after age 65), the Executive Officer RSUs will remain outstanding. Following the Merger, the vesting and delivery of a converted award will be accelerated upon an employer-initiated termination of employment other than in the event of the grantee’s Detrimental Conduct, except as otherwise required by applicable tax rules.

The existing terms of the Executive Officer PSUs provide that upon a termination of employment due to death or disability, the time-based vesting condition will be waived; for completed fiscal years, the Executive Officer PSUs will be deemed earned based on actual achievement of the performance goals applicable to such fiscal year; and for fiscal years not completed, the performance goals will be deemed to have been earned at the target level. The existing terms of the Executive Officer PSUs also provide that upon a termination of employment that constitutes retirement (generally, after age 55 and 10 continuous years of service, or after age 65), the Executive Officer PSUs will remain outstanding. Following the Merger, the vesting and delivery of a converted award will be accelerated upon an employer-initiated termination of employment other than in the event of the grantee’s Detrimental Conduct, except as otherwise required by applicable tax rules. Vesting will be based on target achievement or actual achievement of performance goals through the date of such termination, except that performance for the 2024 fiscal year will be calculated at maximum performance.

Employment Agreements

Universal maintains employment agreements with each of its current executive officers (the “Employment Agreements”). The Employment Agreements generally provide that if the executive officer is terminated by Universal without cause or by the executive officer for good reason, which includes an employment termination following the Effective Time, then the executive officer will receive:

•	a lump sum payment equal to 12 months of the executive officer’s monthly base salary (18 months, in the case of Mr. Zimmer); and

•	12 months (18 months, in the case of Mr. Zimmer) of continued COBRA coverage.

Severance benefits are subject to the executive officer’s continued compliance with applicable restrictive covenants. See below for an estimate of the amounts that each of Universal’s named executive officers would receive under their respective Employment Agreements upon a qualifying termination of employment.

280G Mitigation Actions

In connection with the Merger, Universal may, subject to prior agreement with Parent, take certain tax-planning actions to mitigate any adverse tax consequences under the “golden parachute” provisions of Sections 280G and 4999 of the Internal Revenue Code of 1986 (as amended, the “Code”) that could arise in connection with the completion of the Merger. As of the date of this proxy statement, the Board or a committee thereof has not approved specific actions that it will take to mitigate the potential impact of the excise tax imposed on amounts that constitute “excess parachute payments” under Section 280G of the Code on any affected individuals (including Universal’s executive officers).

Other Employment Termination Protections for Current Executive Officers

In addition to termination protections described above, upon an Executive Officer’s termination due to disability, the Executive Officer will receive 100% of the Executive Officer’s monthly salary for one month and then 60% of the Executive Officer’s monthly salary for the next five months under Universal’s disability plan. In addition, upon the Executive Officer’s death, the Executive Officer is eligible to receive proceeds pursuant to Universal’s life insurance policy.

Insurance and Indemnification of Directors and Executive Officers

Pursuant to the Merger Agreement, Parent and Merger Sub agree that all rights to indemnification, advancement of expenses, and exculpation arising from, relating to, or otherwise in respect of, acts or omissions prior to the Effective Time existing as of the Signing Date in favor of each current and former director or officer of Universal or any of its subsidiaries (collectively, together with such person’s heirs, executors or administrators, the “Indemnified Parties”) as provided in the amended and restated certificate of incorporation of

Universal as in effect as of the Signing Date (the “Universal Charter”) and the bylaws of Universal, as amended as of the Signing Date (the “Universal Bylaws”) or the organizational documents of any of Universal’s subsidiaries, or indemnification agreements between Universal or any of its subsidiaries and any of the Indemnified Parties previously disclosed to Parent, in each case as in effect on the Signing Date, will survive the Transactions and will remain in full force and effect in accordance with their terms, and Parent will cause the Surviving Corporation to comply therewith.

The Merger Agreement provides that, for a period of six years from the Effective Time, the Surviving Corporation will, and Parent will cause the Surviving Corporation to, cause the certificate of incorporation of the Surviving Corporation to contain provisions with respect to indemnification, advancement of expenses, and exculpation that are at least as favorable to the Indemnified Parties as the indemnification, advancement of expenses, and exculpation provisions set forth in the Universal Charter and the Universal Bylaws. During such six-year period (and for so long as any claim for indemnification remains pending thereafter), such provisions may not be repealed, amended or otherwise modified in any manner except as required by applicable law.

The Merger Agreement provides that, at or prior to the Effective Time, Universal may obtain and fully pay the premium for “tail” directors’ and officers’ liability insurance policies in respect of acts or omissions occurring at or prior to the Effective Time for the period beginning upon the Effective Time and ending six years from the Effective Time, covering each Indemnified Party and containing terms with respect to amount and scope of coverage that are at least as favorable to any Indemnified Party as those of Universal’s directors’ and officers’ liability insurance policies in effect on the Signing Date (the “Existing D&O Policies”). The Merger Agreement limits the maximum aggregate annual premium for such “tail” insurance policies to a maximum of 300% of the aggregate annual premium payable by Universal for coverage pursuant to its most recent renewal under the Existing D&O Policies (the “Maximum Amount”). Parent is obligated under the Merger Agreement to cause any such “tail” insurance policies obtained by Universal to be maintained in full force and effect, for their full term, and cause all obligations thereunder to be honored by Parent and the Surviving Corporation. In the event that Universal does not obtain such “tail” insurance policies, then for the period beginning on the Effective Time and ending six years from the Effective Time, Parent is required by the Merger Agreement to either purchase such “tail” insurance policies or maintain in effect the Existing D&O Policies in respect of acts or omission occurring at or prior to the Effective Time; provided that (i) neither Parent nor the Surviving Corporation will be required to pay an aggregate annual premium for such insurance policies in excess of the Maximum Amount and (ii) if the annual premium of such insurance coverage exceeds such amount, Parent or the Surviving Corporation will be obligated to obtain the maximum amount of coverage available for the Maximum Amount

In the event Parent, the Surviving Corporation or any of their respective successors or assigns: (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in either such case, the Merger Agreement requires that proper provision will be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, will assume all of the obligations set forth in the indemnification and insurance provisions of the Merger Agreement.

The obligations of Parent, Merger Sub, and the Surviving Corporation under the indemnification and insurance provisions of the Merger Agreement will survive the consummation of the Transactions and will not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom such provisions apply without the consent of such affected Indemnified Party. Each of the Indemnified Parties to whom the indemnification and insurance provisions of the Merger Agreement apply are expressly stated in the Merger Agreement to be third-party beneficiaries of such provisions and entitled to enforce any of such provisions.

The obligations of Parent, Merger Sub and the Surviving Corporation under the foregoing indemnification and insurance provisions of the Merger Agreement may not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom these provisions apply without the consent of such affected Indemnified Party.

For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Indemnification and Insurance.”

Golden Parachute Compensation

The table below sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each named executive officer of Universal that is based on or otherwise relates to the Merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section we use such term to describe the Merger-related compensation payable to the named executive officers of Universal.

The amounts shown in the table below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described below and in the footnotes to the table, and do not reflect certain compensation actions that may occur before completion of the Merger transaction.

For purposes of calculating such amounts, the following assumptions were used:

•

The Assumed Effective Time is November 15, 2024, which is the assumed date of the Closing solely for purposes of the disclosure in the section above titled “Treatment and Quantification of Company Equity Awards in the Merger”;

•	The price per Share is equal to $45.00, which is the fixed dollar amount per Share that Universal’s stockholders are expected to receive upon the conversion of their Shares in the Merger;

•

Each executive officer of Universal experiences a qualifying termination of employment (e.g., a termination of employment by Universal without “cause” and has not engaged in “Detrimental Conduct” or by the executive officer for “good reason,” as such terms are defined in the relevant plans and agreements) immediately following the Assumed Effective Time;

•	The performance metrics applicable to Executive Officer PSUs will have been achieved at the maximum level of performance;

•

The potential payments and benefits described in this section are not at a level subject to a “cutback” to avoid the “golden parachute” excise tax that may be imposed under Section 4999 of the Code; and

•	No director or executive officer receives any additional equity grants or other awards on or prior to the Assumed Effective Time and all required consents from participants have been received.

For purposes of this disclosure, Universal’s named executive officers are: (a) Dennis M. Oates, (b) Christopher M. Zimmer, (c) Steven V. DiTommaso, (d) Graham McIntosh, (e) Wendel L. Crosby, and (f) John J. Arminas.

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)(4)
Dennis M. Oates	$0	$3,079,700	$0	$3,079,700
Christopher M. Zimmer	$750,000	$3,274,220	$31,950	$4,056,170
Steven V. DiTommaso	$253,000	$1,186,408	$15,492	$1,454,900
Graham McIntosh	$311,000	$1,519,535	$19,620	$1,850,155
Wendel L. Crosby	$308,000	$1,627,213	$19,620	$1,954,833
John J. Arminas	$270,000	$1,192,405	$18,408	$1,480,813

(1)

Cash. Represents the base salary related lump sum cash severance payable by Universal to Messrs. Zimmer, DiTommaso, McIntosh, Crosby and Arminas upon a termination of employment by Universal without cause or by such named executive officer for good reason, in each case, pursuant to the named executive officer’s

Employment Agreement. The cash severance payable to Messrs. Zimmer, DiTommaso, McIntosh, Crosby and Arminas is not considered “double-trigger” or “single-trigger” in that such severance does not require a Company change in control and, instead, only requires a qualifying termination of employment. For further details regarding the cash severance that may become payable to Universal’s named executive officers, see above.
(2)

Equity. Represents (i) the value of those Company Stock Options held by Messrs. Oates, Zimmer, DiTommaso, McIntosh, Crosby and Arminas with an exercise price per Share less than the Merger Consideration for which vesting will be accelerated by virtue of the Merger, (ii) the value of NED RSUs held by Mr. Oates (equal to 3,002 Shares) that will be cancelled in exchange for a cash payment determined in accordance with the Merger Agreement, (iii) the value of the Former Executive Award held by Mr. Oates (equal to 57,500 Shares) that will be cancelled in exchange for a cash payment determined in accordance with the Merger Agreement, (iv) the value of those Executive Officer RSUs held by Messrs. Zimmer, DiTommaso, McIntosh, Crosby and Arminas that will be cancelled and converted into cash awards in accordance with the Merger Agreement and that would be earned upon a qualifying involuntary termination (paragraphs (ii) through (iv) disclosed collectively under the column heading “RSUs” in the table below), and (v) the value of Executive Officer PSUs held by Messrs. Zimmer, DiTommaso, McIntosh, Crosby and Arminas that will be cancelled and converted into cash awards in accordance with the Merger Agreement and that would remain outstanding upon a qualifying involuntary termination and assuming maximum level of achievement of the applicable performance metrics. The Company Stock Option benefit is considered “single-trigger”, as it does not require a termination of employment or other service. The Executive Officer RSU and the Executive Officer PSU benefits are considered “double trigger”, in that they require a termination of employment or other service following the Merger. The NED RSU benefit is considered “single-trigger”, as it does not require a termination of employment or other service. For further details regarding the treatment of the Company Stock Options, NED RSUs, Former Executive Awards, Executive Officer RSUs and Executive Officer PSUs held by the named executive officers, see above.

Name	Stock Options		RSUs		PSUs		Total ($)
	Number (#)	Value ($)	Number (#)	Value ($)	Number (#)	Value ($)
Dennis M. Oates	9,750	$357,110	60,502	$2,722,590	0	$0	$3,079,700
Christopher M. Zimmer	4,125	$151,085	47,179	$2,123,055	22,224	$1,000,080	$3,274,220
Steven V. DiTommaso	1,500	$54,208	16,696	$751,320	8,464	$380,880	$1,186,408
Graham McIntosh	4,125	$151,085	21,946	$987,570	8,464	$380,880	$1,519,535
Wendel L. Crosby	4,000	$146,263	24,446	$1,100,070	8,464	$380,880	$1,627,213
John J. Arminas	3,500	$127,705	15,196	$683,820	8,464	$380,880	$1,192,405

(3)

Perquisites/Benefits. Represents the estimated total cost to Universal of the COBRA premiums to continue health insurance coverage provided to Messrs. Zimmer, DiTommaso, McIntosh, Crosby and Arminas (and their eligible dependents) pursuant to the Employment Agreements, to be paid in a lump sum by Universal to each Messrs. Zimmer, DiTommaso, McIntosh, Crosby and Arminas. For purposes of quantifying these health care benefits, Universal relied on the assumptions used for financial reporting purposes under generally accepted accounting principles. The benefit is not considered “double-trigger” or “single-trigger” in that such severance does not require a Company change in control and, instead, only requires a qualifying termination of employment. For further details regarding the benefits severance that may become payable to Universal’s named executive officers, see above.

(4)

Section 280G. The total amounts do not reflect any reductions to “parachute payments” as defined by Section 280G of the Code in order to avoid any applicable excise tax thereunder. A definitive analysis of the need, if any, for such reductions will depend on the Effective Time, the date of termination (if any) of the named executive officer and certain other assumptions used in the applicable calculations.

Appraisal Rights

Stockholders of record and beneficial owners of Shares who do not wish to accept the Merger Consideration are entitled to seek appraisal of their Shares under Section 262. Section 262 provides a procedure pursuant to which persons who (i) were stockholders of record or beneficial owners of Shares at the time of making a proper demand for appraisal of such stockholders’ or beneficial owners’ Shares before the vote is taken on the proposal to adopt the Merger Agreement, (ii) do not vote (whether in person or by proxy) in favor of the proposal to adopt the Merger Agreement, (iii) continue to hold such Shares through the Effective Time, (iv) perfect their rights to appraisal of their Shares in accordance with Section 262 and (v) do not thereafter withdraw their demand for appraisal or otherwise lose their appraisal rights, will represent the right to receive from the Surviving Corporation the “fair value” of their Shares (exclusive of any element of value arising from the accomplishment or expectation of the Merger) as determined by the Delaware Court of Chancery, together with interest. These rights are known as “appraisal rights”. As used in this section captioned “Appraisal Rights,” stockholders of record and beneficial owners of Shares are sometimes referred to collectively as “persons” or individually as a “person.”

Stockholders of record and beneficial owners of Shares who are considering demanding appraisal of their Shares should recognize that the “fair value” of their Shares determined under Section 262 could be more than, the same as, or less than, the Merger Consideration. Strict compliance with the procedures set forth in Section 262 is required to properly exercise and perfect appraisal rights. Failure to comply timely and strictly with all of the procedures set forth in Section 262 may result in the failure to properly exercise and perfect appraisal rights or the withdrawal or loss of appraisal rights. Consequently, and in view of the complexity of the provisions of Section 262, stockholders of record and beneficial owners of Shares wishing to exercise appraisal rights are urged to consult legal counsel before attempting to exercise such rights.

Section 262 requires that where a proposed merger is to be submitted for approval at a meeting of stockholders, the corporation must notify stockholders that appraisal rights will be available not less than 20 days before the meeting to vote on the merger. Such notice must include either a copy of Section 262 or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes notice of such appraisal rights pursuant to Section 262. The required copy of Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

The following summary of Section 262 is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to the full text of Section 262. Any person who desires to exercise such person’s appraisal rights should review carefully Section 262 and is urged to consult legal counsel before attempting to exercise such rights. The following summary does not constitute legal or other advice, nor does it constitute a recommendation that persons seek to exercise appraisal rights under Section 262. A person who loses or validly withdraws such person’s appraisal rights will be entitled to receive the Merger Consideration.

PERSONS WHO VOTE, IN PERSON OR BY PROXY, SHARES IN FAVOR OF THE ADOPTION OF THE MERGER AGREEMENT WILL NOT BE ENTITLED TO EXERCISE APPRAISAL RIGHTS WITH RESPECT TO SUCH SHARES BUT, RATHER, WILL RECEIVE THE MERGER CONSIDERATION.

Under Section 262, if the Merger is consummated, stockholders of record and beneficial owners of Shares who: (i) submit a written demand for appraisal of such persons’ Shares to Universal before the vote is taken on the proposal to adopt the Merger Agreement; (ii) do not submit a proxy with respect to, or otherwise vote, the Shares for which such persons seek appraisal in favor of the proposal to adopt the Merger Agreement; (iii) continue to hold of record or beneficially own such Shares on and from the date of the making of the demand through the Effective Time; and (iv) comply with all other procedures for exercising appraisal rights under Section 262 of the DGCL may be entitled to have such Shares appraised by the Delaware Court of Chancery and to receive, in lieu of the Merger Consideration, payment in cash of the “fair value” of such Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined to be fair value from the Effective Time through the date of payment of the judgment at a rate of 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period, compounded quarterly. At any time before the Delaware Court of Chancery enters judgment in the appraisal proceedings, however, the Surviving Corporation may voluntarily pay to each person entitled to appraisal an amount in cash pursuant to subsection (h) of Section 262, in which case interest will accrue after the time of such payment only on an amount that equals the difference, if any, between the amount so paid and the “fair value” of the Shares as determined by the Delaware Court of Chancery, in addition to any interest accrued prior to the time of such voluntary cash payment, unless paid at such time. The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.

Stockholders and beneficial owners wishing to exercise the right to seek an appraisal of their Shares must do ALL of the following:

•	NOT vote, in person or by proxy, the Shares for which appraisal is sought in favor of the proposal to adopt the Merger Agreement;

•

deliver to Universal a written demand for appraisal of such Shares before the vote on the proposal to adopt the Merger Agreement, which written demand, (i) in the case of a stockholder of record, must reasonably inform Universal of the identity of the stockholder of record who intends to demand appraisal of such stockholder’s Shares and that such stockholder intends thereby to demand appraisal of such Shares and (ii) in the case of a beneficial owner, must reasonably identify the holder of record of the Shares for which the demand is made, be accompanied by documentary evidence of such beneficial owners’ beneficial ownership of Shares and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provide an address at which such beneficial owner consents to receive notices given by the Surviving Corporation under Section 262 and to be set forth on the verified list required by subsection (f) of Section 262;

•

continuously hold of record or beneficially own such Shares on and from the date of making the demand through the Effective Time (a person demanding appraisal will lose appraisal rights if, in the case of a holder of record they transfer, or in the case of a beneficial owner they cease to beneficially own, such Shares before the Effective Time and after delivering a written demand for appraisal of such Shares); and

•	otherwise comply with the applicable procedures and requirements set forth in Section 262.

In addition, a petition commencing an appraisal proceeding must be filed in the Delaware Court of Chancery demanding a determination of the fair value of Shares within 120 days after the Effective Time. This may be undertaken by the Surviving Corporation or any stockholder of record or beneficial owner of Shares who has complied with the foregoing requirements and who is otherwise entitled to appraisal rights. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so.

Because a proxy that is submitted to Universal and does not contain voting instructions will, unless properly revoked prior to the taking of the vote on such proposal, be voted in favor of the proposal to adopt the Merger Agreement, a stockholder of record or beneficial owner who votes by proxy and who wishes to exercise appraisal rights must vote against the proposal to adopt the Merger Agreement or abstain from voting on such proposal.

Written Demand

Any stockholder of record or beneficial owner of Shares wishing to exercise appraisal rights must deliver to Universal, before the taking of the vote on the proposal to adopt the Merger Agreement, a written demand for the appraisal of such person’s Shares, and that person must not vote such Shares or submit a proxy for such Shares in favor of the proposal to adopt of the Merger Agreement that is not revoked prior to the taking of the vote on such proposal. A stockholder of record or beneficial owner of Shares exercising appraisal rights must hold of record or beneficially own such Shares for which appraisal is sought on the date the written demand for appraisal is made and must continue to hold of record or beneficially own such Shares through the Effective Time.

Because a proxy that is submitted to Universal and does not contain voting instructions will, unless properly revoked prior to the taking of the vote on such proposal, be voted in favor of the proposal to adopt the Merger Agreement, a stockholder or beneficial owner who votes by proxy and who wishes to exercise appraisal rights must vote against the proposal to adopt the Merger Agreement or abstain from voting on such proposal. Therefore, a stockholder of record or beneficial owner of Shares who submits a proxy and who wishes to exercise appraisal rights for such stockholder’s or beneficial owner’s Shares must submit a proxy containing instructions to vote against the proposal to adopt the Merger Agreement or abstain from voting on such proposal, with respect to the Shares for which such stockholder or beneficial owner wishes to exercise appraisal rights. Neither voting against the proposal to adopt the Merger Agreement nor abstaining from voting on such proposal or failing to vote on such proposal will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote against the proposal to adopt the Merger Agreement. A stockholder’s or beneficial owner’s failure to make the written demand prior to the taking of the vote on the proposal to adopt the Merger Agreement results in a loss of such person’s appraisal rights.

In the case of a written demand for appraisal made by a stockholder of record of Shares, the demand must reasonably inform Universal of the identity of the stockholder and that the stockholder intends thereby to demand an appraisal of such stockholder’s Shares. In the case of a written demand for appraisal made by a beneficial owner of Shares, the demand must reasonably identify the record holder of the Shares for which the demand is made, be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of such Shares and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provide an address at which such beneficial owner consents to receive notices given by the Surviving Corporation under Section 262 and to be set forth on the verified list requires by subsection (f) of Section 262 (as discussed below).

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to Universal Stainless & Alloy Products, Inc., c/o Secretary, 600 Mayer Street, Bridgeville, PA 15017 and may not be submitted by electronic submission. Such written demand must be delivered to and received by Universal before the vote on the proposal to adopt the Merger Agreement.

Any stockholder of record or beneficial owner of Shares who properly has delivered a written demand to Universal pursuant to Section 262 and who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw such stockholder’s or beneficial owner’s demand for appraisal and accept the Merger Consideration by delivering to Universal, as the Surviving Corporation, a written withdrawal of the demand for appraisal. Any such attempt to withdraw the demand made more than 60 days after the Effective Time, however, will require written approval of the Surviving Corporation. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that this shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the Merger Consideration, without interest thereon, less any applicable withholding taxes, within 60 days after the Effective Time. If an appraisal proceeding is commenced and the Surviving Corporation does not approve a request to withdraw a demand for appraisal when that approval is required by Section 262, or, except with respect to any person who withdraws such person’s demand in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding with respect to a person, the person will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the Merger Consideration.

Notice by the Surviving Corporation

If the Merger is consummated, within 10 days after the Effective Time, the Surviving Corporation will notify each stockholder of record and beneficial owner of Shares who properly delivered a written demand for appraisal pursuant to Section 262, and who did not in favor of the proposal to adopt the Merger Agreement, that the Merger has become effective and the Effective Time.

Filing a Petition for Appraisal

Within 120 days after the Effective Time, the Surviving Corporation or any stockholder of record or beneficial owner of Shares who has complied with Section 262 and is otherwise entitled to seek appraisal under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder of record or beneficial owner, demanding a determination of the fair value of the Shares held by all stockholders of record and beneficial owners entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file such a petition, and stockholders of record and beneficial owners of Shares should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of the Shares. Accordingly, any stockholders of record or beneficial owners of Shares who desire to have their Shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their Shares within the time and in the manner prescribed in Section 262. If no such petition is filed by the Surviving Corporation or a stockholder of record or beneficial owner of Shares who has demanded appraisal within the period specified in Section 262, appraisal rights will be lost as to all written demands for appraisal previously made by stockholders of record or beneficial owners of Shares.

Within 120 days after the Effective Time, any stockholder of record or beneficial owner of Shares who has complied with the requirements of Section 262 and who is otherwise entitled to appraisal rights thereunder will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of Shares not voted in favor of the proposal to adopt the Merger Agreement and with respect to which Universal has received demands for appraisal, and the aggregate number of stockholders of record or beneficial owners of Shares (provided that where a beneficial owner of Shares makes a demand for appraisal directly, the record holder of such Shares is not considered a separate stockholder of record holding such Shares for purposes of this aggregate number). The Surviving Corporation must provide this statement to the requesting stockholder of record or beneficial owner within 10 days after receipt by the Surviving Corporation of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for an appraisal is duly filed by a stockholder of record or beneficial owner and a copy thereof is served upon Universal, as the Surviving Corporation, the Surviving Corporation will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all persons who have demanded appraisal for their Shares and with whom agreements as to the value of their Shares have not been reached by the Surviving Corporation. Upon the filing of any such petition, the Delaware Court of Chancery may order that notice of the time and place fixed for the hearing on the petition be mailed by the Delaware Register in Chancery to the Surviving Corporation and all of the persons shown on the verified list described above at the addresses stated therein. The costs of these notices will be borne by the Surviving Corporation.

After notice is provided to the applicable persons as required by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those persons who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the persons who demanded appraisal for their Shares and who hold Shares represented by stock certificates to submit their stock certificates (if any) to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings and, if any person fails to comply with the direction, the Delaware Court of Chancery may dismiss that person from the proceedings.

Because immediately before the consummation of the Merger, Shares will be listed on a national securities exchange, the Delaware Court of Chancery is required by subsection (g) of Section 262 to dismiss the appraisal proceedings as to all stockholders of record and beneficial owners of Shares who are otherwise entitled to appraisal rights unless either (i) the total number of Shares entitled to appraisal exceeds 1% of the outstanding Shares eligible for appraisal or (ii) the value of the Merger Consideration for such total number of Shares exceeds $1 million.

Determination of Fair Value

If the Delaware Court of Chancery is not required by subsection (g) of Section 262 to dismiss the appraisal proceedings as to all stockholders of record and beneficial owners of Shares who are otherwise entitled to appraisal right because either (i) the total number of Shares entitled to appraisal exceeds 1% of the outstanding Shares eligible for appraisal or (ii) the value of the Merger Consideration for such total number of Shares exceeds $1 million, then after determining the stockholders of record and beneficial owners entitled to appraisal, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined to be fair value from the Effective Time through the date of payment of the judgment at a rate of 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period, compounded quarterly. At any time before the Delaware Court of Chancery enters judgment in the appraisal proceedings, however, the Surviving Corporation may pay to each stockholder of record and beneficial owner of Shares entitled to appraisal an amount in cash, in which case such interest will accrue after the time of such payment only on an amount that equals the difference, if any, between the amount so paid and the “fair value” of the Shares as determined by the Delaware Court of Chancery, in addition to any interest accrued prior to the time of such voluntary payment, unless paid at such time.

In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Stockholders of record and beneficial owners considering seeking appraisal should be aware that the fair value of their Shares as so determined by the Delaware Court of Chancery could be more than, the same as, or less than the Merger Consideration to which they would be entitled if they did not seek appraisal of their Shares and that an opinion of an investment banking firm as to the fairness, from a financial point of view, of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262. No representation is made as to the outcome of the appraisal of fair value of Shares as determined by the Delaware Court of Chancery, and stockholders of record and beneficial owners of Shares should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Neither Universal nor Parent anticipates offering more than the Merger Consideration to any person exercising appraisal rights, and each of Universal and Parent reserves the rights to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share is less than the Merger Consideration.

The costs of the appraisal proceeding (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and charged upon the parties as the Delaware Court of Chancery deems equitable in the circumstances. Upon application of a stockholder or beneficial owner whose name is set forth on the verified list required by subsection (f) of Section 262 who participated in the appraisal proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may also order that all or a portion of such expenses, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the Shares entitled to be appraised. In the absence of such determination or assessment, each party bears its own expenses.

Failure to Perfect or Loss or Withdrawal of Right to Appraisal

If any person who demands appraisal of such person’s Shares under Section 262 fails to perfect, or effectively loses or withdraws, such person’s right to appraisal, such person’s Shares will be deemed to have been converted at the Effective Time into the right to receive the Merger Consideration, without interest thereon, less any applicable withholding taxes, subject to and in accordance with the terms and conditions of the Merger Agreement. If no petition for appraisal is filed within 120 days after the Effective Time, the right to appraisal with respect to all Shares will cease. If a person who has not commenced an appraisal proceeding or joined that proceeding as a named party delivers to the Surviving Corporation an effective written withdrawal of the person’s demand for appraisal and an acceptance of the Merger Consideration, either within 60 days after the Effective Time or thereafter with the written approval of the Surviving Corporation, such person withdraws or effectively loses the right to appraisal. In addition, because immediately before the consummation of the Merger, Shares will be listed on a national securities exchange, the Delaware Court of Chancery is required by subsection (g) of Section 262 to dismiss the appraisal proceedings as to all stockholders of record and beneficial owners who are otherwise entitled to appraisal rights unless either (i) the total number of Shares entitled to appraisal exceeds 1% of the outstanding Shares eligible for appraisal or (ii) the value of the Merger Consideration for such total number of Shares exceeds $1 million.

From and after the Effective Time, no person who has demanded appraisal rights of such person’s Shares will be entitled to vote such Shares for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the person’s Shares, if any, with a record date as of a time prior to the Effective Time.

Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a person’s appraisal rights. Consequently, any person wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

Accounting Treatment

The Merger will be accounted for as a “purchase transaction” for financial accounting purposes.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of certain material U.S. federal income tax consequences of the Merger that may be relevant to U.S. Holders and Non-U.S. Holders (each as defined below). This summary is general in nature and does not purport to be a complete analysis of all potential tax effects of the Merger. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Department regulations promulgated under the Code (the “Treasury Regulations”), published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”), and judicial decisions, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect. This discussion is limited to stockholders who hold their Shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes).

This discussion is for general information only and does not address all of the U.S. federal income tax consequences that may be relevant to stockholders in light of their particular circumstances. For example, this discussion does not address the tax consequences that may be relevant to stockholders who may be subject to special treatment under U.S. federal income tax laws, such as:

•	banks, mutual funds, insurance companies or other financial institutions;

•	tax-exempt organizations and governmental organizations;

•	tax-qualified retirement or other tax deferred accounts;

•

partnerships or any other entities or arrangements treated as partnerships or disregarded entities for U.S. federal income tax purposes, S corporations, limited liability companies, or other pass-through entities, or investors therein;

•	dealers in stocks and securities;

•	traders in securities that elect to use the mark-to-market method of accounting for their securities;

•	regulated investment companies or real estate investment trusts;

•	entities subject to the U.S. anti-inversion rules;

•	certain former citizens or long-term residents of the U.S.;

•	stockholders who own or have owned (directly, indirectly or constructively) 5% or more of Universal’s common stock (by vote or value);

•	stockholders holding Shares as part of a hedging, constructive sale or conversion, straddle or other risk reduction transaction or integrated investment;

•	stockholders whose Shares constitute qualified small business stock within the meaning of Section 1202 of the Code or as “Section 1244 stock”;

•	stockholders who acquired their Shares in a transaction subject to the gain rollover provisions of the Code (including, but not limited to Section 1045 of the Code);

•	stockholders who received their Shares pursuant to the exercise of compensatory options or in other compensatory transactions;

•	stockholders who received their Shares pursuant to the exercise of warrants or conversion rights under convertible instruments;

•	U.S. Holders whose “functional currency” is not the U.S. dollar;

•	stockholders who hold their common stock through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the U.S.;

•	stockholders who are controlled foreign corporations, passive foreign investment companies or corporations that accumulate earnings to avoid U.S. federal income tax; or

•	stockholders who do not vote in favor of the Merger and properly demand appraisal of their Shares under Section 262.

If a partnership (including an entity or arrangement, domestic or non-U.S., treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of Shares, then the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partner and the partnership. Partnerships holding Shares and partners therein should consult their tax advisors regarding the consequences of the Merger.

In addition, this summary does not address (i) the tax consequences associated with the Merger under any U.S. federal non-income tax laws, including estate, gift and other tax laws, (ii) the tax considerations associated with the Merger under any state, local or non-U.S. tax laws, (iii) the impact of the alternative minimum tax, the Medicare tax on net investment income, or the special tax accounting rules under Section 451(b) of the Code, (iv) the tax considerations associated with transactions effectuated before or subsequent to or concurrently with the Merger (whether or not any such transactions are consummated in connection with the Merger), including without limitation any transaction in which Shares are acquired, or (v) the tax consequences for holders of options, warrants or similar rights to acquire Shares.

We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Shares that is for U.S. federal income tax purposes:

•	an individual who is (or is treated as) a citizen or resident of the U.S.;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the U.S., any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (1) that is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons as defined in Section 7701(a)(30) of the Code; or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of common stock that is not a U.S. Holder nor an entity classified as a partnership for U.S. federal income tax purposes.

U.S. Holders

The receipt of cash by a U.S. Holder in exchange for Shares pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder’s gain or loss will be equal to the difference, if any, between the amount of cash received by such U.S. Holder and the U.S. Holder’s adjusted tax basis in the Shares exchanged pursuant to the Merger. Gain or loss must be determined separately for each block of Shares (that is, Shares acquired at the same cost in a single transaction). A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the Shares. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such Shares is more than one year at the time of the completion of the Merger. Long-term capital gains of non-corporate taxpayers, including individuals, are currently taxed at preferential U.S. federal income tax rates. The deductibility of capital losses is subject to limitations.

A U.S. Holder may be subject to information reporting and backup withholding (currently, at a rate of 24%) with respect to the cash proceeds received by such U.S. Holder pursuant to the Merger. Backup withholding generally will not apply to a U.S. Holder that furnishes a correct taxpayer identification number on IRS Form W-9 (or a substitute or successor form) and certifies under penalties of perjury that such taxpayer identification number is correct and that such U.S. Holder is not subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the U.S. Holder’s U.S. federal income tax liability, if any, provided that the U.S. Holder furnishes the required information to the IRS in a timely manner.

Non-U.S. Holders

Subject to the discussions below regarding backup withholding, any gain realized by a Non-U.S. Holder pursuant to the Merger generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a trade or business of such Non-U.S. Holder in the U.S. (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the U.S.), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. Holders, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30% (or a lower rate under an applicable income tax treaty); or

•

such Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of the Merger, and certain other requirements are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30% (unless an applicable income tax treaty provides for different treatment), which gain may be offset by certain U.S. source capital losses of such Non-U.S. Holder if the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

•

the Company is or has been a “United States real property holding corporation” for federal income tax purposes at any time during the shorter of (i) the five-year period ending on the date of the Merger and (ii) the non-U.S. Holder’ holding period in Company common stock, and, at any time during such period, the non-U.S. Holder owned (directly, indirectly or constructively) more than 5% of the outstanding Universal common stock.

A non-U.S. Holder will be subject to information reporting and, in certain circumstances backup withholding (currently, at a rate of 24%) with respect to the cash proceeds received by such non-U.S. Holder pursuant to the Merger, unless such non-U.S. Holder provides the paying agent with an applicable and properly executed IRS Form W-8 certifying under penalties of perjury the holder’s non-U.S. status (and the payor or applicable withholding agent does not have actual knowledge or reason to know that the non-U.S. Holder is a United States person as defined under the Code) or otherwise establishes an exemption. Copies of information returns that are filed with the IRS may be made available under an applicable tax treaty or information exchange agreement to the taxing authorities of the country in which the non-U.S. Holder resides or is established. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the non-U.S. Holder’s U.S. federal income tax liability, if any, provided that the non-U.S. Holder furnishes the required information to the IRS in a timely manner.

THE FOREGOING DISCUSSION IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERL INCOME TAX CONSEQUENCES RELATING TO THE MERGER. THIS SUMMARY IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. IN ADDITION, THIS DISCUSSION DOES NOT ADDRESS TAX CONSEQUENCES WHICH MAY VARY WITH, OR ARE CONTINGENT ON, A HOLDER’S INDIVIDUAL CIRCUMSTANCES. ACCORDINGLY, EACH HOLDER IS URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDER IN LIGHT OF SUCH HOLDER’S PARTICULAR CIRCUMSTANCES, INCLUDING THE TAX CONSEQUENCES WITH RESPECT TO ANY NON-INCOME TAX OR FEDERAL, STATE, LOCAL OR NON-U.S. TAX LAWS.

Regulatory Approvals Required for the Merger

HSR Act

The Merger is subject to the provisions of the HSR Act. Under the HSR Act, parties to certain acquisitions must submit Notification and Report Forms to the DOJ and the FTC and observe a statutory waiting period before completing the transaction. The initial waiting period applicable to the Merger is 30 calendar days, unless the waiting period is terminated earlier (provided, however, that the FTC has temporarily suspended granting early termination of the initial waiting period). Prior to the expiration of the waiting period, the FTC or DOJ may issue a Request for Additional Information and Documentary Material (a “Second Request”), which would extend the waiting period to 30 calendar days after both parties have certified substantial compliance with such Second Request, unless the waiting period is terminated earlier or otherwise modified by agreement between with the reviewing agency.

At any time before or after consummation of the Merger, notwithstanding the termination or expiration of the waiting period under the HSR Act, the DOJ or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of one or both of the parties, requiring the parties to license or hold separate assets or terminate existing relationships and contractual rights, or requiring the parties to agree to other remedies. At any time before or after the completion of the Merger, and notwithstanding the termination or expiration of the waiting period under the HSR Act, a governmental authority in any state or foreign jurisdiction could take such action under the antitrust laws or on other regulatory grounds as it deems necessary or desirable in the public interest. Such action may include seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of one or both of the parties, requiring the parties to license or hold separate assets or terminate existing relationships and contractual rights, or requiring the parties to agree to other remedies. Private parties may also seek to take legal action under the antitrust laws or on other regulatory grounds under certain circumstances, including by seeking to intervene in the regulatory process or litigate to enjoin or overturn regulatory approvals, any of which actions could significantly impede or even preclude obtaining required regulatory approvals. We cannot be certain that a challenge to the Merger will not be made or that, if a challenge is made, we will prevail.

The Merger Agreement provides that, notwithstanding anything to the contrary set forth therein, in no event will Parent or any of its affiliates be required to become subject, consent or agree to, or otherwise take any action with respect to, any divestiture of assets or a business of Parent or any of its affiliates. In addition, in no event will Universal or any of its controlled affiliates be required under the provisions in the Merger Agreement addressing regulatory filings to agree to any material term, condition, obligation, restriction, requirement, limitation, qualification, remedy or other action imposed, required or requested by any governmental entity in connection with its grant of any permits, approvals, waivers, and actions or nonactions with respect to the Transactions, unless such term, condition, obligation, restriction, requirement, limitation, qualification, remedy or other action imposed is binding on Universal or any of its controlled affiliates only in the event that the Closing occurs.

Universal and Parent filed notification and report forms under the HSR Act with the DOJ and the FTC on November 13, 2024.

CFIUS

The DPA authorizes CFIUS to review transactions which could result in control of a U.S. business by a foreign person. CFIUS reviews certain covered transactions that are voluntarily submitted to CFIUS or that are unilaterally reviewed by CFIUS. In general, (x) CFIUS review of a covered transaction noticed to CFIUS with a CFIUS Declaration occurs in a 30-day assessment period and (y) CFIUS review of a covered transaction noticed to CFIUS with a CFIUS Notice occurs in an initial 45-day review period that may be extended by CFIUS for an additional 45-day investigation period. In some cases, the parties may withdraw the CFIUS Notice with CFIUS’s approval and refile it in order to gain more time, in which case, the 45-day review and potential 45-day investigation period may be repeated.

Consummation of the Merger will only be conditioned upon CFIUS Clearance if the parties determine CFIUS Clearance to be necessary or desirable pursuant to the terms of the Merger Agreement. The Merger

Agreement provides that, with respect to determining whether or not obtaining CFIUS Clearance is necessary or desirable in connection with the Transactions, the parties will:

(i)

jointly prepare and submit to CFIUS a request for preliminary consultations regarding the Transactions, which request will be submitted within 20 business days of the Signing Date (unless otherwise agreed by the parties), and will, as promptly as practicable thereafter, engage in such preliminary consultations with CFIUS regarding the Transactions;

(ii)

no later than the earlier of the 15th business day after the initial meeting with CFIUS or the fifth business day after either (a) CFIUS requests that the parties submit a filing concerning the Transactions in accordance with the DPA or (b) the parties agree that CFIUS has no further comments or questions concerning the Transactions, the parties will mutually determine whether or not obtaining CFIUS Clearance is necessary or desirable, but in case of disagreement between the parties, the parties will adopt the most reasonable approach with respect to the risk that CFIUS Clearance is necessary or desirable; and

(iii)

if the parties so mutually determine that obtaining CFIUS Clearance is necessary or desirable, take all actions and do, or cause to be done, all things necessary to obtain CFIUS Clearance, except as provided below with respect to taking or agreeing to any action, condition, or restriction that would, or would reasonably be expected to, result in a Burdensome Condition, including (a), within 15 business days of the date of such determination, preparing and submitting to CFIUS a CFIUS Declaration in accordance with the DPA and (b) providing to CFIUS any information requested by CFIUS within the timeframes set forth in the DPA or such other timeframes as CFIUS may require.

If, following the submission of a CFIUS Declaration, CFIUS issues written notification to Parent and Universal that CFIUS has completed its assessment of the Transactions and CFIUS has reason to believe the Transactions may raise national security concerns and requests that Parent and Universal file a CFIUS Notice, then, notwithstanding any provisions of the Merger Agreement to the contrary, Parent and Universal will, and will procure that their respective affiliates will, take all actions and do, or cause to be done, all things necessary to obtain CFIUS Clearance, including:

(i)

Within 20 business days after the date of CFIUS’s written notification to Parent and Universal (unless otherwise agreed by the parties), Parent and Universal will prepare and submit to CFIUS a draft CFIUS Notice in accordance with the DPA;

(ii)

Promptly after receipt of confirmation that CFIUS has no further comments on the draft CFIUS Notice, Parent and Universal will prepare and submit to CFIUS a formal, certified CFIUS Notice in accordance with the DPA;

(iii)	The parties will provide any information requested by CFIUS within the timeframes set forth in the DPA or such other timeframes as CFIUS may require; and

(iv)

The parties will enter into a mitigation agreement, letter of assurance, national security agreement, or other similar arrangement or agreement, and provide any other assurances as may be required by CFIUS as a condition of CFIUS Clearance, provided that notwithstanding any provision of the Merger Agreement to the contrary, neither Parent nor Universal will be required to, and neither Parent nor Universal will, or will permit its respective affiliates to, without the prior written consent of the other party, take or agree to any action, condition, or restriction to obtain CFIUS Clearance that would, or would reasonably be expected to, result in a Burdensome Condition.

Receipt of “CFIUS Clearance” for purposes of the satisfaction of the related condition of the parties’ obligation to close will mean that (i) CFIUS has issued written notification to Parent and Universal of CFIUS’s determination that (a) none of the Transactions constitutes a “covered transaction” under the DPA; (b) after completing its assessment of a CFIUS Declaration, CFIUS has (I) concluded action under the DPA or (II) determined that CFIUS is unable to conclude action under the DPA on the basis of the CFIUS Declaration but is not requesting the submission of a CFIUS Notice; or (c) if a CFIUS Notice has been filed, after completing its review (and, if applicable, any investigation) of the Transactions, CFIUS has concluded action under the DPA without imposing any Burdensome Condition; or (ii) if CFIUS has sent a report to the President of the United States requesting the President’s decision with respect to the Transactions, either (i) the period under the DPA during which the President may announce a decision has expired without any action by the President to suspend or prohibit the Transactions or impose any Burdensome Condition, or (ii) the President has announced a decision not to take any action to suspend or prohibit the Transactions or to impose any Burdensome Condition.

DDTC

Universal is registered with the DDTC as a manufacturer and exporter of “defense articles,” as that term is defined under ITAR. A registrant must notify DDTC at least 60 days in advance of any intended sale or transfer to a foreign person of ownership or control of the registrant.

ITAR does not provide for DDTC to grant consent for a transaction that would result in foreign ownership or control, although DDTC retains the right to invalidate a registration or revoke any approved export licenses, agreements or other authorizations. As the U.S. Department of State is also a CFIUS member agency, it could also raise any issues or concerns about a transaction in the CFIUS process.

Universal submitted the DDTC Notification to DDTC on November 6, 2024, with certain exhibits to the DDTC Notification submitted separately by Parent on the same date, in order to satisfy the 60-day notice requirement under ITAR. The parties are not aware of any circumstances that would lead DDTC to invalidate Universal’s registration, revoke licenses or agreements issued thereunder, or seek redress. Nevertheless, the parties cannot provide assurances that there will not be an issue resulting from the DDTC review.

CMA

There is no obligation to submit a notification to the CMA in respect of the Transactions. However, the CMA may contact the parties of its own initiative to seek further information about the Transactions and determine whether it intends to open a merger investigation under the Enterprise Act 2002.

The parties have agreed that, if, no later than five business days prior to the Closing Date, (i) the CMA has sent an inquiry letter or any other questions to any party in respect of the Transactions; or (ii) the CMA has commenced, or given notice to any party that it intends to commence, a merger investigation in respect of the Transactions, the obligations of the parties to consummate the Transactions will be conditional upon the CMA confirming in writing to Parent that either: (x) it has no further questions in respect of the Merger (and that it has not otherwise opened or confirmed that it intends to open an investigation into the Merger); or (y) if the CMA opens an investigation, the CMA will have concluded on terms reasonably satisfactory to Parent that the Merger (and any matter therefrom) will not be subject to a reference (or any matter arising therefrom) under Section 33 of the Enterprise Act 2002.

General

Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions, restrictions, qualifications, requirements or limitations on the completion of the Merger, including the requirement to divest assets, license or hold separate assets or terminate existing relationships and contractual rights, or agree to other remedies, or require changes to the terms of the Merger Agreement, or that a challenge to the Merger on antitrust grounds or other regulatory grounds will not be made, or if such challenge is made, what the result will be. These conditions or changes could result in the conditions to the Merger not being satisfied. There is currently no way to predict how long it will take to obtain all of the required regulatory approvals or whether such approvals will ultimately be obtained and there may be a substantial period of time between the approval of the proposal to adopt the Merger Agreement by the stockholders and the completion of the Merger.

Universal and Parent have agreed to use reasonable best efforts to obtain all regulatory approvals required to consummate the Merger and the other transactions contemplated by the Merger Agreement, subject to certain limitations as set forth in the Merger Agreement.

Legal Proceedings

As of November 26, 2024, Universal has received four demand letters from purported stockholders of Universal (the “Demand Letters”) alleging disclosure deficiencies in the preliminary proxy statement filed by Universal on November 15, 2024. The Demand Letters seek corrective disclosures in the proxy statement in advance of the Special Meeting.

Universal believes that the disclosures set forth in the preliminary proxy statement comply with applicable law. It is possible that additional or similar demand letters may be received by Universal, the Board of Directors, and/or Aperam and/or that complaints may be filed alleging similar or additional deficiencies between the date of this proxy statement and consummation of the Merger. If any such additional demand letters are received or any complaints are filed, absent new or different allegations that are material, Universal and/or Aperam will not necessarily disclose such demand letters or complaints.

PROPOSAL 1—ADOPTION OF THE MERGER AGREEMENT

The following summary describes the material provisions of the Merger Agreement and the Guarantee. The descriptions of the Merger Agreement and the Guarantee contained in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the full text of the Merger Agreement and the Guarantee, copies of which are annexed to this proxy statement as Annex A and Annex B, respectively, and incorporated into this proxy statement by reference. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger, and the Guarantee because this summary may not contain all the information about the Merger Agreement and the Guarantee that is important to you. The rights and obligations of the relevant parties are governed by the express terms of the Merger Agreement and the Guarantee and not by this summary or any other information contained in this proxy statement.

The representations, warranties, covenants and agreements described below and included in the Merger Agreement and the Guarantee (i) were made only for purposes of the Merger Agreement and the Guarantee and as of specific dates; (ii) were made solely for the benefit of the parties to the Merger Agreement and the Guarantee; and (iii) may be subject to important qualifications, limitations and supplemental information agreed to by Universal, Aperam, Parent and Merger Sub in connection with negotiating the terms of the Merger Agreement and the Guarantee and contained in the confidential disclosure schedule to the Merger Agreement. In addition, the representations and warranties have been included in the Merger Agreement for the purpose of allocating contractual risk among Universal, Parent and Merger Sub rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to stockholders. Except in the limited circumstances set forth in the Merger Agreement, stockholders are not third-party beneficiaries under the Merger Agreement or the Guarantee and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Universal, Parent or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties contained in the Merger Agreement may change after the date of the Merger Agreement. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of Universal, Parent and Merger Sub, because the parties to the Merger Agreement may take certain actions that are either expressly permitted in the confidential disclosure schedule to the Merger Agreement or as otherwise consented to by the appropriate party to the Merger Agreement, which consent may be given without prior notice to the public. The Merger Agreement and the Guarantee are described below, and are annexed as Annex A and Annex B, respectively, only to provide you with information regarding their respective terms and conditions, and not to provide any other factual information regarding Universal, Parent, Merger Sub or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement and the Guarantee should not be read alone, and you should read the information provided elsewhere in this proxy statement and in our filings with the SEC regarding Universal and its business.

Effects of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers

The Merger Agreement provides that, upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the DGCL and the Delaware Limited Liability Company Act (the “DLLCA”), at the Effective Time, Merger Sub will be merged with and into Universal. As a result of the Merger, the separate corporate existence of Merger Sub will cease, and Universal will continue as the Surviving Corporation of the Merger and a wholly owned subsidiary of Parent. The Merger will have the effects set forth in the Merger Agreement, the Certificate of Merger (as defined below) and in the applicable provisions of the DGCL and DLLCA. Without limiting the generality of the foregoing, at the Effective Time, all of the property, rights, privileges and powers of Universal and Merger Sub will vest in the Surviving Corporation, and all of the debts, liabilities and duties of Universal and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

The Merger Agreement provides that at the Effective Time, the amended and restated certificate of incorporation of Universal as in effect as of immediately prior to the Effective Time will be amended and restated in its entirety to read as set forth in Exhibit A to the Merger Agreement, and, as so amended, will be the certificate of incorporation of the Surviving Corporation, until thereafter amended or restated as provided therein or by applicable law. The Merger Agreement also provides that at the Effective Time, the bylaws of Universal as in effect as of immediately prior to the Effective Time will be the bylaws of the Surviving Corporation, until thereafter amended or restated as provided therein or by applicable law.

The Merger Agreement further provides that the directors and officers of Universal immediately prior to the Effective Time will be the initial directors and officers, respectively, of the Surviving Corporation immediately following the Effective Time, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified; provided that Universal has agreed, upon Parent’s request, to take all actions reasonably necessary prior to the Effective Time to cause the directors and/or officers of the Surviving Corporation as of the Effective Time to consist of individuals designated by Parent.

Closing and Effective Time

Unless the Merger Agreement has been terminated in accordance with its terms, the Closing will take place at the offices of K&L Gates LLP, 210 Sixth Avenue, Pittsburgh, Pennsylvania 15222, at 8:00 a.m. Eastern Time (or, if agreed by the Parties, by conference call and electronic exchange of executed documents) on the fifth business day after the satisfaction or written waiver (where permissible under applicable law) of all of the conditions to Closing set forth in the Merger Agreement (other than those conditions that by their terms are to be satisfied at the Closing (subject to their satisfaction or written waiver (where permissible))), unless another time, date or place is agreed to in writing by Parent and Universal. The date on which the Closing occurs is referred to in the Merger Agreement as the “Closing Date.”

On the Closing Date, or on such other date as Parent and Universal may agree to in writing, Parent, Merger Sub and Universal will cause a certificate of merger (the “Certificate of Merger”) to be executed and filed with the Secretary of State of the State of Delaware in such form as required by and in accordance with Section 264 of the DGCL and Section 18-209 of the DLLCA, and will cause to be executed and filed all other filings required or recordings required under the DGCL and the DLLCA to effectuate the Merger. The Merger will become effective at the time the Certificate of Merger is accepted for filing with the Secretary of State of the State of Delaware or such later date and time as is agreed upon by Parent and Universal and specified in the Certificate of Merger in accordance with the DGCL, such date and time are referred to as the “Effective Time.”

Merger Consideration

Common Stock

At the Effective Time, each Share issued and outstanding immediately prior to the Effective Time, other than the Excluded Shares (which consist of (i) each Share held by Universal in treasury or by Parent, Merger Sub or any wholly owned subsidiary of Parent (the “Cancelled Shares”) and (ii) the Dissenting Shares) will be canceled and converted automatically into the right to receive the Merger Consideration.

Treatment of Company Stock Options, NED RSUs, Non-Executive RSUs, Executive RSUs and Executive PSUs

The Merger Agreement provides that, at the Effective Time, subject to all applicable federal, state and local tax withholding requirements, the following will occur.

Company Stock Options

Each Company Stock Option with an exercise price per Share less than the Merger Consideration will be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable tax withholdings, equal to the product of (a) the excess, if any, of the Merger Consideration over the exercise price per Share of such Company Stock Option and (b) the total number of Shares subject to such Company Stock Option. Each outstanding Company Stock Option with an exercise price per Share equal to or greater than the Merger Consideration will be cancelled without payment therefor.

Time-Based Restricted Stock Unit Awards

Non-Employee Directors. Each NED RSU that is outstanding immediately prior to the Effective Time will be cancelled and converted into the right to receive an amount in cash equal to the product of (a) the Merger Consideration and (b) the total number of Shares subject to such NED RSU, without interest and subject to applicable tax withholdings.

Current or Former Service Providers. Each Non-Executive RSU that is outstanding immediately prior to the Effective Time will be cancelled and converted into the right to receive an amount in cash equal to the product of (a) the Merger Consideration and (b) the total number of Shares subject to such Non-Executive RSU, without interest and subject to applicable tax withholdings.

Certain Executives. Each Executive RSU that is outstanding immediately prior to the Effective Time will be cancelled and converted into a cash-settled award representing the right to receive (a) the Merger Consideration with respect to each Share subject to such Executive RSU plus (b) payment in cash of interest, calculated at a rate of 10% per annum, from the Closing Date to the vesting date applicable to such Executive RSU. Following the Merger, the vesting and delivery of a converted award will be accelerated upon an employer-initiated termination of employment other than in the event of the grantee’s Detrimental Conduct, except as otherwise required by applicable tax rules. The converted award otherwise will be subject to the same terms and conditions applicable to the Executive RSU under the 2017 Plan and the applicable award agreement evidencing such grant thereunder, as described below.

Performance-Based Restricted Stock Unit Awards

Each Executive PSU that is outstanding immediately prior to the Effective Time will be converted into a cash-settled award representing the right to receive the Merger Consideration per Share covered thereby, with the number of such converted Executive PSUs earned determined in accordance with the following performance conditions:

(a)

for each fiscal year in the performance period that occurs prior to the fiscal year in which the Closing occurs, the original Universal performance metrics will be used to calculate the number of performance units earned in respect of such fiscal year, as such metrics are set forth in the original award agreement;

(b)

for each fiscal year in which the Closing occurs and any subsequent fiscal years in the performance period, such original Universal performance metrics will be replaced with metrics related to earnings before interest, taxes, depreciation, and amortization, and metrics related to return on capital employed (the specific definitions of which will be agreed by the parties), including for the performance period covering fiscal years 2024 through 2026; and

(c)

for the fiscal year in which the Closing occurs and any subsequent fiscal years in the performance period, the number of Shares subject to such converted Executive PSUs will be calculated at the greater of target or actual performance, except that performance for the 2024 fiscal year will be calculated at maximum performance.

Each converted Executive PSU, except as otherwise provided in the Merger Agreement, will be subject to the same terms and conditions applicable to the Executive PSU under the 2017 Plan and the applicable award agreement evidencing such grant thereunder, as described below. Following the Merger, the vesting and delivery of a converted award will be accelerated upon an employer-initiated termination of employment other than in the event of the grantee’s Detrimental Conduct, except as otherwise required by applicable tax rules. Vesting will be based on target achievement or actual achievement of performance goals through the date of such termination, except that performance for the 2024 fiscal year will be calculated at maximum performance. The converted award otherwise will be subject to the same terms and conditions applicable to the Executive RSU under the 2017 Plan and the applicable award agreement evidencing such grant thereunder, as described below.

As soon as practicable following the Signing Date, Universal will take all actions with respect to the Universal ESPP that are necessary to provide that (i) subject to the consummation of the Merger, the Universal ESPP will terminate effective immediately prior to the Closing and (ii) if any purchase period is still in effect at the Closing, then the last day of such period will be accelerated to the business day prior to the Closing Date and the final settlement or purchase of shares of Universal common stock thereunder will be made on that day.

Prior to the Effective Time, the Board of Directors (and/or the compensation committee (or equivalent committee) of the Board of Directors) will adopt such resolutions as may reasonably be appropriate or required in its discretion to effectuate the foregoing actions.

Exchange and Payment Procedures

The Merger Agreement requires that, prior to the Effective Time, Parent enter into an agreement in form and substance reasonably acceptable to Universal with a nationally recognized, reputable U.S. bank or trust company (the identity of which will be subject to the prior approval of Universal (not to be unreasonably withheld, conditioned or delayed)) to act as the paying agent for the holders of Shares entitled to receive the Merger Consideration (the “Paying Agent”).

At or prior to the Effective Time, Parent is required by the Merger Agreement to deposit, or cause to be deposited, with the Paying Agent, for the benefit of the holders of Shares (other than Excluded Shares) cash in an amount sufficient to pay the aggregate Merger Consideration required to be paid in respect of such Shares pursuant to the Merger Agreement (such cash being hereinafter referred to as the “Payment Fund”). The Merger Agreement provides that the Payment Fund will not be used for any other purpose. Until disbursed in accordance with the terms and conditions of the Merger Agreement, the Paying Agent is required by the Merger Agreement to invest the Payment Fund as reasonably directed by Parent; provided that such investments will be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion, or in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of acquisition or a combination of the foregoing.

To the extent that there are any losses with respect to any investments of the Payment Fund, or the Payment Fund is diminished for any reason below the amount required to make prompt cash payment of the aggregate Merger Consideration as contemplated by the Merger Agreement, the Merger Agreement requires Parent to promptly replace or restore the cash in the Payment Fund so as to ensure that the Payment Fund is at all times maintained at a level sufficient to make such payments of the Merger Consideration to the holders of Shares in full.

Promptly after the Effective Time (and in any event, within two business days thereafter), Parent and the Surviving Corporation are required by the Merger Agreement to cause the Paying Agent to mail or otherwise provide to each former holder of record (as of immediately prior to the Effective Time) of a certificate or certificates that, immediately prior to the Effective Time, represented outstanding Shares (the “Certificates”) that were converted into the right to receive the Merger Consideration at the Effective Time pursuant to the Merger Agreement (i) a letter of transmittal, which will specify that delivery will be effected, and risk of loss and title to the Certificates (if any) will pass, only upon proper delivery of such Certificates (or effective affidavits of loss in lieu thereof) to the Paying Agent, and will be in such form and have such other provisions as are customary and reasonably acceptable to Universal and Parent, and (ii) instructions for effecting the surrender of the Certificates (or affidavit of loss in lieu thereof) in exchange for payment of the Merger Consideration.

Upon surrender of a Certificate (or an affidavit of loss in lieu thereof) to the Paying Agent, together with such letter of transmittal, duly executed and in proper form, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate will be entitled under the Merger Agreement to receive in exchange therefor, and Parent is required by the Merger Agreement to cause the Paying Agent to pay and deliver to such holders, in accordance with the letter of transmittal and instructions, as promptly as practicable, cash in an amount (after giving effect to any required tax withholdings) equal to the product of the Merger Consideration for each Share previously represented by such Certificate, and the Certificate so surrendered will be cancelled. Under the Merger Agreement, if the payment of the Merger Consideration is to be made to a person other than the person in whose name the Certificate is registered, a check for any cash to be exchanged upon due surrender of the Certificate may be issued to such transferee or other person if the Certificate formerly representing such Share so surrendered is properly endorsed or otherwise in proper form and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable transfer or other similar taxes have been paid or are not applicable.

Any holder immediately prior to the Effective Time of non-certificated Shares represented by book-entry (“Book-Entry Shares”) will not be required by the Merger Agreement to deliver a Certificate or a letter of transmittal to the Paying Agent to receive the Merger Consideration that such holder is entitled to receive pursuant to the Merger Agreement. Instead, each holder of record (as of immediately prior to the Effective Time) of one or more Book-Entry Shares (other than Excluded Shares) that were converted into the right to receive the Merger Consideration will automatically upon the Effective Time (or, at any later time at which such Book-Entry Shares shall be so converted) be entitled to receive, and Parent will cause the Paying Agent to pay and deliver as promptly as practicable after the Effective Time (and in any event, within two business days thereafter), the Merger Consideration payable for each such Book-Entry Share; provided that, in the event of a significant global disruption of IT services the period for payment of the Merger Consideration with respect to the Book-Entry Shares will be extended to two business days after the restoration of the affected IT services. Payment of the Merger Consideration with respect to Book-Entry Shares will only be made to the person in whose name such Book-Entry Shares are registered.

Until surrendered as contemplated hereby, each Share (other than Excluded Shares) will, from and after the Effective Time, represent only the right to receive the Merger Consideration, without interest thereon, as contemplated by the Merger Agreement. No interest will be paid or will accrue on any amount payable upon due surrender of the Certificates or Book-Entry Shares.

The Merger Consideration issued and paid upon the surrender of the Certificates (or affidavits of loss in lieu thereof) or immediately in the case of the Book-Entry Shares will be deemed to have been issued and paid in full satisfaction of all rights pertaining to such Shares.

Representations and Warranties

The Merger Agreement contains representations and warranties of Universal, Parent and Merger Sub.

Some of the representations and warranties in the Merger Agreement made by Universal are qualified as to “materiality” or “Universal Material Adverse Effect.” For purposes of the Merger Agreement, “Universal Material Adverse Effect” means any fact, circumstance, change, development, condition, event, occurrence or effect that has had, or would reasonably be expected to have, individually or in the aggregate, (a) a material adverse effect on the business, results of operations, assets or condition (financial or otherwise) of Universal and its subsidiaries, taken as a whole or (b) a material adverse effect on, or that prevents or materially delays, the ability of Universal to perform its obligations under, and to consummate the Transactions. However, in the case of clause (a), a Universal Material Adverse Effect will not be deemed to include any fact, circumstance, change, development, condition, event, occurrence or effect to the extent resulting from or arising out of any of the following:

(i)

any facts, circumstances, changes, developments, conditions, events, occurrences or effects generally affecting (a) any of the industries in which Universal and its subsidiaries operate or (b) the economy, credit, debt, securities or financial or capital markets in the United States or elsewhere in the world, including changes in interest or exchange rates or deterioration in the credit markets generally; and

(ii)

any facts, circumstances, changes, developments, conditions, events, occurrences or effects resulting from or attributable to (a) changes or proposed changes in law, in U.S. generally accepted accounting principles or in accounting standards, or any changes or proposed changes in the interpretation or enforcement of any of the foregoing, (b) the execution and delivery of the Merger Agreement or the public announcement, pendency or consummation of the Transactions, or the performance of the Merger Agreement and the Transactions (including compliance with the covenants set forth therein and any action taken or omitted to be taken by Universal or any of its subsidiaries at the request of or with the consent of Parent or Merger Sub), or the identity of Parent, (c) acts of war (whether or not declared) or any outbreak of hostilities, sabotage or terrorism, or cyber-war, or any escalation or worsening of any such acts of war (whether or not declared), outbreak of hostilities, sabotage or terrorism, or cyber-war, (d) weather, earthquakes, hurricanes, tornados, natural disasters, climatic conditions, epidemics, pandemics or outbreaks of illness or other public health events (or any escalation or worsening of any such illnesses or events, including, in each case, the response of governmental entities thereto) or other natural or man-made disasters, (e) any civil unrest, or any changes in political conditions (including any government shutdowns or debt payment defaults of any government), or any response of any governmental entity thereto, (f) any Transaction Litigation, (g) any change in the price or trading volume of the Shares or the credit rating of Universal or any of its subsidiaries, in each case, in and of itself (provided that, except as otherwise provided in this definition, the underlying causes of, or factors contributing to, such change may be considered in determining whether there is a Universal Material Adverse Effect), or (h) any failure to meet any published analyst estimates or expectations of the revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure to meet internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (provided that, except as otherwise provided in this definition, the underlying causes of, or factors contributing to, such failure may be considered in determining whether there is a Universal Material Adverse Effect);

provided that facts, circumstances, changes, developments, conditions, events, occurrences or effects set forth in clauses (i), (ii)(a), (ii)(c), (ii)(d), and (ii)(e) above may be taken into account in determining whether there has been, or would reasonably be expected to be, a Universal Material Adverse Effect to the extent such facts, circumstances, changes, developments, conditions, events, occurrences or effects have a disproportionate adverse effect on Universal and its subsidiaries, taken as a whole, compared to other similarly situated companies that operate in the industries in which Universal and its subsidiaries operate; provided that only the incremental disproportionate adverse effects of such facts, circumstances, changes, developments, conditions, events, occurrences or effects may be taken into account in determining whether there has been, or would reasonably be expected to be, a Universal Material Adverse Effect.

In the Merger Agreement, Universal has made customary representations and warranties to Parent and Merger Sub that are subject, in some cases, (i) to disclosures in any forms, reports, statements, certifications, registration statements, prospectuses, schedules or other documents (including exhibits and other information incorporated by reference therein) filed with or furnished to the SEC by Universal under the Securities Act or the Exchange Act and publicly available via the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system or made available to Parent by 5:00 p.m., New York City time, one business day prior to the Signing Date or (ii) specified exceptions and qualifications contained in the Merger Agreement and Universal’s disclosure schedule thereto. These representations and warranties relate to, among other things:

•	the due organization, valid existence, good standing, and authority and qualification to conduct business of Universal, and the certificate of incorporation and bylaws of Universal;

•

the due organization, good standing, and authority and qualification to conduct business of each Universal subsidiary, and Universal’s equity interest in each Universal subsidiary and the governing documents of Universal’s subsidiaries;

•

the ownership and capital structure of Universal and its subsidiaries, and the absence of any indebtedness having the right to vote or any obligations under any contract or otherwise of Universal or its subsidiaries: (i) to repurchase, redeem, or otherwise acquire any equity interests in any member of Universal, Universal’s subsidiaries or any other person, (ii) granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any equity interests of Universal or any Universal subsidiary, or (iii) to loan, advance funds to or make any investment in or capital contribution to any person;

•	Universal’s corporate power and authority to execute, deliver and perform its obligations under the Merger Agreement and the enforceability of the Merger Agreement against Universal;

•

the absence of, resulting from the execution and delivery of the Merger Agreement and the consummation of the Transactions to be consummated by Universal: (i) conflicts with the Universal Charter, the Universal Bylaws, and the organizational documents of each Universal subsidiary, (ii) any required notices to, or filings with, or permits, authorizations, consents or approvals of, any governmental entity, (iii) violations of applicable law, (iv) violations, breaches, defaults, required consents or any rights to termination, amendment or cancellation, losses in benefits or accelerations under certain contracts and agreements, or (v) liens upon Universal’s or any of its subsidiaries’ properties or assets;

•

(i) the preparation of Universal’s financial statements, including Universal’s maintenance of internal controls with respect to financial reporting, (ii) the preparation, compliance, accuracy and timely filing of or furnishing to the SEC all Universal SEC filings, (iii) the establishment and maintenance of required disclosure controls and procedures under the Exchange Act, (iv) the absence of off-balance sheet arrangements, and (v) compliance with the Sarbanes-Oxley Act of 2002 and Nasdaq rules;

•

Since January 1, 2022 through the Signing Date (i) none of Universal or any subsidiary of Universal having taken certain actions that, if taken after the Signing Date but before the Closing Date, would violate the Merger Agreement, and (ii) the absence of any Universal Material Adverse Effect;

•	compliance with applicable laws and governmental orders, and the absence of governmental investigations or inquiries;

•	possession of all permits necessary to enable Universal and its subsidiaries to conduct their respective businesses;

•	tax matters;

•	the absence of undisclosed liabilities;

•	the absence of litigation;

•	labor and employment matters;

•	employee benefit plans;

•	intellectual property matters and data privacy matters;

•

the existence, enforceability and performance of, and the absence of breach, default or material disagreements or disputes under specified categories of Universal’s material contracts (“Material Contracts”);

•	real property and title to assets;

•	environmental matters;

•	the identification of, and the absence of terminations or adverse modifications of any business relationships with, material customers and material suppliers of Universal and its subsidiaries;

•	insurance matters;

•	the absence of material misstatements or omissions in this proxy statement;

•	payment of fees and expenses to any investment banker, broker or finder in connection with the Merger Agreement;

•

the absence of stockholder rights agreements, poison pills or other anti-takeover agreements, and the inapplicability of anti-takeover laws or anti-takeover provisions in the Universal Charter and Universal Bylaws to the execution of the Merger Agreement, the performance of the parties’ obligations thereunder or the consummation of the Transactions;

•

no present or former officer, director or director nominee or greater than 5% stockholder or family member of any of the foregoing being engaged in any material transaction with Universal or any Universal subsidiary, having any material interest in property owned, leased or occupied by Universal or any Universal subsidiary, or being a party to any legally binding note, bond, mortgage, indenture, lease, sublease, license, franchise, contract, subcontract, agreement, or other instrument, obligation, commitment or arrangement or understanding of any kind or character with Universal or any subsidiary of Universal that, in any such case, would be required to be disclosed by Universal under Item 404 of Regulation S-K under the Securities Act; and

•	the receipt by the Board of Directors of TD Cowen’s opinion.

In the Merger Agreement, Parent and Merger Sub have made customary representations and warranties to Universal that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

•	Parent’s and Merger Sub’s due organization, valid existence, good standing, and authority and qualification to conduct business;

•

Parent’s and Merger Sub’s corporate power and authority to execute and deliver the Merger Agreement and to perform their obligations thereunder, and the enforceability of the Merger Agreement against Parent and Merger Sub;

•

the absence of, resulting from the execution and delivery of the Merger Agreement and the consummation of the Transactions to be consummated by Parent and Merger Sub: (i) conflicts with the organizational documents of Parent, Merger Sub or any other Parent subsidiary, (ii) any required notices to, or filings with, or permits, authorizations, consents or approvals of, any governmental entity, (iii) violations of applicable law, (iv) violations, breaches, defaults, required consents or any rights to termination, amendment or cancellation, losses in benefits or accelerations under contracts and agreements of Parent, Merger Sub or any other Parent subsidiary, or (v) liens upon the properties or assets of Parent, Merger Sub or any other Parent subsidiary;

•

the absence of litigation against Parent or any Parent subsidiary or their respective properties or assets that would materially impair Parent’s and Merger Sub’s ability to consummate, or prevent or materially delay the consummation of the Transactions;

•	sufficiency of funds;

•	no ownership of Universal’s capital stock and the inapplicability of Section 203 of the DGCL to Parent, Merger Sub and any of their respective affiliates or associates;

•	the absence of material misstatements or omissions in the information supplied by or on behalf of Parent or Merger Sub for inclusion in this proxy statement;

•	solvency of the Surviving Corporation and its subsidiaries immediately following the Closing;

•	the valid execution of the Guarantee, enforceability of the Guarantee against Aperam and the absence of breach or default under the Guarantee; and

•	payment of fees to any investment banker, broker or finder in connection with the Merger Agreement

Conduct of Business Pending the Merger

The Merger Agreement provides that, between the Signing Date and the earlier of the Effective Time and the termination of the Merger Agreement in accordance with its terms (the “Pre-Closing Period”), except (i) with the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), (ii) as required by applicable law or order, (iii) to the extent necessary to comply with any express terms of a contract made available to Parent on or prior to the Signing Date, (iv) as expressly contemplated by the Merger Agreement, or (v) as set forth in Universal’s disclosure schedule to the Merger Agreement, Universal will, and will cause Universal’s subsidiaries to, use commercially reasonable efforts to: (a) carry on their respective businesses in all material respects in the ordinary course of business, (b) maintain relationships with all persons with whom each of them has material business relationships, (c) keep available the services of its executive officers and specified key employees, (d) maintain working capital at a normalized level consistent with past practice, and (e) maintain inventory levels that are sufficient for Universal’s ordinary business needs consistent with past practice.

During the Pre-Closing Period, except (i) with the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), (ii) as required by applicable law or order, (iii) to the extent necessary to comply with any express terms of a contract made available to Parent on or prior to the Signing Date, (iv) as expressly contemplated by the Merger Agreement, or (v) as set forth in Universal’s disclosure schedule thereto, the Merger Agreement provides that Universal will not, and will not permit any Universal subsidiary, to:

(i)	declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock or equity interests;

(ii)	split, combine, subdivide, adjust, amend the terms of or reclassify any of its capital stock or equity interests;

(iii)

issue, deliver, sell, pledge, grant, transfer or otherwise encumber any shares of its capital stock or other equity securities or any option, warrant or other right to acquire or receive any shares of its capital stock or other equity securities, or redeem, purchase or otherwise acquire any shares of its capital stock or other equity securities, other than in connection with the exercise, vesting or settlement, as applicable, of Universal equity awards outstanding as of the Signing Date or granted in accordance with the Merger Agreement, including with respect to the satisfaction of tax withholding and, with respect to Company Stock Options outstanding as of the Signing Date or granted in accordance with the Merger Agreement, the payment of the exercise price;

(iv)	amend the Universal Charter or Universal Bylaws, or amend other similar organizational documents of any Universal subsidiaries;

(v)

acquire (by merger, consolidation, purchase of stock or assets or otherwise) any company, corporation, entity, business or assets that constitute a business or any other business organization or any division of any person;

(vi)

other than in the ordinary course of business, sell, lease, sublease, license, mortgage, pledge, encumber, allow to lapse, abandon, assign, disclaim, dedicate to the public, incur any lien (other than certain permitted liens) on or otherwise dispose of, or authorize any of the foregoing with respect to (by merger, consolidation, sale of stock or assets or otherwise), any (a) entity, business or assets (excluding any owned real property) or (b) material intellectual property; provided that Universal and Universal’s subsidiaries are not prohibited from granting non-exclusive licenses to their intellectual property in the ordinary course of business;

(vii)

(a) create, incur, repurchase, prepay or assume any indebtedness for borrowed money or issue or sell options, warrants, calls or other rights to acquire any debt securities of Universal or any of its subsidiaries, (b) enter into any “keep well” or other contract to maintain any financial statement or similar condition of another person, (c) make any loans, advances or capital contributions to or investments in any person, or (d) assume, guarantee, endorse or otherwise become liable or responsible for the indebtedness or other obligations of another person, in the case of each of the foregoing clauses (a), (b), (c) and (d), except in an amount that does not exceed $1,000,000 individually or $5,000,000 in the aggregate; provided that Universal and its subsidiaries are not prohibited from incurring indebtedness for working capital borrowings in an amount not to exceed $5,000,000 individually or, with respect to any working capital borrowing at the end of any fiscal quarter, $10,000,000 individually;

(viii)	merge, combine or consolidate Universal or any of its subsidiaries with and into any other person;

(ix)	adopt or enter into a plan of complete or partial liquidation, restructuring, capitalization, reorganization or dissolution;

(x)

waive, settle (or propose to settle) or compromise any action pending or threatened against Universal or any of is subsidiaries involving the payment of monetary damages by Universal or any of its subsidiaries of, (a) with respect to any matter relating to employment, environment, human resources, compliance and health and safety, an amount exceeding $500,000 individually (excluding (x) amounts that may be covered by insurance and as to which the applicable insurer has not disputed coverage and (y) legal costs and expenses), (b) with respect to any other commercial matter, an amount exceeding $1,000,000 individually (excluding (x) amounts that may be covered by insurance and as to which the applicable insurer has not disputed coverage and (y) legal costs and expenses), or (c) with respect to any matter not covered by the foregoing clauses (a) and (b), an amount exceeding $5,000,000 in the aggregate (excluding (x) amounts that may be covered by insurance and as to which the applicable insurer has not disputed coverage and (y) legal costs and expenses);

(xi)

except as required by any employee benefit plan or collective bargaining agreement, (a) increase the compensation, the benefits, or any severance entitlements of any director, officer or specified key employee of Universal or its subsidiaries, (b) adopt any plan or arrangement that would constitute an employee benefit plan or amend, modify or terminate any existing employee benefit plan, (c) take any action to accelerate the vesting, payment, or funding of any payment or benefit under any employee benefit plan, in each case, other than in the ordinary course or as would not materially increase the cost to Universal or any of is subsidiaries, or (d) make any changes to the roles and positions of specified key employees (including hiring, dismissing or implementing changes to any roles or positions of such key employees, other than any dismissal of any such key employee for cause) without first consulting with Parent in good faith;

(xii)

make any change in financial accounting methods, principles, policies or practices of Universal or any of its subsidiaries, except insofar as may be required by GAAP (or any interpretation or enforcement thereof) or applicable law;

(xiii)

(a) make, change or revoke any material tax election in a manner materially inconsistent with past practice, (b) settle or compromise any tax liability for an amount materially in excess of the amount accrued or reserved therefor in the financial statements included in Universal’s SEC filings, (c) file a material amendment with respect to any material tax return unless required by applicable law, (d) adopt or change any method of tax accounting or annual tax accounting period, (e) enter into any “closing agreement” (within the meaning of Section 7121 of the Code) or tax sharing or similar agreement relating to any material tax liability, (f) agree to extend or waive the statute of limitations in respect of any material amount of taxes (other than an extension in the ordinary course of business or as a result of the extension of the due date for filing any tax return), (g) file any income or other material tax return in a manner inconsistent with past practice unless required by applicable law, or (h) surrender any right to claim a material tax refund;

(xiv)

other than in the ordinary course of business, enter into, amend, waive, release, assign, settle any rights, claims, or benefits under, or voluntarily terminate any Material Contract (or any other contract that would be deemed a Material Contract if it had been entered into prior to the Signing Date);

(xv)	enter into or adopt any “poison pill” or similar stockholder rights plan;

(xvi)

enter into, amend, or waive any rights under any contract with, or make any payment to, any affiliate of Universal or any other person covered under Item 404 of Regulation S-K under the Exchange Act that would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Exchange Act (other than any payments pursuant to clause (xi) above);

(xvii)	authorize, or make any commitment with respect to, capital expenditures that would exceed $250,000 individually or $18,000,000 in the aggregate;

(xviii)	sell, lease, sublease, license, encumber or otherwise dispose of any owned real property; or

(xix)	agree, resolve, announce an intention, enter into any contract or otherwise make any commitment to take, any of the foregoing actions.

The Merger Agreement provides that nothing contained in the Merger Agreement will give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of Universal or any of its subsidiaries prior to the Effective Time. Prior to the Effective Time, the Merger Agreement requires Universal to exercise, consistent with and subject to the terms and conditions of the Merger Agreement, complete control and supervision over such matters.

The Merger Agreement also provides that, during the Pre-Closing Period, except (i) as required by applicable law or (ii) as expressly contemplated by the Merger Agreement, (a) Parent will not, and will not permit any of its subsidiaries (including Merger Sub) or affiliates to, (I) amend, repeal or otherwise modify any provision of their respective organizational or governing documents, except for such amendments or modifications as would not materially impair the ability of Parent and Merger Sub to consummate, or would not prevent or materially delay, the consummation of the Transactions, (II) take any action or fail to take any action which is intended to or which would reasonably be expected to, individually or in the aggregate, prevent or materially delay or impede the ability of any of the parties to obtain any necessary approvals or clearances of any governmental entity required for the Transactions, to perform its covenants and agreements under the Merger Agreement or to consummate the Transactions or otherwise prevent or materially delay or impede the consummation of the Transactions or (III) agree to take, make any commitment to take, or adopt any resolutions of its board of managers or sole member (as applicable) or analogous governing body in support of, any of the foregoing; and (b) Parent will not, and will cause its affiliates not to, enter into any transaction or any agreement to effect any transaction which would reasonably be expected to, individually or in the aggregate, prevent or materially delay or impede the ability of any of the parties to obtain any necessary approvals or clearances of any governmental entity required for the Transactions promptly and in any event prior to the Outside Date.

The “No Shop” Period—No Solicitation of Other Offers

For purposes of this proxy statement and the Merger Agreement, subject to certain exceptions contained in the Merger Agreement:

“Acquisition Proposal” means any proposal or offer from any person or group (other than Parent or any of its affiliates) relating to, in a single transaction or series of related transactions:

•	any merger, consolidation, business combination, share exchange, recapitalization, liquidation, dissolution or other similar transaction involving Universal pursuant to which such person (or its securityholders) or group would beneficially own, directly or indirectly, more than 25% of the total voting power of the equity securities of Universal or any surviving entity (or any direct or indirect parent company thereof) immediately following such transaction;

•

any direct or indirect acquisition of more than 25% of the total voting power of the capital stock of Universal (including through any acquisition of any equity securities convertible into, or exchangeable for the capital stock of Universal);

•

any tender offer or exchange offer, as defined pursuant to the Exchange Act, that, if consummated, would result, directly or indirectly, in any person or group (or the securityholders of any person or group) beneficially owning more than 25% of the total voting power of the capital stock of Universal;

•

the acquisition in any manner, directly or indirectly, of more than 25% of the fair market value of the consolidated assets of Universal and its subsidiaries, including in any such case through the acquisition of one or more of Universal’s subsidiaries owning any such assets; and

•

the acquisition in any manner, directly or indirectly, of more than 25% of the total voting power of the equity securities of any Universal subsidiary whose business constitutes more than 25% of the consolidated net revenue or net income of Universal and its subsidiaries.

Whenever the term “group” is used in the Merger Agreement and in this proxy statement summary of the Merger Agreement, it will have the definition set forth in Rule 13d-3 of the Exchange Act.

“Intervening Event” means a material event, occurrence, development or change in circumstances with respect to Universal and its subsidiaries, taken as a whole, which was unknown to the Board of Directors as of the Signing Date and becomes known to or by the Board of Directors after the Signing Date; provided, however, that in no event will any event, occurrence, development or change in circumstances resulting from or relating to any of the following give rise to an Intervening Event: (i) the receipt of an Acquisition Proposal; (ii) the execution and delivery of the Merger Agreement or the public announcement or pendency of the Transactions, or the performance of the Merger Agreement and the Transactions, the identity of Parent or the pendency or consummation of the Transactions; (iii) any change in the price or trading volume of the Shares or the credit rating of Universal or any of its subsidiaries, in each case, in and of itself; or (iv) the mere fact, in and of itself, that Universal has exceeded or met any projections, forecasts, revenues or earnings predictions or expectations of Universal or any securities analysis for any period ending (or for which revenues or earnings are released) on or after the Signing Date. The exceptions set forth in clauses (iii) and (iv) above will not apply to the underlying causes giving rise to or contributing to any such event, occurrence, development or change in circumstances or prevent any of such underlying causes from being taken into account in determining whether an Intervening Event has occurred.

“Superior Proposal” means any bona fide written Acquisition Proposal made by any person or group (other than Parent and its subsidiaries and affiliates) after the Signing Date that (i) is on terms that the Board of Directors has determined in its good faith judgment (after consultation with Universal’s outside financial advisor and outside legal counsel and after taking into account all the terms and conditions of the Acquisition Proposal) are more favorable to Universal’s stockholders from a financial point of view than the Transactions (including, if applicable, taking into account any revisions to the Merger Agreement made or proposed in writing by Parent in accordance with the Merger Agreement prior to the time of determination) and (ii) the Board of Directors has determined (after consultation with Universal’s outside financial advisor and outside legal counsel) to be reasonably capable of being consummated in accordance with its terms, taking into account all financial, regulatory, legal and other aspects deemed relevant by the Board of Directors (which may include certainty of closing, certainty of financing and the identity of the person making the Acquisition Proposal). For purposes of the definition of “Superior Proposal,” the references to “25%” in the definition of “Acquisition Proposal” will be deemed to be references to “50%.”

Subject to certain exceptions contained in the Merger Agreement, during the Pre-Closing Period, Universal agreed in the Merger Agreement that it will not, and will cause each Universal subsidiary not to, and will instruct its and their respective Representatives not to, directly or indirectly,

(i)

solicit, initiate, knowingly facilitate or knowingly encourage the submission of any Acquisition Proposal or any inquiries, proposal or offers that would reasonably be expected to lead to any Acquisition Proposal;

(ii)

enter into, continue or participate in any discussions or negotiations regarding, or furnish to any person any non-public information in connection with, any inquiries, proposals or offers that constitute, or would reasonably be expected to lead to, an Acquisition Proposal (other than to state that Universal is not permitted to have discussions and to refer such person to the provisions of the Merger Agreement and to clarify the terms of any such Acquisition Proposal); or

(iii)

execute or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option or other similar agreement with respect to, or that is intended to result in, or would reasonably be expected to lead to an Acquisition Proposal (other than certain acceptable confidentiality agreements) (an “Alternative Acquisition Agreement”).

Notwithstanding the foregoing, the Merger Agreement provides that if, prior to the Effective Time, Universal receives a bona fide Acquisition Proposal that the Board of Directors determines in good faith either constitutes a Superior Proposal or would be reasonably expected to lead to a Superior Proposal, and the Board of Directors or a committee thereof determines in good faith, after consultation with outside legal counsel, that a failure to take action with respect to such Acquisition Proposal would be inconsistent with its fiduciary duties under applicable law, Universal may, subject to its compliance with the notification and other applicable requirements set forth in the Merger Agreement, (i) furnish information with respect to Universal to the party making such Acquisition Proposal (including their respective Representatives and prospective equity and debt financing sources) pursuant to a confidentiality agreement that contains terms that are no less restrictive in the aggregate to the counterparty than those contained in the letter agreement regarding Confidential Information and Evaluation Material, dated May 1, 2024, between Aperam and Universal, it being understood that such confidentiality agreement need not contain any standstill or similar provision (an “Acceptable Confidentiality Agreement”) and (ii) engage or participate in discussions or negotiations with such party regarding such Acquisition Proposal. The Merger Agreement requires Universal to provide to Parent any non-public information concerning Universal or its subsidiaries provided by Universal or any of its subsidiaries to any person entering into an Acceptable Confidentiality Agreement that has not been previously provided to Parent prior to or substantially concurrently with the time it is provided to such person. The Merger Agreement provides that actions permitted under foregoing clauses (i) and (ii) will not constitute a Change of Recommendation or otherwise constitute a basis for Parent to terminate the Merger Agreement.

The Merger Agreement provides that Universal may grant a terminate, waive, amend or release any provision of any confidentiality, “standstill” or similar obligation of any person, solely to the extent necessary to allow a confidential Acquisition Proposal to be made to Universal or the Board of Directors (or any committee thereof) so long as (i) the Board of Directors determines in good faith after consultation with its outside legal counsel that failure to take such action would be inconsistent with its fiduciary duties under applicable law and (ii) Universal promptly (and in any event within 24 hours) following the determination by the Board of Directors as required by the foregoing clause (i) notifies Parent of any such termination, waiver, amendment or release.

The Merger Agreement requires Universal to promptly (and in any event within 24 hours) notify Parent in writing if, from and after the Signing Date, (i) any Acquisition Proposal or any inquiry, proposal or offer concerning an Acquisition Proposal is received by Universal, any of Universal’s subsidiaries or any of its or their respective Representatives, indicating (except to the extent prohibited by applicable law or contract in effect as of the Signing Date) the material terms and conditions of any such Acquisition Proposal or (ii) any discussions or negotiations sought to be initiated or continued with Universal or any of its subsidiaries or Representatives concerning an Acquisition Proposal has occurred or commenced. Universal is required by the Merger Agreement to keep Parent reasonably informed on a reasonably prompt basis (and in any event within 24 hours of any material development) of the status, discussions or negotiations and details (including with respect to any change in price, any change in the amount or form of consideration, or any other material amendments) of any such Acquisition Proposal or other inquiry, proposal or offer concerning an Acquisition Proposal, and to promptly, and in any event within 24 hours notify Parent of a determination by the Board of Directors (or any committee thereof) that an Acquisition Proposal is a Superior Proposal.

The Board of Directors’ Recommendation; Change of Recommendation

As described above, and subject to the provisions described below, the Board of Directors has recommended that the stockholders vote “FOR” the proposal to adopt the Merger Agreement (the “Company Recommendation”). The Merger Agreement provides that the Board of Directors will not effect a Change of Recommendation (as defined below) except as described below.

Except as expressly set forth in the applicable no solicitation provisions of the Merger Agreement, the Merger Agreement provides that during the Pre-Closing Period, neither the Board of Directors nor any committee thereof will take any of the following actions (each, a “Change of Recommendation”):

(i)	withhold, withdraw, qualify or modify (or publicly propose to withhold, withdraw, qualify or modify), in each case in a manner adverse to Parent, the Company Recommendation;

(ii)	fail to include the Company Recommendation in the proxy statement;

(iii)	adopt, approve or recommend or endorse or otherwise declare advisable, or publicly propose to adopt, approve or recommend, any Acquisition Proposal;

(iv)	submit any Acquisition Proposal or any matter related thereto to the vote of the stockholders of Universal;

(v)	enter into any Alternative Acquisition Agreement, or

(vi)	authorize, commit, resolve or agree to take any such actions.

The Merger Agreement provides that notwithstanding anything in the Merger Agreement to the contrary, prior to the receipt of the Universal Stockholder Approval, (i) if an Intervening Event occurs and the Board of Directors determines in good faith after consultation with its outside legal counsel that failure to effect a Change of Recommendation in light of such Intervening Event would be inconsistent with its fiduciary duties under applicable law, the Board of Directors may take the actions under clauses (i) or (ii) in the definition of Change of Recommendation, or (ii) if Universal receives, directly or indirectly through one or more of its Representatives, a written, bona fide Acquisition Proposal that did not result from a breach of Universal’s non-solicitation obligations under the Merger Agreement, that the Board of Directors determines in good faith, after consultation with Universal’s outside financial advisor and outside legal counsel, constitutes a Superior Proposal, the Board of Directors may effect a Change of Recommendation and/or terminate the Merger Agreement in order to enter into an Alternative Acquisition Agreement providing for such Superior Proposal, and, in the case of either the foregoing clause (i) or (ii):

•

Universal will have provided prior written notice to Parent, at least four business days in advance, that it intends to effect a Change of Recommendation, which notice will not constitute a Change of Recommendation (a “Change Notice”) and/or terminate the Merger Agreement subject to the payment of the Universal Termination Fee, which notice must specify (except to the extent prohibited by applicable law or contract in effect as of the Signing Date) (a) in the case of a Superior Proposal, the material terms thereof, along with a copy of any proposed agreement in respect of such Superior Proposal (or, if there is no such proposed agreement, a written summary of the material terms and conditions of such Superior Proposal); or (b) in the case of an Intervening Event, reasonable detail regarding the Intervening Event;

•

after providing such notice and prior to effecting such Change of Recommendation and/or terminating the Merger Agreement, Universal will have caused its Representatives to be available to negotiate with Parent and Merger Sub in good faith (to the extent Parent and Merger Sub desire to negotiate) during such four business day period (the “Notice Period”) to make such adjustments to the terms and conditions of the Merger Agreement as would obviate the need for Universal to effect a Change of Recommendation and/or terminate the Merger Agreement;

•

following the end of the Notice Period, the Board of Directors will have determined in good faith, after consultation with Universal’s outside legal counsel and, with respect to clause (a) below, Universal’s financial advisor, after considering the terms of any changes or amendment to the Merger Agreement proposed in writing by Parent in response to the Change Notice, that (a) the Acquisition Proposal received by the Board of Directors still constitutes a Superior Proposal or (b) in the case of an Intervening Event, the failure of the Board of Directors to effect a Change of Recommendation would be inconsistent with its fiduciary duties to Universal and its stockholders under applicable law; and

•

any amendment to the financial terms or any other material amendment to the terms of a Superior Proposal will require Universal to deliver a new Change Notice and Universal will be required to comply again with the foregoing requirements; except that, subsequent to the initial Notice Period, the Notice Period will be reduced to two business days following receipt by Parent of any such new Change Notice.

Indemnification and Insurance

The Merger Agreement provides that Parent and Merger Sub agree that all rights to indemnification, advancement of expenses, and exculpation arising from, relating to, or otherwise in respect of, acts or omissions prior to the Effective Time existing as of the Signing Date in favor of each current and former director or officer of Universal or any of its subsidiaries (i.e., the Indemnified Parties) as provided in the Universal Charter and the Universal Bylaws or the organizational documents of any of Universal’s subsidiaries, or indemnification agreements between Universal or any of its subsidiaries and any of the Indemnified Parties previously disclosed to Parent, in each case as in effect on the Signing Date, will survive the Transactions and will remain in full force and effect in accordance with their terms, and Parent will cause the Surviving Corporation to comply therewith.

The Merger Agreement provides that for a period of six years from the Effective Time, the Surviving Corporation will, and Parent will cause the Surviving Corporation to, cause the certificate of incorporation of the Surviving Corporation to contain provisions with respect to indemnification, advancement of expenses, and exculpation that are at least as favorable to the Indemnified Parties as the indemnification, advancement of expenses, and exculpation provisions set forth in the Universal Charter and the Universal Bylaws as of the Signing Date. During such six-year period (and for so long as any claim for indemnification remains pending thereafter), such provisions may not be repealed, amended or otherwise modified in any manner except as required by applicable law.

At or prior to the Effective Time, the Merger Agreement provides that Universal may obtain and fully pay the premium for “tail” directors’ and officers’ liability insurance policies in respect of acts or omissions occurring at or prior to the Effective Time for the period beginning upon the Effective Time and ending six years from the Effective Time, covering each Indemnified Party and containing terms with respect to amount and scope of coverage that are at least as favorable to any Indemnified Party as those of Universal’s directors’ and officers’ liability insurance policies in effect on the Signing Date (i.e., the Existing D&O Policies). The Merger Agreement limits the maximum aggregate annual premium for such “tail” insurance policies to a maximum of 300% of the aggregate annual premium payable by Universal for coverage pursuant to its most recent renewal under the Existing D&O Policies (i.e., the Maximum Amount). Parent is obligated under the Merger Agreement to cause any such “tail” insurance policies obtained by Universal to be maintained in full force and effect, for their full term, and cause all obligations thereunder to be honored by Parent and the Surviving Corporation. In the event that Universal does not obtain such “tail” insurance policies, then for the period beginning on the Effective

Time and ending six years from the Effective Time, Parent is required by the Merger Agreement to either purchase such “tail” insurance policies or maintain in effect the Existing D&O Policies in respect of acts or omission occurring at or prior to the Effective Time; provided that (i) neither Parent nor the Surviving Corporation will be required to pay an aggregate annual premium for such insurance policies in excess of the Maximum Amount and (ii) if the annual premium of such insurance coverage exceeds such amount, Parent or the Surviving Corporation will be obligated to obtain the maximum amount of coverage available for the Maximum Amount.

In the event Parent, the Surviving Corporation or any of their respective successors or assigns: (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in either such case, the Merger Agreement requires that proper provision will be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, will assume all of the obligations set forth in the indemnification and insurance provisions of the Merger Agreement.

The obligations of Parent, Merger Sub, and the Surviving Corporation under the indemnification and insurance provisions of the Merger Agreement will survive the consummation of the Transactions and will not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom such provisions apply without the consent of such affected Indemnified Party. Each of the Indemnified Parties to whom the indemnification and insurance provisions of the Merger Agreement apply are expressly stated in the Merger Agreement to be third-party beneficiaries of such provisions and entitled to enforce any of such provisions.

The obligations of Parent, Merger Sub and the Surviving Corporation under the foregoing indemnification and insurance provisions of the Merger Agreement may not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom these provisions apply without the consent of such affected Indemnified Party.

Employee Benefits Matters

The Merger Agreement provides that, after the Effective Time until the first anniversary of the Closing Date, each employee of Universal and its subsidiaries (other than employees whose terms and conditions of employment are governed by a collective bargaining agreement) who remains employed by the Surviving Corporation and its subsidiaries (collectively, the “Continuing Employees”) will receive from Parent, the Surviving Corporation or an affiliate thereof (i) an annual rate of salary or wages that is no less favorable than the annual rate of salary or wages provided to such employee by Universal or its subsidiaries as of immediately prior to the Effective Time, (ii) short-term annual incentive opportunity (excluding any equity or long-term incentive compensation) that is no less favorable in the aggregate than the short-term annual incentive opportunity provided by Universal and its subsidiaries to such employee as of immediately prior to the Effective Time, and (iii) employee benefits (excluding any post-retiree health and welfare benefits, except for severance benefits as addressed below) that are no less favorable in the aggregate than the employee benefits provided by Universal and its subsidiaries to such employee as of immediately prior to the Effective Time.

The Merger Agreement also provides that, after the Effective Time until the first anniversary of the Closing Date, Parent or the Surviving Corporation, as applicable, will provide or cause to be provided, to each Continuing Employee severance payments and benefits that are no less favorable than the severance payments and benefits for which such Continuing Employee was eligible (including under any contract or employee benefit plan or in accordance with Universal’s past practice) immediately prior to the Effective Time. Without limiting the foregoing obligation, after the Effective Time until the first anniversary of the Closing Date, any Continuing Employee who (i) is required by Parent, the Surviving Corporation, or any of their respective affiliates to relocate to a work location that is 50 miles or more from such employee’s work location in effect immediately prior to the Effective Time, (ii) is assigned by Parent, the Surviving Corporation, or any of their respective affiliates to a role or position that is not substantially equivalent or that requires materially different skills or abilities or that results in a material reduction in such employee’s authority, duties, responsibilities, and status, in each case, as compared to such employe’s role, position, authority, duties, responsibilities and status as of immediately prior to the Effective Time, or (iii) is assigned by Parent, the Surviving Corporation or any of their respective affiliates to a different work status (full- or part-time) from that in effect as of immediately prior to the Effective Time, will be entitled to resign, with such resignation treated for all purposes as a termination without cause or otherwise as a termination entitling such employee to receive the severance payments and benefits in accordance with the foregoing severance provisions under the Merger Agreement.

Parent will, or will cause the Surviving Corporation to, provide to each Continuing Employee payment with respect to such employee’s cash incentive opportunity (including any annual bonus under Universal’s Variable Incentive Compensation Plan and any payments under Universal’s profit-sharing programs, as applicable) for Universal’s fiscal year 2024 (if such payment is not made prior to the Effective Time) and, if the Effective Time does not occur prior to December 31, 2024, Universal’s fiscal year 2025, in each case in accordance with the terms of the applicable plans and arrangements therefor and, to the extent not inconsistent with such plans and arrangements, Universal’s past practice.

As of the Effective Time, Parent will, or will cause the Surviving Corporation and any of their respective subsidiaries or any of their respective third-party insurance providers or third-party administrators to, waive all limitations as to any pre-existing condition or waiting periods in its applicable welfare plans with respect to participation and coverage requirements applicable to each Continuing Employee under any welfare plans maintained by Parent, the Surviving Corporation or an affiliate that such employees may be eligible to participate in after the Effective Time and will credit, or cause to be credited to, each Continuing Employee for any copayments, deductibles, offsets, or similar payments made under any Universal employee benefit plan during the plan year which includes the Closing Date for purposes of satisfying any applicable copayment, deductible, offset or similar requirements under comparable plans of Parent, Surviving Corporation, or any of their respective affiliates. In addition, as of the Effective Time, Parent will, and will cause the Surviving Corporation and any applicable subsidiary thereof to, give Continuing Employees full credit for purposes of eligibility, vesting or arrangements maintained by Parent or an affiliate of Parent in which such employees may be eligible to participate after the Effective Time for such Continuing Employees’ service with Universal or any Affiliate of Universal to the same extent that such service was credited for purposes of any comparable employee benefit plan immediately prior to the Effective Time and in no event will service prior to the Effective Time be required to be taken into account if such service credit would result in the duplication of benefits with respect to the same period.

From and after the Effective Time, Parent will cause the Surviving Corporation and its subsidiaries to honor all obligations under all Universal employee benefit plans, compensation, retention, and severance arrangements and agreements in accordance with their terms as in effect immediately before the Effective Time, except that such requirement will not conflict with Parent’s and the Surviving Corporation’s obligations with respect to compensation, short-term annual incentive opportunity, employee benefits and severance obligations with respect to the Continuing Employees.

Regulatory Filings

Reasonable Best Efforts

Upon the terms and subject to the conditions set forth in the Merger Agreement, each of the parties agreed to, and to cause its affiliates to, use its respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper, or advisable to consummate and make effective, and to satisfy all conditions to, the Transactions, as expeditiously as reasonably practicable.

Pursuant to the Merger Agreement, notwithstanding anything to the contrary contained in the Merger Agreement, Parent will, and will cause its affiliates to, take any and all steps and actions reasonably necessary to avoid or eliminate impediments or objections, if any, that may be asserted with respect to the Transactions under any applicable regulatory laws so as to enable the parties to consummate the Transactions as promptly as practicable, but in no event later than the Outside Date, including (i) proposing, negotiating, committing to and effecting, by consent decree, hold separate orders or otherwise, the sale, divesture, licensing or disposition of any of the assets, properties or businesses of Universal’s subsidiaries, (ii) accepting any operational limitations or otherwise taking or committing to take any actions that after the Effective Time would limit the freedom of action of Parent or any of its affiliates with respect to, or its or their ability to retain, one or more of the businesses, product lines or assets of Parent or any of its subsidiaries, or the assets, properties or businesses of Universal and its subsidiaries, or (iii) entering into such other arrangements, in each case as may be necessary or advisable in order to avoid the entry of, the commencement of litigation seeking the entry of, or to effect the lifting or dissolution of, any injunction, temporary restraining order, or other order in any suit or proceeding, which would otherwise have the effect of preventing or delaying the Effective Time; provided that in no event will Parent be required to take or agree or commit to any action that would, in the reasonable good faith judgment of Parent, be reasonably likely to give rise to any conditions or restrictions required to obtain CFIUS Clearance and/or clearance under any other regulatory law that would be reasonably expected, individually or in the aggregate, to have a material adverse effect on Parent’s rights of ownership in, or ability to conduct the business of, Universal and its subsidiaries (a “Burdensome Condition”).

The Merger Agreement provides that notwithstanding anything to the contrary contained in the Merger Agreement, in no event will Parent or any of its affiliates be required to become subject, consent or agree to, or otherwise take any action with respect to, any divestiture of assets or a business of Parent or any of its affiliates. In addition, Parent is required by the Merger Agreement to defend through litigation on the merits any claim asserted in court, or in an administrative hearing before a governmental entity, by any party, in order to avoid entry of, or to have vacated or terminated, any order that would restrain, prevent, or delay the consummation of the Transactions. The Merger Agreement provides that in no event will Universal or any of its controlled affiliates be required, under the provisions in the Merger Agreement addressing regulatory filings, to agree to any material term, condition, obligation, restriction, requirement, limitation, qualification, remedy or other action imposed, required or requested by any governmental entity in connection with its grant of any permits, approvals, waivers, and actions or nonactions with respect to the Transactions, unless such term, condition, obligation, restriction, requirement, limitation, qualification, remedy or other action imposed is binding on Universal or any of its controlled affiliates only in the event that the Closing occurs.

Under the Merger Agreement, subject to certain limitations set forth in the Merger Agreement, each of the parties is required to use its reasonable best efforts to: (i) cooperate in all respects with each other in connection with any filing or submission with a governmental entity in connection with the Transactions and in connection with any investigation or other inquiry by or before a governmental entity relating to the Transactions, (ii) supply the other party or parties, as the case may be, with any information that may be required by such other party or parties in order to effectuate the taking of such actions, (iii) promptly inform the other party or parties, as the case may be, of any communication from any governmental entity regarding any of the Transactions and, upon request, provide copies of any written communications, correspondence and filings with, any governmental entity, and (iv) consult and cooperate with, and consider in good faith the views of, one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party in connection with proceedings under the HSR Act or the regulatory laws of any other governmental entity. If the parties receive a request for additional information or documentary material from any governmental entity with respect to the Transactions, then each party is required by the Merger Agreement to use its reasonable best efforts to make, or cause to be made, after consultation with the other party or parties, as the case may be, an appropriate response in compliance with such request as soon as reasonably practicable and in any event so as to allow the closing of the Transactions prior to the Outside Date. Neither Parent nor Universal is permitted by the Merger Agreement to participate independently in any meeting with a governmental entity without providing reasonable advance notice to the other party and an opportunity to attend and participate in such meeting. The Merger Agreement provides that notwithstanding anything in the Merger Agreement to the contrary, Parent will, on behalf of the parties, control and lead all communications and strategy relating to any process with any governmental entity which relate to the Transactions, except that Parent will consult with, and consider in good faith the views of, Universal with respect to such communications and strategy. The Merger Agreement also provides that Universal will not commit to or agree (or permit any of its affiliates to commit to or agree) with any governmental entity to stay, toll, or extend any applicable waiting period or review period under the HSR Act or other applicable regulatory laws or refrain from closing the Transactions without the prior written consent of Parent.

In addition, the parties are required by the Merger Agreement to provide, or cause to be provided, as promptly as reasonably practicable, to governmental entities with jurisdiction over the regulatory laws, information and documents requested by any such governmental entities as necessary, proper, or advisable to permit consummation of the Transactions, including preparing and filing any notification and report form and related material required under the HSR Act, the DDTC Notification, a CFIUS Declaration and/or CFIUS Notice if deemed necessary or desirable by the parties, and any additional consents and filings required under any other regulatory laws as promptly as practicable following the Signing Date, except that the filing under the HSR Act will be made within 20 business days of the Signing Date. If any changes in the applicable regulations under the HSR Act that may impact the content or preparation of the filing under the HSR Act become effective between the Signing Date and the date of filing pursuant to the HSR Act, the parties are required by the Merger Agreement to instead file or cause to be filed any required filings under the HSR Act as promptly as reasonably practicable after such changes become effective. The Merger Agreement provides that the parties will thereafter to respond as promptly as practicable to any request for additional information or documentary material that may be made under the HSR Act or any other applicable regulatory law. The parties are also required by the Merger Agreement to take such actions as are necessary or advisable to obtain prompt approval of the consummation of the Transactions by any governmental entity or expiration of any applicable waiting periods. Parent acknowledges and agrees in the Merger Agreement that it will pay and will be solely responsible for all filing fees under the HSR Act and any additional consents and filings required under any other regulatory laws.

United Kingdom Competition and Markets Authority

The Merger Agreement provides that, if, no later than five business days prior to the Closing Date, (i) the CMA has sent an inquiry letter or any other questions to any party in respect of the Transactions; or (ii) the CMA has commenced, or given notice to any party that it intends to commence, a merger investigation in respect of the Transactions, the obligations of the parties to consummate the Transactions will be conditional upon the CMA confirming in writing to Parent that either: (x) it has no further questions in respect of the Merger (and that it has not otherwise opened or confirmed that it intends to open an investigation into the Merger); or (y) if the CMA opens an investigation, the CMA will have concluded on terms reasonably satisfactory to Parent that the Merger (and any matter therefrom) will not be subject to a reference (or any matter arising therefrom) under Section 33 of the Enterprise Act 2002.

Committee on Foreign Investment in the United States

With respect to determining whether or not obtaining CFIUS Clearance is necessary or desirable in connection with the Transactions, the parties are required by the Merger Agreement to:

(i)

jointly prepare and submit to CFIUS a request for preliminary consultations regarding the Transactions, which request will be submitted within 20 business days of the Signing Date (unless otherwise agreed by the parties), and will, as promptly as practicable thereafter, engage in such preliminary consultations with CFIUS regarding the Transactions;

(ii)

no later than the earlier of the 15th business day after the initial meeting with CFIUS or the fifth business day after either (a) CFIUS requests that the parties submit a filing concerning the Transactions in accordance with the DPA or (b) the parties agree that CFIUS has no further comments or questions concerning the Transactions, the parties will mutually determine whether or not obtaining CFIUS Clearance is necessary or desirable, but in case of disagreement between the parties, the parties will adopt the most reasonable approach with respect to the risk that CFIUS Clearance is necessary or desirable; and

(iii)

if the parties so mutually determine that obtaining CFIUS Clearance is necessary or desirable, take all actions and do, or cause to be done, all things necessary to obtain CFIUS Clearance, including (a), within 15 business days of the date of such determination, preparing and submitting to CFIUS a CFIUS Declaration in accordance with the DPA and (b) providing to CFIUS any information requested by CFIUS within the timeframes set forth in the DPA or such other timeframes as CFIUS may require.

The Merger Agreement provides that, if CFIUS issues written notification to Parent and Universal that CFIUS has completed its assessment of the Transactions and CFIUS has reason to believe the Transactions may raise national security concerns and requests that Parent and Universal file a CFIUS Notice, and notwithstanding any provisions of the Merger Agreement to the contrary, Parent and Universal will, and will procure that their respective affiliates will, take all actions and do, or cause to be done, all things necessary to obtain CFIUS Clearance, including:

(i)

within 20 business days after the date of CFIUS’s written notification to Parent and Universal (unless otherwise agreed by the parties), Parent and Universal will prepare and submit to CFIUS a draft CFIUS Notice in accordance with the DPA;

(ii)

promptly after receipt of confirmation that CFIUS has no further comments on the draft CFIUS Notice, Parent and Universal will prepare and submit to CFIUS a formal, certified CFIUS Notice in accordance with the DPA;

(iii)	the parties will provide any information requested by CFIUS within the timeframes set forth in the DPA or such other timeframes as CFIUS may require; and

(iv)

the parties will enter into a mitigation agreement, letter of assurance, national security agreement, or other similar arrangement or agreement, and provide any other assurances as may be required by CFIUS as a condition of CFIUS Clearance, provided that notwithstanding any provision of the Merger Agreement to the contrary, neither Parent nor Universal will be required to, and neither Parent nor Universal will, or will permit its respective affiliates to, without the prior written consent of the other party, take or agree to any action, condition, or restriction to obtain CFIUS Clearance that would, or would reasonably be expected to, result in a Burdensome Condition.

Parent and Universal are required by the Merger Agreement to cooperate in all respects and consult with the other party in connection with obtaining CFIUS Clearance, including by (i) allowing the other party to have a reasonable opportunity to review in advance and comment on drafts of filings and submissions; (ii) promptly informing each of the other party of any substantive communication received by such party from, or given by such party to, CFIUS, by promptly providing copies to the other party of any such written communications, except as (a) prohibited by any applicable law, (y) requested by CFIUS to remain confidential from each such other party, or (b) exempt from disclosure to the other party pursuant to other provisions of the Merger Agreement; and (iii) permit each such other party a reasonable opportunity to review in advance any substantive communication that it gives to, and consult with each other in advance of any meeting, scheduled substantive phone call, or conference with CFIUS.

Other Covenants

Stockholders Meeting

The Merger Agreement provides that Universal will use its reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of the Merger Agreement, and to take all other actions necessary or advisable to secure the affirmative vote of the holders of a majority of all outstanding shares of Universal common stock to adopt the Merger Agreement (i.e., the Universal Stockholder Approval). Without limiting the generality of the foregoing, if, at the time of the originally scheduled date of the duly convened meeting of the stockholders of Universal called to obtain the Universal Stockholder Approval, or any valid adjournment or postponement thereof made in accordance with the Merger Agreement (the “Universal Stockholders’ Meeting”), a quorum has not been established or Universal has not received proxies representing a sufficient number of Shares for the Universal Stockholder Approval, then the Merger Agreement provides that Universal will, at the request of Parent (to the extent permitted by law), adjourn the Universal Stockholders’ Meeting to a date specified by Parent; provided that Universal will not be required to adjourn the Universal Stockholders’ Meeting more than two times or for more than 20 business days in the aggregate from the originally scheduled date of the Universal Stockholders’ Meeting. Without the prior written consent of Parent, the adoption of the Merger Agreement and the matters related to the Merger Agreement and the Transactions are required by the Merger Agreement to be the only matters that Universal will propose to be acted on by the Universal stockholders at the Universal Stockholders’ Meeting. Under the Merger Agreement, Universal agrees that, unless the Merger Agreement has been validly terminated in accordance the terms thereof, Universal’s obligations to hold the Universal Stockholders’ Meeting will not be affected by the commencement, public proposal, public disclosure or communication to Universal of any Acquisition Proposal or by any Change of Recommendation.

Transaction Litigation

During the Pre-Closing Period, in the event that any action is brought by any Universal stockholder against Universal or any of its directors or officers arising out of or relating to the Merger Agreement or the Transactions (“Transaction Litigation”), the Merger Agreement requires Universal to, promptly (and in any event within 24 hours) after receiving notice of any such Transaction Litigation, notify Parent of such Transaction Litigation and to keep Parent reasonably and promptly informed with respect to the status thereof. Universal is required by the Merger Agreement to give Parent reasonable opportunity to participate in the defense (at Parent’s sole cost and subject to a joint defense agreement) of such Transaction Litigation. Without limiting the preceding sentence, the Merger Agreement provides that Universal will give Parent the right to review and comment on all material filings or responses to be made by Universal in connection with any such Transaction Litigation, and the right to consult on any settlement with respect to such Transaction Litigation, and Universal will in good faith take such comments into account, and no such settlement may be agreed to without Parent’s prior written consent (which will not be unreasonably withheld, conditioned or delayed).

Material Contract Consents

The Merger Agreement provides that prior to Closing, Universal will, and will cause its subsidiaries to, use reasonable best efforts to obtain, as soon as reasonably practicable following the date on which the Universal Stockholder Approval has been obtained, and in any event prior to the Closing, all notifications, waivers, permissions, consents, agreements or authorizations required from a person under the contracts of Universal and its subsidiaries mutually identified by the parties (a “Material Contract Consent”); provided that in no event will Universal or any of its subsidiaries be required to pay prior to the Effective Time any fee, penalty or other consideration to any third party to obtain any such Material Contract Consent, except (i) as may be expressly required by the terms of the applicable contract with such third party providing for such Material Contract Consent or (ii) for de minimis administrative fees.

Repayment of Indebtedness

If requested by Parent within 30 days after the Signing Date, the Merger Agreement requires Universal, prior to the Closing, to use its commercially reasonable efforts to deliver to Parent duly executed payoff letters from the holder(s) of certain existing indebtedness of Universal and its subsidiaries identified by the parties that is outstanding as of immediately prior to the Closing (the “Closing Date Indebtedness”) in form and substance reasonably satisfactory to Parent (collectively, the “Payoff Letters”). Each such Payoff Letter is required by the Merger Agreement to (i) state the aggregate amount required to satisfy in full all principal, interest, prepayment premiums, and any other monetary obligations due and payable as of immediately prior to the Closing under the applicable agreement representing such Closing Date Indebtedness (the “Closing Date Loan Agreements”) with respect to which such Payoff Letter is being delivered (the “Payoff Amount”) and (ii) provide that upon receipt by the holders of the Closing Date Indebtedness of the Payoff Amount in the accordance with such Payoff Letter (a) all liens (if any) securing the obligations under the applicable Closing Date Loan Agreement or under any related loan document will be automatically released and terminated, and (b) provide for the filing of any statements or other documents terminating such liens. If Parent requests Universal to deliver the Payoff Letters, at the Closing, Parent is required by the Merger Agreement to repay, or cause to be repaid, on behalf of Universal and its subsidiaries, the Payoff Amount(s) required to be paid at Closing in accordance with the terms of each applicable Payoff Letter.

Conditions to the Merger

The respective obligations of Parent, Merger Sub and Universal to consummate the Merger are subject to the satisfaction or written waiver (where permissible under applicable law) at or prior to the Closing of the following conditions:

•	the Universal Stockholder Approval must have been obtained;

•

no governmental entity of competent jurisdiction shall have enacted or promulgated any law after the Signing Date that is in effect or issued any order after the Signing Date that has become final and non-appealable and that restrains, enjoins or otherwise prohibits the consummation of the Merger (i.e., the No Governmental Order Closing Condition); and

•

any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and all required filings have been made and all required consents and approvals obtained (or waiting periods expired or terminated) under applicable regulatory laws, including (i) CFIUS Clearance having been obtained if deemed necessary or desirable by the parties pursuant to the terms of the Merger Agreement and (ii) 60 days having elapsed following the submission by Universal and Parent of the DDTC Notification or, if such period has not elapsed, DDTC otherwise having confirmed to Universal that it has completed its review of the Transactions pursuant to Section 38(g)(6) of the Arms Export Control Act, as amended, and Section 122.4 of the ITAR (the “Regulatory Approvals Closing Condition”).

Additionally, the obligations of Parent and Merger Sub to consummate the Merger are further subject to the satisfaction or waiver (where permissible under applicable law) on or prior to the Closing of the following additional conditions:

•

each of the representations and warranties of Universal related to capitalization matters, other than certain matters regarding outstanding Universal equity awards, must be true and correct in all respects, except for de minimis deviations, as of the Signing Date and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties speak as of a specified date, in which case they need only be true and correct as of such specified date);

•

each of the representations and warranties of Universal with respect to (i) the organization and power of Universal, (ii) Universal’s subsidiaries, (iii) certain matters regarding outstanding Universal equity awards, (iv) authority of Universal relative to the Merger Agreement, (v) consents and approvals required for the Transactions, (vi) the absence of a Universal Material Adverse Effect and certain actions of Universal and its subsidiaries from January 1, 2022 through the Signing Date, (vii) brokers’ fees and (viii) the absence of rights agreement and anti-takeover provisions with respect to the Transactions, must be true and correct in all material respects as of the Signing Date and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties speak as of a specified date, in which case they need only be true and correct as of such specified date); and

•	each of the other representations and warranties made by Universal in the Merger Agreement (disregarding all qualifications set forth therein relating to “materiality,” “Universal Material Adverse

Effect” or other qualifications based on the word “material” or similar phrases) must be true and correct as of the Signing Date and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are, by their terms, made as of a specified date, in which case such representations and warranties must be so true and correct as of such specified date), except where the failure of such representations and warranties to be so true and correct would not have a Universal Material Adverse Effect.

•

Universal must have performed or complied in all material respects with each of the agreements and covenants required by the Merger Agreement to be performed or complied with by it on or prior to the Effective Time;

•	since the Signing Date, there must not have occurred a Universal Material Adverse Effect; and

•	Universal must have delivered to Parent a certificate, dated the Closing Date, signed by a duly authorized officer of Universal, certifying as to the satisfaction of the foregoing conditions.

The obligations of Universal to consummate the Merger are subject to the satisfaction or waiver (where permissible under applicable law) on or prior to the Closing of the following additional conditions:

•

each of the representations and warranties of Parent and Merger Sub with respect to their ownership of Universal capital stock must be true and correct in all respects, except for de minimis deviations, as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties speak as of a specified date, in which case they need only be true and correct as of such specified date);

•

each of the other representations and warranties made by Parent and Merger Sub in the Merger Agreement (disregarding all qualifications set forth therein relating to “materiality,” “material adverse effect” or other qualifications based on the word “material” or similar phrases) must be true and correct as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are, by their terms, made as of a specified date, in which case such representations and warranties must be so true and correct as of such specified date), except where the failure of such representations and warranties to be so true and correct would not have a material adverse effect on the ability of Parent or Merger Sub to consummate the Transactions contemplated by the Merger Agreement;

•

each of Parent and Merger Sub must have performed or complied in all material respects with each of the agreements and covenants required by the Merger Agreement to be performed or complied with by it on or prior to the Effective Time; and

•	Parent must have delivered to Universal a certificate, dated the Closing Date, signed by a duly authorized officer of Parent, certifying as to the satisfaction of the foregoing conditions.

Termination of the Merger Agreement

The Merger Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time by the parties as follows (the date of any such termination, the “Termination Date”):

•	by mutual written consent of Universal and Parent;

•	by either Universal or Parent at any time prior to the Effective Time:

•

if the Effective Time has not occurred on or before the Outside Date (initially March 31, 2025, and subject to extension), which will automatically be extended in two three-month increments until no later than September 30, 2025 if, on the Outside Date, any of the No Governmental Orders Closing Condition (to the extent the law or order giving rise to such condition not having been satisfied relates the matters in the Regulatory Approval Closing Condition) or the Regulatory Approval Closing Condition has not been satisfied but all other conditions to the parties’ obligations to consummate the Merger have been satisfied or waived or are capable of being satisfied if the Closing were to take place on such date; provided that the foregoing right to terminate the Merger Agreement will not be available to a party if the failure of the Effective Time to occur on or before the Outside Date was primarily caused by the failure of such party to perform any of its obligations or covenants under the Merger Agreement;

•

if any governmental entity of competent jurisdiction has enacted or promulgated any law after the Signing Date that is in effect or issued any order after the Signing Date that has become final and non-appealable and that restrains, enjoins or otherwise prohibits the consummation of the Merger; provided, that the foregoing right to terminate the Merger Agreement will not be available to a party if the enactment or promulgation of any such law or the issuance of any such order was primarily caused by the failure of such party to perform any of its obligations or covenants under the Merger Agreement; or

•	if the Universal Stockholder Approval has not been obtained at the Universal Stockholders’ Meeting (or any adjournment or postponement thereafter at which a vote is taken on the Merger); or

•	by Universal at any time prior to the Effective Time:

•

if, at any time prior to the time at which the Universal Stockholder Approval is obtained, the Board of Directors determines to enter into an Alternative Acquisition Agreement providing for a Superior Proposal in accordance with the applicable provisions of the Merger Agreement, with the effectiveness of such termination conditioned upon payment of the Universal Termination Fee, provided that Universal has not committed any material breach of its non-solicitation obligations in the Merger Agreement with respect to such Superior Proposal; or

•

if there has been a breach of any representation, warranty, covenant or agreement of Parent or Merger Sub in the Merger Agreement, which breach (i) could give rise to the failure of any of the conditions with respect to Parent’s and Merger Sub’s representations and warranties in the Merger Agreement being true and correct or their performance or compliance with their obligations or agreements in the Merger Agreement and (ii) (a) is not capable of being cured by Parent or Merger Sub by the Outside Date or (b) if capable of being cured by the Outside Date, shall not have been cured before the earlier of (x) 20 business days following receipt of written notice from Universal of such breach or (y) the Outside Date, provided that Universal is not then in breach of any representation, warranty, covenant or agreement of the Merger Agreement such that any condition to the obligations of Parent and Merger Sub with respect to Universal’s representations and warranties in the Merger Agreement being true and correct or its performance or compliance with its obligations or agreements in the Merger Agreement would not then be satisfied if the Closing Date were the date of such termination; or

•	by Parent at any time prior to the Effective Time:

•	if the Board of Directors has effected a Change of Recommendation; or

•

if there has been a breach of any representation, warranty, covenant or agreement of Universal in the Merger Agreement, which breach (i) would give rise to the failure of any of the conditions with respect to Universal’s representations and warranties in the Merger Agreement being true and correct or its performance or compliance with its obligations or agreements in the Merger Agreement, and (ii) (a) is not capable of being cured by Universal by the Outside Date or (b) if capable of being cured by the Outside Date, shall not have been cured before the earlier of (x) 20 business days following receipt of written notice from Parent of such breach or (y) the Outside Date, provided, that neither Parent nor Merger Sub is then in material breach of any representation, warranty, covenant or agreement of the Merger Agreement.

Universal Termination Fee

Pursuant to the Merger Agreement, upon the occurrence of any of the following events, Universal must pay to Parent the amount of $14.8 million, which payment must be made by wire transfer of immediately available funds within the time periods set forth below:

•

In the event that (i) the Merger Agreement is terminated by Parent for a Willful Breach (as defined below) by Universal, (ii) after the date of the Merger Agreement and prior to the Effective Time, any person has publicly proposed, announced or otherwise made public an Acquisition Proposal (and such Acquisition Proposal has not been withdrawn prior to such termination) (a “Company Takeover Proposal”) and (iii) within 12 months of such termination, Universal consummates the transactions contemplated by the Company Takeover Proposal, then Universal must, on the date such Company Takeover Proposal is consummated, pay to Parent the Universal Termination Fee; provided that for purposes of this termination right, the references to “25%” in the definition of “Acquisition Proposal” will be deemed to be references to “50%”;

•

In the event that the Merger Agreement is terminated by Universal with respect to the Board of Directors’ determination to enter into an Alternative Acquisition Agreement providing for a Superior Proposal, then Universal must pay to Parent the Universal Termination Fee, on the third business day following the Termination Date; and

•

In the event that the Agreement is terminated by Parent with respect to the Board of Directors’ Change of Recommendation, Universal must pay to Parent the Universal Termination Fee, on the third business day following the Termination Date.

For purposes of the Merger Agreement, the term “Willful Breach” means (a) with respect to any breach of a representation or warranty contained in the Merger Agreement, a material breach of such representation or warranty that has been made with the knowledge of the breaching party and (b) with respect to any breaches or failures to perform any of the covenants or other agreements contained in the Merger Agreement, a material breach, or failure to perform, that is a consequence of an act or omission undertaken by the breaching party with the knowledge that the taking of, or failure to take, such act would or would be reasonably expected to cause a material breach of the Merger Agreement.

The Merger Agreement provides that the payment of the Universal Termination Fee pursuant to the terms of the Merger Agreement constitutes the sole and exclusive remedy of the other parties for any damages suffered as a result of the failure of the Transactions to be consummated.

Costs and Expenses

Subject to certain exceptions contained in the Merger Agreement, whether or not the Transactions are consummated, all costs and expenses incurred in connection with the Merger Agreement and the Transactions are required by the Merger Agreement to be paid by the party incurring such expense.

Specific Performance

Each of the parties to the Merger Agreement agreed that irreparable damage, for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform the provisions of the Merger Agreement (including failing to take such actions as are required of them in order to consummate the Transactions) in accordance with its specified terms or otherwise breach or threaten to breach such provisions. Each party to the Merger Agreement agreed that the parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement. Without limiting the foregoing, each party to the Merger Agreement agreed that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (i) there is adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or in equity.

Amendment

The Merger Agreement provides that, subject to applicable law, it may be amended, modified or supplemented by written agreement of the parties at any time prior to the Effective Time; provided, that, after receipt of the Universal Stockholder Approval, no amendment may be made to the Merger Agreement that reduces the Merger Consideration, changes the type of consideration into which each Share will be converted upon consummation of the Merger or that would otherwise require the approval of the Universal stockholders under applicable law.

Governing Law

The Merger Agreement is governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any applicable principles of conflict of laws that would cause the laws of any jurisdiction other than the State of Delaware to otherwise govern the Merger Agreement.

Aperam Guarantee

Concurrently with the execution of the Merger Agreement, Aperam executed and delivered the Guarantee in favor of Universal, pursuant to which Aperam has agreed to unconditionally and irrevocably guarantee any and all payment obligations of Parent and Merger Sub under the Merger Agreement, including, without limitation, the payment of the aggregate Merger Consideration, all fees and expenses reasonably expected to be incurred by Parent, Merger Sub and the Surviving Corporation in connection with the transactions contemplated by the Merger Agreement, and any damages payable for common law fraud as determined pursuant to the laws of the State of Delaware or Willful Breach of Parent or Merger Sub, in each case subject to the terms and conditions set forth in the Merger Agreement and the Guarantee.

The Board of Directors unanimously recommends, on behalf of Universal,

that you vote “FOR” this proposal.

PROPOSAL 2—THE COMPENSATION PROPOSAL

Under Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, Universal is required to submit a proposal to our stockholders to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to certain named executive officers of Universal that is based on or otherwise relates to the Merger Agreement and the Transactions contemplated by the Merger Agreement. This compensation is summarized above. The Board encourages you to review carefully the named executive officer Merger-related compensation information disclosed in this proxy statement. Accordingly, Universal is asking you to approve the following resolution:

“RESOLVED, that the stockholders of Universal approve, on an advisory (non-binding) basis, the compensation that will or may be paid or become payable to Universal’s named executive officers that is based on or otherwise relates to the Merger Agreement and the Transactions contemplated by the Merger Agreement as disclosed pursuant to Item 402(t) of Regulation S-K above.”

The vote on this Compensation Proposal is a vote separate and apart from the vote on the proposal to adopt the Merger Agreement or the Adjournment Proposal. Approval of the Compensation Proposal is not a condition to the completion of the Merger. Accordingly, you may vote to approve the proposal to adopt the Merger Agreement and vote not to approve this Compensation Proposal and vice versa. Because the vote on the Compensation Proposal is advisory only, it will not be binding on Universal. Accordingly, if the Merger Agreement is adopted and the Merger is completed, the amounts payable under the Compensation Proposal will or may be paid or become payable to Universal’s named executive officers in accordance with the terms and conditions of the applicable agreements, subject only to the conditions applicable thereto, regardless of the outcome of the stockholders’ vote on this Compensation Proposal.

Vote Required and Board Recommendation

Approval, on an advisory (non-binding) basis, of the Compensation Proposal requires the approval of the holders of a majority of the Shares present virtually or by proxy at the Special Meeting.

If you are a stockholder of record and your Shares are present at the Special Meeting but are not voted on the Compensation Proposal, or if you have given a proxy and abstained on the Compensation Proposal, this will have the same effect as if you voted “AGAINST” approval of the Compensation Proposal. If you are a stockholder of record and fail to submit a proxy or to attend the Special Meeting virtually, the Shares of record held by you will not be counted in respect of, and will not have an effect on, the Compensation Proposal. If you fail to instruct your broker with respect to the Shares beneficially owned by you, the Shares beneficially owned by you will not be counted in respect of, and will not have an effect on, the Compensation Proposal.

The Board unanimously recommends, on behalf of Universal,

that you vote “FOR” the approval, on an advisory (non-binding) basis, of this proposal.

PROPOSAL 3—THE ADJOURNMENT PROPOSAL

We are asking you to approve a proposal to adjourn the Special Meeting to a later date or dates if the chairman of the Special Meeting determines that it is necessary or appropriate, including to solicit additional proxies if there are insufficient votes to approve the proposal to adopt the Merger Agreement at the time of the Special Meeting. If the chairman of the Special Meeting determines that it is necessary or appropriate, we will ask our stockholders to vote only on this Adjournment Proposal and not to vote on the proposal to adopt the Merger Agreement or the approval, on an advisory (non-binding) basis, of the Compensation Proposal.

If stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including soliciting proxies from stockholders who have previously returned properly executed proxies voting against the approval of the proposal to adopt the Merger Agreement. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing an insufficient number of votes in favor of the approval of the proposal to adopt the Merger Agreement such that the proposal to adopt the Merger Agreement would be defeated if presented for a vote at the Special Meeting, we could adjourn the Special Meeting without a vote on the proposal to adopt the Merger Agreement and seek to solicit more votes in favor of the proposal to adopt the Merger Agreement. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present or otherwise at the discretion of the chairman of the Special Meeting.

Approval of the Adjournment Proposal requires the approval of the holders of a majority of the Shares present virtually or represented by proxy at the Special Meeting.

If you are a stockholder of record and your Shares are present at the Special Meeting but are not voted on the Adjournment Proposal, or if you have given a proxy and abstained on the Adjournment Proposal, this will have the same effect as if you voted “AGAINST” approval of the Adjournment Proposal. If you are a stockholder of record and fail to submit a proxy or to attend the Special Meeting virtually, the Shares of record held by you will not be counted in respect of, and will not have an effect on, the Adjournment Proposal. If you fail to instruct your broker with respect to the Shares beneficially owned by you, the Shares beneficially owned by you will not be counted in respect of, and will not have an effect on, the Adjournment Proposal.

The Board of Directors unanimously recommends, on behalf of Universal,

that you vote “FOR” this proposal.

MARKET PRICE AND DIVIDEND DATA

Our common stock is listed on Nasdaq under the symbol “USAP.” As of November 22, 2024, there were 9,415,032 Shares outstanding held by approximately 105 stockholders of record. The actual number of stockholders is greater than this number of record holders and includes stockholders who are beneficial owners, but whose Shares are held in street name by banks, brokers and other nominees.

On November 27, 2024, the latest practicable trading day before the printing of this proxy statement, the closing price for Universal’s common stock on Nasdaq was $44.41 per Share. You are encouraged to obtain current market quotations for our common stock.

Following the Merger, there will be no further market for our common stock, and it will be delisted from Nasdaq and deregistered under the Exchange Act. As a result, following the Merger and the deregistration of our common stock under the Exchange Act, we will no longer file periodic reports under the Exchange Act with the SEC.

We have never declared or paid any cash dividends on our common stock. In the event that the Merger is not consummated, our payment of any future dividends would be at the discretion of our Board of Directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects, and other factors our Board of Directors may deem relevant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth, as of November 22, 2024, information regarding beneficial ownership of our common stock by:

•	each of our current named executive officers;

•	each of our directors;

•	all of our directors and executive officers as a group; and

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding common stock.

The number of Shares beneficially owned by each person is determined under the rules of the SEC. Under these rules, beneficial ownership includes any Shares as to which the individual has sole or shared voting power or investment power and also any Shares that the individual has the right to acquire by January 21, 2025 (60 days after November 22, 2024) through the exercise or conversion of a security or other right. Unless otherwise indicated, each person has sole investment and voting power, or shares such power with a family member, with respect to the Shares set forth in the following table. The inclusion in this table of any Shares deemed beneficially owned does not constitute an admission of beneficial ownership of those Shares for any other purpose.

Our calculation of the percentage of beneficial ownership is based on 9,415,032 Shares outstanding as of November 22, 2024.

Except as otherwise noted below, the address for each person or entity listed in the table is c/o Universal Stainless & Alloy Products, Inc., 600 Mayer Street, Bridgeville, Pennsylvania 15017.

Name and Address of Beneficial Owner	Amount and Nature of Shares Beneficially Owned(1)%
Named Executive Officers and Directors
Dennis M. Oates(2)	275,182	2.9
Christopher L. Ayers(2)	86,507	*
Judith L. Bacchus(2)	36,515	*
M. David Kornblatt(2)	88,507	*
Udi Toledano(2)(4)	132,333	1.4
Christopher M. Zimmer(3)	166,137	1.8
Steven V. DiTommaso(3)	17,890	*
Graham McIntosh(3)	89,739	*
Wendel L. Crosby(3)	63,394	*
John J. Arminas(3)	30,317	*
All executive officers and directors as a group (10 persons)(5)	986,521	10.1
Greater than 5% Holders
Minerva Advisors, LLC(6)	776,045	8.3
Blackrock, Inc.(7)	600,431	6.4
Magnetar Financial LLC and David J. Snyderman(8)	557,729	6.0
Dimensional Fund Advisors LP(9)	553,126	5.9
Next Century Growth Investors, LLC(10)	530,732	5.7
The Vanguard Group(11)	476,358	5.1

*	Less than 1%.
(1)

For purposes of this table, “beneficial ownership” is calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Shares of common stock currently issuable or issuable within

60 days of November 22, 2024 are deemed to be outstanding in computing the beneficial ownership and percentage of beneficial ownership of the person holding such securities, but are not deemed to be outstanding in computing the percentage of beneficial ownership of any other person. Executive PSUs, which vest based on the achievement of specified performance conditions that have not been determined as of November 22, 2024, and NED RSUs, Executive RSUs, and Non-Executive RSUs that have not vested and will not vest within 60 days of November 22, 2024, are excluded from this table.
(2)

Includes options to purchase 47,917 shares of common stock for Messrs. Ayers, Kornblatt and Toledano, options to purchase 17,917 shares of common stock for Ms. Bacchus, and options to purchase 82,950 shares of common stock for Mr. Oates, all of which have vested or will vest within 60 days of November 22, 2024.

(3)

Includes options to purchase 36,125, 4,875, 34,625, 23,078 and 18,375 shares of common stock for Messrs. Zimmer, DiTommaso, McIntosh, Crosby and Arminas, respectively, that have vested or will vest within 60 days of November 22, 2024.

(4)	Includes 17,000 shares of common stock of Universal Stainless owned by Mr. Toledano’s wife, with respect to which Mr. Toledano disclaims any beneficial ownership.
(5)	Includes an aggregate of 361,696 options to purchase common stock that have vested or will vest within 60 days of November 22, 2024.
(6)

Address is: 50 Monument Road Suite 201 Bala Cynwyd, PA 19004. The information provided is based solely on a Schedule 13G/A filed by Minerva Advisors, LLC on February 9, 2024. Each of Minerva Advisors, LLC, Minerva Group, LP, Minerva GP, LP, Minerva GP, Inc., and David P. Cohen are reported therein as having sole voting power and sole dispositive power over 584,923 shares, and each of Minerva Advisors, LLC and David P. Cohen are reported therein as having shared voting power and shared dispositive power over 191,122 shares.

(7)

Address is: 50 Hudson Yards, New York, NY 10001. The information provided is based solely on a Schedule 13G/A filed by BlackRock, Inc. on November 8, 2024. BlackRock, Inc. is reported therein as having solve voting power over 590,933 shares and sole dispositive power over 600,431 shares.

(8)

Address is: 1603 Orrington Ave., Evanston, IL 60201. The information provided is based solely on a Schedule 13D filed by Magnetar Financial LLC and David J. Snyderman on November 12, 2024. Each of Magnetar Financial LLC, Magnetar Capital Partners LP, Supernova Management LLC and David J. Snyderman are reported therein as having shared voting power and shared dispositive power over 557,729 shares.

(9)

Address is: 6300 Bee Cave Road, Building One, Austin, TX 78746. The information provided is based solely on a Schedule 13G filed by Dimensional Fund Advisors LP on October 31, 2024. Dimensional Fund Advisors LP is reported therein as having sole voting power over 543,542 shares, and sole dispositive power over 553,126 shares.

(10)

Address is: Two Carlson Parkway, Suite 125, Plymouth, MN 55447. The information provided is based solely on a Schedule 13G filed by Next Century Growth Investors, LLC, Thomas L. Press and Robert E. Scott on November 14, 2024. Each of Next Century Growth Investors, LLC and Thomas L. Press is reported therein as having sole voting power and sole dispositive power over 530,732 shares.

(11)

Address is: 100 Vanguard Blvd. The information provided is based solely on a Schedule 13G/A filed by The Vanguard Group on November 12, 2024. The Vanguard Group is reported therein as having shared voting power over 4,574 shares, sole dispositive power over 468,889 shares, and shared dispositive power over 7,469 shares.

OTHER MATTERS

The sole business that may be considered at the Special Meeting are the matters set forth in the Notice of Special Meeting accompanying this proxy statement.

Future Stockholder Proposals

If the Merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of stockholders. However, if the Merger is not completed, stockholders will continue to be entitled to attend and participate in stockholder meetings.

Universal will hold a regular annual meeting of its stockholders in 2025 only if the Merger is not completed by then.

Stockholder Proposals for 2025 Annual Meeting of Stockholders

In the event that Universal holds a 2025 Annual Meeting of Stockholders, a stockholder may present proper proposals for inclusion in our proxy statement and for consideration at the 2025 Annual Meeting of Stockholders by submitting their proposals in writing to our Secretary in a timely manner. Under Rule 14a-8 of the Exchange Act, proposals of stockholders intended to be presented at the 2025 Annual Meeting of Stockholders must be received no later than December 11, 2024 for inclusion in the proxy statement and proxy card for that meeting.

The Company’s Third Amended and Restated Bylaws provide that in order for business (other than the nomination of directors) to be properly brought before an annual meeting by a stockholder other than pursuant to Rule 14a-8 of the Exchange Act, the stockholder must give timely notice thereof in writing to the Company’s Secretary. For such notice relating to stockholder proposals other than director nominations to be timely with respect to the 2025 Annual Meeting, the notices must be in writing and must be delivered or mailed by certified mail to the Secretary of the Company and received at the principal offices of the Company, not more than one hundred twenty (120) days prior to the first anniversary of the 2024 Annual Meeting of Stockholders and not less than ninety (90) days prior to the first anniversary of the 2024 Annual Meeting; provided, however, that in the event that the date of the 2025 Annual Meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder must be received no earlier than the one hundred twentieth (120th) day prior to the date of the 2024 Annual Meeting and not later than the close of business on the ninetieth (90th) day prior to the date of the 2024 Annual Meeting or, if the first public announcement of the date of such advanced or delayed 2025 Annual Meeting is less than 100 days prior to the date of the 2025 Annual Meeting, the tenth day following the day on which public announcement of the date of the 2025 Annual Meeting is first made.

Advance written notice of a proposed director nomination by a stockholder at the 2025 Annual Meeting must be received by the Company’s Secretary by certified mail at the principal executive offices of the Company no later than ninety (90) days prior to the anniversary of the 2024 Annual Meeting, or, if the 2025 Annual Meeting is held more than seventy (70) days prior to the anniversary of the 2024 Annual Meeting, the close of business on the tenth day following the date on which notice of the 2025 Annual Meeting is first given to the stockholders.

In addition to satisfying the deadlines in the advance notice provisions of the Company’s Third Amended and Restated Bylaws, to comply with the universal proxy rules, if a stockholder intends to solicit proxies in support of nominees submitted under these advance notice provisions, then the stockholder must provide proper written notice that sets forth all information required under Rule 14a-19 of the Exchange Act to the Company no later than March 9, 2025 (or, if the 2025 Annual Meeting of Stockholders is called for a date that is more than 30 days before or more than 30 days after the anniversary of the prior year’s annual meeting, then notice must be provided by the later of 60 days prior to the 2025 Annual Meeting of Stockholders or the 10th day following the date on which announcement of the 2025 Annual Meeting of Stockholders was first made by the Company). The notice requirement under Rule 14a-19 of the Exchange Act is in addition to the applicable advance notice requirements under the Company’s Third Amended and Restated Bylaws as described above. If a stockholder presents a proposal at an Annual Meeting, other than through inclusion of such proposal in the Company’s proxy materials for that meeting, management proxies may use their discretionary voting authority with respect to such proposal to vote any share with respect to which a valid proxy is submitted.

Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A single copy of the proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate copy of proxy materials, please notify your broker, bank or other nominee or Universal. Direct your written request to our Secretary at Universal Stainless & Alloy Products, Inc., 600 Mayer Street, Bridgeville, PA 15017, or by telephone at (412) 257-7600. Upon receipt of any such request, we will promptly deliver a copy of this proxy statement to you. Stockholders who currently receive multiple copies of the proxy materials at their addresses and would like to request “householding” of their communications should contact their broker, bank or other nominee.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to the investor relations section of our website at https://investors.univstainless.com/. Our website address is provided as an inactive textual reference only. The information provided on, or accessible through, our website is not part of this proxy statement, and therefore is not incorporated herein by reference.

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC.

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 29, 2024;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December  31, 2023 from our Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed), filed with the SEC on April 10, 2024;

•

our Quarterly Reports on Form  10-Q for the quarter ended March 31, 2024, filed with the SEC on May  1, 2024, the quarter ended June 30, 2024, filed with the SEC on July  31, 2024, and the quarter ended September 30, 2024, filed with the SEC on October 30, 2024; and

•

our Current Reports on Form  8-K, filed with the SEC on February  6, 2024, May  14, 2024, July  3, 2024 (other than Exhibit 99.1 thereto), July  25, 2024 (other than Exhibit 99.1 thereto), July  31, 2024, and October 17, 2024.

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials.

Notwithstanding the foregoing, we will not incorporate by reference into this proxy statement any documents or portions thereof that are not deemed “filed” with the SEC, including information furnished under Item 2.02 or Item 7.01 or otherwise of any Current Report on Form 8-K, including related exhibits, after the date of this proxy statement unless, and except to the extent, specified in such Current Report.

We will furnish without charge to each person, including any beneficial owner, to whom this proxy statement is delivered, on written or oral request, a copy of any or all of the documents incorporated by reference in this proxy statement, including exhibits to these documents. You should direct any requests for documents to Universal Stainless & Alloy Products, Inc., 600 Mayer Street, Bridgeville, PA 15017, Attention: Secretary or telephoning us at (412) 257-7600. If you would like to request documents from us, please do so as soon as possible, to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business day of us receiving your request. You may also access the documents incorporated by reference in this prospectus through the investor relations section of our website at https://investors.univstainless.com/. Our website address is provided as an inactive textual reference only. The information provided on, or accessible through, our website is not part of this proxy statement, and therefore is not incorporated herein by reference.

If you have any questions concerning the Merger Agreement, the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your Shares, please contact our proxy solicitor:

INNISFREE M&A INCORPORATED

501 Madison Avenue, 20th Floor

New York, New York 10022

Shareholders may call toll-free: (877) 750-8269

Banks and brokers may call collect: (212) 750-5833

MISCELLANEOUS

We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement, the annexes to this proxy statement, any amendments or supplements to this proxy statement, and the documents that we incorporate by reference into this proxy statement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This proxy statement is dated November 27, 2024. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

ANNEX A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.,

APERAM US HOLDCO LLC,

AND

APERAM US ABSOLUTE LLC

DATED AS OF OCTOBER 16, 2024

A-i

A-ii

EXHIBITS

Exhibit A	Amended Certificate of Incorporation

Exhibit B	Executive RSU Awards and Executive PSU Awards

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of October 16, 2024 is made and entered into by and among Universal Stainless & Alloy Products, Inc., a Delaware corporation (the “Company”), Aperam US Holdco LLC, a Delaware limited liability company (“Parent”), and Aperam US Absolute LLC, a Delaware limited liability company and a wholly owned Subsidiary of Parent (“Merger Sub”). Parent, Merger Sub, and the Company are referred to individually as a “Party” and collectively as the “Parties.

RECITALS

WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”) and the Delaware Limited Liability Company Act (the “DLLCA”), Parent, Merger Sub and the Company have agreed to enter into a business combination transaction pursuant to which Merger Sub will be merged with and into the Company, whereupon the separate corporate existence of Merger Sub will cease and the Company will continue as the surviving corporation in the Merger and as a wholly owned Subsidiary of Parent (the “Merger” and, together with the other transactions contemplated by this Agreement, the “Transactions”);

WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (a) determined that this Agreement and the Transactions to be consummated by the Company are advisable to, fair to and in the best interests of the Company and its stockholders, (b) approved and declared advisable this Agreement and the consummation by the Company of the Transactions to be consummated by the Company, (c) duly authorized and approved the execution, delivery, and performance by the Company of this Agreement and the consummation by the Company of the Transactions to be consummated by the Company, including the Merger, and (d) resolved to, subject to Section 6.2, recommend adoption of this Agreement by the stockholders of the Company;

WHEREAS, the sole member of Merger Sub (the “Merger Sub Member”) has (a) determined that this Agreement and the Transactions to be consummated by Merger Sub are advisable to, fair to and in the best interests of Merger Sub and its sole member, (b) approved and declared advisable this Agreement and the consummation by Merger Sub of the Transactions to be consummated by it, (c) duly authorized and approved the execution, delivery, and performance by Merger Sub of the Transactions to be consummated by it, including the Merger; and (d) resolved to recommend adoption of this Agreement by the sole member of Merger Sub;

WHEREAS, the board of managers of Parent has duly authorized and approved the execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the Transactions to be consummated by it;

WHEREAS, upon consummation of the Merger, each share of the Company’s common stock, par value $0.001 per share (the “Company Common Stock”), issued and outstanding immediately prior to the Effective Time (as defined below), other than Excluded Shares (as defined below), will be canceled and converted into the right to receive the Merger Consideration (as defined below), upon the terms and subject to the conditions of and any exceptions in this Agreement; and

WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Aperam S.A., a Luxembourg public limited liability company (“Aperam”), has duly executed and delivered to the Company a guarantee, dated as of the date of this Agreement, in favor of the Company (the “Guarantee”), pursuant to which Aperam has unconditionally and irrevocably guaranteed the payment obligations of Parent and Merger Sub under this Agreement, including payment in full of the Required Payment Amount, in each case subject to the terms and conditions set forth in this Agreement and the Guarantee.

NOW, THEREFORE, in consideration of the foregoing premises, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

DEFINITIONS; CONSTRUCTION

Section 1.1 Definitions. For purposes of this Agreement, the following terms shall have the meanings assigned below:

“Acceptable Confidentiality Agreement” has the meaning set forth in Section 6.2(a).

“Acquisition Proposal” means any proposal or offer from any Person or group (other than Parent and its Subsidiaries and Affiliates) relating to, in a single transaction or series of related transactions: (a) any merger, consolidation, business combination, share exchange, recapitalization, liquidation, dissolution or other similar transaction involving the Company pursuant to which such Person (or its securityholders) or group would beneficially own, directly or indirectly, more than 25% of the total voting power of the equity securities of the Company or any surviving entity (or any direct or indirect parent company thereof) immediately following such transaction, (b) any direct or indirect acquisition of more than 25% of the total voting power of the Capital Stock of the Company (including through any acquisition of any equity securities convertible into, or exchangeable for the Capital Stock of the Company), (c) any tender offer or exchange offer, as defined pursuant to the Exchange Act, that, if consummated, would result, directly or indirectly, in any Person or group (or the securityholders of any Person or group) beneficially owning more than 25% of the total voting power of the Capital Stock of the Company, (d) the acquisition in any manner, directly or indirectly, of more than 25% of the fair market value of the consolidated assets of the Company and the Company Subsidiaries, including in any such case through the acquisition of one or more Company Subsidiaries owning any such assets, and (e) the acquisition in any manner, directly or indirectly, of more than 25% of the total voting power of the equity securities of any Company Subsidiary whose business constitutes more than 25% of the consolidated net revenue or net income of the Company and the Company Subsidiaries.

“Action” means any claim, charge, complaint, demand, action, litigation, suit, arbitration, administrative, regulatory or quasi-judicial proceeding, or other proceeding or investigation, in each case, by or before a Governmental Entity.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, and for purposes of this definition, the term “control” (including the correlative terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Alternative Acquisition Agreement” has the meaning set forth in Section 6.2(a).

“Amended Certificate of Incorporation” has the meaning set forth in Section 2.5.

“Aperam” has the meaning set forth in the Recitals.

“Book-Entry Shares” means non-certificated shares of the Company Common Stock represented by book-entry.

“Business Day” means any day other than a Saturday or Sunday or any other day on which commercial banks are required or authorized by Law to close in New York, New York, France or Luxembourg.

“Burdensome Condition” means any conditions or restrictions required to obtain CFIUS Clearance and/or clearance under any other Regulatory Law that would be reasonably expected, individually or in the aggregate, to have a material adverse effect on Parent’s rights of ownership in, or ability to conduct the business of, the Company and the Company Subsidiaries.

“Cancelled Shares” has the meaning set forth in Section 3.1(b).

“Capital Stock” has the meaning set forth in Section 4.3(a).

“Capitalization Date” has the meaning set forth in Section 4.3(b).

“Certificate of Merger” has the meaning set forth in Section 2.3.

“Certificates” has the meaning set forth in Section 3.2(b)(i).

“CFIUS” means the Committee on Foreign Investment in the United States and each member agency thereof acting in such capacity.

“CFIUS Clearance” means either (a) CFIUS shall have issued written notification to Parent and the Company of CFIUS’s determination that (i) none of the Transactions constitutes a “covered transaction” under the DPA; (ii) after completing its assessment of a CFIUS Declaration, CFIUS has (x) concluded action under the DPA or (y) determined that CFIUS is unable to conclude action under the DPA on the basis of the CFIUS Declaration but is not requesting the submission of a CFIUS Notice; or (iii) if a CFIUS Notice has been filed, after completing its review (and, if applicable, any investigation) of the Transactions, CFIUS has concluded action under the DPA without imposing any Burdensome Condition; or (b) if CFIUS has sent a report to the President of the United States requesting the President’s decision with respect to the Transactions, either (i) the period under the DPA during which the President may announce a decision shall have expired without any action by the President to suspend or prohibit the Transactions or impose any Burdensome Condition, or (ii) the President shall have announced a decision not to take any action to suspend or prohibit the Transactions or to impose any Burdensome Condition.

“CFIUS Declaration” means a declaration with respect to the Transactions, prepared by Parent and the Company and submitted to CFIUS in accordance with the requirements of the DPA.

“CFIUS Notice” means a joint voluntary notice with respect to the Transactions, prepared by Parent and the Company and submitted to CFIUS in accordance with the requirements of the DPA.

“Change Notice” has the meaning set forth in Section 6.2(c)(i).

“Change of Recommendation” has the meaning set forth in Section 6.2(b).

“Chosen Courts” has the meaning set forth in Section 9.5(a).

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Closing Date Indebtedness” means the existing indebtedness of the Company and the Company Subsidiaries pursuant to the agreements set forth on Section 1.1(a) of the Company Disclosure Schedule outstanding as of immediately prior to the Closing.

“Closing Date Loan Agreements” has the meaning set forth in Section 6.20.

“CMA” has the meaning set forth in Section 6.4(f).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collective Bargaining Agreement” means each Contract entered into by the Company or any Company Subsidiary with a union, labor organization or works council governing the terms and conditions of employment of any employees of the Company or any Company Subsidiary, including those set forth in Section 4.12(f)(i) of the Company Disclosure Schedule.

“Company” has the meaning set forth in the Preamble.

“Company Charter” has the meaning set forth in Section 2.5.

“Company Common Stock” has the meaning set forth in the Recitals.

“Company Benefit Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA), whether or not such plan is subject to ERISA, and each other employment (excluding offer letters entered into in the ordinary course of business that do not provide for any severance benefits), change in control, retention, bonus, defined benefit or defined contribution, pension, profit sharing, deferred compensation, stock ownership, stock purchase, stock option, stock appreciation, restricted stock, restricted stock unit, phantom stock or other equity-based, retirement, vacation, severance, termination, disability, death benefit, medical, dental, or other employee benefit plan, program, agreement or arrangement (a) that the Company or any of the Company Subsidiaries sponsors, maintains or contributes to for the benefit of any current or former director, officer, or employee of the Company or any of the Company Subsidiaries and (b) to which the Company or any of the Company Subsidiaries has any liability, in each case, other than any Multiemployer Plan or any statutory or government-mandated arrangement.

“Company Board” has the meaning set forth in the Recitals.

“Company Bylaws” has the meaning set forth in Section 4.1.

“Company Disclosure Schedule” has the meaning set forth in Article IV.

“Company ESPP” means the Amended and Restated Universal Stainless & Alloy Products, Inc. 1996 Employee Stock Purchase Plan, as amended from time to time.

“Company Equity Awards” means the NED RSU Awards, the Executive RSU Awards, the Company RSU Awards, the Executive PSU Awards and the Company Stock Options.

“Company Intellectual Property” means Intellectual Property owned by or purported to be owned by the Company and the Company Subsidiaries.

“Company Material Adverse Effect” means any fact, circumstance, change, development, condition, event, occurrence or effect that has had, or would reasonably be expected to have, individually or in the aggregate, (a) a material adverse effect on the business, results of operations, assets or condition (financial or otherwise) of the Company and the Company Subsidiaries, taken as a whole, or (b) a material adverse effect on, or that prevents or materially delays, the ability of the Company to perform its obligations under, and to consummate the Transactions contemplated by, this Agreement; provided, that, in the case of clause (a), a “Company Material

Adverse Effect” shall not be deemed to include any fact, circumstance, change, development, condition, event, occurrence or effect to the extent resulting from or arising out of any of the following:

(i) any facts, circumstances, changes, developments, conditions, events, occurrences or effects generally affecting (A) any of the industries in which the Company and the Company Subsidiaries operate or (B) the economy, credit, debt, securities or financial or capital markets in the United States or elsewhere in the world, including changes in interest or exchange rates or deterioration in the credit markets generally; or

(ii) any facts, circumstances, changes, developments, conditions, events, occurrences or effects resulting from or attributable to (A) changes or proposed changes in Law, in GAAP or in accounting standards, or any changes or proposed changes in the interpretation or enforcement of any of the foregoing, (B) the execution and delivery of this Agreement or the public announcement, pendency or consummation of the Transactions, or the performance of this Agreement and the Transactions (including compliance with the covenants set forth herein and any action taken or omitted to be taken by the Company or any of the Company Subsidiaries at the request of or with the consent of Parent or Merger Sub), or the identity of Parent, (C) acts of war (whether or not declared) or any outbreak of hostilities, sabotage or terrorism, or cyber-war, or any escalation or worsening of any such acts of war (whether or not declared), outbreak of hostilities, sabotage or terrorism, or cyber-war, (D) weather, earthquakes, hurricanes, tornados, natural disasters, climatic conditions, epidemics, pandemics or outbreaks of illness or other public health events (or any escalation or worsening of any such illnesses or events, including, in each case, the response of Governmental Entities thereto) or other natural or man-made disasters, (E) any civil unrest, or any changes in political conditions (including any government shutdowns or debt payment defaults of any government), or any response of any Governmental Entity thereto, (F) any Transaction Litigation, (G) any change in the price or trading volume of the Shares or the credit rating of the Company or any of the Company Subsidiaries, in each case, in and of itself (provided that, except as otherwise provided in this definition, the underlying causes of, or factors contributing to, such change may be considered in determining whether there is a Company Material Adverse Effect), or (H) any failure to meet any published analyst estimates or expectations of the revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure to meet internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (provided that, except as otherwise provided in this definition, the underlying causes of, or factors contributing to, such failure may be considered in determining whether there is a Company Material Adverse Effect);

provided, that facts, circumstances, changes, developments, conditions, events, occurrences or effects set forth in clauses (i), (ii)(A), (ii)(C), (ii)(D), (ii)(E) above may be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect to the extent such facts, circumstances, changes, developments, conditions, events, occurrences or effects have a disproportionate adverse effect on the Company and the Company Subsidiaries, taken as a whole, compared to other similarly situated companies that operate in the industries in which the Company and the Company Subsidiaries operate (provided, that only the incremental disproportionate adverse effects of such facts, circumstances, changes, developments, conditions, events, occurrences or effects may be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect).

“Company Owned Software” has the meaning set forth in Section 4.13(g).

“Company Preferred Stock” has the meaning set forth in Section 4.3(a).

“Company Proxy Statement” has the meaning set forth in Section 4.19.

“Company Recommendation” has the meaning set forth in Section 4.4(b).

“Company Related Parties” means (a) the Company and the Company Subsidiaries, (b) the former, current and future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders or assignees of the Company or any Company Subsidiaries or (c) any future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders, assignees of any of the foregoing.

“Company RSU Awards” has the meaning set forth in Section 3.3(c).

“Company SEC Documents” has the meaning set forth in Article IV.

“Company Securities” has the meaning set forth in Section 4.3(b).

“Company Stock Options” has the meaning set forth in Section 3.3(a).

“Company Stockholder Approval” has the meaning set forth in Section 4.4(a).

“Company Stockholders’ Meeting” means a duly convened meeting of the stockholders of the Company called to obtain the Company Stockholder Approval, or any valid adjournment or postponement thereof made in accordance with this Agreement.

“Company Subsidiaries” has the meaning set forth in Section 4.2.

“Company Systems” means the computer systems, including the Software, firmware and hardware, in each case that is owned, leased or licensed by the Company or any of the Company Subsidiaries in the conduct of their respective businesses.

“Company Takeover Proposal” has the meaning set forth in Section 8.5(d).

“Company Termination Fee” means $14,800,000.

“Confidentiality Agreement” has the meaning set forth in Section 6.5(b).

“Continuing Employees” has the meaning set forth in Section 6.7(a).

“Contract” means any legally binding note, bond, mortgage, indenture, lease, sublease, license, franchise, contract, subcontract, agreement, or other instrument, obligation, commitment or arrangement or understanding of any kind or character.

“Damages” means any loss, damage, liability, claim, demand, settlement, judgment, award, fine, penalty, fee (including reasonable fees of attorneys, experts and other professionals), charge, interest, cost or expense of any nature.

“DDTC” means the Directorate of Defense Trade Controls of the U.S. Department of State.

“DDTC Notification” means a pre-closing notification with respect to the Transactions, prepared by the Company with support from Parent and submitted to DDTC in accordance with Section 122.4 of the ITAR.

“DGCL” has the meaning set forth in the Recitals.

“Disabling Device” means any viruses, logic bombs, Trojan horses, trap doors, back doors, ransomware, spyware, adware, scareware, automatic shut-down, lockout, time bomb, or similar functionality, computer instructions, intentional devices or techniques designed to disable access to, threaten, infect, disrupt, damage, disable, maliciously encumber, hack into, incapacitate, infiltrate, slow, shut down or erase a computer system or any component of such computer system, including any such device affecting system security or compromising, disrupting access to, or disclosing data, files or other information.

“Dissenting Shares” has the meaning set forth in Section 3.2(e).

“DLLCA” has the meaning set forth in the Recitals.

“DPA” means Section 721 of the Defense Production Act of 1950, as amended, and all regulations issued and effective thereunder.

“Effective Time” has the meaning set forth in Section 2.3.

“Enforceability Exceptions” shall have the meaning set forth in Section 4.4(c).

“Environmental Laws” means any Law pertaining to, regulating, relating to, or imposing liability, standards or obligations of conduct concerning (a) pollution, (b) protection or preservation of the environment (including air, soil, land surface, subsurface strata, minerals, ground water, surface water, coastal waters, and wetlands), wildlife (including endangered, threatened or protected species, migratory birds and bald or golden eagles), wildlife habitat, archaeological resources, cultural resources or natural resources, and (c) the use, generation, handling, treatment, storage, disposal, Release, or transportation of, or exposure to, Materials of Environmental Concern including the Federal Water Pollution Control Act, the Clean Air Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act and the Superfund Amendments and Reauthorization Act of 1986, the Toxic Substances Control Act, the Oil Pollution Act, the Safe Drinking Water Act, the Endangered Species Act, the Migratory Bird Treaty Act, the Bald and Golden Eagle Protection Act, the National Environmental Policy Act, Section 106 of the National Historic Preservation Act, Section 10 of the Rivers and Harbors Appropriation Act, and the Occupational Safety and Health Act (to the extent related to Materials of Environmental Concern) and all state counterparts or equivalents of such Laws, each as have been amended or supplemented from time to time.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business, or that is, or was at the relevant time, a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

“Equity Interest” means, with respect to any Person, all of the shares of capital stock or equity of (or other ownership or profits interests in) such Person, all of the warrants, trust rights, options or other rights for the purchase or acquisition from such Person of shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock or equity of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares or equity (or such other interests), restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation and all of the other ownership or profit interests of such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing D&O Policies” has the meaning set forth in Section 6.9(b).

“Excluded Shares” has the meaning set forth in Section 3.1(a).

“Executive PSU Awards” has the meaning set forth in Section 3.3(e).

“Executive RSU Awards” has the meaning set forth in Section 3.3(d).

“Fraud” means common law fraud as determined pursuant to the Laws of the State of Delaware.

“GAAP” has the meaning set forth in Section 4.6(b).

“Governmental Entity” means any federal, state, local or foreign government, any court, taxing, tribunal, judicial or arbitral body, any regulatory or administrative authority or commission or other governmental or quasi-governmental authority or agency, whether federal, state, local, foreign, or Nasdaq.

“group” has the meaning of the definition set forth in Rule 13d-3 of the Exchange Act.

“Guarantee” has the meaning set forth in the Recitals.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indemnified Parties” has the meaning set forth in Section 6.9(a).

“Intellectual Property” means any and all intellectual property rights of any kind or nature throughout the world, including in (a) trademarks, trade names, service marks, service names, mark registrations and applications, trade dress, logos, and the goodwill in any of the foregoing; (b) all issued or pending U.S. and foreign patents, patent applications, including any extensions, reexaminations and reissues, divisionals, continuations and continuations-in-part, statutory invention registrations, registered designs or similar rights anywhere in the world in inventions and designs; (c) registered and unregistered copyrights and any equivalent rights in copyrightable works and works of authorship; (d) World Wide Web addresses, domain names, social media identifiers (such as X (formerly known as Twitter®), Threads® or Instagram® handles) and applications and registrations thereof, (e) rights in Software, databases and data collections, and (f) trade secrets, confidential, proprietary and technical information, methods, processes, algorithms, formulae, customer data, customer and supplier lists and price and cost information, and other rights in know-how that derives independent economic value, whether actual or potential, from not being known to other Persons (“Trade Secrets”).

“Intervening Event” means a material event, occurrence, development or change in circumstances with respect to the Company and the Company Subsidiaries, taken as a whole, which was unknown to the Company Board as of the date of this Agreement and becomes known to or by the Company Board after the date of this Agreement; provided, however, that in no event shall any event, occurrence, development or change in circumstances resulting from or relating to any of the following give rise to an Intervening Event: (a) the receipt of an Acquisition Proposal; (b) the execution and delivery of this Agreement or the public announcement or pendency of the Transactions, or the performance of this Agreement and the Transactions, the identity of Parent or the pendency or consummation of the Transactions; (c) any change in the price or trading volume of the Shares or the credit rating of the Company or any of the Company Subsidiaries, in each case, in and of itself; or (d) the mere fact, in and of itself, that the Company has exceeded or met any projections, forecasts, revenues or earnings predictions or expectations of the Company or any securities analysis for any period ending (or for which revenues or earnings are released) on or after the date hereof; provided, that the exceptions set forth in clauses (c) and (d) above shall not apply to the underlying causes giving rise to or contributing to any such event, occurrence, development or change in circumstances or prevent any of such underlying causes from being taken into account in determining whether an Intervening Event has occurred.

“ITAR” means the International Traffic in Arms Regulations, as amended, 22 C.F.R. Parts 120-130.

“Key Employee” means each individual set forth on Section 6.1(b)(K) of the Parent Disclosure Schedule.

“Knowledge” means (a) with respect to the Company, the actual knowledge of those persons set forth in Section 1.1(b) of the Company Disclosure Schedule, and (b) with respect to Parent, the actual knowledge of those persons set forth in Section 1.1(a) of the Parent Disclosure Schedule, in each case after reasonable inquiry of such individual’s direct reports with operational responsibility for the fact or matter in question.

“Law” means any Order or any federal, state, county, municipal, provincial, local, foreign, national, multinational, supranational or international law (statutory, common or otherwise), statute, treaty, constitution, convention or ordinance, common law, code or any rule, regulation, license or permit or other similar requirement enacted, adopted, promulgated, issued or applied, by any Governmental Entity.

“Lien” means any license, mortgage, pledge, assignment, transfer restriction, claim, deed of trust, security interest, lease, option, right of first refusal, easement, servitude, encumbrance, lien or charge.

“Material Contract Consents” means any notification, waiver, permission, consent, agreement or authorization required from a Person, under the Material Contracts set forth on Schedule 1.1(c) of the Company Disclosure Schedule.

“Material Contracts” has the meaning set forth in Section 4.14(a).

“Material Customer” has the meaning set forth in Section 4.17.

“Material Supplier” has the meaning set forth in Section 4.17.

“Materials of Environmental Concern” means any pollutant, contaminant, waste, substance or material defined, identified or regulated as toxic or hazardous or a word of similar meaning or regulatory effect under any Environmental Law, including asbestos or asbestos-containing materials, radioactive materials (excluding naturally occurring radon gas), lead, per-and polyfluoroalkyl substances, polychlorinated biphenyls, petroleum and petroleum products, and urea formaldehyde foam insulation.

“Maximum Amount” has the meaning set forth in Section 6.9(b).

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” has the meaning set forth in Section 3.1(a).

“Merger Sub” has the meaning set forth in the Preamble.

“Merger Sub Member” has the meaning set forth in the Recitals.

“Multiemployer Plan” means any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA.

“NED RSU Award” has the meaning set forth in Section 3.3(b).

“Nasdaq” means The Nasdaq Stock Market.

“Non-Party Affiliates” has the meaning set forth in Section 9.14.

“Notice Period” has the meaning set forth in Section 6.2(c)(ii).

“Open Source Software” means any Software that is distributed as “free software” or as “open source software” or under any similar licensing or distribution models, including any software licensed under or subject to the Server Side Public License, GNU General Public License or the GNU Afro General Public License.

“Order” means any order, ruling, judgment, decision, subpoena, writ, stipulation, settlement, award, injunction, decree, consent decree, verdict or arbitration award of any Governmental Entity of competent jurisdiction.

“Outside Date” has the meaning set forth in Section 8.2(a).

“Owned Real Property” means all land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by the Company or any Company Subsidiary.

“Parent” has the meaning set forth in the Preamble.

“Parent Disclosure Schedule” has the meaning set forth in Article V.

“Paying Agent” has the meaning set forth in Section 3.2(a).

“Payment Fund” has the meaning set forth in Section 3.2(a).

“Payoff Amount” has the meaning set forth in Section 6.20.

“Payoff Letters” has the meaning set forth in Section 6.20.

“Permits” has the meaning set forth in Section 4.8(c).

“Permitted Liens” means: (a) zoning, entitlement, building, and other land use regulations imposed by Governmental Entities having jurisdiction over such Person’s owned or leased real property, which are not violated in a manner that would materially and adversely impair the Company’s current business operations at such location, (b) pledges or deposits by the Company or any of the Company Subsidiaries under workmen’s compensation Laws, unemployment insurance Laws or similar legislation, or good faith deposits in connection with bids, tenders or Contracts to which such entity is a party, or deposits to secure public or statutory obligations of such entity or to secure surety or appeal bonds to which such entity is a party, or deposits as security for contested Taxes, in each case incurred or made in the ordinary course of business, (c) Liens imposed by Law, including carriers’, warehousemen’s, landlords’ mechanics’ or other similar liens arising or incurred in the ordinary course of business in each case for sums not yet due or which are being contested in good faith by appropriate proceedings (provided appropriate reserves required pursuant to GAAP have been made in respect thereof), (d) statutory Liens for Taxes, assessments or other governmental charges not yet due and payable or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established to the extent required by GAAP, (e) non-monetary Liens or de-minimis imperfections of title that do not materially impair the ownership, occupancy or use of the affected assets, (f) non-exclusive licenses granted to third parties in the ordinary course of business by the Company or the Company Subsidiaries (excluding any licenses granted with respect to the Owned Real Property), (g) restrictions, covenants, conditions, easements, right-of-way, encumbrances and other similar non-monetary matters of public record affecting title, which, in each case, do not materially impair the use, occupancy or value of the affected real property, (i) Liens related to equipment financing obtained in the ordinary course of business for amounts not yet due, and (j) Liens in respect of the indebtedness of the Company or the Company Subsidiaries in existence as of the date of this Agreement and set forth on Section 1.1(d) of the Company Disclosure Schedule as security for such indebtedness.

“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

“PII” means any (i) any information that identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular individual or household, and (ii) any other information defined as “personal data”, “personally identifiable information”, “individually identifiable health information,” or “personal information” or similar term under any Law.

“Proxy Statement Clearance Date” means the earlier of (a) the date on which the Company is informed by the SEC, orally or in writing, that the Proxy Statement will not be reviewed by the SEC, including the first (1st) Business Day that is at least ten (10) calendar days after the filing of the preliminary Proxy Statement if the SEC has not informed the Company that it intends to review the Proxy Statement, and (b) in the event that the Company receives comments from the SEC on the preliminary Proxy Statement, the first (1st) Business Day immediately following the date the SEC informs the Company, orally or in writing, that the SEC staff has no further comments on the preliminary Proxy Statement.

“Reference Company SEC Documents” has the meaning set forth in Section 4.6(a).

“Registered Company Intellectual Property” has the meaning set forth in Section 4.13(a).

“Regulatory Law” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other foreign or domestic Laws that are designed or intended to prohibit, restrict or regulate (a) foreign investment, (b) foreign exchange or currency controls or (c) actions having the purpose or effect of monopolization, restraint of trade or lessening of competition through merger or acquisition.

“Release” means any spill, emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration of Materials of Environmental Concern into the environment, including any indoor or outdoor air, surface water, groundwater, perched water, sediment, ground surface or subsurface, or soil.

“Representatives” has the meaning set forth in Section 6.2(a).

“Required Payment Amount” means all of Parent’s and Merger Sub’s payment obligations under this Agreement, including the payment of the aggregate Merger Consideration and the payment of all fees and expenses reasonably expected to be incurred by Parent, Merger Sub and the Surviving Corporation in connection with the Transactions.

“Sarbanes-Oxley Act” has the meaning set forth in Section 4.6(a).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Senior Preferred Stock” has the meaning set forth in Section 4.3(a).

“Series A Preferred Stock” has the meaning set forth in Section 4.3(a).

“Share” has the meaning set forth in Section 3.1(a).

“Software” means (i) software and computer programs, whether in source code, object code, or other form, (ii) data, databases, and collections of data, (iii) software implementations of algorithms, models, and methodologies, firmware, application programming interfaces, (iv) descriptions, schematics, specifications, flow charts and other work product used to design, plan, organize and develop any of the foregoing, and (v) documentation, including user documentation, user manuals and training materials, files, and records relating to any of the foregoing.

“Subsidiary” means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions (or, in the case of a partnership, a majority of the general partnership interests) is directly or indirectly owned or controlled by such Person or by one or more of its Subsidiaries.

“Superior Proposal” means any bona fide written Acquisition Proposal made by any Person or group (other than Parent and its Subsidiaries and Affiliates) after the date of this Agreement that (i) is on terms that the Company Board has determined in its good faith judgment (after consultation with the Company’s outside financial advisor and outside legal counsel and after taking into account all the terms and conditions of the Acquisition Proposal) are more favorable to the Company’s stockholders from a financial point of view than the Transactions (including, if applicable, taking into account any revisions to this Agreement made or proposed in writing by Parent in accordance with Section 6.2) and (ii) the Company Board has determined (after consultation with the Company’s outside financial advisor and outside legal counsel) to be reasonably capable of being consummated in accordance with its terms, taking into account all financial, regulatory, legal and other aspects deemed relevant by the Company Board (which may include certainty of closing, certainty of financing and the identity of the Person making the Acquisition Proposal); provided that for purposes of the definition of “Superior Proposal,” the references to “25%” in the definition of “Acquisition Proposal” shall be deemed to be references to “50%.”

“Surviving Corporation” has the meaning set forth in Section 2.1.

“Takeover Law” has the meaning set forth in Section 4.21.

“Tax” or “Taxes” means all U.S. federal, state, local and non-U.S. income, profits, franchise, gross receipts, environmental, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, ad valorem, real or personal property, unclaimed property or escheat, real property transfer, withholding, excise, production, value added, goods and services, transfer, license, occupation, premium, windfall profits, social security, registration, alternative or add-on minimum, estimated, occupancy and other taxes of any kind imposed by any Governmental Entity and any interest, penalties and additions with respect to any of the foregoing.

“Tax Return” means all returns, reports, declarations, claims for refund, information returns and other similar documents required to be filed with any Governmental Entity with respect to Taxes, including any attachments thereto and any amendments or superseded versions thereof.

“Trade Secrets” has the meaning set forth in the definition of “Intellectual Property”.

“Transaction Litigation” has the meaning set forth in Section 6.13.

“Transactions” has the meaning set forth in the Recitals.

“Transfer Taxes” has the meaning set forth in Section 6.17.

“Treasury Regulations” means the regulations issued by the U.S. Department of Treasury interpreting the Code, as amended.

“Willful Breach” means (i) with respect to any breach of a representation or warranty contained in this Agreement, a material breach of such representation or warranty that has been made with the Knowledge of the breaching Party and (ii) with respect to any breaches or failures to perform any of the covenants or other agreements contained in this Agreement, a material breach, or failure to perform, that is a consequence of an act or omission undertaken by the breaching Party with the Knowledge that the taking of, or failure to take, such act would or would be reasonably expected to cause a material breach of this Agreement.

Section 1.2 Construction. The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” shall be deemed to mean “and/or.” The phrase “ordinary course of business” shall be deemed to be followed by the words “consistent with past practice” whether or not such words actually follow such phrase. Terms defined in the text of this Agreement as having a particular meaning have such meaning throughout this Agreement, except as otherwise indicated in this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any statute defined or referred to herein means such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes. This Agreement shall not be interpreted or construed to require any Person to take any action, or fail to take any action, if to do so would violate any applicable Law. All references to dollar amounts in this Agreement shall be references to U.S. dollars unless otherwise expressly set forth herein. References to “days” shall mean “calendar days” unless expressly stated otherwise. No specific provision, representation or warranty shall limit the applicability of a more general provision, representation or warranty. For purposes of this Agreement, documents, materials and information are deemed to have been “made available” to Parent or Merger Sub if such documents, materials or information were available for review by Parent or its Representatives through the electronic data room maintained by the Company as of the date of this Agreement or otherwise in the Company SEC Documents publicly available at least one Business Day prior to the date of this Agreement. Any reference in this Agreement to a date or time shall be deemed to be such date or time in the City of New York, New York, U.S.A., unless otherwise specified.

ARTICLE II

THE MERGER

Section 2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL and the DLLCA, at the Effective Time, Merger Sub shall be merged with and into the Company, whereupon the separate corporate existence of Merger Sub shall cease and the Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”). As a result of the Merger, the Surviving Corporation shall become a wholly owned Subsidiary of Parent.

Section 2.2 Closing. Unless this Agreement shall have been terminated in accordance with Article VIII, the closing of the Merger (the “Closing”) shall take place at the offices of K&L Gates LLP, 210 Sixth Avenue, Pittsburgh, Pennsylvania 15222, at 8:00 a.m. Eastern Time (or, if agreed by the Parties, by conference call and electronic exchange of executed documents) on the fifth (5th) Business Day after the satisfaction or written waiver (where permissible under applicable Law) of all of the conditions set forth in Section 7.1 (other than those conditions that by their terms are to be satisfied at the Closing (subject to their satisfaction or written waiver (where permissible)), unless another time, date or place is agreed to in writing by Parent and the Company. The date on which the Closing actually occurs is referred to herein as the “Closing Date.”

Section 2.3 Effective Time. On the Closing Date, or such other date as Parent and the Company may agree in writing, Parent, Merger Sub and the Company shall cause to be executed and filed with the Secretary of State of the State of Delaware, a certificate of merger (the “Certificate of Merger”) in accordance with Section 264 of the DGCL and Section 18-209 of the DLLCA and shall make all other filings or recordings required under the DGCL and the DLLCA to effectuate the Merger. The Merger shall become effective at the time when the Certificate of Merger is accepted for filing by the Secretary of State of the State of Delaware or at such other time as Parent and the Company shall agree in writing prior to the Effective Time and specify in the Certificate of Merger in accordance with the DGCL and the DLLCA (the “Effective Time”).

Section 2.4 Effects of the Merger. The Merger shall have the effects specified in this Agreement and the applicable provisions of the DGCL and the DLLCA (including Section 259 of the DGCL, mutatis mutandis).

Section 2.5 Certificate of Incorporation. At the Effective Time, the Amended and Restated Certificate of Incorporation of the Company as in effect as of the date of this Agreement (the “Company Charter”) shall be amended and restated in its entirety to read as set forth in Exhibit A (the “Amended Certificate of Incorporation”), and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended or restated as provided therein or by applicable Law, subject to Section 6.9.

Section 2.6 Bylaws. At the Effective Time, the bylaws of the Company as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation, until thereafter amended or restated as provided therein, in the Amended Certificate of Incorporation or by applicable Law, subject to Section 6.9.

Section 2.7 Directors and Officers.

(a) The directors of the Company immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation immediately following the Effective Time, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be; provided that, upon Parent’s request, the Company shall take all actions reasonably necessary prior to the Effective Time to cause the directors of the Surviving Corporation as of the Effective Time to consist of the individuals designated by Parent.

(b) The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation immediately following the Effective Time, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be; provided that, upon Parent’s request, the Company shall take all actions reasonably necessary prior to the Effective Time to cause the officers of the Surviving Corporation as of the Effective Time to consist of the individuals designated by Parent.

ARTICLE III

EFFECTS ON SECURITIES; EXCHANGE OF CERTIFICATES

Section 3.1 Effect on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of Parent, Merger Sub, or the Company or the holder of any Equity Interests of Parent, Merger Sub, or the Company:

(a) Per Share Merger Consideration. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (each, a “Share” and collectively, the “Shares”) (other than Cancelled Shares and Dissenting Shares (collectively, the “Excluded Shares”)) shall automatically be cancelled and converted into the right to receive $45.00 in cash, without interest (the “Merger Consideration”), subject to applicable Tax withholdings, whereupon such Shares will cease to exist and no longer be outstanding, and each holder thereof will cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest and subject to applicable Tax withholdings, upon surrender of Shares in accordance with Section 3.2(b).

(b) Cancellation of Cancelled Shares. Each Share that is held by the Company in treasury or by Parent, Merger Sub or any other wholly owned Subsidiary of Parent (collectively, the “Cancelled Shares”) shall automatically be cancelled and cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

(c) Membership Interests of Merger Sub. Each membership interest of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation, and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

Section 3.2 Payment.

(a) Paying Agent. Prior to the Effective Time, Parent shall enter into an agreement in form and substance reasonably acceptable to the Company with a nationally recognized, reputable U.S. bank or trust company (the identity of which shall be subject to the prior approval of the Company (not to be unreasonably withheld, conditioned or delayed) to act as the paying agent for the holders of Shares entitled to receive the Merger Consideration pursuant to Section 3.1(a) (the “Paying Agent”). At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent, for the benefit of the holders of Shares (other than Excluded Shares) cash in an amount sufficient to make the payment of the aggregate Merger Consideration payable pursuant to Section 3.1(a) (such cash being hereinafter referred to as the “Payment Fund”). Until disbursed in accordance with the terms and conditions of this Agreement, the Paying Agent shall invest the Payment Fund as reasonably directed by Parent; provided that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion, or in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of acquisition or a combination of the foregoing. No investment or losses thereon shall affect the consideration to which the holders of Shares are entitled pursuant to Section 3.1(a) and, to the extent that there are any losses with respect to any investments of the Payment Fund, or the Payment Fund is diminished for any reason below the amount required to make prompt cash payment of the aggregate Merger Consideration as contemplated hereby, Parent shall promptly replace or restore the cash in the Payment Fund so as to ensure that the Payment Fund is at all times maintained at a level sufficient to make such payments contemplated by Section 3.1(a) in full. The Payment Fund shall not be used for any purpose other than as expressly provided in this Agreement.

(b) Exchange Procedures.

(i) Certificates. Promptly after the Effective Time (and in any event within two (2) Business Days thereafter), Parent and the Surviving Corporation shall cause the Paying Agent to mail or otherwise provide to each former holder of record (as of immediately prior to the Effective Time) of a certificate or certificates that immediately prior to the Effective Time represented outstanding Shares (“Certificates”) that were converted into the right to receive the Merger Consideration at the Effective Time pursuant to this Agreement (A) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates (or effective affidavits of loss in lieu thereof) to the Paying Agent, and shall be in such form and have such other provisions as are customary and reasonably acceptable to the Company and Parent, and (B) instructions for effecting the surrender of the Certificates (or affidavit of loss in lieu thereof) in exchange for the payment of the Merger Consideration. Upon surrender of a Certificate (or an affidavit of loss in lieu thereof pursuant to this Section 3.2(b)(i)) to the Paying Agent, together with such letter of transmittal, duly executed and in proper form, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor, and Parent shall cause the Paying Agent to pay and deliver to such holder, in accordance with the letter of transmittal and instructions, as promptly as practicable cash in an amount (after giving effect to any required Tax withholdings as provided in Section 3.2(f)) equal to the product of (1) the Merger Consideration and (2) the number of Shares previously represented by such Certificate, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrue on any amount payable upon due surrender of the Certificates. If any Certificate shall have been lost, stolen or destroyed, then upon (A) the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, and (B) if reasonably required by Parent or the Paying

Agent, the posting of an indemnity bond reasonable in amount, the Paying Agent shall pay in respect of such lost, stolen or destroyed Certificate the Merger Consideration had such lost, stolen or destroyed Certificate been surrendered as provided in this Section 3.2(b)(i).

(ii) Book-Entry Shares. Notwithstanding anything to the contrary contained in this Agreement, any holder of Book-Entry Shares will not be required to deliver a Certificate or a letter of transmittal to the Paying Agent to receive the Merger Consideration that such holder is entitled to receive pursuant to Section 3.1(a) in respect of such Book-Entry Shares. In lieu thereof, each holder of record (as of immediately prior to the Effective Time) of one or more Book-Entry Shares (other than Excluded Shares) that were converted into the right to receive the Merger Consideration pursuant to Section 3.1(a) shall automatically upon the Effective Time (or, at any later time at which such Book-Entry Shares shall be so converted) be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver as promptly as practicable after the Effective Time (and in any event within two (2) Business Days thereafter, provided that in the event of a significant global disruption of IT services such period shall be extended to two (2 Business Days after the restoration of the affected IT services), cash in an amount (after giving effect to any required Tax withholdings as provided in Section 3.2(f)) equal to the product of (A) the Merger Consideration and (B) the number of Shares previously represented by such Book-Entry Shares, and the Book-Entry Shares of such holder such forthwith be cancelled. No interest will be paid or accrue on any amount payable upon due surrender of the Book-Entry Shares. Exchange of any Book-Entry Shares shall be effected in accordance with the Paying Agent’s customary procedures with respect to securities represented by book entry.

(iii) Unrecorded Transfers; Other Payments. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company or if payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificates is registered, a check for any cash to be exchanged upon due surrender of the Certificates may be issued to such transferee or other Person if the Certificates formerly representing such Shares so surrendered are properly endorsed or otherwise in proper form and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable transfer or other similar Taxes have been paid or are not applicable. Payment of the Merger Consideration with respect to Book-Entry Shares will only be made to the Person in whose name such Book-Entry Shares are registered.

(iv) Expenses. Parent shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of Shares for the Merger Consideration.

(c) Closing of Transfer Books. The Merger Consideration issued and paid in accordance with the terms of this Article III upon the surrender of the Certificates (or affidavits of loss in lieu thereof) or immediately in the case of the Book-Entry Shares shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such Shares. From and after the Effective Time, the stock transfer books of the Surviving Corporation shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. Until surrendered as contemplated by Section 3.2(b), each Share (other than Excluded Shares) shall, from and after the Effective Time, represent only the right to receive the Merger Consideration, without interest thereon, as contemplated by Section 3.1(a). If, after the Effective Time, any Shares are presented to the Surviving Corporation, Parent or the Paying Agent for transfer or any other reason, they shall be cancelled and exchanged for the Merger Consideration as provided in this Article III.

(d) Termination of Payment Fund. Any portion of the Payment Fund (including the proceeds of any investments thereof) that remains undistributed to the former holders of Shares (other than Excluded Shares) one year after the Effective Time shall be delivered to the Surviving Corporation, upon demand. Any former holder of Shares (other than Excluded Shares) who has not theretofore complied with this Article III shall thereafter look only to the Surviving Corporation for payment of such holder’s portion of the Merger Consideration, without interest and net of applicable Tax withholdings. Notwithstanding anything to the contrary herein, none of the Surviving Corporation, Parent, Merger Sub, the Company, the Paying Agent or any other Person shall be liable to any Person in respect of any cash from the Payment Fund delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. Any Merger Consideration remaining unclaimed by former holders of Shares (other than Excluded Shares) immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity shall, to the fullest extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of any claims or interest of any Person previously entitled thereto.

(e) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, if required by the DGCL (but only to the extent required thereby), Shares that are issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares) and held by a Person who is entitled to demand, and properly demands, appraisal of such Shares pursuant to, and in compliance in all respects with, Section 262 of the DGCL (collectively, the “Dissenting Shares”) will not be converted into the right to receive the Merger Consideration, and, at the Effective Time, the Dissenting Shares shall no longer be outstanding and shall automatically be cancelled and cease to exist, and each holder of any such Dissenting Shares shall cease to have any rights with respect thereto, except the right to receive payment of the fair value of such Dissenting Shares in accordance with Section 262 of the DGCL; provided that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 of the DGCL with respect to such Dissenting Shares or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, then the right of such holder to receive the fair value of such holder’s Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted as of the Effective Time into the right to receive, and to have become exchangeable solely for, the Merger Consideration, less any applicable Tax withholdings, and shall no longer be Dissenting Shares. The Company will give Parent (i) reasonably prompt notice of any demands received by the Company for appraisal of any Shares, any withdrawals of such demands, and any other documents received by the Company pursuant to Section 262 of the DGCL and (ii) the opportunity to participate in all negotiations and proceedings with respect to such notices and demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or settle or offer to settle, any such demands, or agree to do any of the foregoing. Prior to the Effective Time, Parent shall not, except with the prior written consent of the Company, require the Company to make any payment with respect to any demands for appraisal or settle or offer to settle any such demands, or agree to do any of the foregoing.

(f) Withholding Rights. Each of the Company, Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any former holder of Shares and Company Equity Awards pursuant to this Agreement such Taxes as it is required to deduct and withhold with respect to the making of such payment under the Code or under any other applicable provision of Tax Law; provided, that, other than with respect to Company Equity Awards, the Surviving Corporation or the Paying Agent, as applicable, shall provide any applicable payee notice of its intention to withhold at least five (5) Business Days prior to any such withholding and cooperate with the applicable payee to minimize any such withholding. To the extent that amounts are so deducted and withheld and timely paid over to the appropriate Governmental Entity, such deducted, withheld and paid amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Parent shall pay, or cause to be paid, all amounts so deducted or withheld to the appropriate taxing authority within the period required under applicable Law.

Section 3.3 Treatment of Company Equity Awards and Company ESPP.

(a) Treatment of Company Stock Options. Each outstanding option to acquire Shares (each, a “Company Stock Option”), whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of any Person, as of the Effective Time, automatically be cancelled and converted into the right to receive from the Surviving Corporation an amount in cash, without interest and subject to applicable Tax withholdings, equal to the product of (i) the excess, if any, of the Merger Consideration over the exercise price per Share of such Company Stock Option and (ii) the total number of Shares subject to such Company Stock Option. For the avoidance of doubt, in the event that the per share exercise price under any Company Stock Option is equal to or greater than the Merger Consideration, such Company Stock Option shall be cancelled as of the Effective Time without payment therefor and shall have no further force or effect.

(b) Treatment of NED RSU Awards. Each outstanding restricted stock unit award covering Shares that is held by non-employee members of the Company Board and is neither a Company RSU Award nor an Executive RSU Award (each a “NED RSU Award”) that is outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of any Person, as of the Effective Time, automatically be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the Merger Consideration and (ii) the total number of Shares subject to such NED RSU Award, without interest and subject to applicable Tax withholdings.

(c) Treatment of Company RSU Awards. Each outstanding restricted stock unit award subject to time-based conditions (and not subject to any performance-based conditions) covering Shares held by current or former service providers that is neither a NED RSU Award nor an Executive RSU Award (each a “Company RSU Award”) that is outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of any Person, as of the Effective Time, automatically be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the Merger Consideration and (ii) the total number of Shares subject to such Company RSU Award, without interest and subject to applicable Tax withholdings.

(d) Treatment of Executive RSU Awards. Each outstanding restricted stock unit award subject to time-based conditions (and not subject to any performance-based conditions) covering Shares held by each of the individuals listed on Exhibit B (each an “Executive RSU Award”) that is outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of any Person, as of the Effective Time, automatically be cancelled and converted into a cash-settled award representing the right to receive (A) the Merger Consideration in accordance with Section 3.1(b) with respect to each Share subject to such Executive RSU Award plus (B) payment in cash of interest, calculated at a rate of 10% per annum, from the Closing Date to the vesting date applicable to such Executive RSU Award. Each Executive RSU Award, except as otherwise provided herein, shall be subject to the same terms and conditions applicable to the Executive RSU Award under the Universal Stainless & Alloy Products, Inc. Amended and Restated 2017 Equity Incentive Plan (including, for the avoidance of doubt, provisions regarding forfeiture and clawback) and the applicable agreement evidencing such grant thereunder (including, for the avoidance of doubt, the Earning and Payment Schedule and Qualifying Separation from Service (each term as defined in the award agreements evidencing such grants)).

(e) Treatment of Executive PSU Awards. Each outstanding restricted stock unit award subject to performance-based conditions covering Shares held by the individuals listed on Exhibit B (each an “Executive PSU Award”) that is outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of any Person (other than the consent of the holder thereof if determined necessary by the Company after consultation with Parent), as of the Effective Time, be converted into a cash-settled award representing the right to receive the Merger Consideration per Share covered thereby, with the number of such Executive PSU Awards earned determined in accordance with the performance conditions set forth in Exhibit B. Each Executive PSU Award, except as otherwise provided herein, shall be subject to the same terms and conditions applicable to the Executive PSU Award under the Universal Stainless & Alloy Products, Inc. Amended and Restated 2017 Equity Incentive Plan and the agreements evidencing grants thereunder, including the Service Condition, Earning and Payment Schedule, Change in Control and Qualifying Separation from Service terms (each term as defined in the applicable award agreements evidencing such grant).

(f) Payment. The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, pay the holders of the Company Equity Awards through the Surviving Corporation’s payroll system, the cash payments described in Section 3.3(a), Section 3.3(b) and Section 3.3(c) on or as soon as reasonably practicable after the Effective Time, but in any event within five (5) Business Days thereafter.

(g) Treatment of Company ESPP. As soon as practicable following the date of this Agreement, the Company shall take all actions with respect to the Company ESPP that are necessary to provide that: (i) subject to the consummation of the Merger, the Company ESPP shall terminate effective immediately prior to the Closing, and (ii) if any purchase period is still in effect at the time of the Closing, then the last day of such purchase period shall be accelerated to the Business Day prior to the Closing Date and the final settlement or purchase of shares of Company Common Stock thereunder shall be made on that day.

(h) Corporate Actions. Prior to the Effective Time, the Company Board or any authorized committee thereof shall adopt such resolutions as may reasonably be appropriate or required in its discretion to effectuate the actions contemplated by this Section 3.3.

(i) Section 409A. To the extent that any Company Equity Award described in this Section 3.3 constitutes nonqualified deferred compensation subject to Section 409A of the Code, any payment contemplated hereby with respect to such award shall be made in accordance with this Agreement and the applicable award’s terms or, if later, at the earliest time permitted under the terms of such award that will not result in the application of a tax or penalty under Section 409A of the Code.

Section 3.4 Adjustments. In the event that, between the date of this Agreement and the Effective Time, the Company changes the number of Shares issued and outstanding as a result of a reclassification, stock split or reverse stock split, stock dividend or stock distribution, recapitalization, consolidation, exchange of shares, or other similar transaction, the Merger Consideration and any other similarly dependent items, as the case may be, shall be correspondingly adjusted to reflect such change and to provide the holders of Shares (including holders of Company Equity Awards) the same economic effect as contemplated by this Agreement prior to such event.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as (a) disclosed in any forms, reports, statements, certifications, registration statements, prospectuses, schedules or other documents (including exhibits and other information incorporated by reference therein) filed with or furnished to the SEC by the Company under the Securities Act or the Exchange Act and publicly available via the Electronic Data Gathering, Analysis , and Retrieval (EDGAR) system or made available to Parent by 5:00 p.m., New York City time, one Business Day prior to the date of this Agreement (“Company SEC Documents”), but excluding any “risk factors” or “forward-looking statements” or any other disclosure therein that is cautionary, forward-looking or predictive in nature or (b) set forth in the disclosure schedule delivered by the Company to Parent prior to entering into this Agreement (the “Company Disclosure Schedule”) (which shall be arranged in numbered and lettered sections corresponding to the numbered and lettered sections contained in this Article IV, and it being acknowledged and agreed that (i) the disclosure of any item in any section or subsection of the Company Disclosure Schedule shall be deemed to qualify or apply to other sections or subsections in this Article IV to the extent that it is reasonably apparent on the face of such disclosure that such disclosure also qualifies or applies to such other sections or subsections, and (ii) the mere inclusion of an item in the Company Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item is material or constitutes a Company Material Adverse Effect or that the inclusion of such item in the Company Disclosure Schedule is required), the Company hereby represents and warrants to Parent and Merger Sub as follows:

Section 4.1 Organization and Power. The Company is a corporation duly incorporated and validly existing under the Laws of the State of Delaware, is in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease, and operate its properties and assets and to carry on its business as it is now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties, makes such qualification or licensing necessary, except for those jurisdictions in which the failure to be so qualified or licensed or to be in good standing would not constitute a Company Material Adverse Effect. True and complete copies of the Company Charter, as amended as of the date of this Agreement, and the bylaws of the Company, as amended as of the date of this Agreement (as so amended, the “Company Bylaws”), are included in the Company SEC Documents. Each of the Company Charter and the Company Bylaws are in full force and effect and the Company is not in material violation of any of the provisions of the Company Charter or the Company Bylaws.

Section 4.2 Subsidiaries. Section 4.2 of the Company Disclosure Schedule sets forth as of the date of this Agreement a true and complete list of the Subsidiaries of the Company (each, a “Company Subsidiary” and collectively, the “Company Subsidiaries”) and indicates the jurisdiction of organization or formation of each such Company Subsidiary. Each Company Subsidiary is duly formed and is validly existing and in good standing under the Laws of the jurisdiction of its formation, as the case may be. Each Company Subsidiary has all requisite company power and authority to own, lease, and operate its properties and assets and to carry on its business as now being conducted. Each Company Subsidiary is duly qualified or licensed to do business and is in good standing, if applicable, in each jurisdiction in which the nature of its business or the ownership, leasing, or operation of its properties makes such qualification of licensing necessary, except for those jurisdictions in which the failure to be so qualified or licensed or to be in good standing would not constitute a Company Material Adverse Effect. All of the outstanding shares of capital stock or equity interests of each Company Subsidiary are owned by the Company, directly or indirectly, free and clear of all Liens, other than Permitted Liens. Other than the Company Subsidiaries, none of the Company or any Subsidiary of the Company owns any Equity Interests of any Person. True and complete copies of the articles of incorporation, certificate of incorporation, certificate of formation, articles of organization, bylaws, operating agreement, and other similar governing documents of the Company Subsidiaries, as applicable, have been made available to Parent as of the date of this Agreement and each such document is in full force and effect.

Section 4.3 Capitalization.

(a) The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock and 2,000,000 shares of preferred stock, par value $0.001 per share (the “Company Preferred Stock” and, together with the Company Common Stock, the “Capital Stock”), of which 20,000 shares of Company Preferred Stock have been designated as Senior Preferred Stock (the “Senior Preferred Stock” with 18,000 such shares being further designated as Series A Junior Participating Preferred Stock (“Series A Preferred Stock”)).

(b) At the close of business on October 15, 2024 (the “Capitalization Date”), there were (i) 9,310,069 shares of Company Common Stock issued and outstanding, (ii) no shares of Company Preferred Stock, including Senior Preferred Stock and Series A Preferred Stock, issued and outstanding, (iii) outstanding Company Stock Options to acquire a total of 606,750 shares of Company Common Stock (whether or not presently vested or exercisable), (iv) outstanding Company RSU Awards, NED RSU Awards, Executive RSU Awards, and Executive PSU Awards for a total of 417,977 shares of Company Common Stock (in the case of any Executive PSU Award for which the applicable performance period has not ended prior to the Capitalization Date, assuming achievement of the maximum level of performance), and (v) 42,959 shares of Company Common Stock available for issuance to employees pursuant to the Company ESPP. Except as set forth in the prior sentence of this Section 4.3, for shares of Company Common Stock reserved for issuance under any Company Benefit Plans, and for changes since the Capitalization Date resulting from the exercise, vesting or settlement of Company Stock Options, or the vesting or settlement of Company RSU Awards, NED RSU Awards, Executive RSU Awards, and Executive PSU Awards, as of the date of this Agreement, there are no outstanding (i) shares of Capital Stock, (ii) securities of the Company or any Company Subsidiary convertible into or exchangeable for shares of Capital Stock or other Equity Interests in the Company, (iii) subscription, options, warrants, rights, puts, calls, stock appreciation rights, restricted or performance stock units, phantom stock or other commitments or agreements to acquire from the Company, or that obligate the Company to issue, sell or grant any Capital Stock, or other Equity Interests in the Company or any Company Subsidiary, (iv) obligations of the Company to grant, extend or enter into any agreement or commitment identified in the foregoing clause (iii), or (v) profit interests, restricted shares, contingent value rights or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of any Capital Stock in each case that have been issued by the Company or any Company Subsidiary (the items in clauses (i), (ii), (iii), (iv), and (v) being referred to collectively as the “Company Securities”). Since the Capitalization Date through the date of this Agreement, the Company has not issued any Capital Stock or Company Equity Awards other than the Capital Stock and Company Equity Awards that were outstanding as of the Capitalization Date and the issuance of shares of Company Common Stock upon the exercise, vesting or settlement of Company Equity Awards.

(c) All issued and outstanding shares of Capital Stock have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive (or similar) rights.

(d) There are no outstanding (i) bonds, debentures, notes or other indebtedness of the Company having the right to vote (or which are convertible into, or exchangeable for, securities having the right to vote) on any matter on which the Company’s stockholders may vote, or (ii) obligations under Contract of the Company or any of the Company Subsidiaries, (A) to repurchase, redeem or otherwise acquire any of the Company Securities (other than in connection with the exercise, vesting or settlement, as applicable, of Company Equity Awards, including with respect to the satisfaction of Tax withholding, and with respect to Company Stock Options, the payment of the exercise price) or Equity Interests of any other Person, (B) to grant any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any Equity Interests of the Company or any Company Subsidiary, or (C) to loan, advance funds to or make any investment in or capital contribution to any Person.

(e) There are no stockholders’ agreement, voting trust agreement or registration rights agreement or other Contracts to which the Company or any Company Subsidiary is a party with respect to the voting, dividends or disposition of Capital Stock or any Equity Interests of any Company Subsidiary.

(f) Section 4.3(f) of the Company Disclosure Schedule sets forth, as of the Capitalization Date, a true and complete list of all holders of Company Equity Awards and, with respect to each such Company Equity Award, the type of award, the date of grant, the per Share exercise price and the vesting schedule, if applicable, and the number of Shares subject to such Company Equity Award (in the case of any Executive PSU Award for which the applicable performance period has not ended prior to the Capitalization Date, assuming achievement of the maximum level of performance).

Section 4.4 Authority.

(a) The Company has the requisite corporate power and authority to execute and deliver this Agreement, perform its obligations hereunder, and, assuming the accuracy of the representations and warranties set forth in Section 5.7, to consummate the Transactions (subject, in the case of the consummation of the Merger, to receipt of the affirmative vote of the holders of a majority of all outstanding shares of Company Common Stock to adopt this Agreement (the “Company Stockholder Approval”)). Assuming the accuracy of the representations and warranties in Section 5.7, the execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company (subject, in the case of the consummation of the Merger, to the receipt of the Company Stockholder Approval and the filing and recordation of the appropriate merger documents as required by the DGCL).

(b) The Company Board at a meeting duly called and held has adopted resolutions that (i) determined that this Agreement and the Transactions are advisable, fair to and in the best interests of the Company and its stockholders, (ii) approved and declared advisable this Agreement and the consummation of the Transactions by the Company, (iii) approved the execution, delivery, and performance by the Company of this Agreement and the consummation of the Transactions by the Company, including the Merger, and (iv) resolved to, subject to Section 6.2, recommend adoption of this Agreement by the stockholders of the Company (the recommendation set forth in this clause (iv), the “Company Recommendation”).

(c) This Agreement has been duly and validly executed and delivered by the Company and, assuming the due and valid authorization, execution and delivery of this Agreement by Parent and Merger Sub and the accuracy of the representations and warranties set forth in Section 5.7, this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws of general applicability affecting or relating to creditors’ rights and remedies generally and (ii) general principles of equity, whether such enforceability is considered in a proceeding in equity or at Law (clauses (i) and (ii) collectively, the “Enforceability Exceptions”).

Section 4.5 Consents and Approvals; No Conflicts. Except as set forth in Section 4.5 of the Company Disclosure Schedule and as may be required under the applicable requirements of the Exchange Act, the HSR Act, the DPA, ITAR, the DGCL, the DLLCA, the rules and regulations of Nasdaq, state securities laws, and applicable foreign and supranational Regulatory Laws, each as amended from time to time, and assuming that the Company Stockholder Approval has been obtained, neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the Transactions will (a) assuming the accuracy of the representations and warranties in Section 5.7, conflict with or violate any provision of the Company Charter, the Company Bylaws or the certificate of incorporation and bylaws (or equivalent organizational documents) of any Company Subsidiary, (b) require the Company to make any notice to, or filing with, or obtain any permit, authorization, consent or approval of, any Governmental Entity of competent jurisdiction or (c) assuming compliance with the matters referred to in clause (b), (i) violate any Law applicable to the Company, any of the Company Subsidiaries or any of their respective properties or assets, (ii) violate, breach, require any consent by any Person, constitute a default (or an event that, with or without notice, lapse of time or both, would constitute a default), give rise to a right of termination, amendment or cancellation, result in the loss of any benefit, or accelerate the performance required by the Company or any Company Subsidiaries, under any Material Contract, or (iii) result in the creation or imposition of any Lien, other than any Permitted Lien, on any asset of the Company or any of the Company Subsidiaries, with such exceptions, in the case of each of clauses (b) and (c), as would not constitute a Company Material Adverse Effect.

Section 4.6 Company SEC Documents.

(a) Since January 1, 2022, the Company has timely filed with or furnished all forms, reports, statements, schedules and other documents required to be filed with or furnished by the Company to the SEC under the Securities Act or the Exchange Act, as the case may be, together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) (collectively with any amendments thereto, the “Reference Company SEC Documents”). As of their respective filing dates (or if amended, as of the date of such amendment with respect to the portions that were amended), and in the case of registration statements and proxy statements, as of the dates of effectiveness and the dates of mailing, respectively, the Reference Company SEC Documents (i) complied as to form and substance in all material respects with the applicable requirements of the Securities Act, the Exchange Act and/or the Sarbanes-Oxley Act, as the case may be, and, in each case, the rules and regulations promulgated thereunder, each as in effect on the date so filed (or amended), and (ii) did not, at the time they were filed, or, if amended prior to the date hereof, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(b) The consolidated financial statements of the Company included in the Reference Company SEC Documents (including the related notes and schedules thereto) when filed complied in all material respects with the rules and regulations of the SEC with respect thereto, except to the extent disclosed in any such Reference Company SEC Document, and were prepared in all material respects in accordance with United States generally accepted accounting principles (as in effect as of the date of this Agreement, “GAAP”) (except, in the case of the unaudited quarterly financial statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and, on that basis, fairly present in all material respects the consolidated financial position of the Company and the Company Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments and to any other adjustments described therein, including the notes thereto, which, individually or in the aggregate, are not material in amount).

(c) The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) or Rule 15d-15(e) under the Exchange Act) as required by Rule 13a-15(a) or Rule 15d-15(a) under the Exchange Act, and the Company has established and maintains internal control over financial reporting (as defined in Rule 13a-15(f) or Rule 15d-15(f) under the Exchange Act) as required by Rule 13a-15(a) or Rule 15d-15(a) under the Exchange Act. Such disclosure controls and procedures are reasonably designed to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The Company has disclosed, based on the most recent evaluation by its Chief Executive Officer and its Chief Financial Officer, to the Company’s auditors and the audit committee of the Company Board (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(d) Neither the Company, nor any of the Company Subsidiaries is a party to, or has any commitment to become a party to, any securitization transaction, joint venture, off-balance sheet partnership or similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand), or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of the Company Subsidiaries in the Company’s consolidated financial statements included in the Reference Company SEC Documents.

(e) Subject to any applicable grace periods, the Company has been since January 1, 2022 and is currently in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the applicable rules and regulations of Nasdaq.

(f) As of the date of this Agreement, there are no material outstanding or unresolved comments in comment letters received from the SEC staff with respect to any Reference Company SEC Documents and, none of the Reference Company SEC Documents is, to the Knowledge of the Company, the subject of ongoing SEC review.

Section 4.7 Absence of Certain Changes or Events.

(a) From January 1, 2022 through the date of this Agreement, except for the execution and performance of this Agreement and the discussions and negotiations related thereto, the Company and the Company Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business and neither the Company nor any of the Company Subsidiaries has taken an action that, if taken after the date hereof, would constitute a violation of Section 6.1(b)(A), Section 6.1(b)(B), Section 6.1(b)(D), Section 6.1(b)(F), Section 6.1(b)(G), Section 6.1(b)(J), Section 6.1(b)(L), Section 6.1(b)(Q) (provided that, with respect to such Section 6.1(b)(Q), this representation and warranty shall apply only with respect to actions taken between January 1, 2024 through the date of this Agreement) and, with respect to the foregoing, Section 6.1(b)(S).

(b) From January 1, 2022, through the date of this Agreement, there has not been a Company Material Adverse Effect.

Section 4.8 Compliance with Laws; Permits.

(a) Except as would not constitute a Company Material Adverse Effect, the Company and the Company Subsidiaries are in compliance with all Laws and Orders applicable to the Company and the Company Subsidiaries or by which any property or asset of the Company and the Company Subsidiaries is bound. Neither the Company nor any of the Company Subsidiaries has received written notice from a Governmental Entity alleging that the Company or a Company Subsidiary is not in compliance with any such Law or Order that has not been cured as of the date hereof.

(b) No inquiry or investigation by or on behalf of any Governmental Entity with respect to the Company or any Company Subsidiary is pending or, to the Knowledge of the Company, threatened in writing, nor has any Governmental Entity indicated in writing to the Company or any Company Subsidiary an intention to conduct the same.

(c) Except as would not constitute a Company Material Adverse Effect, each of the Company and the Company Subsidiaries has in effect all licenses, certificates, authorizations, consents, permits, approvals and other similar authorizations of, from or by a Governmental Entity (“Permits”) necessary for the conduct of its business and the ownership, lease, use and operation of its properties and assets, as presently conducted and used, and each such Permit is validly subsisting, and in full force and effect.

Section 4.9 Tax Matters. Except as would not constitute a Company Material Adverse Effect:

(a) Each of the Company and the Company Subsidiaries has timely filed or caused to be timely filed (after taking into account all applicable extensions) all Tax Returns required to be filed by it, and all such Tax Returns are correct and complete.

(b) Each of the Company and the Company Subsidiaries has timely paid or caused to be timely paid all Taxes required to be paid by it (regardless of whether shown on a Tax Return) or has provided or caused to be provided adequate reserves in accordance with GAAP on the consolidated financial statements included in the Reference Company SEC Documents for any Taxes that have not been paid. Each of the Company and the Company Subsidiaries have timely withheld and paid to the appropriate Governmental Entity all material amounts required to have been withheld and paid in connection with amounts paid or owing to any Person.

(c) No audits, examinations, investigations or other proceedings by a Governmental Entity are ongoing or pending with respect to any Taxes of the Company or any Company Subsidiaries. No written notification has been received by the Company or any of the Company Subsidiaries that any such audit, examination, investigation or other proceeding in respect of Taxes is proposed or threatened. No Governmental Entity has asserted in writing any deficiency or proposed adjustment for any Taxes of the Company or any of the Company Subsidiaries, which deficiency or proposed adjustment has not been satisfied by payment, settled, withdrawn or otherwise contested and adequately reserved for under GAAP. No claim has been made in writing by any taxing authority in any jurisdiction where the Company or any Company Subsidiary does not file Tax Returns that it is, or may be, subject to Tax by, or required to file any Tax Return in, that jurisdiction.

(d) There are no Liens for Taxes upon the assets of the Company or any of the Company Subsidiaries other than Permitted Liens.

(e) Neither the Company nor any of the Company Subsidiaries is a party to any Tax allocation, sharing or indemnity agreement (other than (A) any agreement entered into in the ordinary course of business, a principal purpose of which is not related to Taxes and (B) any agreement solely between or among the Company and any of the Company Subsidiaries).

(f)  Neither the Company nor any of the Company Subsidiaries has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company or any of its Affiliates) or has any liability for any Taxes of any Person (other than the Company or any of the Company Subsidiaries) pursuant to Treasury Regulation Section 1.1502-6 (or any comparable provision of state, local or non-U.S. Law) or as a transferee or successor.

(g) Neither the Company nor any of the Company Subsidiaries will be required to include any material item of income, or exclude any deduction, from taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in method of accounting for a taxable period ending on or prior to the Closing Date; (B) “closing agreement” as described in Sect 7121 of the Code (or any corresponding or similar provision of state or local income Tax Law) executed on or prior to the Closing Date; (C) installment sale or open transaction disposition made on or prior to the Closing Date, (D) intercompany transaction or excess loss amount described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law); (E) a prepaid amount received outside the ordinary course of business or (F) election under Section 965(h) of the Code.

(h) The Company Common Stock is currently regularly traded on Nasdaq within the meaning of Treasury Regulation Section 1.1445-2(c)(2).

(i) Neither the Company nor any Company Subsidiary has deferred any Taxes under Section 2302 of the Coronavirus Aid, Relief and Economic Security Act of 2020.

(j)  Neither the Company nor any of the Company Subsidiaries has granted any request that remains in effect for waivers of the time to assess any Taxes. Neither the Company nor any of the Company Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return other than extensions of time to file Tax Returns obtained in the ordinary course of business.

(k) Neither the Company nor any of the Company Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(l) Neither the Company nor any of the Company Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code in the two-year period ending on the date of this Agreement.

Notwithstanding anything herein to the contrary, the representations and warranties contained in this Section 4.9 are the sole and exclusive representations of the Company and the Company Subsidiaries with respect to Taxes and Tax matters.

Section 4.10 No Undisclosed Liabilities. Neither the Company nor any of the Company Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), whether or not required by GAAP to be reflected in the consolidated balance sheet of the Company, other than liabilities and obligations (a) reserved against or reflected in the Company’s consolidated balance sheet for the fiscal year ended December 31, 2023 included in the Reference Company SEC Documents (including in the notes thereto), (b) incurred in the ordinary course of business since December 31, 2023, (c) incurred in connection with the Company’s sale process, including this Agreement and the Transactions, or (d) that would not constitute a Company Material Adverse Effect.

Section 4.11 Litigation. (a) As of the date of this Agreement, there is no Action pending or, to the Knowledge of the Company, threatened in writing against the Company or any of the Company Subsidiaries or any of their respective properties or assets that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. (b) To the Knowledge of the Company, there is no existing fact or circumstance that would be reasonably expected to give rise to any such Action that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect concerning Materials of Environmental Concern or noncompliance with Environmental Law. (c) Neither the Company nor any of the Company Subsidiaries nor any of their respective properties or assets is or are subject to any Order, except for those that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 4.12 Employees and Employee Benefit Plans.

(a) Section 4.12(a) of the Company Disclosure Schedule contains a list of each material Company Benefit Plan. With respect to each such material Company Benefit Plan, the Company has made available to Parent copies (to the extent applicable) of (i) the current plan document or a written description or summary of all material terms thereof if such plan is not in writing, including all amendments and attachments thereto, (ii) the most recent financial statements, actuarial valuation report and annual report on Form 5500 as filed with the U.S. Department of Labor, (iii) each current trust agreement, insurance contract or policy, group annuity contract and any other funding arrangement relating to such Company Benefit Plan, (iv) the most recent Internal Revenue Service determination, advisory or opinion letter, and (v) the most recent summary plan description, including all summaries of material modifications thereto.

(b) Except as would not constitute a Company Material Adverse Effect, (i) each Company Benefit Plan has been maintained in compliance with its terms and with the requirements of applicable Law, (ii) all employer contributions, premiums and expenses required to be made to or in respect of each Company Benefit Plan have been paid in full or, to the extent not yet due, have been adequately accrued in accordance with applicable accounting practices of the Company, and (iii) each Company Benefit Plan that is intended to be “qualified” within the meaning of Section 401(a) of the Code has either received a favorable determination letter from the Internal Revenue Service or may rely on a favorable opinion letter issued by the Internal Revenue Service.

(c) Except as would not constitute a Company Material Adverse Effect, no Company Benefit Plan is subject to Title IV of ERISA or Section 412 of the Code, and, during the immediately preceding six (6) years, none of the Company, the Company Subsidiaries nor any of their respective ERISA Affiliates has contributed to, or been required to contribute to, a plan subject to Title IV of ERISA or Section 412 of the Code.

(d) Except as would not constitute a Company Material Adverse Effect, no Company Benefit Plan provides health insurance, life insurance or death benefits to current or former employees of the Company or any of the Company Subsidiaries beyond their retirement or other termination of service, other than as required by Section 4980B of the Code or other applicable Law.

(e) Neither the execution and delivery of this Agreement nor the consummation of the Transactions will by itself (i) entitle any officer, director or employee of the Company or any of the Company Subsidiaries to any material severance or material termination pay pursuant to a Company Benefit Plan, (ii) except as provided in Section 3.3, accelerate the time of payment or vesting, or materially increase the amount of, compensation due to any such officer, director or employee of the Company or any of the Company Subsidiaries under any Company Benefit Plan, or (iii) result in the payment of any amount that would constitute an “excess parachute payment” (within the meaning of Section 280G of the Code) under any Company Benefit Plan.

(f) Neither the Company nor any of the Company Subsidiaries (i) has agreed to recognize any labor union, works council or labor organization, nor has any labor union, works council or labor organization been certified as the exclusive bargaining representative of any employees of the Company or any of the Company Subsidiaries, (ii) is a party to or otherwise bound by any collective bargaining agreement or other Contract with a labor union, works council or labor organization, or (iii) as of the date of this Agreement, is the subject of any material proceeding seeking to compel it to bargain with any labor union, works council or labor organization, nor, to the Knowledge of the Company, is any such proceeding threatened.

(g) Since January 1, 2022, there have been no strikes, work stoppages, slowdowns, picketing, concerted refusal to work overtime, handbilling, leafletting, lockouts, arbitration (in each case involving labor matters) or other material labor disputes pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries.

(h) There are no pending or, to the Knowledge of the Company, threatened material Actions or investigations against the Company or a Company Subsidiary brought by or on behalf of any employee, contractor or other service provider.

(i) Except as would not constitute a Company Material Adverse Effect, the Company and the Company Subsidiaries are in compliance with all applicable Laws respecting labor, employment, fair employment practices, terms and conditions of employment, workers’ compensation, occupational safety and health requirements, plant closings, wages and hours, withholding of Taxes, worker classification, employment discrimination, disability rights or benefits, equal opportunity, labor relations, employee leave issues and unemployment insurance and related matters.

Section 4.13 Intellectual Property.

(a) Section 4.13(a) of the Company Disclosure Schedule sets forth a true and complete list as of the date of this Agreement of all Company Intellectual Property which are registered by, or with respect to which applications for registrations have been submitted to, a Governmental Entity or are domain names (the “Registered Company Intellectual Property”). Except as would not constitute a Company Material Adverse Effect, to the Knowledge of the Company, each item of Registered Company Intellectual Property is valid, subsisting and in full force and effect.

(b) Except as would not constitute a Company Material Adverse Effect, the Company and the Company Subsidiaries solely and exclusively own all right, title and interest in and to all Company Intellectual Property, and otherwise have the right to use all other Intellectual Property used in, held for use in or necessary to conduct the businesses of the Company and the Company Subsidiaries, as conducted as of the date of this Agreement. As of the date of this Agreement, the Company and the Company Subsidiaries are not a party to any Action (i) challenging the ownership, enforceability or validity of any Company Intellectual Property or (ii) alleging that the Company or any of the Company Subsidiaries is violating, misappropriating or infringing the rights of any Person with regard to any Intellectual Property, other than, in each case, as would not constitute a Company Material Adverse Effect.

(c) Except as would not constitute a Company Material Adverse Effect, to the Knowledge of the Company, (i) no Person is violating, misappropriating or infringing any Company Intellectual Property and (ii) the operation of the business of the Company and the Company Subsidiaries as currently conducted does not violate, misappropriate or infringe the Intellectual Property of any other Person and since January 1, 2022 has not violated, misappropriated or infringed the Intellectual Property of any other Person.

(d) Each present or past employee, officer, consultant or any other Person who created or contributed to any material Intellectual Property for or on behalf of the Company or any Company Subsidiary has agreed in writing to keep any confidential information, including Trade Secrets, confidential both during and after the term of employment or engagement. Each past or present contractor or any other Person who developed any material Software, in whole or in part, for or on behalf of the Company or any Company Subsidiary has entered into a valid Contract assigning all right, title and interest in and to all such Software and the Intellectual Property therein to the Company or such Company Subsidiary.

(e) No funding, facilities or resources of a university, college, other educational institution, research center or Governmental Entity was used in the development of the Company Intellectual Property, and no Governmental Entity, university, college or other educational institution or research center has any claim or right in or to the Company Intellectual Property.

(f) Except as would not constitute a Company Material Adverse Effect, since January 1, 2022, (i) the Company and the Company Subsidiaries have taken commercially reasonable steps to maintain the secrecy and confidentiality of and to protect against the unauthorized disclosure of any Trade Secrets and (ii) to the Knowledge of the Company, there has been no misappropriation of any such Trade Secrets by any Person, and no unauthorized use of, access to or disclosure of such Trade Secrets.

(g) All Company Intellectual Property that consists, in whole or in part, of Software (“Company Owned Software”) (i) does not contain any Disabling Devices and (ii) is solely used for internal business purposes.

(h) The Company and the Company Subsidiaries have not incorporated, linked or combined any Open Source Software with any Company Owned Software and distributed such combined software in a manner that would obligate the Company or any Company Subsidiary to disclose, distribute, license or otherwise make available to any Person or the public any such Company Owned Software in source code form.

(i) Except as would not constitute a Company Material Adverse Effect, the Company and the Company Subsidiaries are in compliance with all applicable data protection, privacy and other Laws governing the collection, use, storage, distribution, transfer or disclosure of any personal information or personal data in connection with the businesses of the Company and the Company Subsidiaries.

(j) Except as would not constitute a Company Material Adverse Effect, to the Company’s Knowledge, there have been no unauthorized intrusions or other security breaches, or failures or breakdowns that have not been remedied, with respect to the Company Systems (including any which resulted in the unauthorized access to, or loss, corruption or alteration of, any PII or data or information contained therein).

Section 4.14 Material Contracts.

(a) Section 4.14(a) of the Company Disclosure Schedule sets forth any Contract, including all amendments, supplements and modifications, to which the Company or any of the Company Subsidiaries is a party as of the date of this Agreement, other than the Company Benefit Plans (the “Material Contracts”):

(i) that relates to the formation, creation, operation, management or control of any limited liability company, partnership or joint venture that is material to the business of the Company and the Company Subsidiaries, other than any such limited liability company, partnership or joint venture that is a Company Subsidiary;

(ii) that relates to indebtedness for borrowed money (whether incurred, assumed, guaranteed or secured by any asset) of the Company or the Company Subsidiaries (other than between or among the Company and the Company Subsidiaries or between or among any of the Company Subsidiaries) in excess of $5,000,000 evidenced by loan agreements, credit agreements, notes, bonds, indentures, mortgages, guarantees, securities or debentures;

(iii) that (A) limits the right of the Company or any of the Company Subsidiaries to engage or compete in any line of business or to compete or operate in any geographic location, (B) provides for “exclusivity” in favor of any third party or (C) grants any rights of first refusal, rights of first negotiation, or “most favored nation” rights to any third party;

(iv) that contain any “take or pay”, minimum commitments or similar provisions;

(v) that involves any sharing of revenues, profits or losses with one or more Persons;

(vi) that relates to the acquisition or disposition of any business, assets or properties of or by the Company or any of the Company Subsidiaries (other than any acquisition or disposition in the ordinary course of business or disposition of obsolete equipment or assets of the Company or any Company Subsidiary), whether by way of merger, consolidation, purchase of stock or assets or otherwise, and (A) that contains material continuing representations, covenants, indemnities or other obligations of the Company or any of the Company Subsidiaries (other than those set forth in Section 4.14(a)(ix) below) or (B) pursuant to which the Company or any of the Company Subsidiaries has continuing indemnification, earn-out or other contingent payment obligations;

(vii) that is with any Material Customer or Material Supplier (other than any purchase orders, invoices, work orders, statements of work or similar arrangements);

(viii) that obligates the Company or any Company Subsidiary to make any capital commitment or capital expenditure in an aggregate amount in excess of $1,000,000 during any twelve (12)-month period;

(ix) under which the Company or any of the Company Subsidiaries is obligated to make or receive payments in the future for the purchase of supplies, goods, services, equipment, products, materials or other assets, in excess of $1,500,000 during any twelve (12)-month period;

(x) that provides for the settlement (whether or not publicly filed) or compromise of any Action involving or against the Company or any Company Subsidiary, except for settlements or compromises of Actions that (A) do not involve the payment of amounts in excess of $1,000,000 by the Company or any Company Subsidiary, (B) do not impose any material ongoing obligations or restrictions on the business or activities of the Company or any Company Subsidiary, and (C) do not involve the admission of wrongdoing by the Company or any Company Subsidiary;

(xi) that relates to any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction, or collar transaction relating to one of more currencies, commodities, bonds, equity securities, loans, interest rates, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or transactions, and any related credit support, collateral, transportation or other similar Contracts, in each case, that is material to the Company and the Company Subsidiaries, taken as a whole;

(xii) that prohibits the payment of dividends or distributions in respect of, or the pledging of, the capital stock of the Company or any of the Company Subsidiaries;

(xiii) that is a voting agreement, voting trust, stockholder agreement or other Contract applicable to, or governing the voting of, any shares of Capital Stock or any equity, membership, partnership or other interests in any of the Company Subsidiaries;

(xiv)  (i) pursuant to which the Company or any Company Subsidiary licenses from, or is otherwise permitted by, a third party to use any material Intellectual Property, other than any non-exclusive licenses to commercially available, off-the-shelf Software that have been granted on standardized, generally available terms and that have not been modified or customized specifically for the Company or any Company Subsidiary, (ii) pursuant to which a third party licenses, or otherwise obtains rights under, any material Company Intellectual Property, other than as contained in any Contracts between the Company or any Company Subsidiary, on the one hand, and any customer thereof, on the other hand, entered into in the ordinary course of business, or (iii) pursuant to which (A) the Company or any Company Subsidiary is restricted from using, licensing, or enforcing any Company Intellectual Property or (B) any Company Intellectual Property is developed, in the case of either clause (A) or (B), that is material to the business of the Company and the Company Subsidiaries;

(xv) that is currently in effect with respect to the Company or any Company Subsidiary that has been, or is required to be, filed by the Company with the SEC as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Exchange Act;

(xvi) that is entered with a union, labor organization or works council governing the terms and conditions of employment of any employees of the Company or any Company Subsidiary; and

(xvii) that commits the Company or any Company Subsidiary to enter into any Contracts of the type described in the foregoing clauses (i) through (xv).

(b) The Company has made available to Parent a true and complete copy of each Material Contract, each as amended and supplemented as of the date of this Agreement. Except as would not constitute a Company Material Adverse Effect, each Material Contract (i) is in full force and effect, (ii) is a valid and binding agreement of the Company or a Company Subsidiary, as the case may be, and, to the Knowledge of the Company, of each party thereto, and (iii) is enforceable against the Company or a Company Subsidiary, as the case may be, and, to the Knowledge of the Company, against the other party or parties thereto, in each case, in accordance with its terms except as such enforceability may be limited by the Enforceability Exceptions. Except as would not constitute a Company Material Adverse Effect, the Company or the applicable Company Subsidiary has performed all obligations required be performed by it under the Material Contract, and is not (with or without notice or lapse of time or both) in breach or default thereunder and, to the Knowledge of the Company, no other party to any Material Contract is (with or without notice or lapse of time or both) in breach or default thereunder. To the Knowledge of the Company, as of the date of this Agreement, no material disagreements or disputes exist under any Material Contract, except such disagreements or disputes that would not have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has received, as of the date of this Agreement, any written notice from any counterparty to a Material Contract that such counterparty intends to terminate or not renew such Material Contract.

Section 4.15 Real Property.

(a) Section 4.15(a) of the Company Disclosure Schedule sets forth the address and current owner of each Owned Real Property. The Company or a Company Subsidiary has good and marketable indefeasible fee simple title to each Owned Real Property, free and clear of all Liens, except Permitted Liens. With respect to each Owned Real Property, except as would not constitute a Company Material Adverse Effect: (i) neither the Company nor any Company Subsidiary has leased, subleased, licensed or otherwise granted to any Person the right to use or occupy such Owned Real Property or any portion thereof; (ii) other than the right of Parent pursuant to this Agreement, there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof or interest therein, and (iii) to the Knowledge of the Company, there is no condemnation, expropriation or other proceeding in eminent domain pending, threatened, or affecting the Owned Real Property or any portion thereof or interest therein. Neither the Company nor any Company Subsidiary is party to any agreement or option to purchase any real property or interest therein.

(b) The Owned Real Property identified in Section 4.15(a) of the Company Disclosure Schedule comprises all of the real property used or intended to be used in, or otherwise related to, the business of the Company or any Company Subsidiary.

(c) Except as would not constitute a Company Material Adverse Effect, the buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property of the Company or Company Subsidiary used in the conduct of the business or the operations of the Company or any

Company Subsidiary are (i) in good operating condition and repair, subject to ordinary wear and tear and (ii) sufficient for the continued conduct of the Company’s business after the Closing in substantially same manner as conducted prior to the Closing.

(d) Neither the Company nor any Company Subsidiary is a party to any lease, sublease or license of real property.

Section 4.16 Environmental Laws. Except for matters that would not have a Company Material Adverse Effect, (a) each of the Company and the Company Subsidiaries is, and, since January 1, 2020 has been, in compliance with all applicable Environmental Laws and Permits required under Environmental Laws, (b) each of the Company and the Company Subsidiaries possesses all Permits required under applicable Environmental Laws for it to conduct its business as presently conducted, (c) neither the Company nor either Company Subsidiary is subject to any outstanding Order or Action regarding non-compliance with Environmental Laws or Permit required under Environmental Laws, (d) neither the Company nor either Company Subsidiary has received any written notice from a Government Authority or third-party alleging that the Company or the Company Subsidiaries are in violation of, or is a “potentially responsible party” under, any Environmental Law or Permit, which notice or allegation remains unresolved, and (e) to the Knowledge of the Company, there has been no Release of Materials of Environmental Concern caused by the Company or any Company Subsidiary on, under, or near the Owned Real Property that would reasonably be expected to result in any material liability to the Company or any Company Subsidiary under any Environmental Law.

Section 4.17 Material Customers and Suppliers. Section 4.17 of the Company Disclosure Schedule lists (a) the fifteen (15) largest suppliers of the Company and the Company Subsidiaries measured by dollar volume of spend for the fiscal year ended December 31, 2023 (each such supplier, a “Material Supplier”) and (b) the fifteen (15) largest customers of the Company and the Company Subsidiaries measured by dollar volume of revenue for the fiscal year ended December 31, 2023 (each such customer, a “Material Customer”). Except as would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect, between January 1, 2022 and the date of this Agreement, no Material Customer or Material Supplier has terminated or adversely modified its business relationship with the Company or any of the Company Subsidiaries, or notified the Company or the applicable Company Subsidiary (whether in writing or, to the Knowledge of the Company, orally) of its intention to terminate or adversely modify its business relationship with the Company or the applicable Company Subsidiary in any way, other than the expiration of such relationship in accordance with its terms.

Section 4.18 Insurance Policies. Except as would not have a Company Material Adverse Effect, all insurance policies of the Company and the Company Subsidiaries are in full force and effect, except for any expiration thereof in accordance with the terms thereof in the ordinary course, and all premiums due and payable thereon have been paid. Except as would not have a Company Material Adverse Effect, neither the Company nor any Company Subsidiary is in breach or default under any insurance policy of the Company or any Company Subsidiary and, to the Knowledge of the Company, no event has occurred which, with notice, or lapse of time or both, would constitute a breach or default under, or permit termination or modification of, any such policy. Since January 1, 2022, (a) no written notice of cancellation or termination has been received by the Company or any Company Subsidiary with respect to any insurance policy of the Company or any Company Subsidiary, in each case other than in connection with ordinary renewals, (b) there have been no material claims pending under any of the Company’s insurance policies and, to the Knowledge of the Company, no event has occurred that is reasonably expected to give rise to a material insurance claim and (c) there has been no claim under any of the Company’s insurance policies as to which coverage was questioned, denied or disputed by the underwriters of such policies, except as would not be material to the Company and the Company Subsidiaries, taken as a whole.

Section 4.19 Proxy Statement. None of the information included or incorporated by reference in the notice of meeting, proxy statement, and forms of proxy to be filed with the SEC in connection with the Merger (collectively, the “Company Proxy Statement”), will, at the time the Company Proxy Statement is filed with the

SEC in definitive form, at the time it (or any amendment or supplement thereto) is first disseminated to the Company’s stockholders, or at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Company Proxy Statement. The Company Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.

Section 4.20 Brokers. No broker, finder, investment banker, financial advisor or other similar Person, other than TD Securities (USA) LLC, the fees and expenses of which will be paid by the Company, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Affiliates.

Section 4.21  No Rights Agreement; Anti-Takeover Provisions. As of the date of this Agreement, the Company is not party to a stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan. Assuming the accuracy of the representations and warranties set forth in Section 5.7, no “fair price”, “moratorium”, “control share acquisition”, “interested stockholder” or other anti-takeover Law (including Section 203 of the DGCL) (each, a “Takeover Law”), or any comparable anti-takeover provisions of the Company Charter or the Company Bylaws, would reasonably be expected to restrict or prohibit the execution of this Agreement, each Party performing its obligations hereunder or the consummation of the Transactions.

Section 4.22 Related Party Transactions. No present or former officer, director or director nominee of the Company or any Person owning more than five percent (5%) of the Company Common Stock, and no family member of any of the foregoing that is a natural Person, is a party to any Contract with, or binding upon, the Company, any Company Subsidiary or any of their properties or assets, or has any material interest in any property owned, leased or occupied by the Company or any Company Subsidiary, or has engaged in any material transaction with any of the foregoing that would, in each such case, be required to be disclosed under Item 404 of Regulation S-K under the Exchange Act.

Section 4.23 Opinion of the Company’s Financial Advisor. The Company Board has received an opinion from TD Securities (USA) LLC to the effect that, as of the date of such opinion and based upon and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken set forth therein, the Merger Consideration to be received by holders of Company Common Stock (other than, as applicable, Parent, Merger Sub and their respective Affiliates) pursuant to this Agreement is fair, from a financial point of view, to such holders.

Section 4.24 No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Article IV, neither the Company nor any Person acting on its behalf makes any other express or implied representations or warranties with respect to (a) the Company or any Company Subsidiaries, any of their businesses, operations, assets, liabilities, condition (financial or otherwise), Affiliates or prospects, or any other matter relating to the Company or the Company Subsidiaries, or (b) the accuracy or completeness of any documentation, forecasts, or other information provided by the Company or any Person acting on its behalf to Parent, Merger Sub, any Affiliate of Parent, or any Person acting on any of their behalf.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT

AND MERGER SUB

Except as set forth in the disclosure schedule delivered by Parent to the Company prior to entering into this Agreement (the “Parent Disclosure Schedule”) (which shall be arranged in numbered and lettered sections corresponding to the numbered and lettered sections contained in this Article V, and it being acknowledged and agreed that the disclosure of any item in any section or subsection of the Parent Disclosure Schedule shall be deemed to qualify or apply to other sections or subsections of this Article V to the extent that it is reasonably apparent on the face of such disclosure that such disclosure also qualifies or applies to such other sections or subsections), Parent and Merger Sub jointly and severally hereby represent and warrant to the Company as follows:

Section 5.1 Organization. Parent is a limited liability company duly formed, validly existing, and in good standing under the Laws of the State of Delaware, and has all requisite company power and authority to own, lease, and operate its properties and assets and to carry on its business as now being conducted. Merger Sub is a limited liability company duly formed, validly existing, and in good standing under the Laws of the State of Delaware and has all requisite company power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted.

Section 5.2 Capitalization of Merger Sub.

(a) The membership interests of Merger Sub, all of which have been validly issued, are fully paid and nonassessable and are owned directly by Parent, free and clear of any Liens (other than Permitted Liens).

(b) Merger Sub has been formed solely for the purpose of the Transactions and, since its date of formation, has not carried on any business or conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto, and has not incurred any liabilities or obligations other than in connection with the Transactions and activities incidental to Merger Sub’s formation.

Section 5.3 Authority. Each of Parent and Merger Sub has full company power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance and compliance by Parent and Merger Sub with each of their respective obligations herein, and, following the adoption of this Agreement by Parent as the sole member of Merger Sub, the consummation by each of Parent and Merger Sub of the Transactions have been duly authorized by all necessary company actions on the part of each of Parent and Merger Sub. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming the due and valid authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, except as limited by the Enforceability Exceptions. No Takeover Laws apply or will apply to Parent or Merger Sub pursuant to this Agreement or the Transactions.

Section 5.4 Consents and Approvals; No Conflicts. Except as may be required under the applicable requirements of, the Exchange Act, the HSR Act, the DPA, ITAR, the DGCL, the DLLCA, the rules and regulations of Nasdaq, state securities laws, and applicable foreign and supranational Regulatory Laws, each as amended from time to time, neither the execution and delivery of this Agreement by Parent and Merger Sub nor the consummation by Parent and Merger Sub of the Transactions will (a) conflict with or violate any provision of the certificate of incorporation or bylaws, or similar organizational documents, of Parent, Merger Sub or any other Subsidiary of Parent, (b) require Parent, Merger Sub or any other Subsidiary of Parent to make any notice to, or filing with, or obtain any permit, authorization, consent or approval of, any Governmental Entity of competent jurisdiction, or (c) assuming compliance with the matters referred to in clause (b), (i) violate any Law applicable to Parent, Merger Sub or any other Subsidiary of Parent, or their respective properties or assets, (ii) violate, breach, require any consent by any Person under, constitute a default (or an event that, with or without notice, lapse of time or both, would constitute a default under), give rise to a right of termination or cancellation under, or accelerate the performance required by any Contract to which Parent, Merger Sub or any other Subsidiary of Parent is a party, or (iii) result in the creation or imposition of any Lien, other than any Permitted Lien, on any asset of Parent, Merger Sub or any other Subsidiary of Parent, with such exceptions, in the case of clauses (b) and (c) as would not materially impair the ability of Parent and Merger Sub to consummate, or would not prevent or materially delay, the consummation of the Transactions.

Section 5.5 Litigation. There is no Action pending or, to the Knowledge of Parent, threatened in writing against Parent or any of its Subsidiaries (including Merger Sub) or any of their respective properties or assets, that would materially impair the ability of Parent and Merger Sub to consummate, or would prevent or materially delay, the consummation of the Transactions. There is no Order imposed upon or, to the Knowledge of Parent, threatened in writing against Parent or any of its Subsidiaries (including Merger Sub) or any of their respective properties or assets, except for those that would not materially impair the ability of Parent and Merger Sub to consummate, or would not prevent or materially delay, the consummation of the Transactions.

Section 5.6 Sufficient Funds. Parent and Merger Sub have available to them, and will have available to them at the Effective Time, sufficient funds to pay the Required Payment Amount, to perform all of their respective obligations under this Agreement and to consummate the Merger and the other Transactions to be consummated by them. Parent’s and Merger Sub’s obligations under this Agreement are not subject to any conditions regarding Parent’s or Merger Sub’s ability to obtain financing for the consummation of the Merger or the other Transactions to be consummated by Parent or Merger Sub.

Section 5.7 No Ownership of Company Capital Stock. None of Parent, Merger Sub and any of their respective “affiliates” or “associates” is, or has been at any time during the past three (3) years, an “interested stockholder” of the Company (in each case, as such quoted terms are defined in Section 203 of the DGCL). Except as a result of this Agreement, neither Parent nor any of Parent’s Affiliates owns as of the date of this Agreement, or at all times as of immediately prior to the Effective Time, has owned, beneficially or otherwise, any shares of Capital Stock or any securities, Contracts or obligations convertible into or exercisable or exchangeable for shares of Capital Stock.

Section 5.8 Proxy Statement. None of the information with respect to Parent, Merger Sub or any of their respective Affiliates that has been supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Company Proxy Statement will, at the time it is filed with the SEC in definitive form, at the time it (or any amendment or supplement thereto) is first disseminated to the Company’s stockholders, or at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of the Company.

Section 5.9 Brokers. No broker, finder, investment banker, financial advisor or other similar Person, other than Jefferies LLC, the fees and expenses of which will be paid by Parent, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent, Merger Sub or any of their respective Affiliates.

Section 5.10 Solvency. Neither Parent nor Merger Sub is entering into this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Company or any of the Company Subsidiaries. Assuming (a) the satisfaction or waiver of the conditions set forth in Section 7.1, (b) the Company and the Company Subsidiaries, taken as a whole, are solvent immediately prior to the Effective Time, and (c) the representations and warranties of the Company contained in Article IV are true and correct (without giving effect to any “material,” “materiality,” “Material Adverse Effect,” “Knowledge,” or other similar qualifiers or exceptions contained therein), immediately after giving effect to the Transactions and the payment of the Required Payment Amount, the Surviving Corporation and its Subsidiaries, taken as a whole, will be Solvent. For purposes of this Section 5.10, the term “Solvent” means, with respect to any Person, as of the date of determination, (a) the sum of the assets, at a fair valuation, of such Person will exceed its debts, (b) such Person has not incurred debts beyond its ability to pay such debts as such debts mature, and (c) such Person does not have unreasonably small capital with which to conduct its business. For purposes of this Section 5.10, “debt” means any liability whether or not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured. For purposes of this Section 5.10, the amount of any unliquidated or contingent liabilities at any time shall be the maximum amount which, in light of all the facts and circumstances existing at such time, could reasonably be expected to become an actual or matured liability.

Section 5.11 Guarantee. Concurrently with the execution of this Agreement, Aperam has delivered to the Company the Guarantee, which has been duly and validly executed on behalf of Aperam. The Guarantee is in full force and effect and constitutes the valid, binding and enforceable obligation of Aperam in favor of the Company, enforceable by the Company in accordance with its terms, and Aperam is not in default of or breach under any of the terms or conditions of the Guarantee, and no event has occurred that, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default of Aperam under the Guarantee.

Section 5.12 No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Article V, none of Parent, Merger Sub nor any other Person makes or has made any other representation or warranty, express or implied, at law or in equity, in respect of Parent, Merger Sub or any of their respective Affiliates.

Section 5.13 Independent Investigation; Non-Reliance.

(a) Each of Parent and Merger Sub acknowledges that it and its Representatives have been furnished or given access to such books and records, facilities, equipment, Contracts and other assets of the Company which it and its Representatives have requested and it has conducted its own independent investigation of the Company and the Company Subsidiaries, their respective businesses and the Transactions and, based on the foregoing investigation, formed an independent judgment concerning the business, assets, condition, operations and prospects of the Company and the Company Subsidiaries to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement and the Transactions.

(b) Each of Parent and Merger Sub acknowledges that, except for such representations and warranties of the Company expressly set forth in Article IV (subject to the Company Disclosure Schedule), neither the Company nor any other Person makes or has made any representation or warranty, either express or implied, (i) as to the accuracy or completeness of any of the information provided or made available to Parent, Merger Sub, and/or any of their respective Representatives prior to the execution of this Agreement, (ii) with respect to any projections, forecasts, estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations, future cash flows or future financial condition of the Company heretofore delivered to or made available to each of Parent, Merger Sub or any of their respective Representatives or (iii) as to the materials relating to the business, assets or liabilities of the Company or the Company Subsidiaries made available to each of Parent and Merger Sub, including due diligence materials, memorandum or similar materials, or in any presentation of the business of the Company and the Company Subsidiaries by management of the Company or others in connection with the Transactions, and no statement contained in any such presentation shall in and of itself be deemed a representation or warranty hereunder or otherwise or deemed to be relied upon by each of Parent and Merger Sub in executing, delivering and performing this Agreement and the Transactions.

ARTICLE VI

COVENANTS

Section 6.1 Conduct of Business by the Company Prior to the Effective Time.

(a) During the period from the date of this Agreement until the Effective Time (or such earlier date on which this Agreement is terminated pursuant to Article VIII), except (i) with the prior written consent of

Parent (which consent shall not be unreasonably withheld, delayed or conditioned), (ii) as required by applicable Law or Order, (iii) to the extent necessary to comply with any obligation under the express terms of any Contracts made available to Parent on or prior to the date of this Agreement, (iv) as expressly contemplated by this Agreement, or (v) as otherwise set forth in Section 6.1(a) of the Company Disclosure Schedule, the Company shall, and shall cause the Company Subsidiaries to, use commercially reasonable efforts to (A) carry on their respective businesses in all material respects in the ordinary course of business, (B) maintain relationships with all Persons with whom the Company or any Company Subsidiary has material business relationships, (C) keep available the services of its executive officers and Key Employees, (D) maintain working capital at a normalized level consistent with past practice and (E) maintain inventory levels that are sufficient for the Company’s ordinary business needs consistent with past practice; provided, however, that no action by the Company or the Company Subsidiaries with respect to matters permitted by any provision of Section 6.1(b) shall be deemed a breach of this Section 6.1(a) unless such action would constitute a breach of such other provision of Section 6.1(b).

(b) Without limiting the generality of the foregoing, during the period from the date of this Agreement until the Effective Time (or such earlier date on which this Agreement is terminated pursuant to Article VIII), except (i) with the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned), (ii) as required by applicable Law or Order, (iii) to the extent necessary to comply with any obligation under the express terms of any Contracts made available to Parent on or prior to the date of this Agreement, (iv) as expressly contemplated by this Agreement, or (v) as otherwise set forth in Section 6.1(b) of the Company Disclosure Schedule, the Company shall not, and shall not permit any of the Company Subsidiaries to:

(A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock or equity interests;

(B) split, combine, subdivide, adjust, amend the terms of or reclassify any of its capital stock or equity interests;

(C) issue, deliver, sell, pledge, grant, transfer or otherwise encumber any shares of its capital stock or other equity securities or any option, warrant or other right to acquire or receive any shares of its capital stock or other equity securities, or redeem, purchase or otherwise acquire any shares of its capital stock or other equity securities, other than in connection with the exercise, vesting or settlement, as applicable, of Company Equity Awards outstanding as of the date of this Agreement or granted in accordance with this Agreement, including with respect to the satisfaction of Tax withholding and, with respect to Company Stock Options outstanding as of the date of this Agreement or granted in accordance with this Agreement, the payment of the exercise price;

(D) amend the certificate of incorporation or bylaws of the Company, or amend other similar organizational documents of any Company Subsidiaries;

(E) acquire (by merger, consolidation, purchase of stock or assets or otherwise) any company, corporation, entity, business or assets that constitute a business or any other business organization or any division of any Person;

(F) other than in the ordinary course of business, sell, lease, sublease, license, mortgage, pledge, encumber, allow to lapse, abandon, assign, disclaim, dedicate to the public, incur any Lien (other than Permitted Liens) on or otherwise dispose of, or authorize any of the foregoing with respect to (by merger, consolidation, sale of stock or assets or otherwise), any (i) entity, business or assets (excluding Owned Real Property) or (ii) material Company Intellectual Property; provided that the foregoing shall not prohibit the Company or any Company Subsidiary from granting non-exclusive licenses to the Company Intellectual Property in the ordinary course of business;

(G) (i) create, incur, repurchase, prepay or assume any indebtedness for borrowed money or issue or sell options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries, (ii) enter into any “keep well” or other Contract to maintain any financial statement or similar condition of another Person, (iii) make any loans, advances or capital contributions to or investments in any Person, or (iv) assume, guarantee, endorse or otherwise become liable or responsible for the indebtedness or other obligations of another Person, in the case of each of the foregoing clauses (i), (ii), (iii) and (iv), except in an amount that does not exceed $1,000,000 individually or $5,000,000 in the aggregate; provided that nothing in this Section 6.1(b)(G) shall restrict the Company or any Company Subsidiary from incurring indebtedness for working capital borrowings in an amount not to exceed $5,000,000 individually or, with respect to any working capital borrowing at the end of any fiscal quarter, $10,000,000 individually;

(H) merge, combine or consolidate the Company or any Company Subsidiaries with and into any other Person;

(I) adopt or enter into a plan of complete or partial liquidation, restructuring, capitalization, reorganization or dissolution;

(J) waive, settle (or propose to settle) or compromise (i) any Action pending or threatened against the Company or any Company Subsidiaries involving the payment of monetary damages by the Company or a Company Subsidiary of, (A) with respect to any matter relating to employment, environment, human resources, compliance and health and safety, an amount exceeding $500,000 individually (excluding (x) amounts that may be covered by insurance and as to which the applicable insurer has not disputed coverage and (y) legal costs and expenses), (B) with respect to any other commercial matter, an amount exceeding $1,000,000 individually (excluding (x) amounts that may be covered by insurance and as to which the applicable insurer has not disputed coverage and (y) legal costs and expenses), or (C) with respect to any matter not covered by the foregoing clauses (A) and (B), an amount exceeding $5,000,000 in the aggregate (excluding (x) amounts that may be covered by insurance and as to which the applicable insurer has not disputed coverage and (y) legal costs and expenses);

(K) except as required by any Company Benefit Plan or Collective Bargaining Agreement, (1) increase the compensation, the benefits, or any severance entitlements of any director, officer or Key Employee of the Company or any Company Subsidiaries, (2) adopt any plan or arrangement that would constitute a Company Benefit Plan or amend, modify or terminate any existing Company Benefit Plan, (3) take any action to accelerate the vesting, payment, or funding of any payment or benefit under any Company Benefit Plan, in each case, other than in the ordinary course or as would not materially increase the cost to the Company or any Company Subsidiary, or (4) make any changes to the roles and positions of any Key Employees (including hiring, dismissing or implementing changes to any roles or positions of any Key Employees, other than any dismissal of a Key Employee for cause) without first consulting with Parent in good faith;

(L) make any change in financial accounting methods, principles, policies or practices of the Company or any of the Company Subsidiaries, except insofar as may be required by GAAP (or any interpretation or enforcement thereof) or applicable Law;

(M) (1) make, change or revoke any material Tax election in a manner materially inconsistent with past practice, (2) settle or compromise any Tax liability for an amount materially in excess of the amount accrued or reserved therefor in the financial statements included in the Company SEC Documents, (3) file a material amendment with respect to any material Tax Return unless required by applicable Law, (4) adopt or change any method of Tax accounting or annual Tax accounting period, (5) enter into any “closing agreement” (within the meaning of Section 7121 of the Code) or Tax sharing or similar agreement relating to any material Tax liability, (6) agree to extend or waive the statute of limitations in respect of any material amount of Taxes (other than an extension in the ordinary course of business or as a result of the extension of the due date for filing any Tax Return), (7) file any income or other material Tax Return in a manner inconsistent with past practice unless required by applicable Law, or (8) surrender any right to claim a material Tax refund;

(N) other than in the ordinary course of business, enter into, amend, waive, release, assign, settle any rights, claims, or benefits under, or voluntarily terminate any Material Contract (or any other Contract that would be deemed a Material Contract if it had been entered into prior to the date of this Agreement);

(O) enter into or adopt any “poison pill” or similar stockholder rights plan;

(P) enter into, amend, or waive any rights under any Contract with, or make any payment to, any Affiliate of the Company or any other Person covered under Item 404 of Regulation S-K under the Exchange Act that would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Exchange Act (other than any payments pursuant to clause (K));

(Q) authorize, or make any commitment with respect to, capital expenditures that would exceed $250,000 individually or $18,000,000 in the aggregate;

(R) sell, lease, sublease, license, encumber or otherwise dispose of any Owned Real Property; or

(S) agree, resolve, announce an intention, enter into any Contract or otherwise make any commitment to take, any of the foregoing actions.

(c) Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company or any Company Subsidiaries prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over the Company and the Company Subsidiaries’ respective operations.

Section 6.2 Acquisition Proposals.

(a) Immediately following the execution of this Agreement, the Company shall cease any discussions or negotiations with any Person that may be ongoing with respect to an Acquisition Proposal. Except as permitted by this Section 6.2, during the period from the date of this Agreement until the Effective Time (or such earlier date on which this Agreement is terminated pursuant to Article VIII), the Company shall not, and shall cause the Company Subsidiaries not to, and shall instruct its and their respective directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives (collectively, “Representatives”) not to, directly or indirectly (i) solicit, initiate, knowingly facilitate or knowingly encourage the submission of any Acquisition Proposal or any inquiries, proposal or offers that would reasonably be expected to lead to any Acquisition Proposal, (ii) enter into, continue or participate in any discussions or negotiations regarding, or furnish to any Person any non-public information in connection with, any inquiries, proposals or offers that constitute, or would reasonably be expected to lead to, an Acquisition Proposal (other than to state that the Company is not permitted to have discussions and to refer such Person to the provisions of this Agreement and to clarify the terms of any such Acquisition Proposal), or (iii) execute or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option or other similar agreement with respect to, or that is intended to result in, or would reasonably be expected to lead to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement) (an “Alternative Acquisition Agreement”); provided, however, that, if prior to the Effective Time, following the receipt of any bona fide Acquisition Proposal that the Company Board determines in good faith either constitutes a Superior Proposal or would be reasonably expected to lead to a Superior Proposal, and the Company Board (or a committee thereof) determines in good faith, after consultation with outside legal counsel, that a failure to take action with respect to such Acquisition Proposal would be inconsistent with its fiduciary duties (it being understood that, for all purposes of this Agreement, references to fiduciary duties of the Company Board shall include the duties of individual directors under the DGCL) to the Company and its stockholders under applicable Law, the Company may, in response to such Acquisition Proposal, and subject to compliance with Section 6.2(b) and Section 6.2(e),

(i) furnish information with respect to the Company to the party making such Acquisition Proposal (including their respective Representatives and prospective equity and debt financing sources) pursuant to a confidentiality agreement that contains terms that are no less restrictive in the aggregate to the counterparty than those contained in the Confidentiality Agreement, it being understood that such confidentiality agreement need not contain any standstill or similar provision (an “Acceptable Confidentiality Agreement”) and (ii) engage or participate in discussions or negotiations with such party regarding such Acquisition Proposal. The Company shall provide to Parent any non-public information concerning the Company or any of the Company Subsidiaries provided by the Company or any Company Subsidiary to any Person entering into an Acceptable Confidentiality Agreement pursuant to this Section 6.2(a) that has not been previously provided to Parent prior to or substantially concurrently with the time it is provided to such Person. It is understood and agreed that any contacts, disclosures, discussions or negotiations permitted under this Section 6.2(a) shall not constitute a Change of Recommendation or otherwise constitute a basis for Parent to terminate this Agreement pursuant to Section 8.4.

(b) Except as set forth in this Section 6.2(b) or in Section 6.2(d), neither the Company Board nor any committee thereof shall (i) withhold, withdraw, qualify or modify (or publicly propose to withhold, withdraw, qualify or modify), in each case in a manner adverse to Parent, the Company Recommendation, (ii) fail to include the Company Recommendation in the Company Proxy Statement that is disseminated to the Company’s stockholders; (iii) adopt, approve or recommend or endorse or otherwise declare advisable, or publicly propose to adopt, approve or recommend, any Acquisition Proposal; (iv) submit any Acquisition Proposal or any matter related thereto to the vote of the stockholders of the Company; (v) enter into any Alternative Acquisition Agreement, or (vi) authorize, commit, resolve or agree to take any such actions (any of the foregoing, a “Change of Recommendation”).

(c) Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, prior to the receipt of the Company Stockholder Approval, (x) if an Intervening Event occurs and the Company Board determines in good faith, after consultation with the Company’s outside legal counsel, that failure to effect a Change of Recommendation in light of such Intervening Event would be inconsistent with its fiduciary duties under applicable Law (it being understood that, for all purposes of this Agreement, references to the fiduciary duties of the Company Board shall include the duties of the individual directors under the DGCL), the Company Board may effect a Change of Recommendation contemplated by clauses (i) or (ii) of the definition thereof or (y) if the Company receives, directly or indirectly through one or more of its Representatives, a written, bona fide Acquisition Proposal that did not result from a breach of this Section 6.2, that the Company Board determines in good faith, after consultation with the Company’s outside financial advisor and outside legal counsel, constitutes a Superior Proposal, the Company Board may effect a Change of Recommendation and/or terminate this Agreement pursuant to Section 8.3(a) in order to enter into an Alternative Acquisition Agreement providing for such Superior Proposal, and, in the case of either clause (x) or (y) of this Section 6.2(c):

(i) the Company shall have provided prior written notice to Parent, at least four (4) Business Days in advance, that it intends to effect a Change of Recommendation, which notice shall not constitute a Change of Recommendation (a “Change Notice”) and/or terminate this Agreement subject to the payment of the Company Termination Fee pursuant to Section 8.3(a), which notice shall specify (except to the extent prohibited by applicable Law or Contract in effect as of the date of this Agreement) (A) in the case of a Superior Proposal, the material terms thereof, which shall include (at a minimum) all of the information that is specified in Section 6.2(e), along with a copy of any proposed agreement in respect of such Superior Proposal (or, if there is no such proposed agreement, a written summary of the material terms and conditions of such Superior Proposal); or (B) in the case of an Intervening Event, reasonable detail regarding the Intervening Event;

(ii) after providing such notice and prior to effecting such Change of Recommendation and/or terminating this Agreement pursuant to Section 8.3(a), the Company shall have caused its Representatives to be available to negotiate with Parent and Merger Sub in good faith (to the extent Parent and Merger Sub desire to negotiate) during such four (4) Business Day period (the “Notice Period”) to make such adjustments to the terms and conditions of this Agreement as would obviate the need for the Company to effect a Change of Recommendation and/or terminate this Agreement pursuant to Section 8.3(a); and

(iii) following the end of the Notice Period, the Company Board shall have determined in good faith, after consultation with the Company’s outside legal counsel and, with respect to clause (A) below, the Company’s financial advisor, after considering the terms of any changes or amendment to this Agreement proposed in writing by Parent in response to the Change Notice, that (A) the Acquisition Proposal received by the Company Board still constitutes a Superior Proposal or (B) in the case of an Intervening Event, the failure of the Company Board to effect a Change of Recommendation would be inconsistent with its fiduciary duties to the Company and its stockholders under applicable Law.

(iv) any amendment to the financial terms or any other material amendment to the terms of a Superior Proposal shall require the Company to deliver a new Change Notice and the Company shall be required to comply again with the requirements of clauses (i) – (iii) above; provided, however, that subsequent to the initial Notice Period, the Notice Period shall be reduced to two (2) Business Days following receipt by Parent of any such new Change Notice.

(d) Nothing contained in this Section 6.2 or elsewhere in this Agreement shall be deemed to prohibit the Company, Company Board or any committee thereof from (i) making any disclosure to the Company’s stockholders if, in the good faith judgment of the Company Board, after consultation with the Company’s outside legal counsel, failure to make such disclosure would be inconsistent with its fiduciary duties to the Company and its stockholders under applicable Law, (ii) complying with its disclosure obligations under applicable Law or Nasdaq rules, including taking and disclosing to its stockholders a position or recommendation contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act (or any similar communication to stockholders) or (iii) making any “stop-look-and-listen” communication to stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communications to stockholders of the Company, including any such similar communication in response to an Acquisition Proposal that is not a tender offer or exchange offer). It is understood and agreed that any “stop-look-and-listen” or similar communication permitted under clause (iii) of this Section 6.2(d) shall not constitute a Change of Recommendation or otherwise constitute a basis for Parent to terminate this Agreement pursuant to Section 8.4. The Company shall in no event be deemed to violate this Section 6.2 as a result of responding to any unsolicited proposal or inquiry solely by advising the Person making such proposal or inquiry of the terms of this Section 6.2 and to referring such Person to the provisions of this Agreement.

(e) The Company shall promptly (and, in any event, within twenty-four (24) hours) notify Parent in writing if, from and after the date of this Agreement, (A) any Acquisition Proposal or any inquiry, proposal or offer concerning an Acquisition Proposal is received by the Company, any of the Company Subsidiaries or any of its or their respective Representatives, indicating (except to the extent prohibited by applicable Law or Contract in effect as of the date of this Agreement) the material terms and conditions of any such Acquisition Proposal or (B) any discussions or negotiations sought to be initiated or continued with the Company, any Company Subsidiary or any Representatives of the Company concerning an Acquisition Proposal has occurred or commenced. The Company will, in person or by telephone, keep Parent reasonably informed on a reasonably prompt basis (and in any event within twenty-four (24) hours of any material development) of the status, discussions or negotiations and details (including with respect to any change in price, any change in the amount or form of consideration, or any other material amendments) of any such Acquisition Proposal or other inquiry, proposal or offer concerning an Acquisition Proposal. The Company shall promptly, and in any event within twenty-four (24) hours, following a determination by the Company Board (or any committee thereof) that an Acquisition Proposal is a Superior Proposal, notify Parent of such determination.

(f) Notwithstanding anything to the contrary contained in this Agreement, the Company shall be permitted to terminate, waive, amend or release any provision of any confidentiality, “standstill” or similar obligation of any Person (and doing so shall not deemed to violate this Section 6.2) solely to the extent necessary to allow a confidential Acquisition Proposal to be made to the Company or the Company Board (or any committee thereof) so long as (i) the Company Board determines in good faith after consultation with their outside legal counsel that failure to take such action would be inconsistent with its fiduciary duties to the

Company and its stockholders under applicable Law and (ii) the Company promptly (and in any event within twenty-four (24) hours) following the determination of the Company Board as required by the foregoing subclause (i) of this Section 6.2(f) notifies Parent of any such termination, waiver, amendment or release.

Section 6.3 Proxy Statement; Company Stockholders’ Meeting.

(a) As promptly as reasonably practicable following the date of this Agreement, and in any event within twenty (20) Business Days, the Company shall prepare and file with the SEC the Company Proxy Statement in preliminary form. Each of the Company, Parent and Merger Sub shall furnish all information concerning itself and its Affiliates that is required to be included in the Company Proxy Statement or that is customarily included in proxy statements prepared in connection with transactions of the type contemplated by this Agreement, and each Party covenants that none of the information supplied or to be supplied by it for inclusion or incorporation in the Proxy Statement will, at the time it is filed with the SEC in definitive form, at the time it (or any amendment or supplement thereto) is first disseminated to the Company’s stockholders, or at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company shall cause the Company Proxy Statement to comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Each of the Company and Parent shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments of the SEC with respect to the Company Proxy Statement. Within five (5) Business Days of the Proxy Statement Clearance Date, the Company shall establish a record date for the Company’s Stockholders’ Meeting and shall commence mailing the definitive Proxy Statement to the Company’s stockholders. Except to the extent that the Company Board shall have effected a Change of Recommendation in accordance with Section 6.2(c), the Company Proxy Statement shall include the Company Board Recommendation. The Company shall promptly (and, in any event, within twenty-four (24) hours) notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Company Proxy Statement and shall promptly provide Parent with a copy of all written correspondence between the Company or any Representatives of the Company, on the one hand, and the SEC or its staff, on the other hand, with regard to the Company Proxy Statement. The Company shall give Parent and its outside counsel a reasonable opportunity to review and comment on the Company Proxy Statement, including all amendments and supplements thereto, prior to filing such documents with the SEC or disseminating such documents to holders of Shares and a reasonable opportunity to review and comment on all responses to requests for additional information and shall in good faith consider all reasonable changes suggested by Parent. If, at any time prior to the Company Stockholders’ Meeting, the Company or Parent should discover any information relating to the Company, Parent or any of their respective Affiliates, officers or directors that should be set forth in an amendment or supplement to the Company Proxy Statement, so that the Company Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the Party that discovers such information shall promptly notify the other Parties, and an appropriate amendment or supplement describing such information shall be filed with the SEC by the relevant Party and, to the extent required by applicable Law, disseminated to the stockholders of the Company.

(b) Unless this Agreement is validly terminated pursuant to Article VIII, the Company shall, as promptly as reasonably practicable after the Proxy Statement Clearance Date, duly call, give notice of, convene and hold the Company Stockholders’ Meeting; provided that the Company Stockholders’ Meeting shall not be initially scheduled to occur later than sixty (60) days following the date on which the Company Proxy Statement is first mailed to the Company’s stockholders. The Company shall not, without the prior written consent of Parent, adjourn or postpone, cancel, recess or reschedule the Company Stockholders’ Meeting; provided, however, that the Company may postpone or adjourn the Company Stockholders’ Meeting: (i) with the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed; (ii) if a quorum of the Company Stockholder’s Meeting has not been established; (iii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure that the Company has determined in good faith after consultation with outside counsel is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Company Stockholders’ Meeting; (iv) to allow reasonable additional time to solicit additional proxies, if and to the extent the Company reasonably believes the requisite Company Stockholder Approval would not otherwise be obtained; or (v) if required by Law; provided, further, that any such postponement or adjournment shall not, in the aggregate, exceed twenty-five (25) calendar days without the prior written consent of Parent. The Company shall, upon the reasonable request of Parent, advise Parent at least on a daily basis on each of the last seven (7) Business Days prior to the date of the Company Stockholders’ Meeting as to the aggregate tally of proxies received by the Company with respect to the Company Stockholder Approval.

(c) The Company shall use its reasonable best efforts to solicit from its stockholders’ proxies in favor of the adoption of this Agreement, and to take all other actions necessary or advisable to secure the Company Stockholder Approval. Without limiting the generality of the foregoing, if, at the time of the originally scheduled date of the Company Stockholders’ Meeting, a quorum has not been established or the Company has not received proxies representing a sufficient number of Shares for the Company Stockholder Approval, then the Company shall, at the request of Parent (to the extent permitted by Law), adjourn the Company Stockholders’ Meeting to a date specified by Parent; provided that the Company shall not be required pursuant to this sentence to adjourn the Company Stockholders’ Meeting more than two (2) times or for more than twenty (20) Business Days in the aggregate from the originally scheduled date of the Company Stockholders’ Meeting. Without the prior written consent of Parent, the adoption of this Agreement and the matters related to this Agreement and the Transactions shall be the only matters that the Company shall propose to be acted on by the stockholders of the Company at the Company Stockholders’ Meeting. The Company agrees that, unless this Agreement shall have been validly terminated in accordance with Article VIII, the Company’s obligations to hold the Company Stockholders’ Meeting pursuant to this Section 6.3 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal or by any Change of Recommendation.

Section 6.4 Reasonable Best Efforts; Filings; Other Actions.

(a) Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties shall, and shall cause its respective Affiliates to, use its respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper, or advisable to consummate and make effective, and to satisfy all conditions to, the Transactions, as expeditiously as reasonably practicable, including: (i) causing each of the conditions to the Merger set forth in Article VII to be satisfied, in each case, as promptly as practicable after the date of this Agreement, (ii) obtaining (and cooperating with the other Party or Parties, as the case may be, to obtain) any consent, authorization, order or approval of, or any exemption or waiver by, any Governmental Entity and any other Person that is required to be obtained by Parent or the Company or any of their respective Subsidiaries in connection with the Transactions, provided that in no event shall the Company or any of the Company Subsidiaries be required to pay prior to the Effective Time any fee, penalty or other consideration to any third party to obtain any such consent, authorization, order, approval, exemption, or waiver, except (A) as may be expressly required by the terms of the applicable Contract with such third party providing for such consent, authorization, order, approval, exemption, or waiver or (B) for de minimis administrative fees, and (iii) executing and delivering any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement.

(b) Notwithstanding anything to the contrary contained in this Agreement, Parent shall, and shall cause its Affiliates to, take any and all steps and actions reasonably necessary to avoid or eliminate impediments or objections, if any, that may be asserted with respect to the Transactions under any applicable Regulatory Laws so as to enable the Parties to consummate the Transactions as promptly as practicable, but in no event later than the Outside Date, including (i) proposing, negotiating, committing to and effecting, by consent decree, hold separate orders or otherwise, the sale, divesture, licensing or disposition of any of the assets, properties or businesses of the Company Subsidiaries, (ii) accepting any operational limitations or otherwise taking or committing to take any actions that after the Effective Time would limit the freedom of action of Parent or any of its Affiliates with respect to, or its or their ability to retain, one or more of the businesses, product lines or assets of Parent or any of its Subsidiaries, or the assets, properties or businesses of the Company or the Company Subsidiaries, or (iii) entering into such other arrangements, in each case as may be necessary or advisable in order to avoid the entry of, the commencement of litigation seeking the entry of, or to effect the lifting or dissolution of, any injunction, temporary restraining order, or other order in any suit or proceeding, which would otherwise have the effect of preventing or delaying the Effective Time, provided that in no event shall Parent be required to take or agree or commit to any action that would, in the reasonable good faith judgment of Parent, be reasonably likely to give rise to a Burdensome Condition. For the avoidance of doubt, notwithstanding anything to the contrary contained in this Agreement, in no event shall Parent or any of its Affiliates be required to become subject, consent or agree to, or otherwise take any action with respect to, any divestiture of assets or a business of Parent or any of its Affiliates. In addition, Parent shall defend through litigation on the merits any claim asserted in court, or in an administrative hearing before a Governmental Entity, by any party, in order to avoid entry of, or to have vacated or terminated, any Order (whether temporary, preliminary or permanent) that would restrain, prevent, or delay the consummation of the Transaction. In no event shall the Company or any of its controlled Affiliates be required under this Section 6.4 to agree to any material term, condition, obligation, restriction, requirement, limitation, qualification, remedy or other action imposed, required or requested by any Governmental Entity in connection with its grant of any permits, approvals, waivers, and actions or nonactions with respect to the Transactions, unless such term, condition, obligation, restriction, requirement, limitation, qualification, remedy or other action imposed is binding on the Company or any of its controlled Affiliates only in the event that the Closing occurs.

(c) Subject to Section 6.4(e), each of the Parties shall use its reasonable best efforts to: (i) cooperate in all respects with each other in connection with any filing or submission with a Governmental Entity in connection with the Transactions and in connection with any investigation or other inquiry by or before a Governmental Entity relating to the Transactions, (ii) supply the other Party or Parties, as the case may be, with any information that may be required by such other Party or Parties in order to effectuate the taking of such actions, (iii) promptly inform the other Party or Parties, as the case may be, of any communication from any Governmental Entity regarding any of the Transactions and, upon request, provide copies of any written communications, correspondence and filings with, any Governmental Entity, and (iv) consult and cooperate with, and consider in good faith the views of, one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party in connection with proceedings under the HSR Act or the Regulatory Laws of any other Governmental Entity. If the Parties receive a request for additional information or documentary material from any Governmental Entity with respect to the Transactions, then each Party shall use its reasonable best efforts to make, or cause to be made, after consultation with the other Party or Parties, as the case may be, an appropriate response in compliance with such request as soon as reasonably practicable and in any event so as to allow the closing of the Transactions prior to the Outside Date. Neither Parent nor the Company shall participate independently in any meeting with a Governmental Entity without providing reasonable advance notice to the other Party and an opportunity to attend and participate in such meeting. Notwithstanding anything in this Agreement to the contrary, Parent shall, on behalf of the Parties, control and lead all communications and strategy relating to any process with any Governmental Entity which relate to the Transactions; provided that Parent shall consult with, and consider in good faith the views of, the Company with respect to such communications and strategy. The Company shall not commit to or agree (or permit any of its Affiliates to commit to or agree) with any Governmental Entity to stay, toll, or extend any applicable waiting period or review period under the HSR Act or other applicable Regulatory Laws or refrain from closing the Transactions without the prior written consent of Parent.

(d) Without limiting the generality of the undertakings pursuant to Section 6.4(a), the Parties shall: (i) provide, or cause to be provided, as promptly as reasonably practicable, to Governmental Entities with jurisdiction over the Regulatory Laws, information and documents requested by any such Governmental Entity as necessary, proper, or advisable to permit consummation of the Transactions, including preparing and filing any notification and report form and related material required under the HSR Act, the DDTC Notification, a CFIUS Declaration and/or CFIUS Notice if deemed necessary or desirable by the Parties pursuant to Section 6.4(g)(i), and any additional consents and filings required under any other Regulatory Laws as promptly as practicable following the date of this Agreement (provided, that in the case of the filing under the HSR Act, such filing shall be made within twenty (20) Business Days of the date of this Agreement; provided further, that, if any changes in the applicable regulations under the HSR Act that may impact the content or preparation of the filing under the HSR Act become effective between the date of this Agreement and the date of filing pursuant to the HSR Act, the Parties shall instead file or cause to be filed any required filings under the HSR Act as promptly as reasonably practicable after such changes become effective) and thereafter to respond as promptly as practicable to any request for additional information or documentary material that may be made under the HSR Act or any other applicable Regulatory Laws and (ii) subject to the terms set forth in Section 6.4(a), take such actions as are necessary or advisable to obtain prompt approval of the consummation of the Transactions by any Governmental Entity or expiration of any applicable waiting periods. Parent acknowledges and agrees that it shall pay and shall be solely responsible for all filing fees under the HSR Act and any additional consents and filings required under any other Regulatory Laws.

(e) Each Party may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other Party under this Article VI as “Counsel Only Material”. Such materials and the information contained therein shall be given only to the outside counsel of the recipient and mutually designated in-house counsel and will not be disclosed by such outside counsel or in-house counsel to directors, officers, other employees, potential financing sources or other representatives of the recipient unless express permission is obtained in advance from the source of the materials or its outside legal counsel. Notwithstanding anything to the contrary in this Agreement, materials provided to the other Party or its outside legal counsel may be redacted as necessary to: (i) comply with contractual arrangements or Applicable Law; (ii) protect legal privilege or confidentiality; and (iii) remove any information not reasonably relevant to the assessment of the Transactions.

(f) If, no later than five (5) Business Days prior to the Closing Date, (i) the United Kingdom Competition and Markets Authority (the “CMA”) has sent an inquiry letter or any other questions to any Party in respect of the Transactions; or (ii) the CMA has commenced, or given notice to any Party that it intends to commence, a merger investigation in respect of the Transactions, the obligations of the Parties to consummate the Transactions shall be conditional upon the CMA confirming in writing to Parent that either: (x) it has no further questions in respect of the Merger (and that it has not otherwise opened or confirmed that it intends to open an investigation into the Merger); or (y) if the CMA opens an investigation, the CMA shall have concluded on terms reasonably satisfactory to Parent that the Merger (and any matter therefrom) will not be subject to a reference (or any matter arising therefrom) under Section 33 of the Enterprise Act 2002.

(g) With respect to determining whether obtaining CFIUS Clearance is necessary or desirable, and if so, obtaining CFIUS Clearance, the Parties shall do the following:

(i) Parent and the Company shall jointly prepare and submit to CFIUS a request for preliminary consultations regarding the Transactions, which request shall be submitted within twenty (20) Business Days of the date of this Agreement (unless otherwise agreed by the Parties), and shall, as promptly as practicable thereafter, engage in such preliminary consultations (in person or telephonic) with CFIUS regarding the Transactions.

(ii) No later than the earlier of the fifteenth (15th) Business Day after the initial meeting with CFIUS or the fifth (5th) Business Day after either (A) CFIUS requests that the Parties submit a filing concerning the Transactions in accordance with the DPA or (B) the Parties agree that CFIUS has no further comments or questions concerning the Transactions, the Parties shall mutually determine whether or not obtaining CFIUS Clearance is necessary or desirable, but in case of disagreement between the Parties, the Parties shall adopt the most reasonable approach with respect to the risk that CFIUS Clearance is necessary or desirable. If the Parties so mutually determine that obtaining CFIUS Clearance is necessary or desirable, Parent and the Company shall, and shall cause their respective Affiliates to, take all actions and do, or cause to be done, all things necessary to obtain CFIUS Clearance, including (x), within fifteen (15) Business Days of the date of such determination, preparing and submitting to CFIUS a CFIUS Declaration in accordance with the DPA and (y) providing to CFIUS any information requested by CFIUS within the timeframes set forth in the DPA or such other timeframes as CFIUS may require.

(iii) If CFIUS shall have issued written notification to Parent and the Company that CFIUS has completed its assessment of the Transactions and CFIUS has reason to believe the Transactions may raise national security concerns and requests that Parent and the Company file a CFIUS Notice, notwithstanding any provisions of this Agreement to the contrary, Parent and the Company shall, and shall procure that their respective Affiliates shall, take all actions and do, or cause to be done, all things necessary to obtain CFIUS Clearance, including the following:

(A) Within twenty (20) Business Days after the date of CFIUS’s written notification to Parent and the Company (unless otherwise agreed by the Parties), Parent and the Company shall prepare and submit to CFIUS a draft CFIUS Notice in accordance with the DPA.

(B) Promptly after receipt of confirmation that CFIUS has no further comments on the draft CFIUS Notice, Parent and the Company shall prepare and submit to CFIUS a formal, certified CFIUS Notice in accordance with the DPA.

(C) The Parties shall provide any information requested by CFIUS within the timeframes set forth in the DPA or such other timeframes as CFIUS may require.

(D) The Parties shall enter into a mitigation agreement, letter of assurance, national security agreement, or other similar arrangement or agreement, and provide any other assurances as may be required by CFIUS as a condition of CFIUS Clearance, provided that notwithstanding the foregoing or any other provision of this Agreement to the contrary, neither Parent nor the Company shall be required to, and neither Parent nor the Company shall, or shall permit its respective Affiliates to, without the prior written consent of the other Party, take or agree to any action, condition, or restriction to obtain CFIUS Clearance that would, or would reasonably be expected to, result in a Burdensome Condition.

(iv) Parent and the Company shall cooperate in all respects and consult with the other Party in connection with obtaining CFIUS Clearance, including by (A) allowing the other Party to have a reasonable opportunity to review in advance and comment on drafts of filings and submissions; (B) promptly informing each of the other Party of any substantive communication received by such Party from, or given by such Party to, CFIUS, by promptly providing copies to the other Party of any such written communications, except as (x) prohibited by any applicable Law, (y) requested by CFIUS to remain confidential from each such other Party, or (z) exempt from disclosure to the other Party pursuant to other provisions of this Agreement; and (C) permit each such other Party a reasonable opportunity to review in advance any substantive communication that it gives to, and consult with each other in advance of any meeting, scheduled substantive phone call, or conference with CFIUS. Notwithstanding the foregoing sentence, each of clauses (A), (B), and (C) of such sentence shall be subject to confidentiality considerations contemplated by the DPA or required by CFIUS and each Party having the right to redact personally identifying information or business confidential information, which such Party (x) shall provide separately to CFIUS if and as required by CFIUS, (y) may provide separately to CFIUS, as determined in the sole discretion of such Party; and (z) may provide separately, as determined in the sole discretion of such Party, to outside counsel for the other Party on an outside counsel-only basis.

Section 6.5 Access and Reports.

(a) Subject to applicable Law and Section 6.1(c), from and after the date of this Agreement to the Effective Time or the earlier termination of this Agreement, upon reasonable prior written notice and subject to applicable Laws relating to the exchange of information, the Company shall, and shall cause the Company Subsidiaries to, afford to Parent, Merger Sub and their Representatives, reasonable access, during normal business hours, to its officers, employees, properties, offices and other facilities, books, Contracts and records or furnish as promptly as practicable to Parent such information concerning the business, properties, Contracts, assets, liabilities, personnel and other aspects of the Company and the Company Subsidiaries as Parent or its Representatives may reasonably request; provided, that (i) the foregoing shall not require the Company or any of the Company Subsidiaries to permit any access, or disclose any information, that (A) would violate any of its obligations with respect to confidentiality in effect as of the date of this Agreement, (B) would result in the loss or waiver of any attorney-client privilege or other privilege or trade secret protection or the work product doctrine, (C) would result in a breach of a Contract to which the Company or any of the Company Subsidiaries are bound as of the date of this Agreement, or (D) is related to the negotiation and execution of this Agreement or to transactions potentially competing with or alternative to the Transactions or proposals from other third parties relating to any competing or alternative transactions (including Acquisition Proposals) and the actions of the Company Board with respect to any of the foregoing, whether prior to or after execution of this Agreement (in each case, other than any information that the Company is required to provide in accordance with Section 6.2(e)); provided, further, that, in the case of the foregoing clause (A), the Company shall use commercially reasonable efforts to provide such access or disclosure in a manner that does not violate any such obligations with respect to confidentiality, in the case of the foregoing clause (B), the Company shall use its commercially reasonable efforts to allow for such access or disclosure (or as much of it as possible) in a manner that would not result in a loss of such privilege, including to the extent requested by Parent and if applicable, by entering into a customary joint defense agreement that would alleviate such loss of privilege and, in the case of the foregoing clause (C), the Company shall use its commercially reasonable efforts to obtain waivers of any such restrictions and (ii) any such access afforded to Parent, Merger Sub and their Representatives shall not unreasonably interfere with the normal business and operations of the Company and the Company Subsidiaries. Nothing in this Section 6.5(a) will be construed to require the Company, any Company Subsidiaries or any of their respective Representatives to prepare any reports, analyses, appraisals, opinions or other information. All requests for access pursuant to this Section 6.5(a) must be directed to the General Counsel of the Company, any other person listed in Section 6.5(a) of the Company Disclosure Schedule or another person designated in writing by the Company.

(b) Each of Parent and Merger Sub shall, and shall cause their respective Representatives and Affiliates to, hold and treat in confidence all documents and information concerning the Company and the Company Subsidiaries furnished to Parent or Merger Sub or their respective Representatives, financing sources or Affiliates in connection with the Transactions in accordance with that certain letter agreement regarding Confidential Information and Evaluation Material, dated May 1, 2024, between Aperam S.A. and the Company (the “Confidentiality Agreement”) as if all such documents and information were Confidential Information (as defined in the Confidentiality Agreement), which Confidentiality Agreement shall remain in full force and effect in accordance with its terms, subject to the terms of this Agreement, and shall apply to Parent and Merger Sub as if they were direct parties thereto. Notwithstanding any other provision of this Agreement, Parent agrees that it will not, and will cause its Representatives not to, prior to the Effective Time, use any information obtained pursuant to this Section 6.5 for any competitive or other purpose unrelated to the consummation of the Transactions.

(c) Each Party will give prompt notice to the other Party or Parties, as the case may be, of, subject to any restrictions under any Regulatory Law, any notice or other communication received by such Party from any Governmental Entity in connection with the Transactions or from any Person alleging that the consent of such Governmental Entity or Person is or may be required in connection with the Transactions, if the subject matter of such communication or the failure of such Party to obtain such consent would reasonably be expected to be material to the Company, the Surviving Corporation or Parent. The delivery of any notice pursuant to this

Section 6.5(c) shall not cure any breach of any representation, warranty or covenant in this Agreement or otherwise limit or affect the remedies available hereunder to any Party.

Section 6.6 Publicity; Communications. The Parties agree that each Party shall consult with the other Parties, and give each other the opportunity to review and comment, prior to issuing the initial press release of each Party regarding the Transactions and thereafter until the Effective Time, each Party shall continue to consult with the other Parties, and give each other the opportunity to review and comment, prior to issuing any press releases or otherwise making public announcements or filings with respect to the Transactions, except to the extent (i) the press release or public statement contains information that is consistent with each Party’s initial press release referred to in the preceding sentence or any other release or public statement previously issued or made in accordance with this Section 6.6 or (ii) public disclosure is required by applicable Law or Nasdaq rules, in which case the issuing Party shall use its reasonable efforts to consult with the other Party before issuing any press release or making any such public statements, except no Party shall be required to consult with any other Party respect to communications with respect to, or following, any Change of Recommendation and except to the extent disclosed in or materially consistent with the Company Proxy Statement.

Section 6.7 Employee Matters.

(a) During the period commencing on the Effective Time and ending on the first (1st) anniversary of the Closing Date, each employee of the Company and the Company Subsidiaries (other than employees whose terms and conditions of employment are governed by a Collective Bargaining Agreement) who remains employed by the Surviving Corporation and its Subsidiaries (the “Continuing Employees”) shall receive from Parent, the Surviving Corporation or an Affiliate thereof (i) an annual rate of salary or wages that is no less favorable than the annual rate of salary or wages provided to such employee by the Company or the Company Subsidiaries as of immediately prior to the Effective Time, (ii) short-term annual incentive opportunity (excluding any equity or long-term incentive compensation) that is no less favorable in the aggregate than the short-term annual incentive opportunity provided by the Company and the Company Subsidiaries to such employee as of immediately prior to the Effective Time, and (iii) employee benefits (excluding any post-retiree health and welfare benefits except as otherwise provided in connection with severance benefits described in Section 6.7(b) below) that are no less favorable in the aggregate than the employee benefits provided by the Company and the Company Subsidiaries to such employee as of immediately prior to the Effective Time.

(b) Without limiting the foregoing, for a period commencing on the Closing Date and ending on the first (1st) anniversary of the Closing Date, Parent or the Surviving Corporation, as applicable, shall provide or cause to be provided, to each Continuing Employee severance payments and benefits that are no less favorable than the severance payments and benefits for which such Continuing Employee was eligible (including under any Contract or Company Benefit Plan or in accordance with the Company’s past practice) immediately prior to the Effective Time. Without limiting the foregoing, for a period commencing on the Closing Date and ending on the first (1st) anniversary of the Closing Date, any Continuing Employee who (x) is required by Parent, the Surviving Corporation, or any of their respective Affiliates to relocate to a work location that is fifty (50) miles or more from such employee’s work location in effect immediately prior to the Effective Time, (y) is assigned by Parent, the Surviving Corporation, or any of their respective Affiliates to a role or position that is not substantially equivalent or that requires materially different skills or abilities or that results in a material reduction in such employee’s authority, duties, responsibilities, and status, in each case, as compared to such employe’s role, position, authority, duties, responsibilities and status as of immediately prior to the Effective Time, or (z) is assigned by Parent, the Surviving Corporation or any of their respective Affiliates to a different work status (full- or part-time) from that in effect as of immediately prior to the Effective Time, shall be entitled to resign, with such resignation treated for all purposes as a termination without cause or otherwise as a termination entitling such employee to receive the severance payments and benefits in accordance with this Section 6.7(b).

(c) From and after the Effective Time, Parent shall cause the Surviving Corporation and its Subsidiaries to honor all obligations under all Company Benefit Plans, compensation, retention, and severance arrangements and agreements in accordance with their terms as in effect immediately before the Effective Time; provided that such requirement shall not conflict with the obligations set forth in Section 6.7(a) and Section 6.7(b).

(d) Parent shall, or shall cause the Surviving Corporation to, provide to each Continuing Employee payment with respect to such employee’s cash incentive opportunity (including any annual bonus under the Company’s Variable Incentive Compensation Plan and any payments under the Company’s profit-sharing programs, as applicable) for the Company’s fiscal year 2024 (if such payment is not made prior to the Effective Time) and, if the Effective Time does not occur prior to December 31, 2024, the Company’s fiscal year 2025, in each case in accordance with the terms of the applicable plans and arrangements therefor and, to the extent not inconsistent with such plans and arrangements, the Company’s past practice.

(e) As of the Effective Time, Parent shall, or shall cause the Surviving Corporation and any of their respective Subsidiaries or any of their respective third-party insurance providers or third-party administrators to, waive all limitations as to any pre-existing condition or waiting periods in its applicable welfare plans with respect to participation and coverage requirements applicable to each Continuing Employee under any welfare plans maintained by Parent, the Surviving Corporation or an Affiliate that such employees may be eligible to participate in after the Effective Time and shall credit, or cause to be credited to, each Continuing Employee for any copayments, deductibles, offsets, or similar payments made under any Company Benefit Plan during the plan year which includes the Closing Date for purposes of satisfying any applicable copayment, deductible, offset or similar requirements under comparable plans of Parent, Surviving Corporation, or any of their respective Affiliates. In addition, as of the Effective Time, Parent shall, and shall cause the Surviving Corporation and any applicable Company Subsidiary to, give Continuing Employees full credit for purposes of eligibility, vesting or arrangements maintained by Parent or an Affiliate of Parent in which such employees may be eligible to participate after the Effective Time for such Continuing Employees’ service with the Company or any Affiliate of the Company to the same extent that such service was credited for purposes of any comparable employee benefit plan immediately prior to the Effective Time and in no event shall service prior to the Effective Time be required to be taken into account if such service credit would result in the duplication of benefits with respect to the same period.

(f) No provision of this Section 6.7 shall be construed as a limitation on the right of Parent, or to cause any Subsidiary or Affiliate of Parent, to amend or terminate any specific employee benefit plan that Parent or a Subsidiary or Affiliate of Parent would otherwise have under the terms of such employee benefit plan, nor shall any provision of this Section 6.7 be construed to require the continuation of the employment of any particular Continuing Employee. The provisions of this Section 6.7 are solely for the benefit of the Parties, and no current or former director, officer, employee or independent contractor or any other Person shall be a third-party beneficiary of this Section 6.7, and nothing herein shall be construed as amendment to any Company Benefit Plan or employee benefit plan of Parent or any of its Subsidiaries or other compensation or benefit plan or arrangement for any purpose.

Section 6.8 Expenses. Except as otherwise provided in this Agreement, whether or not the Transactions are consummated, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expense.

Section 6.9 Indemnification; Directors’ and Officers’ Insurance.

(a) Parent and Merger Sub agree that all rights to indemnification, advancement of expenses, and exculpation arising from, relating to, or otherwise in respect of, acts or omissions prior to the Effective Time now existing in favor of each current and former director or officer of the Company or any Company Subsidiaries (collectively, together with such person’s heirs, executors or administrators, the “Indemnified Parties”) as provided in the Company Charter and the Company Bylaws or the organizational documents of any of Company Subsidiaries, or indemnification agreements between the Company or any Company Subsidiary and any of the

Indemnified Parties specified on Section 6.9(a) of the Company Disclosure Schedule, in each case as in effect on the date of this Agreement, shall survive the Transactions and shall remain in full force and effect in accordance with their terms, and Parent shall cause the Surviving Corporation to comply therewith. For a period of six (6) years from the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, cause the Amended Certificate of Incorporation of the Surviving Corporation to contain provisions with respect to indemnification, advancement of expenses, and exculpation that are at least as favorable to the Indemnified Parties as the indemnification, advancement of expenses, and exculpation provisions set forth in the Company Charter and the Company Bylaws as of the date of this Agreement. During such six (6) year period (and for so long as any claim for indemnification remains pending thereafter), such provisions may not be repealed, amended or otherwise modified in any manner except as required by applicable Law; provided, however, that all rights to indemnification and advancement of expenses in respect of any Action pending or asserted or claim made within such period shall continue until the final disposition or resolution of such claim.

(b) At or prior to the Effective Time, the Company may obtain and fully pay the premium for “tail” directors’ and officers’ liability insurance policies in respect of acts or omissions occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Transactions) for the period beginning upon the Effective Time and ending six (6) years from the Effective Time, covering each Indemnified Party and containing terms with respect to amount and scope of coverage (including with respect to deductibles and exclusions) that are at least as favorable to any Indemnified Party as those of the Company’s directors’ and officers’ liability insurance policies in effect on the Agreement Date (the “Existing D&O Policies”); provided that the maximum aggregate annual premium for such “tail” insurance policies shall not exceed 300% of the aggregate annual premium payable by the Company for coverage pursuant to its most recent renewal under the Existing D&O Policies (the “Maximum Amount”). If such “tail” insurance policies have been obtained by the Company, Parent shall cause such “tail” insurance policies to be maintained in full force and effect, for their full term, and cause all obligations thereunder to be honored by it and the Surviving Corporation. In the event the Company does not obtain such “tail” insurance policies, then, for the period beginning upon the Effective Time and ending six (6) years from the Effective Time, Parent shall either purchase such “tail” insurance policies or Parent shall maintain in effect the Existing D&O Policies in respect of acts or omissions occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Transactions); provided that (i) neither Parent nor the Surviving Corporation shall be required to pay an aggregate annual premium for such insurance policies in excess of the Maximum Amount and (ii) if the annual premium of such insurance coverage exceeds such amount, Parent or the Surviving Corporation shall be obligated to obtain the maximum amount of coverage available for the Maximum Amount.

(c) The obligations of Parent, Merger Sub, and the Surviving Corporation under this Section 6.9 shall survive the consummation of the Transaction and shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 6.9 applies without the consent of such affected Indemnified Party (it being expressly agreed that each of the Indemnified Parties to whom this Section 6.9 applies shall be a third-party beneficiary of this Section 6.9, entitled to enforce any of the provisions of this Section 6.9).

(d) In the event Parent, the Surviving Corporation or any of their respective successors or assigns: (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section 6.9. The agreements and covenants contained herein shall not be deemed to be exclusive of any other rights to which any Indemnified Party is entitled, whether pursuant to Law, Contract, or otherwise. Nothing in this Agreement is intended to, shall be construed to, or shall release, waive, or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or its officers, directors, and employees, it being understood and agreed that the indemnification provided for in this Section 6.9 is not prior to, or in substitution for, any such claims under any such policies.

Section 6.10 Section 16 Matters. Prior to the Effective Time, the Company and the Company Board, shall take all steps reasonably necessary to cause any dispositions of equity securities (including derivative securities) of the Company in connection with this Agreement and the Transactions by each officer or director of the Company who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.11 [Reserved].

Section 6.12 Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and the rules and policies of the Nasdaq to enable the delisting by the Surviving Corporation of the shares of Company Common Stock from Nasdaq and the deregistration of the shares of Company Common Stock under the Exchange Act as promptly as practicable after the Effective Time, and in any event no more than ten (10) Business Days after the Effective Time.

Section 6.13 Transaction Litigation. In the event that any Action is brought by any stockholder of the Company against the Company or any of its directors or officers arising out of or relating to this Agreement or the Transactions after the date of this Agreement and prior to the Effective Time (“Transaction Litigation”), the Company shall, promptly (and in any event within twenty-four (24) hours) after receiving notice of any such Transaction Litigation, notify Parent of such Transaction Litigation and the Company shall keep Parent reasonably and promptly informed with respect to the status thereof. The Company shall give Parent reasonable opportunity to participate in the defense (at Parent’s sole cost and subject to a joint defense agreement) of such Transaction Litigation. Without limiting the preceding sentence, the Company shall give Parent the right to review and comment on all material filings or responses to be made by the Company in connection with any such Transaction Litigation, and the right to consult on any settlement with respect to such Transaction Litigation, and the Company will in good faith take such comments into account, and, no such settlement shall be agreed to without Parent’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed).

Section 6.14 Anti-Takeover Statutes. If any Takeover Law becomes or is deemed to be applicable to Parent, Merger Sub, the Company, or the Transactions, then each of the Company and the Company Board shall grant such approvals and take such actions within its control as are necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such Takeover Law inapplicable to the foregoing.

Section 6.15 Conduct of Parent and Merger Sub. During the period from the date of this Agreement until the Effective Time (or such earlier date on which this Agreement may be validly terminated), except (a) as required by applicable Law or (b) as expressly contemplated by this Agreement, (i) Parent shall not, and shall not permit any of its Subsidiaries (including Merger Sub) or Affiliates to, (A) amend, repeal or otherwise modify any provision of their respective organizational or governing documents, except for such amendments or modifications as would not materially impair the ability of Parent and Merger Sub to consummate, or would not prevent or materially delay, the consummation of the Transactions, (B) take any action or fail to take any action which is intended to or which would reasonably be expected to, individually or in the aggregate, prevent or materially delay or impede the ability of any of the Parties to obtain any necessary approvals or clearances of any Governmental Entity required for the Transactions, to perform its covenants and agreements under this Agreement or to consummate the Transactions or otherwise prevent or materially delay or impede the consummation of the Transactions or (C) agree to take, make any commitment to take, or adopt any resolutions of its board of managers or sole member (as applicable) or analogous governing body in support of, any of the foregoing; and (ii) Parent shall not, and shall cause its Affiliates not to, enter into any transaction or any agreement to effect any transaction which would reasonably be expected to, individually or in the aggregate, prevent or materially delay or impede the ability of any of the Parties to obtain any necessary approvals or clearances of any Governmental Entity required for the Transactions promptly and in any event prior to the Outside Date.

Section 6.16 Obligations of Merger Sub and the Surviving Corporation. Parent shall take all actions necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement. Promptly following the execution and delivery of this Agreement, Parent, as the sole member of Merger Sub, shall execute and deliver to Merger Sub and the Company a written consent adopting this Agreement and approve the Merger in accordance with the DLLCA.

Section 6.17 Transfer Taxes. Notwithstanding any other provision of this Agreement, all transfer, documentary, stamp, excise, recording, real property, notarial, sales, use, registration and other similar Taxes or fees imposed by any Governmental Entity in connection with the transactions contemplated by this Agreement (collectively, “Transfer Taxes”) shall be borne by Parent. Parent and the Company agree to cooperate in the execution and delivery of all instruments and certificates reasonably necessary to minimize the amount of any Transfer Taxes and to enable Parent and the Company to comply with any filing requirements related to Transfer Taxes. Notwithstanding anything herein to the contrary, the party responsible under applicable Law for filing any Tax Returns with respect to Transfer Taxes shall prepare and timely file such Tax Returns; to the extent the Company is responsible under applicable Law for filing any Tax Returns with respect to Transfer Taxes, the Company shall provide a copy of such Tax Return to Parent no later than ten (10)  days before filing, together with reasonable evidence that all Transfer Taxes have been timely paid.

Section 6.18  Material Contract Consents. Prior to Closing, the Company shall, and shall cause the Company Subsidiaries to, use reasonable best efforts to obtain, as soon as reasonably practicable following the date on which the Company Stockholder Approval has been obtained, and in any event prior to the Closing, all Material Contract Consents; provided that in no event shall the Company or any of the Company Subsidiaries be required to pay prior to the Effective Time any fee, penalty or other consideration to any third party to obtain any such Material Contract Consent, except (a) as may be expressly required by the terms of the applicable Material Contract with such third party providing for such Material Contract Consent or (b) for de minimis administrative fees.

Section 6.19 Title Insurance. Prior to Closing, if requested by Parent, the Company shall, and shall cause the Company Subsidiaries to, in good faith, cooperate with Parent to facilitate the issuance at Closing of a title insurance policy for each Owned Real Property by Parent’s chosen title insurance company. This cooperation shall include delivering such relevant documents and affidavits as may be reasonably requested by Parent’s chosen title insurance company. The Company shall ensure that all such documents are delivered in a timely manner to support the underwriting process of the title insurance company.

Section 6.20 Repayment of Indebtedness. If requested by Parent within thirty (30) days after the date of this Agreement, prior to the Closing, the Company shall use its commercially reasonable efforts to deliver to Parent duly executed payoff letters from the holder(s) of any Closing Date Indebtedness in form and substance reasonably satisfactory to Parent (collectively, the “Payoff Letters”), with each such Payoff Letter to (a) state the aggregate amount required to satisfy in full all principal, interest, prepayment premiums, and any other monetary obligations due and payable as of immediately prior to the Closing under the applicable agreement set forth on Section 1.1(a) of the Company Disclosure Schedule (the “Closing Date Loan Agreements”) with respect to which such Payoff Letter is being delivered (the “Payoff Amount”) (together with wire transfer and payment instructions for payment thereof) and (b) provide that upon receipt by the holders of the Closing Date Indebtedness of the Payoff Amount in the accordance with such Payoff Letter (i) all Liens (if any) securing the obligations under the applicable Closing Date Loan Agreement or under any related loan document shall be automatically released and terminated, and (ii) provide for the filing of any statements or other documents terminating such Liens (including UCC-3 termination statements for all UCC-1 financing statements filed in connection with the applicable Closing Date Loan Agreement). If Parent requests the Company to deliver the Payoff Letters in the foregoing sentence, at the Closing, Parent shall repay, or cause to be repaid, on behalf of the Company and the Company Subsidiaries, the Payoff Amount(s) required to be paid at Closing in accordance with the terms of each applicable Payoff Letter.

ARTICLE VII

CONDITIONS TO THE MERGER

Section 7.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of Party to effect the Merger are subject to the satisfaction (or waiver in writing by Parent and the Company, if permissible under applicable Law) at or prior to the Closing of each of the following conditions:

(a) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained.

(b) Orders. No Governmental Entity of competent jurisdiction shall have enacted or promulgated any Law after the date of this Agreement that is in effect or issued any Order (whether temporary, preliminary or permanent) after the date of this Agreement that has become final and non-appealable and that restrains, enjoins or otherwise prohibits the consummation of the Merger.

(c) Regulatory Approvals. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and all required filings have been made and all required consents and approvals obtained (or waiting periods expired or terminated) under applicable Regulatory Laws, including (i) CFIUS Clearance having been obtained if deemed necessary or desirable by the Parties pursuant to Section 6.4(g)(i) and (ii) 60 calendar days having elapsed following the submission by the Company of the DDTC Notification or, if such period has not elapsed, DDTC otherwise having confirmed to the Company that it has completed its review of the Transactions contemplated by this Agreement pursuant to Section 38(g)(6) of the Arms Export Control Act, as amended, and Section 122.4 of the ITAR.

Section 7.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver (where permissible pursuant to applicable Law) by Parent and Merger Sub on or prior to the Closing of the following conditions:

(a) Representations and Warranties. (i) Each of the representations and warranties of the Company in Section 4.3(a) through (e) (Capitalization) shall be true and correct in all respects, except for de minimis deviations, as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties speak as of a specified date, in which case they need only be true and correct as of such specified date) (ii) each of the representations and warranties of the Company in Section 4.1 (Organization and Power), Section 4.2 (Subsidiaries), Section 4.3(f) (Capitalization), Section 4.4 (Authority), Section 4.5 (Consents and Approvals), Section 4.7 (Absence of Certain Changes or Events), Section 4.20 (Brokers) and Section 4.21 (No Rights Agreement; Anti-Takeover Provisions) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties speak as of a specified date, in which case they need only be true and correct as of such specified date) and (iii) each of the other representations and warranties contained in Article IV (disregarding all qualifications set forth therein relating to “materiality”, “Company Material Adverse Effect” or other qualifications based on the word “material” or similar phrases) shall be true and correct as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are, by their terms, made as of a specified date, in which case such representations and warranties shall be so true and correct as of such specified date), except where the failure of such representations and warranties in this clause (iii) to be so true and correct would not have a Company Material Adverse Effect.

(b) Agreements and Covenants. The Company shall have performed or complied in all material respects with each of the agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c) No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred a Company Material Adverse Effect.

(d) Officer’s Certificate. The Company shall have delivered to Parent a certificate, dated the Closing Date, signed by a duly authorized officer of the Company, certifying as to the satisfaction of the conditions specified in Section 7.2(a), Section 7.2(b) and Section 7.2(c).

Section 7.3 Conditions to Obligations of the Company. The obligations of the Company to effect the Merger are also subject to the satisfaction or waiver (where permissible pursuant to applicable Law) by the Company on or prior to the Closing of the following conditions:

(a) Representations and Warranties. (i) Each of the representations and warranties of Parent and Merger Sub in Section 5.7 (No Ownership of Company Capital Stock) shall be true and correct in all respects, except for de minimis deviations, as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties speak as of a specified date, in which case they need only be true and correct as of such specified date), and (ii) each of the other representations and warranties contained in Article V (disregarding all qualifications set forth therein relating to “materiality”, “material adverse effect” or other qualifications based on the word “material” or similar phrases) shall be true and correct as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are, by their terms, made as of a specified date, in which case such representations and warranties shall be so true and correct as of such specified date), except where the failure of such representations and warranties in this clause (ii) to be so true and correct would not have a material adverse effect on the ability of Parent or Merger Sub to consummate the Transactions contemplated by this Agreement.

(b) Agreements and Covenants. Each of Parent and Merger Sub shall have performed or complied in all material respects with each of the agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c) Officer’s Certificate. Parent shall have delivered to the Company a certificate, dated the Closing Date, signed by a duly authorized officer of Parent, certifying as to the satisfaction of the conditions specified in Section 7.3(a) and Section 7.3(b).

ARTICLE VIII

TERMINATION

Section 8.1 Termination by Mutual Consent. This Agreement may be terminated, and the Transactions may be abandoned, at any time prior to the Effective Time by mutual written consent of the Company and Parent.

Section 8.2 Termination by Either the Company or Parent. This Agreement may be terminated, and the Transactions may be abandoned, by either the Company or Parent at any time prior to the Effective Time:

(a) if the Effective Time shall not have occurred on or before March 31, 2025 (such date, the “Outside Date”, which may be extended from time to time pursuant to this Section 8.2(a)); provided, however, that if on the Outside Date any of the conditions set forth in Section 7.1(b) (to the extent relating to the matters set forth in Section 7.1(c)) or Section 7.1(c) have not been satisfied but all other conditions in Article VII have been satisfied or waived or are capable of being satisfied if the Closing were to take place on such date, then the Outside Date shall be automatically extended in two three (3) month increments until no later than September 30,

2025, provided, further, that the right to terminate this Agreement pursuant to this Section 8.2(a) shall not be available to a Party if the failure of the Effective Time to occur on or before the Outside Date was primarily caused by the failure of such Party to perform any of its obligations or covenants under this Agreement (it being understood that Parent and Merger Sub shall be deemed to be a single Party for purposes of this sentence);

(b) if any Governmental Entity of competent jurisdiction shall have enacted or promulgated any Law after the date of this Agreement that is in effect or issued any Order (whether temporary, preliminary or permanent) after the date of this Agreement that has become final and non-appealable and that restrains, enjoins or otherwise prohibits the consummation of the Merger; provided, that the right to terminate this Agreement pursuant to this Section 8.2(b) shall not be available to a Party if the enactment or promulgation of any such Law or the issuance of any such Order was primarily caused by the failure of such Party to perform any of its obligations or covenants under this Agreement (it being understood that Parent and Merger Sub shall be deemed to be a single Party for purposes of this sentence); or

(c) if the Company Stockholder Approval has not been obtained at the Company Stockholders’ Meeting (or any adjournment or postponement thereafter at which a vote is taken on the Merger).

Section 8.3 Termination by the Company. This Agreement may be terminated, and the Transactions may be abandoned, by the Company at any time prior to the Effective Time:

(a) if, at any time prior to the time at which the Company Stockholder Approval is obtained, the Company Board determines to enter into an Alternative Acquisition Agreement providing for a Superior Proposal in accordance with Section 6.2, with the effectiveness of such termination conditioned upon payment of the Company Termination Fee pursuant to Section 8.5(e); provided, that, the Company has not committed any material breach of Section 6.2 with respect to such Superior Proposal; or

(b) if there has been a breach of any representation, warranty, covenant or agreement of Parent or Merger Sub in this Agreement, which breach (i) could give rise to the failure of any of the conditions set forth in the Section 7.3(a) or Section 7.3(b), and (ii) (A) is not capable of being cured by Parent or Merger Sub by the Outside Date or (B) if capable of being cured by the Outside Date, shall not have been cured before the earlier of (x) twenty (20) Business Days following receipt of written notice from the Company of such breach or (y) the Outside Date; provided, that the Company is not then in breach of any representation, warranty, covenant or agreement of this Agreement such that any condition to the obligations of Parent and Merger Sub set forth in the Section 7.2(a) or Section 7.2(b) would not then be satisfied if the Closing Date were the date of such termination;

Section 8.4 Termination by Parent. This Agreement may be terminated, and the Transactions may be abandoned, by Parent at any time prior to the Effective Time:

(a) if the Company Board shall have effected a Change of Recommendation; or

(b) if there has been a breach of any representation, warranty, covenant or agreement of the Company in this Agreement, which breach (i) would give rise to the failure of any of the conditions set forth in the Section 7.2(a) or Section 7.2(b), and (ii) (A) is not capable of being cured by the Company by the Outside Date or (B) if capable of being cured by the Outside Date, shall not have been cured before the earlier of (x) twenty (20) Business Days following receipt of written notice from Parent of such breach or (y) the Outside Date; provided, that neither Parent nor Merger Sub is then in material breach of any representation, warranty, covenant or agreement of this Agreement.

Section 8.5 Manner and Effect of Termination.

(a) The Party desiring to terminate this Agreement pursuant to Section 8.2, Section 8.3 or Section 8.4 shall give written notice of such termination, including a description in reasonable detail of the reasons for such termination, to the other Party or Parties, as the case may be, in accordance with Section 9.6, specifying the provision or provisions hereof pursuant to which such termination is effected.

(b) Subject to Section 9.1, in the event that this Agreement is validly terminated and the Transactions are abandoned pursuant to this Article VIII, this Agreement shall immediately forthwith become void and of no effect, without any liability or obligation on the part of Parent, Merger Sub or the Company; provided, that, subject to Section 8.5(g), no such termination shall relieve any Party from any Damages resulting from Fraud or Willful Breach of this Agreement prior to any termination, in which case the non-breaching party shall be entitled to all rights and remedies available at Law or in equity. Subject to this Section 8.5, the Parties acknowledge and agree that, in the case of a Willful Breach of this Agreement by Parent or Merger Sub, the Company has the right to pursue any Damages, including Damages based on loss of the economic benefit of the Transactions and loss of other opportunities to the Company and the stockholders of the Company. The Party desiring to terminate this Agreement pursuant to Section 8.2, Section 8.3 or Section 8.4 shall give written notice of such termination, including a description in reasonable detail of the reasons for such termination, to the other Party or Parties, as the case may be, in accordance with Section 9.6, specifying the provision or provisions hereof pursuant to which such termination is effected.

(c) Except as set forth in this Section 8.5, all expenses incurred in connection with this Agreement and the Transactions shall be paid in accordance with the provisions of Section 6.8.

(d) In the event that (i) this Agreement is terminated for a Willful Breach pursuant to Section 8.4(b), (ii) after the date of this Agreement and prior to the Effective Time, any Person shall have publicly proposed, announced or otherwise made public an Acquisition Proposal (and such Acquisition Proposal shall not have been withdrawn prior to such termination) (a “Company Takeover Proposal”) and (iii) within twelve (12) months of such termination, the Company consummates the transactions contemplated by the Company Takeover Proposal, then the Company shall, on the date such Company Takeover Proposal is consummated, pay to Parent the Company Termination Fee by wire transfer of same day funds to one or more accounts designated by Parent; provided, that for purposes of clause (ii) above the references to “25%” in the definition of “Acquisition Proposal” shall be deemed to be references to “50%”;

(e) In the event that this Agreement is terminated by the Company pursuant to Section 8.3(a), then the Company shall pay to Parent the Company Termination Fee, by wire transfer of same day funds to one or more accounts designated by Parent, on the third (3rd) Business Day following the effective date of such termination.

(f) In the event that this Agreement is terminated by Parent pursuant to Section 8.4(a), the Company shall pay to Parent the Company Termination Fee, by wire transfer of same day funds to one or more accounts designated by Parent, on the third (3rd) Business Day following the effective date of such termination.

(g) For the avoidance of doubt, in no event shall the Company be required to pay the Company Termination Fee on more than one occasion, whether or not the Company Termination Fee may be payable under more than one provision of this Agreement at the same or at different times and upon the occurrence of different events. Notwithstanding anything to the contrary in this Agreement, the Parties acknowledge and agree that, (i) in the event that the Company Termination Fee is paid by the Company to Parent in accordance with this Section 8.5, the Company Termination Fee shall be the sole and exclusive remedy (whether at law, in equity, in contract, tort or otherwise) of Parent, Merger Sub and their respective Affiliates, as applicable, against the Company Related Parties for any Damages suffered as a result of the failure of the Transactions to be consummated, and none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions, (ii) under no circumstances shall Parent and Merger Sub, taken together, be entitled to receive both a grant of specific performance in accordance with Section 9.7 and Damages (which, for the avoidance of doubt, includes all or any portion of the Company Termination Fee), in each case, for any matters arising out of or related to this Agreement or the Transaction, and (iii) in no event shall the Company Related Parties’ liability for Damages to Parent or Merger Sub arising under Section 6.2 exceed the Company Termination Fee.

(h) Each of the Parties acknowledges that any amounts payable by the Company pursuant to this Section 8.5, including the Company Termination Fee, do not constitute a penalty, but rather shall constitute liquidated damages in a reasonable amount that will compensate a Party for the disposition of its rights under this Agreement in the circumstances in which such amounts are due and payable, which amounts would otherwise be impossible to calculate with precision.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1 Survival. This Article IX and the agreements of the Company, Parent and Merger Sub contained in Article VIII, Section 6.9 (Indemnification; Directors’ and Officers’ Insurance) and any other covenant or agreement contained in this Agreement that by its terms applies in whole or in part after the Effective Time shall survive the consummation of the Merger. This Article IX and the agreements of the Company, Parent and Merger Sub contained in Section 6.8 (Expenses) and Section 8.5 (Manner and Effect of Termination) and the Confidentiality Agreement shall survive the termination of this Agreement. The Parties, intending to modify any applicable statute of limitations, hereby agree that all other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement, as applicable.

Section 9.2 Modification or Amendment. Subject to applicable Law, this Agreement may be amended, modified and supplemented in any and all respects by written agreement of the Parties at any time prior to the Effective Time; provided, that, after receipt of the Company Stockholder Approval, no amendment shall be made to this Agreement that reduces the Merger Consideration, change the type of consideration into which each Share shall be converted upon consummation of the Merger or that would otherwise require the approval of the stockholders of the Company under applicable Law. This Agreement may not be amended, modified or supplemented after the Effective Time.

Section 9.3 Waiver; Extension. At any time prior to the Effective Time, the Company or Parent may (a) extend the time for the performance of any obligation or other act hereunder of Parent or Merger Sub, in the case of the Company, or the Company, in the case of Parent, (b) waive any inaccuracy in the representations and warranties of any other Party contained herein or in any document delivered pursuant hereto on the part of Parent or Merger Sub, in the case of the Company, or the Company, in the case of Parent and (c) waive compliance with any agreement hereunder of, or any condition to the obligations herein of, Parent or Merger Sub, in the case of the Company, or the Company, in the case of Parent. The failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

Section 9.4 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

Section 9.5 Governing Law and Venue; Waiver of Jury Trial.

(a) This Agreement and all Actions (whether at law, in contract, in tort, or otherwise) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance hereof shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law that would require the application of any Law other than the State of Delaware, including with respect to statutes of limitations. Each Party agrees that it shall bring any Action between the Parties arising out of or related to this Agreement or the Transactions exclusively in the Delaware Court of Chancery (or, only if the Delaware Court of Chancery lacks or declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), and any appellate court thereof (the “Chosen Courts”), and with respect to any such Action (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such Action in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto and (iv) agrees that service of process upon such Party in any such Action shall be effective if notice is given in accordance with Section 9.6. Notwithstanding the foregoing, the Parties may enforce any judgment rendered in the Chosen Courts in any court of competent jurisdiction as provided by applicable Law.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5(B).

Section 9.6 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) if personally delivered, on the date of delivery, (b) if delivered by express courier service of national standing (with charges prepaid), on the Business Day following the date of delivery to such courier service, (c) if deposited in the United States mail, first-class postage prepaid, on the fifth (5th) Business Day following the date of such deposit, or (d) if delivered by email transmission, (i) on the date of such transmission, if such transmission is completed at or prior to 5:00 p.m., local time of the recipient party on a Business Day, on the date of such transmission (provided, no “bounce back” or similar message of non delivery is received with respect thereto), and (ii) on the next Business Day following the date of transmission, if such transmission is completed after 5:00 p.m., local time of the recipient party, on the date of such transmission or is transmitted on a day that is not a Business Day (provided, no “bounce back” or similar message of non delivery is received with respect thereto). All notices, demands and other communications hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to Parent or Merger Sub, to:

Aperam US Holdco LLC

Aperam US Absolute LLC

24-26 Boulevard d’Avranches

1160 Luxembourg

Luxembourg

Attention: CFO and General Counsel

email: aperam.corporate@aperam.com

with a copy (which shall not constitute notice) to:

Linklaters LLP

1290 Avenue of the Americas

New York, New York 10104

Attention:     George Casey; Pierre-Emmanuel Perais

email:       george.casey@linklaters.com;

          pierre-emmanuel.perais@linklaters.com

Linklaters LLP

Rue Brederode 13, 1000 Bruxelles,

Belgium

Attention:    Arnaud Coibion

email:      arnaud.coibion@linklaters.com

If to the Company, to:

Universal Stainless & Alloy Products, Inc.

600 Mayer Street

Bridgeville, PA 15017

Attention:  John Arminas, Vice President, General Counsel & Secretary

email:    j.arminas@univstainless.com

with a copy (which shall not constitute notice) to:

K&L Gates LLP

K&L Gates Center

210 Sixth Avenue

Pittsburgh, PA 15222

Attention: Jeffrey W. Acre; Michelle R. McCreery

Email:   jeffrey.acre@klgates.com;

     michelle.mccreery@klgates.com

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

Section 9.7 Specific Performance.

(a) The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform the provisions of this Agreement (including failing to take such actions as are required of them in order to consummate the Transactions) in accordance with its specified terms or otherwise breach or threaten to breach such provisions. The Parties acknowledge and agree that the Parties shall be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof.

(b) Without limiting the foregoing, each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (i) there is adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or in equity. Any Party seeking an order or injunction to prevent breaches or threatened breaches and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 9.8 Entire Agreement. This Agreement (including any exhibits hereto), the Guarantee, the Company Disclosure Schedule, the Parent Disclosure Schedule and the Confidentiality Agreement and the other instruments and other agreements specifically referred to herein or delivered pursuant hereto constitute the entire agreement among the Parties with respect to the subject matter hereof, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the Parties, with respect to the subject matter hereof.

Section 9.9 No Third-Party Beneficiaries. Except (a) as provided in Section 6.9, (b) following the Effective Time, the right of the Company’s stockholders to receive the Merger Consideration to which they are entitled to receive in accordance with Article III, and (c) for the right of the holders of Company Equity Awards to receive the payments contemplated by Section 3.3, the Parties hereby agree that their respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other Parties, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. Notwithstanding anything herein to the contrary, the rights granted pursuant to this Section 9.9 and the provisions of Section 8.5 with respect to the recovery of Damages based on loss of the economic benefit of the Transactions and loss of other opportunities to the Company and the stockholders of the Company shall only be enforceable on behalf of the stockholders of the Company by the Company in its sole and absolute discretion, as the sole and exclusive agent for the stockholders of the Company (which stockholders shall not be entitled to pursue such enforcement on their own behalf); provided, that, in such capacity as sole and exclusive agent for the stockholders of the Company, the Company shall (i) be entitled to reimbursement (from the stockholders of the Company) from any such recovery of Damages of its reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees determined by reference to standard hourly rates) that have been incurred by the Company in connection with acting as sole and exclusive agent for the stockholders of the Company pursuant to this Section 9.9 and (ii) not be liable to the stockholders of the Company for any action taken, suffered or omitted to be taken by it in good faith except to the extent that the Company’s gross negligence or willful misconduct was the cause of any direct loss to the stockholders of the Company.

Section 9.10 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is determined by a court of competent jurisdiction to be invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction; provided, that the Parties intend that the remedies and limitations thereon (including provisions that the payment of the Company Termination Fee shall be the sole and exclusive remedy of the recipient thereof, limitations on specific performance and other equitable remedies in Section 9.7) contained in Article VIII and this Article IX be construed as an integral provision of this Agreement and that such remedies and limitations shall not be severable in any manner that increases a party’s liability or obligations hereunder.

Section 9.11 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Parties. No assignment by any Party shall relieve such Party of any of its obligations hereunder. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective permitted successors and assigns.

Section 9.12 Headings. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

Section 9.13 Delivery by Facsimile or Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or

e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment or consent hereto or thereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each Party forever waives any such defense.

Section 9.14 Non-Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, except as otherwise set forth herein, all claims or causes of action (whether in contract or in tort, in Law or in equity) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement or the Transactions may be made only against the Parties and, only to the extent set forth in the Guarantee, Aperam. No Person who is not a named Party to this Agreement or any past, present or future director, officer, incorporator, member, manager, partner, equityholder, Affiliate, agent, employee, attorney or other Representative of any named party to this Agreement (other than Aperam, to the extent, and subject to the limitations, set forth in the Guarantee) (collectively, the “Non-Party Affiliates”), shall have any liability (whether in contract or in tort, in law or in equity, or based upon any theory that seeks to impose liability on an entity party against its owners or Affiliates) for any obligations or liabilities arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of this Agreement or its negotiation or execution, and each Party waives and releases all such liabilities, claims and obligations against any such Non-Party Affiliates. Notwithstanding the foregoing, nothing in this Agreement, including this Section 9.14, shall preclude any party to any document executed in connection with the Transactions from making any claim thereunder, in each case, to the extent permitted therein.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

COMPANY:

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

By:	/s/ Christopher M. Zimmer
Name:	Christopher M. Zimmer
Title:	President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

PARENT:

APERAM US HOLDCO LLC

By:	/s/ Frederic Mattei
Name:	Frederic Mattei
Title:	Manager

By:	/s/ Aviv Joaquim Bezerra De Melo
Name:	Aviv Joaquim Bezerra De Melo
Title:	Manager

[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

MERGER SUB:

APERAM US ABSOLUTE LLC by its sole member, Aperam US Holdco LLC

By:	/s/ Frederic Mattei
Name:	Frederic Mattei
Title:	Manager

By:	/s/ Aviv Joaquim Bezerra De Melo
Name:	Aviv Joaquim Bezerra De Melo
Title:	Manager

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

AMENDED CERTIFICATE OF INCORPORATION

[See Attached]

EXHIBIT B

EXECUTIVE RSU AWARDS AND EXECUTIVE PSU AWARDS

[See Attached]

ANNEX B

To:	Universal Stainless & Alloy Products, Inc.

600 Mayer Street

Bridgeville, PA 15017

Luxembourg, 16 October, 2024

Dear Sir/Madam,

We, APERAM SA, société anonyme, having its registered office at 24-26, Boulevard d’Avranches, L-1160 Luxembourg, Grand Duchy of Luxembourg, and registered with the Luxembourg Register of Commerce and Companies under the number B 155908, (hereafter, “APERAM”) hereby issue an unconditional and irrevocable first demand professional payment guarantee (garantie professionnelle de paiement) in favor of Universal Stainless & Alloy Products, Inc., a Delaware corporation (the “Beneficiary”), the provisions of which are set out below and which is governed by the provisions of the law of 10 July 2020 on the professional guarantees of payment (hereinafter referred to as the “APERAM Guarantee”).

1

We, APERAM, declare that we are aware of the agreement and plan of merger entered into by and among the Beneficiary and our wholly owned subsidiaries Aperam US Holdco LLC, a Delaware limited liability company (the “Parent”) and Aperam US Absolute LLC, a Delaware limited liability company (“Merger Sub”) (the “Agreement”).

2

At the Beneficiary’s request, APERAM unconditionally and irrevocably undertakes hereby to pay the Beneficiary upon first demand, formulated in the manner specified under paragraph 7 of this letter in all material respects, any and all amounts in respect of any and all payment obligations of Parent or Merger Sub under the Agreement (including, without limitation, any obligation in respect of (i) the Required Payment Amount (as defined in the Agreement) and (ii) Damages for Fraud or Willful Breach (as such terms are defined in the Agreement) of Parent or Merger Sub) (the “Guaranteed Obligations”) if Parent or Merger Sub fails to or is unable to pay such amounts as and when the same shall become due pursuant to the terms and conditions of the Agreement; provided that the Beneficiary may call the Aparam Guarantee immediately upon the nonpayment of such amounts by Parent or Merger Sub (as applicable) when due, and that the Beneficiary shall have no obligation to first attempt to collect such amounts from Parent or Merger Sub.

3

The APERAM Guarantee is autonomous; the APERAM Guarantee is independent of the Agreement. The obligations of APERAM under the APERAM Guarantee are principal obligations and will not be affected by any act, omission, matter or thing which would reduce, release or prejudice any of the Parent’s or Merger Sub’s obligations under the Agreement without limitation and whether or not known to either of them or the Beneficiary and including, for the avoidance of doubt occurrence in relation to the Parent or Merger Sub of any of the events set out in article 4 paragraph (6) of the law of 10 July 2020 on the professional guarantees of payment.

4

The payment currency of the APERAM Guarantee is the US Dollar or Euro (at the option of the Beneficiary). A payment in another currency may not be demanded without APERAM’s express consent. All payments under the APERAM Guarantee shall be made in immediately available funds to such accounts

Aperam S.A.

Registered office: 24-26, Boulevard d’Avranches, L-1160 Luxembourg Grand-Duchy of Luxembourg R.C.S. Luxembourg B 155908 TVA: LU24500072

Tel.: +352 27 36 27 00

of the Beneficiary as the Beneficiary shall designate from time to time. APERAM shall pay within five (5) calendar days of a payment demand by the Beneficiary.

5

The APERAM Guarantee is effective as from 16 October 2024 and shall expire on the earlier of (such earlier date, the “Expiration Date”): (i) the date that the Agreement is validly terminated and the Transactions are abandoned in accordance with the terms thereof, unless, prior to such termination, there has been any Fraud or Willful Breach by the Parent or Merger Sub under the Agreement, in which case the APERAM Guarantee shall continue to apply in respect of any Damages for such Fraud or Willful Breach, subject to the terms and conditions hereof and of the Agreement, and shall expire only upon a final determination in the matter by a final non-appealable order of a court of competent jurisdiction or other final non-appealable adjudication or by binding written agreement of the Beneficiary, the Parent and Merger Sub and (ii) the Closing Date (as defined in the Agreement); provided, however, that, for the avoidance of doubt, any purported termination of the Agreement that is not a valid termination shall not give rise to a termination of the APERAM Guarantee pursuant to this paragraph 5.

6

APERAM shall not be entitled to oppose any exception related to the claims or risks concerned and shall not have available to it any rights available to Parent or Merger Sub under the Agreement, including any defenses, with respect to the Guaranteed Obligations. APERAM hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all defences, rights, actions and claims it may have, in connection with or pursuant to the enforcement of the APERAM Guarantee including, without limitation, any rights of recourse under any applicable law (including, for the avoidance of doubt, any right of recourse prior to enforcement), any recourse by way of provisional measures such as a “saisie-arrêt conservatoire”, any right to the benefit of rights of the type “division” and “discussion” as set forth in the Luxembourg Civil Code, or any right of recourse by way of subrogation and any other similar right, action or claim under any applicable law coming into effect prior or after an enforcement of the APERAM Guarantee it may have against any person prior or further to an enforcement of the APERAM Guarantee.

7

Any demand under the APERAM Guarantee shall (i) be sent to the aforementioned address of APERAM’s registered office, for the attention of Treasury Department by express courier service (the date of sending being evidence thereof), before the Expiration Date, (ii) refer to the APERAM Guarantee, and (iii) mention the total amount the payment of which is requested.

8

No amendment, modification or discharge of the APERAM Guarantee, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by APERAM and the Beneficiary. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties of a breach of or a default under any of the provisions of the APERAM Guarantee, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of the APERAM Guarantee or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that either party may otherwise have at law.

9	APERAM may not affect any assignment or transfer (hereinafter collectively referred to as the “Assignment”) of the APERAM Guarantee to a third party, including any company of the APERAM group

Aperam S.A.

Registered office: 24-26, Boulevard d’Avranches, L-1160 Luxembourg Grand-Duchy of Luxembourg R.C.S. Luxembourg B 155908 TVA: LU24500072

Tel.: +352 27 36 27 00

(hereinafter referred to as the “Assignee”) without the prior written consent of the Beneficiary, which will not be unreasonably withheld if (i), in the Beneficiary’s opinion, the creditworthiness of the Assignee is at least as good as APERAM’s and (ii) the Assignee has expressly accepted to assume all obligations existing under the APERAM Guarantee at the time of the Assignment. APERAM undertakes not to perform, and to procure (porte fort) that none of its affiliated entities performs, any act which adversely affects or may adversely affect the APERAM Guarantee.

10

The APERAM Guarantee shall be governed by Luxembourg law and the law of 10 July 2020 on the professional guarantees of payment. All disputes relating to the APERAM Guarantee shall be submitted to the jurisdiction of the Courts of Luxembourg.

11	We hereby further confirm that:

11.1

APERAM is duly incorporated and validly existing under the laws of Luxembourg and has all requisite corporate power and authority under its articles of association to execute, deliver and perform its obligations under this APERAM Guarantee;

11.2	all corporate and other authorizations necessary for the issuance of this APERAM Guarantee and the transfer of funds have been obtained, and

11.3	the issuance of this letter of the APERAM Guarantee is in the good corporate interest of APERAM.

Yours faithfully,

APERAM, société anonyme

By:	/s/ Timoteo Di Maulo
Name:	Timoteo Di Maulo
Title:	Chief Executive Officer

By:	/s/ Sudhakar Sivaji
Name:	Sudhakar Sivaji
Title:	Chief Financial Officer

Aperam S.A.

Registered office: 24-26, Boulevard d’Avranches, L-1160 Luxembourg Grand-Duchy of Luxembourg R.C.S. Luxembourg B 155908 TVA: LU24500072

Tel.: +352 27 36 27 00

Countersigned for acknowledgement and acceptance by the Beneficiary:

Universal Stainless & Alloy Products, Inc.

By:	/s/ Christopher M. Zimmer
Name:	Christopher M. Zimmer
Title:	President and Chief Executive Officer

Aperam S.A.

Registered office: 24-26, Boulevard d’Avranches, L-1160 Luxembourg Grand-Duchy of Luxembourg R.C.S. Luxembourg B 155908 TVA: LU24500072

Tel.: +352 27 36 27 00

ANNEX C

Opinion of TD Securities (USA) LLC

October 16, 2024

The Board of Directors

Universal Stainless & Alloy Products, Inc.

600 Mayer Street

Bridgeville, Pennsylvania 15017

The Board of Directors:

In your capacity as the Board of Directors (the “Board of Directors”) of Universal Stainless & Alloy Products, Inc. (“Universal”), you have requested our opinion (the “Opinion”), as investment bankers, as to the fairness, from a financial point of view, to holders of the common stock, par value $0.001 per share, of Universal (“Universal Common Stock”), other than as specified below, of the Merger Consideration (as defined below) to be received by such holders pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”) proposed to be entered into among Universal, Aperam US Holdco LLC (“Holdco”), a wholly owned subsidiary of Aperam S.A. (“Aperam”), and Aperam US Absolute LLC, a wholly owned subsidiary of Holdco (“Merger Sub”). As more fully described in the Merger Agreement, and subject to the terms and conditions set forth therein, Merger Sub will be merged with and into Universal, with Universal continuing as the surviving corporation and a wholly owned subsidiary of Aperam (the “Merger”), and each outstanding share of Universal Common Stock will be converted in the Merger into the right to receive $45.00 per share in cash (the “Merger Consideration”). The terms and condition of the Merger are more fully set forth in the Merger Agreement.

TD Securities (USA) LLC (“we” or “TD Cowen”) and its affiliates provide investment and commercial banking, lending, asset management and other financial and non-financial services to a wide range of corporations and individuals and, as part of our investment banking business, are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of business, we and our affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions in, debt, equity and/or other securities or loans of Universal, Aperam, Holdco and/or their respective affiliates for our own account and for the accounts of our customers. We and our affiliates also conduct research on securities and may, in the ordinary course of business, provide research reports and investment advice to our clients on investment matters, including matters with respect to the Merger, Universal, Aperam, Holdco and/or their respective affiliates.

We are acting as financial advisor to Universal in connection with the Merger and will receive a fee from Universal for our services, a significant portion of which is contingent upon consummation of the Merger. We also will receive a fee in connection with this Opinion. In addition, Universal has agreed to reimburse our expenses and indemnify us for certain liabilities that may arise out of our engagement. As you are aware, although TD Cowen currently is not providing, and during the two years preceding the date of this Opinion has not provided, financial advisory and/or investment banking services to Universal unrelated to the Merger or to Aperam or Holdco, TD Cowen in the future may provide services to Universal, Aperam, Holdco and/or their respective affiliates and may receive compensation for the rendering of such services.

In connection with our Opinion, we have reviewed and considered such financial and other matters as we have deemed relevant, including, among other things:

•	an execution version, provided to us on October 16, 2024, of the Merger Agreement;

•	certain publicly available financial and other information for Universal and certain other relevant financial and operating data furnished to TD Cowen by the management of Universal;

•	certain internal financial forecasts, estimates and other information concerning Universal prepared by the management of Universal;

•

discussions we have had with certain members of the management of Universal concerning the historical and current business operations, financial condition and prospects of Universal and such other matters that we deemed relevant;

•	certain operating results of, and financial and stock market information for, Universal and certain other publicly traded companies that we deemed relevant;

•	certain financial terms of the Merger as compared to the financial terms, to the extent publicly available, of certain business combinations that we deemed relevant;

•	the results of the process undertaken at the direction of Universal to solicit third-party indications of interest in a possible transaction involving Universal; and

•	such other information, financial studies, analyses and investigations and such other factors that we deemed relevant for the purposes of this Opinion.

In conducting our review and arriving at our Opinion, we have, at your direction, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to us by Universal or that is publicly available or was otherwise reviewed by us. We have not undertaken any responsibility for the accuracy, completeness or reasonableness of, or independent verification of, such information. We have relied upon the representations of Universal that all information provided to us by Universal is accurate and complete in all material respects and we expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our Opinion of which we become aware after the date hereof.

We have assumed, at your direction, that the financial forecasts, estimates and other information concerning Universal that we were directed to utilize for purposes of our analyses and Opinion were reasonably prepared by the management of Universal on bases reflecting the best currently available estimates and good faith judgments of such management as to the future performance of Universal and the other matters covered thereby, and that such financial forecasts, estimates and other information provide a reasonable basis for our Opinion. We have relied on the assessments of the management of Universal as to, among other things, the pricing of, and supply and demand for, specialty steel products and metals, which are subject to significant volatility and which, if different than as assumed, could have a material impact on our analyses and Opinion. We have assumed that there will be no developments with respect to any such matters that would have an adverse effect on Universal or the Merger or that otherwise would be meaningful in any respect to our analyses or Opinion. We express no opinion as to the financial forecasts, estimates and other information utilized in our analyses or the assumptions on which they are based.

In addition, we have assumed that there have been no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of Universal since the dates of the last financial statements made available to us. We have not made or obtained any independent evaluations, valuations or appraisals of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise) of Universal or any other entity, nor have we been furnished with such materials. We have not conducted nor have we assumed any obligation to conduct any physical inspection of the properties or facilities of Universal or any other entity. We also have not evaluated the solvency or fair value of Universal or any other entity under any state or federal laws relating to bankruptcy, insolvency or similar matters. In addition, we have not undertaken an independent evaluation of any actual or potential litigation, settlements, governmental or regulatory proceedings or investigations, possible unasserted claims or other contingent liabilities to which Universal or any other entity may be a party or subject. Our Opinion does not address any legal, tax, accounting or regulatory matters related to the Merger Agreement or the Merger, as to which we have assumed that Universal and the Board of Directors have received such advice from legal, tax, accounting and regulatory advisors as each has determined appropriate.

Our Opinion addresses only the fairness of the Merger Consideration from a financial point of view without regard to individual circumstances of specific holders (whether by virtue of control, voting or consent, liquidity, contractual arrangements or otherwise) that may distinguish such holders or the securities of Universal held by such holders, and our Opinion does not in any way address proportionate allocation or relative fairness among such holders, holders of any other securities of Universal or otherwise. We express no view as to any other aspect or implication of the Merger, including, without limitation, any guarantee or other agreement, arrangement or understanding entered into in connection with the Merger or otherwise. Our Opinion is necessarily based upon economic and market conditions and other circumstances as they exist and can be evaluated by us on the date hereof. It should be understood that although subsequent developments may affect our Opinion, we do not have any obligation to update, revise or reaffirm our Opinion and we expressly disclaim any responsibility to do so. In addition, as you are aware, the industry in which Universal operates and certain matters affecting Universal’s business (including the pricing of, and supply and demand for, specialty steel products and metals) and the securities of Universal have experienced and may continue to experience volatility and disruptions, and we express no view as to any potential effects of such volatility or disruptions on Universal or the Merger.

We have not considered any potential legislative or regulatory changes currently being considered or recently enacted by the United States or any foreign government, or any domestic or foreign regulatory body, or any changes in accounting methods or generally accepted accounting principles that may be adopted by the Securities and Exchange Commission, the Financial Accounting Standards Board, or any similar foreign regulatory body or board.

For purposes of rendering our Opinion, we have assumed in all respects relevant to our analyses that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without waiver thereof. We also have assumed that the final form of the Merger Agreement will be substantially similar to the execution version reviewed by us. We further have assumed that all governmental, regulatory and other consents and approvals contemplated by the Merger Agreement will be obtained and that in the course of obtaining any such consents or approvals no restrictions will be imposed or waivers made that would have an adverse effect on Universal or the Merger. In addition, we have assumed that the Merger will be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable state or federal statutes, rules and regulations.

It is understood that our Opinion is intended for the benefit and use of the Board of Directors (in its capacity as such) in its evaluation of the Merger Consideration. Our Opinion should not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. However, our Opinion may be reproduced in full in any proxy statement or similar document relating to the Merger that Universal is required to file under the Securities Exchange Act of 1934, as amended, and mail to securityholders of Universal. Our Opinion does not constitute a recommendation to the Board of Directors on whether or not to approve the Merger or to any securityholder or any other person as to how to vote or act with respect to the Merger or otherwise. We are not expressing any opinion as to the actual value, price or trading range of Universal Common Stock or any other securities of Universal following announcement or consummation of the Merger. We have not been requested to opine as to, and our Opinion does not in any manner address, Universal’s underlying business decision to effect the Merger or the relative merits of the Merger as compared to other business strategies or transactions that might be available to Universal. In addition, we have not been requested to opine as to, and our Opinion does not in any manner address, (i) the fairness of the amount or nature of the compensation to the officers, directors or employees, or class of such persons, of any parties to the Merger relative to the Merger Consideration or otherwise, (ii) the fairness of the Merger or the Merger Consideration to the holders of any class of securities, creditors or other constituencies of Universal or (iii) whether Aperam, Holdco or Merger Sub has sufficient cash, available lines of credit or other sources of funds to enable it to pay the Merger Consideration at the closing of the Merger.

The issuance of this Opinion was reviewed and approved by TD Cowen’s Fairness Opinion Review Committee.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Merger Consideration to be received by holders of Universal Common Stock (other than, as applicable, Aperam, Holdco, Merger Sub and their respective affiliates) pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

TD SECURITIES (USA) LLC

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.
600 MAYER STREET	VOTE BY INTERNET
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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	V59617-TBD	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

The Board of Directors recommends you vote FOR the following proposals:				For	Against	Abstain

1.  To adopt the Agreement and Plan of Merger, dated October 16, 2024 (as such agreement may be amended, modified or supplemented from time to time, the “Merger Agreement”), by and among Universal Stainless & Alloy Products, Inc., a Delaware corporation (“Universal”), Aperam US Holdco LLC, a Delaware limited liability company (“Parent”), and Aperam US Absolute LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub”), providing for the acquisition of Universal by Parent. Upon the terms and subject to the conditions of the Merger Agreement, including, without limitation, approval of this proposal by Universal’s stockholders, Parent will acquire Universal via the merger of Merger Sub with and into Universal, with the separate corporate existence of Merger Sub thereupon ceasing and Universal continuing as the surviving corporation and a wholly owned subsidiary of Parent.

				☐	☐	☐

2.  To approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Universal’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement.

				☐	☐	☐

3.  To approve the adjournment of the special meeting of Universal’s stockholders (the “Special Meeting”) to a later date or dates, if determined to be necessary or appropriate by the chairman of the Special Meeting, including, without limitation, to solicit additional proxies to approve the proposal to adopt the Merger Agreement if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

				☐	☐	☐

NOTE: Such other business as may properly come before the Special Meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement are available at www.proxyvote.com.

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V59618-TBD

Universal Stainless & Alloy Products, Inc.

Special Meeting of Stockholders

January 15, 2025 10:00 a.m. Eastern Time

This proxy is solicited on behalf of the Board of Directors

The stockholder(s) hereby appoint(s) Christopher M. Zimmer and John J. Arminas, or either of them, as proxies and attorneys-in-fact for the undersigned, each with the power to appoint his substitute, and hereby authorize(s) and empowers each of them to represent, to attend, and to vote, as designated on the reverse side of this proxy and in his discretion on any other matter, all of the shares of Common Stock of Universal Stainless & Alloy Products, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held by means of remote communications, which will be conducted virtually via live webcast at www.virtualshareholdermeeting.com/USAP2025SM, at 10:00 a.m. Eastern Time on January 15, 2025, and any adjournment or postponement thereof. The undersigned hereby revokes any previously submitted proxy with respect to the Special Meeting and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. The Board of Directors recommends that you vote “FOR” Proposals 1, 2 and 3.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE